                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                    NIAGARA MOHAWK HOLDINGS, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ORDINARY SHARES OF 10P EACH
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                312,239,950 SHARES
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                $8.08
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $666,045,282
                ----------------------------------------------------------
           (5)  Total fee paid:
                $398,317.85
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/X/        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                $398,317.85
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                333-47324
                ----------------------------------------------------------
           (3)  Filing Party:
                NEW NATIONAL GRID PLC
                ----------------------------------------------------------
           (4)  Date Filed:
                OCTOBER 4, 2000
                ----------------------------------------------------------

                                     [LOGO]

                         NIAGARA MOHAWK HOLDINGS, INC.
                            300 Erie Boulevard West
                            Syracuse, New York 13202

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE & TIME:            Friday, January 19, 2001, at 10:30 A.M. (EDT)

PLACE:                  The Onondaga County Convention Center
                        800 South State Street
                        Syracuse, New York 13202-3017

ITEM OF                 You will be asked to consider and vote on a proposal to
BUSINESS:               adopt the Agreement and Plan of Merger and Scheme of
                        Arrangement, dated as of September 4, 2000, by and among
                        National Grid Group plc, Niagara Mohawk Holdings, Inc., New
                        National Grid plc and Grid Delaware, Inc., as amended by the
                        First Amendment to the Agreement and Plan of Merger and
                        Scheme of Arrangement, dated as of December 1, 2000 (the
                        "Merger Agreement"), pursuant to which Niagara Mohawk would become a wholly owned subsidiary of New National Grid and a sister company of National Grid. The merger cannot occur
                        until, among other things, the Merger Agreement is adopted by holders of a majority of shares of Niagara Mohawk's
                        common stock outstanding on the record date.

                        The accompanying Proxy Statement/Prospectus contains
                        additional information about the proposed merger. A copy of the Merger Agreement is attached as Appendix A to the Proxy
                        Statement/Prospectus. Please read these materials carefully.

                        THE BOARD OF DIRECTORS HAS, BY A UNANIMOUS VOTE OF DIRECTORS
                        PRESENT, ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS
                        CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER,
                        AND HAS CONCLUDED THAT THE TERMS OF THE MERGER ARE IN YOUR
                        BEST INTERESTS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                        VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE:            The Board of Directors has fixed the close of business on
                        November 29, 2000 as the record date for the purpose of
                        determining shareholders who are entitled to vote at the
                        special meeting.

PROXY VOTING:           Shareholders of record may vote by mail, telephone or
                        on-line via the Internet.

                        Your vote is important to us. If you do attend and vote at the Special Meeting, your vote in person will supersede any earlier vote by proxy.

                        By Order of the Board of Directors

                        [/S/ KAPUA A. RICE]
                        Kapua A. Rice
                        Secretary

December 6, 2000

                THE PROXY SOLICITOR FOR THE SPECIAL MEETING IS:
                             D.F. KING & CO., INC.
                                77 WATER STREET
                               NEW YORK, NY 10005
                         CALL TOLL FREE: 1-800-928-0153

      NIAGARA MOHAWK HOLDINGS, INC.                            NEW NATIONAL GRID PLC
             PROXY STATEMENT                         PROSPECTUS FOR UP TO 312,239,950 ORDINARY
                                                                      SHARES

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of Niagara Mohawk Holdings, Inc., National Grid Group plc and New National Grid plc have agreed on a merger in which Niagara Mohawk would become a wholly owned subsidiary of New National Grid, a newly formed company which will become National Grid Group's holding company prior to the completion of the merger.

    IN THE MERGER YOU WILL RECEIVE IN EXCHANGE FOR EACH SHARE OF NIAGARA MOHAWK COMMON STOCK THAT YOU OWN CONSIDERATION OF $19.00 PER SHARE, IF THE DOLLAR VALUE OF THE AVERAGE CLOSING PRICE OF FIVE NATIONAL GRID GROUP ORDINARY SHARES DURING A SPECIFIED PERIOD SHORTLY BEFORE COMPLETION IS BETWEEN $32.50 AND $51.00. IN THE EVENT THAT THE DOLLAR VALUE OF THE AVERAGE CLOSING PRICE OF FIVE NATIONAL GRID GROUP ORDINARY SHARES DURING THE SPECIFIED PERIOD IS GREATER THAN $51.00, THE PER SHARE CONSIDERATION YOU WILL RECEIVE WILL INCREASE BY TWO-THIRDS OF THE PERCENTAGE OF THE INCREASE IN VALUE OVER $51.00. IN THE EVENT THAT THE DOLLAR VALUE OF THE AVERAGE CLOSING PRICE OF FIVE NATIONAL GRID GROUP ORDINARY SHARES DURING THE SPECIFIED PERIOD IS LESS THAN $32.50, THE PER SHARE CONSIDERATION YOU WILL RECEIVE WILL DECREASE BY TWO-THIRDS OF THE PERCENTAGE OF THE DECREASE IN VALUE BELOW $32.50. YOU WILL BE ABLE TO ELECT TO RECEIVE YOUR CONSIDERATION IN CASH, SHARES OF NEW NATIONAL GRID IN THE FORM OF AMERICAN DEPOSITARY SHARES OR AS A COMBINATION OF BOTH, SUBJECT TO THE AGGREGATE CASH CONSIDERATION PAID TO ALL NIAGARA MOHAWK SHAREHOLDERS BEING $1.015 BILLION. IF CASH ELECTIONS RECEIVED FROM ALL NIAGARA MOHAWK SHAREHOLDERS EXCEED $1.015 BILLION, NATIONAL GRID GROUP MAY, AT ITS SOLE DISCRETION, INCREASE THE CASH COMPONENT OF THE CONSIDERATION.

    The shareholders of Niagara Mohawk must adopt the merger agreement at their meeting for the merger to occur. The date, time and place of the Niagara Mohawk special meeting is as follows: January 19, 2001 at 10:30 a.m. local time, at the Onondaga Convention Center, 800 South State Street, Syracuse, New York. The merger is also subject to the approval of National Grid Group's shareholders.

    THE NIAGARA MOHAWK BOARD OF DIRECTORS HAS, BY A UNANIMOUS VOTE OF DIRECTORS PRESENT, ADOPTED AND APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND HAS CONCLUDED THAT THE TERMS OF THE MERGER ARE IN YOUR BEST INTERESTS. THE NIAGARA MOHAWK BOARD OF DIRECTORS RECOMMENDS YOU TO VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

    Niagara Mohawk's common stock is traded on the New York Stock Exchange under the symbol "NMK." National Grid Group's ordinary shares are, and New National Grid's ordinary shares will be, traded on the London Stock Exchange plc under the symbol "NGG." National Grid Group's ADSs are, and New National Grid's ADSs will be, traded on the New York Stock Exchange under the symbol "NGG."

    PLEASE SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF POTENTIAL RISKS INVOLVED IN THE MERGER.

    THIS PROXY STATEMENT/PROSPECTUS PROVIDES YOU WITH DETAILED INFORMATION ABOUT THE PROPOSED MERGER. WE URGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY BEFORE VOTING.
--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

    This proxy statement/prospectus is dated December 6, 2000 and is first being mailed to Niagara Mohawk shareholders on or about December 8, 2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This proxy statement/prospectus incorporates important business and financial information about each of Niagara Mohawk and National Grid Group that is not included in or delivered with this proxy statement/prospectus. This information is available without charge to you upon your written or oral request to (1) Niagara Mohawk Holdings, Inc., 300 Erie Boulevard West, Syracuse, New York 13202, Attention: Leon T. Mazur, Director, Investor Relations, Telephone number: (315) 428-5876 or (2) National Grid Group plc, 15 Marylebone Road, London NW1 5JD, United Kingdom, Attention: David Forward, Telephone number: 011 44 207 312 5860 or National Grid USA, 25 Research Drive, Westborough, Massachusetts 01582, Attention: Corporate Communications, Telephone number:
(508) 389-2591. IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, YOU SHOULD REQUEST THIS INFORMATION NO LATER THAN JANUARY 12, 2001. See "Where You Can Find More Information" beginning on page 21.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........      i
CURRENCIES AND EXCHANGE RATES...............................     ii
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      3
RISK FACTORS................................................      9
SELECTED HISTORICAL FINANCIAL INFORMATION OF NATIONAL GRID
  GROUP.....................................................     10
SELECTED HISTORICAL FINANCIAL INFORMATION OF NIAGARA
  MOHAWK....................................................     12
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................     13
COMPARATIVE PER SHARE DATA..................................     15
COMPARATIVE MARKET PRICE AND DIVIDEND DATA..................     18
WHERE YOU CAN FIND MORE INFORMATION.........................     21
NIAGARA MOHAWK SPECIAL MEETING, VOTING AND PROXIES..........     23
THE MERGER..................................................     25
THE MERGER AGREEMENT........................................     48
SCHEME OF ARRANGEMENT.......................................     66
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................     67
DESCRIPTION OF ORDINARY SHARES..............................     88
DESCRIPTION OF AMERICAN DEPOSITARY SHARES...................     96
COMPARISON OF RIGHTS OF NIAGARA MOHAWK SHAREHOLDERS AND NEW
  NATIONAL GRID SHAREHOLDERS................................    103
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    116
OTHER MATTERS...............................................    116
UK CIRCULAR.................................................    116
LEGAL MATTERS...............................................    116
EXPERTS.....................................................    116

ANNEX A Agreement and Plan of Merger and Scheme of Arrangement as amended
ANNEX B                 Opinion of Donaldson, Lufkin & Jenrette Securities
                        Corporation

                         CURRENCIES AND EXCHANGE RATES

    National Grid Group publishes its consolidated financial statements in pounds sterling. References in this proxy statement/prospectus to "US dollars," "US$," "$" or " CENTS" are to US currency and references to "pounds sterling," "L," "pounds," "pence" or "p" are to UK currency (there are 100 pence to each pound).

    The following table sets forth, for each period indicated, the high and low noon buying rates in New York City for cable transfers, as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"), for one pound sterling expressed in US dollars, the average Noon Buying Rate during the period, and the Noon Buying Rate at the end of the period:

                                                       SIX MONTHS
                                                          ENDED                   FISCAL YEAR ENDED MARCH 31,
                                                      SEPTEMBER 30,   ----------------------------------------------------
                                                          2000          2000       1999       1998       1997       1996
                                                      -------------   --------   --------   --------   --------   --------
High................................................      $1.60        $1.68      $1.72      $1.70      $1.71      $1.62
Low.................................................       1.40         1.55       1.60       1.58       1.49       1.50
Average.............................................       1.50         1.61       1.65       1.65       1.60       1.56
Period End..........................................       1.48         1.59       1.61       1.68       1.64       1.53

    On December 1, 2000, the Noon Buying Rate was L1.00 = $1.44.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT IS NATIONAL GRID GROUP?

A: National Grid Group is a holding company based in the United Kingdom.
    National Grid Group, through its principal subsidiary, The National Grid Company plc ("NGC"), owns and operates the high voltage transmission system in England and Wales. National Grid Group, through another subsidiary, National Grid USA, also has substantial transmission and distribution operations in the United States following its acquisitions of New England Electric System and Eastern Utilities Associates in early 2000. National Grid Group also has various telecommunications interests in Europe, the United States and Latin America, the most significant of which is a 34.6% interest in Energis plc, a company providing advanced broadband national communications and internet services to the UK business market and connecting most of the major cities in England and Wales.

Q: WHY ARE THE COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: The combination of Niagara Mohawk and National Grid Group will more than double the size of National Grid Group's US operations and will create the ninth largest electric utility in the United States with an electric customer base of approximately 3.3 million. The combined group will own and operate the most extensive transmission network (by miles) and be the second largest distribution business (by power delivered) in the New England/New York market. Building on National Grid Group's experience operating a transmission system in the competitive UK environment and integration skills demonstrated in the acquisition of New England Electric System and Eastern Utilities Associates, the combined group will focus on reducing costs, increasing the efficiency of Niagara Mohawk's core transmission and distribution operations and working with regulators to structure long term rate plans that benefit customers and shareholders.

    At the time the merger was announced, the merger consideration represented a 37% premium over the market price of Niagara Mohawk common stock on the last trading day on the New York Stock Exchange before announcement and a 36% premium to the three-month average closing price of Niagara Mohawk's common stock. You particularly should note that the extent of any premium at the time of the completion of the merger will depend on the market prices of Niagara Mohawk's common stock and National Grid Group's ordinary shares, which fluctuate on a daily basis.

Q: WHAT IS NEW NATIONAL GRID?

A: National Grid Group will propose to its shareholders that New National Grid, a newly formed company, become its holding company. In order to achieve this result, National Grid Group will implement a restructuring process known in the United Kingdom as a scheme of arrangement. The scheme of arrangement will be implemented prior to completion of the merger. Adoption of the holding company structure is subject to the approval of National Grid Group's shareholders and the sanction of the High Court in London, England. Consent must also be obtained from the Secretary of State for Trade and Industry in the United Kingdom as holder of the special share in National Grid Group. Following the merger, Niagara Mohawk will become a wholly owned subsidiary of New National Grid.

Q: WHAT HAPPENS IF NATIONAL GRID GROUP DOES NOT ADOPT THE HOLDING COMPANY
    STRUCTURE?

A: It is a condition to the completion of the merger that the holding company structure be implemented. However, the merger agreement provides that if National Grid Group determines that a structure that does not involve establishing a holding company through a scheme of arrangement would be preferable, or that the approval of the scheme of arrangement is uncertain, National Grid Group and Niagara Mohawk will negotiate in good faith to restructure the transaction, provided that the restructuring preserves the economic and tax benefits of the transaction for both parties.

Q: WHAT IS AN ADS?

A: An ADS, which stands for "American depositary share," is a security created to allow you to hold and trade more easily your ownership interest in New National Grid in the United States. New National

    Grid's ADSs will be quoted and traded in US dollars. Likewise, dividends on the ordinary shares underlying New National Grid's ADSs will be paid in US dollars. Each ADS you will receive will represent ownership of five ordinary shares of New National Grid.

    If you want to convert your ADSs into the underlying ordinary shares, this can be done at any time. Conversion can occur by contacting your broker or the financial institution which acts as depositary for the ADSs. A fee is charged by the depositary, initially $5.00 (or less) for every 100 ADSs you surrender, together with any transaction expenses, taxes or other governmental charges for any conversion.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this proxy statement/prospectus, please indicate on your proxy card how you want to vote and mail your signed and dated form in the enclosed postage-prepaid return envelope marked "Proxy" as soon as possible, or vote by telephone or on the Internet, so that your shares may be represented and voted at the Niagara Mohawk special meeting.

Q: WHEN WILL I ELECT TO RECEIVE CASH OR ADSS?

A: You cannot make your election at this time. A form of election and complete instructions for properly making an election to receive cash, ADSs or a combination of cash and ADSs will be mailed to you at a later date not more than 90 days nor less than 30 days before the anticipated day of the closing of the merger, which is currently expected to be in late 2001.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide these instructions, your shares will not be voted on the merger, which will have the same effect as voting against the merger.

Q: CAN I CHANGE MY VOTE AFTER HAVING SUBMITTED A VOTE?

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to Niagara Mohawk stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card (or vote by telephone or on the Internet). Third, you may attend the Niagara Mohawk special meeting and vote in person.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed we will send you written instructions explaining how to exchange your Niagara Mohawk common stock certificates.

Q: WILL I RECEIVE THE SPECIFIC AMOUNTS OF CASH AND SHARES THAT I ELECT?

A: You can elect to receive your consideration either in cash or ADSs, or a combination of both, subject to the aggregate cash consideration elected being $1.015 billion. If cash elections received from all Niagara Mohawk shareholders exceed $1.015 billion, National Grid Group may, at its sole discretion, increase the cash element of the consideration. If elections for one form of consideration exceed the amount of such form of consideration to be issued in the merger, all shareholders electing the oversubscribed form of consideration will receive, on a pro rata basis, some of the undersubscribed form of consideration.

Q: WHO CAN HELP ANSWER QUESTIONS?

A: If you have more questions about the special meeting, you should contact our Proxy Solicitor:

                             D.F. King & Co., Inc.
                                77 Water Street
                               New York, NY 10005
                         Call toll free: 1-800-928-0153

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS THE INFORMATION MOST SIGNIFICANT TO SHAREHOLDERS, BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO. SEE "WHERE YOU CAN FIND MORE INFORMATION." THE MERGER AGREEMENT AS AMENDED IS ATTACHED AS ANNEX A TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

THE COMPANIES

    NATIONAL GRID GROUP PLC
    15 Marylebone Road
    London NW1 5JD
    United Kingdom
    011 44 20 7312 5600

    National Grid Group was incorporated in England and Wales on April 1, 1989. Through its wholly owned subsidiary, NGC, National Grid Group's principal business in the United Kingdom is the transmission of electricity in England and Wales. National Grid Group derives the vast majority of its UK turnover (which is the US equivalent of operating revenues), and profit from charges for services provided by the transmission business. NGC owns and operates a transmission system consisting of approximately 4,500 miles of overhead lines and approximately 400 miles of underground cable together with substations at some 220 sites.

    NGC also owns and operates interconnectors which enable electricity to be transferred between England and Wales on the one hand, and Scotland and France on the other. In addition, NGC is responsible for the procurement of ancillary services which enable satisfactory voltage and frequency to be maintained on the transmission system.

    National Grid USA is a wholly owned subsidiary of National Grid Group. National Grid USA owns companies which deliver electricity to approximately
1.7 million customers in Massachusetts, Rhode Island and New Hampshire. These electricity delivery companies own and operate approximately 31,000 miles of transmission and distribution lines in New England.

    National Grid Group is a registered holding company under the US Public Utility Holding Company Act of 1935.

    National Grid Group also has various telecommunications interests in Europe, the United States and Latin America, the most significant of which is a 34.6% interest in Energis plc which, through its subsidiary Energis Communications Limited, provides advanced broadband national communications and internet services to the UK business market and connects most of the major cities in England and Wales.

    NEW NATIONAL GRID PLC
    15 Marylebone Road
    London NW1 5JD
    United Kingdom
    011 44 20 7312 5600

    New National Grid was incorporated in England and Wales on July 11, 2000. New National Grid does not currently conduct any business activities. Following the approval and implementation of the scheme of arrangement, New National Grid will be the holding company for National Grid Group. New National Grid's ordinary shares will be admitted to the Official List of the UK Listing Authority and traded on the London Stock Exchange and its ADSs will be listed on the New York Stock Exchange. Following the merger, New National Grid will also be the holding company for Niagara Mohawk. Upon completion of the scheme of arrangement, New National Grid will be a registered holding company under the US Public Utility Holding Company Act of 1935.

    NIAGARA MOHAWK HOLDINGS, INC.
300 Erie Boulevard West
    Syracuse, New York 13202
    (315) 474 1511

    In March 1999, Niagara Mohawk Power Corporation ("NMPC") was reorganized into a holding company structure, under which Niagara Mohawk became its holding company. As a result, Niagara Mohawk has two subsidiaries, (1) NMPC, which is primarily a regulated electric and gas utility, and (2) Opinac North
America, Inc. ("Opinac"), which is mainly involved in unregulated activities in the energy business. NMPC was organized in 1937 under the laws of New York State and is engaged principally in the regulated energy delivery business in New York State. NMPC provides electric service to more than 1,500,000 electric customers in upstate New York and sells, distributes, and transports natural gas to more than 540,000 gas customers in areas of central, northern and western New York State. NMPC comprises 98% of Niagara Mohawk's total assets and 94% of Niagara Mohawk's total revenues. Opinac and its subsidiaries consist of an energy marketing company and have investments in energy related and services businesses, a development stage telecommunications company (Telergy, Inc.) and a research and development company that has developed and intends to commercialize new fuel cell and battery technology (EVonyx, Inc.).

THE MERGER

    The merger will occur only if National Grid Group shareholders approve the merger, Niagara Mohawk shareholders adopt the merger agreement and all other requirements in the merger agreement are satisfied or waived. In the merger, Grid Delaware, Inc., a wholly owned subsidiary of New National Grid, will merge into Niagara Mohawk. As a result, Niagara Mohawk and National Grid Group will become wholly owned subsidiaries of New National Grid.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 25)

    In exchange for each share of Niagara Mohawk common stock, Niagara Mohawk shareholders will receive in the merger consideration of $19.00 per share, if the dollar value of the average closing price of five National Grid Group's ordinary shares on the London Stock Exchange for 20 trading days selected at random in the period of 40 consecutive trading days ending on the tenth trading day prior to the election deadline is between $32.50 and $51.00. In the event that the dollar value of the average closing price of five National Grid Group ordinary shares on the London Stock Exchange during that period is greater than $51.00, the per share consideration received by Niagara Mohawk shareholders will increase by two-thirds of the percentage of the increase in value over $51.00. In the event that the dollar value of the average closing price of five National Grid Group ordinary shares on the London Stock Exchange during that period is less than $32.50, the per share consideration received by Niagara Mohawk shareholders will decrease by two-thirds of the percentage of the decrease in value below $32.50. Niagara Mohawk shareholders will be able to elect to receive their consideration in cash, ADSs or as a combination of both, subject to the aggregate cash consideration paid being $1.015 billion. If cash elections received from Niagara Mohawk shareholders exceed $1.015 billion, National Grid Group may, at its sole discretion, increase the cash component of the consideration. If elections for one form of consideration exceed the amount of such form of consideration to be issued in the merger, all shareholders electing the oversubscribed form of consideration will receive, on a pro rata basis, some of the undersubscribed form of consideration.

THE NIAGARA MOHAWK SPECIAL MEETING (SEE PAGE 23)

    The Niagara Mohawk special meeting will be held at the Onondaga Convention Center, 800 South State Street, Syracuse, New York on Friday, January 19, 2001, at 10:30 a.m., local time. At the Niagara Mohawk special meeting, holders of record of shares of Niagara Mohawk's common stock will be asked to adopt the merger agreement.

THE RECORD DATE FOR VOTING (SEE PAGE 23)

    The close of business on November 29, 2000 has been fixed as the record date for determining if you are entitled to vote at the Niagara Mohawk special meeting. As of the record date, there were 160,239,818 shares of Niagara Mohawk's common stock outstanding.

REQUIRED VOTE; VOTING AND REVOCATION OF PROXIES (SEE PAGE 23)

    The approval by the holders of a majority of the shares of Niagara Mohawk's common stock outstanding on the record date is required to adopt the merger agreement. Each share outstanding on the record date is entitled to one vote. Shares represented by properly signed proxies (or voted by telephone or on the Internet) received in time for the Niagara Mohawk special meeting will be voted in the manner specified on the proxies. Properly signed proxies with no instructions will be voted "FOR" adoption of the merger agreement. A proxy may be revoked before it is voted by delivering a written statement of revocation to the Niagara Mohawk corporate secretary, submitting a later dated properly signed proxy (or voting later by telephone or on the Internet) or attending the Niagara Mohawk special meeting and voting in person.

NATIONAL GRID GROUP EXTRAORDINARY GENERAL MEETING IN RESPECT OF THE MERGER

    National Grid Group will convene an extraordinary general meeting in early 2001. At the meeting, a resolution will be proposed to approve the merger. To be passed, the resolution will require the approval of a majority of the votes cast in person or on a poll at the meeting.

NATIONAL GRID GROUP COURT MEETING AND EXTRAORDINARY GENERAL MEETING IN RESPECT
  OF THE SCHEME OF ARRANGEMENT

    A court meeting will be convened pursuant to an order of the High Court in London, England to enable National Grid Group shareholders to consider and approve the scheme of arrangement, which is the process under which New National Grid will be put in place as the holding company of National Grid Group. National Grid Group will also convene an extraordinary general meeting to enable its shareholders to consider and pass special resolutions to approve and implement the scheme of arrangement. National Grid Group anticipates that the court meeting and extraordinary general meeting will be held by the Fall of 2001.

    New National Grid will change its name to National Grid Group plc when the scheme of arrangement becomes effective.

HOW TO ELECT TO RECEIVE ADSS OR CASH IN EXCHANGE FOR YOUR NIAGARA MOHAWK SHARES
  (SEE PAGE 48)

    Holders of shares of Niagara Mohawk's common stock issued and outstanding immediately prior to the election deadline will be entitled to choose one of the options listed below:

    (1) to receive cash consideration for each share;

    (2) to receive ADS consideration for each share;

    (3) to exchange some of their shares for cash and some for ADSs; or

    (4) to indicate no preference as to the type of consideration.

    Niagara Mohawk shares for which no election as to the form of consideration has been made will be deemed to have elected cash or ADSs as determined by National Grid Group.

    A FORM OF ELECTION (AS DESCRIBED IN THIS DOCUMENT) AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, ADSS OR A COMBINATION OF CASH AND ADSS WILL BE MAILED TO NIAGARA MOHAWK SHAREHOLDERS UNDER SEPARATE COVER NOT MORE THAN 90 DAYS NOR LESS THAN 30 DAYS BEFORE THE ANTICIPATED DAY OF THE CLOSING OF THE MERGER, WHICH IS CURRENTLY EXPECTED TO BE IN LATE 2001.

RECOMMENDATIONS OF THE NIAGARA MOHAWK BOARD OF DIRECTORS CONCERNING THE MERGER
  (SEE PAGE 27)

    THE NIAGARA MOHAWK BOARD OF DIRECTORS HAS, BY A UNANIMOUS VOTE OF DIRECTORS PRESENT, ADOPTED AND APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND HAS CONCLUDED THAT THE TERMS OF THE MERGER ARE IN YOUR BEST INTERESTS. THE NIAGARA MOHAWK BOARD OF DIRECTORS RECOMMENDS YOU TO VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

OPINION OF NIAGARA MOHAWK FINANCIAL ADVISOR (SEE PAGE 28)

    Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, has acted as financial advisor to Niagara Mohawk in connection with the merger and has delivered to the Niagara Mohawk board of directors a written opinion, dated September 4, 2000, to the effect that, as of the date of the opinion, based on the matters stated in the opinion, and subject to the assumptions, limitations and qualifications set forth in its opinion, the consideration to be received by the shareholders of Niagara Mohawk pursuant to the merger agreement was fair to the shareholders from a financial point of view.

INTERESTS OF NIAGARA MOHAWK'S OFFICERS AND DIRECTORS (SEE PAGE 38)

    In considering the recommendation of the Niagara Mohawk board of directors that you vote in favor of the merger, you should be aware that certain Niagara Mohawk directors and officers have interests that provide them with interests in the merger that are different from the interests of Niagara Mohawk shareholders. In addition, directors and officers of Niagara Mohawk own shares and will be entitled to receive the merger consideration for their shares. See the discussion under "The Merger--Interests of Niagara Mohawk's Officers and Directors" on page 38. As of the record date, directors and executive officers of Niagara Mohawk and their affiliates owned less than 1% of the shares of Niagara Mohawk's common stock outstanding.

CONDITIONS TO THE COMPLETION OF THE MERGER (SEE PAGE 58)

    We will only complete the merger if the conditions described in the merger agreement are satisfied or waived. These conditions include, among other things:

    - the adoption of the merger agreement by Niagara Mohawk's shareholders and the approval of the merger by National Grid Group's shareholders;

    - the approval of the scheme of arrangement by National Grid Group's shareholders and the sanction by the High Court of Justice, London, England, of the scheme of arrangement on terms contemplated by the merger agreement;

    - the absence of any law or order restricting or prohibiting completion of the scheme of arrangement, the merger or related transactions;

    - the agreement by the UK Listing Authority to admit to its Official List the New National Grid ordinary shares represented by the ADSs and the approval for listing on the New York Stock Exchange of the ADSs;

    - the completion of the sale by Niagara Mohawk of its nuclear facilities or agreement by the parties with respect to an alternative arrangement and the receipt of all necessary approvals for that arrangement;

    - the receipt of all necessary governmental approvals;

    - the material accuracy of the representations and warranties and material performance of the covenants contained in the merger agreement; and

    - the delivery of written tax opinions from PricewaterhouseCoopers LLP and Bryan Cave LLP.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 60)

    We can jointly agree to terminate the merger agreement at any time before completing the merger. Subject to certain conditions, either National Grid Group or Niagara Mohawk may also terminate the merger agreement if:

    - we do not complete the merger by December 31, 2001, subject to an extension until March 31, 2002 if the merger is delayed solely because the required regulatory approvals (including approvals relating to sale or other arrangement for Niagara Mohawk's nuclear facilities) have not yet been obtained but Niagara Mohawk has entered into a binding definitive agreement for the sale of its nuclear facilities or the parties have agreed to consider an alternative arrangement with respect to these facilities; the termination date may be further extended to August 31, 2002 if the merger is delayed solely because the required nuclear approvals have not yet been obtained and the agreement for sale of the nuclear facilities or other arrangement remains in effect;

    - the shareholders of National Grid Group do not approve the merger or the shareholders of Niagara Mohawk do not adopt the merger agreement at their respective meetings;

    - legal restraints or prohibitions prevent the completion of the merger;

    - the other party commits a material breach of any of the representations, warranties or covenants it made or obligations it has under the merger agreement and the breaching party has not remedied the breach within 20 business days of written notice from the party seeking termination;

    - the other party's board of directors withdraws or modifies in any manner adverse to the terminating party its approval of the merger agreement, the merger, the scheme of arrangement or its recommendation to its shareholders; or

    - Niagara Mohawk's board of directors, based upon the written opinion of outside counsel and the written advice of its financial advisors, determines in good faith that, among other things, its fiduciary obligations make it necessary to accept a third-party acquisition proposal and the proposal is materially more favorable from a financial point of view to its shareholders, and Niagara Mohawk and its legal and financial advisors have given National Grid Group a reasonable opportunity to adjust the terms of the merger agreement so that the parties can proceed with the merger and have negotiated in good faith with National Grid Group with respect to any such adjustments; and concurrently with the termination, Niagara Mohawk pays certain termination fees required by the merger agreement.

    A termination fee of $150 million and expense reimbursements of up to $10 million may be payable if the merger agreement is terminated because a party's board of directors withdraws or modifies its recommendation to its shareholders that they adopt or approve the merger agreement, or Niagara Mohawk accepts an alternative acquisition proposal under certain circumstances. See pages 60 and 61 for further discussion.

ABSENCE OF DISSENTERS' RIGHTS (SEE PAGE 24)

    Under New York law, holders of shares of common stock of Niagara Mohawk are not entitled to exercise dissenters' rights with respect to the merger.

NEW YORK STOCK EXCHANGE, UK LISTING AUTHORITY AND LONDON STOCK EXCHANGE LISTING (SEE PAGE 42)

    New National Grid will apply to list the ADSs to be issued in the merger on the New York Stock Exchange. The approval of the ADSs for listing on the New York Stock Exchange is a condition to the completion of the merger. It is also a condition to the completion of the merger that the UK Listing Authority admit both the New National Grid ordinary shares represented by the ADSs and the New National Grid ordinary shares to be issued under the scheme of arrangement to listing on the Official List of the UK Listing Authority. New National Grid will also apply for the New National Grid ordinary shares to be admitted to trading on the London Stock Exchange.

REGULATORY MATTERS (SEE PAGE 62)

    Before the merger and the scheme of arrangement are completed, we must obtain a number of regulatory approvals. At the federal level in the United States, these approvals include approval of the Securities and Exchange Commission, the Federal Energy Regulatory Commission, and the Federal Communications Commission. Additionally, the merger must receive antitrust clearance from the Department of Justice and the Federal Trade Commission. At the state level in the United States, the required approvals include the New York Public Service Commission for the merger and the Vermont Public Service Board for the scheme of arrangement. Additionally, either or both of the Connecticut Department of Public Utility Control and the New Hampshire Public Utilities Commission may take jurisdiction over the transactions under certain circumstances. The scheme of arrangement requires the consent of the UK Secretary of State for Trade and Industry. Upon completion of the scheme of arrangement, New National Grid will register and be subject to regulation as a holding company under the US Public Utility Holding Company Act of 1935.

MATERIAL TAX CONSEQUENCES (SEE PAGE 42)

    ALL NIAGARA MOHAWK SHAREHOLDERS SHOULD READ CAREFULLY THE DISCUSSION UNDER "THE MERGER--MATERIAL TAX CONSEQUENCES" BEGINNING ON PAGE 42 AND ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL OR ANY OTHER APPLICABLE TAX LAWS.

COMPARISON OF RIGHTS OF NIAGARA MOHAWK SHAREHOLDERS AND NATIONAL GRID
  SHAREHOLDERS (SEE PAGE 103)

    In the merger, holders of Niagara Mohawk's common stock (other than holders who will receive only cash for their Niagara Mohawk common stock) will receive ADSs representing ordinary shares of New National Grid. There are many differences between the rights of a shareholder in Niagara Mohawk, a New York corporation, and the rights of a shareholder in New National Grid, an English corporation. We urge you to review the discussion under "Comparison of Rights of Niagara Mohawk Shareholders and New National Grid Shareholders" beginning on page 103 for a summary of these differences.

                                  RISK FACTORS

YOU MAY RECEIVE LESS THAN $19.00 WORTH OF NEW NATIONAL GRID ADSS AND/OR CASH FOR EACH SHARE OF NIAGARA MOHAWK COMMON STOCK YOU OWN.

    Under the merger agreement, the consideration you will receive for your Niagara Mohawk shares depends on the dollar value of the average closing price of National Grid Group's ordinary shares during a specified period shortly before closing. If the dollar value of the average closing price of five National Grid Group's ordinary shares on the London Stock Exchange during that period is between $32.50 and $51.00, you will receive $19.00 worth of consideration for each Niagara Mohawk share. However, volatility and price fluctuations in the stock market as a whole or changes in National Grid Group's results of operations may adversely affect the value of National Grid Group's shares. In addition, fluctuations in the exchange rate of the pound sterling against the dollar will affect the dollar value of the average closing price of National Grid Group's ordinary shares during the applicable time period. As a result, the dollar value of the average closing price of National Grid Group's ordinary shares may be significantly different during the applicable time period from its value today. If the dollar value of the average closing price of five National Grid Group ordinary shares during the applicable time period is below $32.50, the consideration you will receive for each Niagara Mohawk share you own will be decreased by two-thirds of the percentage of the decrease in value below $32.50.

        SELECTED HISTORICAL FINANCIAL INFORMATION OF NATIONAL GRID GROUP

    The following table sets forth selected financial information of National Grid Group for: (1) each of the five years ended March 31, 2000, which has been extracted or derived from the audited consolidated accounts of National Grid Group; and (2) the six months ended September 30, 2000 and September 30, 1999, which has been extracted or derived from the unaudited interim financial statements of National Grid Group. This selected financial information should be read in conjunction with the audited consolidated accounts of National Grid Group included in National Grid Group's annual report on Form 20-F for the year ended March 31, 2000 and the unaudited interim accounts of National Grid Group for the six months ended September 30, 2000 furnished on Form 6-K incorporated by reference in this proxy statement/prospectus.

                                                SIX MONTHS ENDED
                                                  SEPTEMBER 30,                          YEAR ENDED MARCH 31,
                                               -------------------   ------------------------------------------------------------
                                                 2000       1999       2000      1999(2)      1998(2)      1997(2)     1996(2)(3)
                                               --------   --------   --------   ----------   ----------   ----------   ----------
                                                                                (RESTATED)   (RESTATED)   (RESTATED)   (RESTATED)
                                                  LM         LM         LM          LM           LM           LM           LM
AMOUNTS IN ACCORDANCE WITH UK GAAP
GROUP PROFIT AND LOSS ACCOUNT
Group turnover--Continuing operations........  1,792.8      741.7    1,578.5      1,514.2      1,519.3      1,369.5      1,381.8
             --Acquisition...................       --(1)      --       36.2           --           --           --           --
             --Discontinued operations.......       --         --         --           --         90.1         88.0        105.2
                                               1,792.8      741.7    1,614.7      1,514.2      1,609.4      1,457.5      1,487.0
Operating costs..............................  (1,456.6)   (462.6)   (1,042.6)     (937.5)    (1,074.9)      (801.1)      (810.1)
Operating profit/(loss)--Continuing
  operations.................................    336.2      279.1      569.4        576.7        562.9        710.6        724.3
                   --Acquisition.............       --(1)      --        2.7           --           --           --           --
                   --Discontinued
  operations.................................       --         --         --           --        (28.4)       (54.2)       (47.4)
Operating profit of Group undertakings.......    336.2      279.1      572.1        576.7        534.5        656.4        676.9
Share of joint ventures' and associate's
  operating
  (loss)/profit..............................    (59.1)      (0.6)     (33.5)         0.7          1.3           --           --
Total operating profit-- Before exceptional
integration
                      costs and goodwill
amortization.................................    358.6      281.0      546.5        579.9        535.8        656.4        676.9
                   --Exceptional integration
  costs......................................    (46.8)        --         --           --           --           --           --
                   --Goodwill amortization...    (34.7)      (2.5)      (7.9)        (2.5)          --           --           --
                                                 277.1      278.5      538.6        577.4        535.8        656.4        676.9

Other exceptional items......................    132.1         --    1,027.3        839.2        107.1           --        (24.6)
Net interest.................................    (98.7)     (30.3)     (64.9)      (118.5)       (61.7)       (59.1)       (26.4)
                                               --------   --------   --------    --------     --------      -------     --------

Profit before taxation.......................    310.5      248.2    1,501.0      1,298.1        581.2        597.3        625.9
Taxation--Excluding exceptional items........    (38.5)     (64.6)    (123.1)      (120.3)      (133.5)      (176.2)      (194.2)
       --Exceptional items...................    143.3         --     (229.5)      (162.8)          --           --           --
                                                 104.8      (64.6)    (352.6)      (283.1)      (133.5)      (176.2)      (194.2)
                                               --------   --------   --------    --------     --------      -------     --------

Profit after taxation........................    415.3      183.6    1,148.4      1,015.0        447.7        421.1        431.7
Minority interests...........................     (2.7)        --         --           --           --           --           --
                                               --------   --------   --------    --------     --------      -------     --------
Profit for the period........................    412.6      183.6    1,148.4      1,015.0        447.7        421.1        431.7
Dividends--Ordinary..........................    (89.5)     (82.5)    (205.5)      (192.0)      (189.2)      (190.7)      (175.0)
        --Other..............................       --         --         --           --       (768.6)          --     (1,560.8)
                                                 (89.5)     (82.5)    (205.5)      (192.0)      (957.8)      (190.7)    (1,735.8)
                                               --------   --------   --------    --------     --------      -------     --------

Retained profit/(loss).......................    323.1      101.1      942.9        823.0       (510.1)       230.4     (1,304.1)
                                               --------   --------   --------    --------     --------      -------     --------

------------------------------

 (1) The operations of Eastern Utilities Associates (EUA), which was acquired on April 19, 2000, were integrated with the operations of New England Electric System on May 1, 2000. As a consequence, it is not possible to provide an indication of EUA's contribution to National Grid Group's results for the period.

 (2) The UK GAAP figures have been restated for the change in accounting policy relating to the capitalization of interest.

 (3) The UK GAAP figures have not been adjusted to reflect the adoption of Financial Reporting Standard 12, ``Provisions, Contingent Liabilities and Contingent Assets," during the year ended March 31, 1999.

                                             SIX MONTHS ENDED
                                               SEPTEMBER 30,                           YEAR ENDED MARCH 31,
                                            -------------------   ---------------------------------------------------------------
                                              2000       1999       2000      1999(1)      1998(1)     1997(1)(3)   1996(1)(2)(3)
                                            --------   --------   --------   ----------   ----------   ----------   -------------
AMOUNTS IN ACCORDANCE WITH UK GAAP                                           (RESTATED)   (RESTATED)   (RESTATED)    (RESTATED)
                                               LM         LM         LM          LM           LM           LM            LM
SUMMARY GROUP BALANCE SHEET
Fixed assets..............................  7,499.1    3,431.2    6,302.0      3,347.6      3,233.3     3,165.5         2,989.3
Current assets............................  2,499.5    1,744.1    2,464.8      1,746.3        384.0       368.2           385.8
                                            --------   --------   --------    --------     --------     -------        --------
Total assets..............................  9,998.6    5,175.3    8,766.8      5,093.9      3,617.3     3,533.7         3,375.1
Current liabilities.......................  (2,138.5)  (1,436.5)  (1,861.1)   (1,414.9)    (1,097.2)     (963.4)         (811.0)
Long-term creditors and provisions........  (4,572.0)  (1,680.5)  (3,961.6)   (1,726.5)    (1,395.7)     (952.0)       (1,281.7)
                                            --------   --------   --------    --------     --------     -------        --------

Net assets employed.......................  3,288.1    2,058.3    2,944.1      1,952.5      1,124.4     1,618.3         1,282.4
                                            ========   ========   ========    ========     ========     =======        ========
AMOUNTS IN ACCORDANCE WITH US GAAP
Net income................................    447.4      183.2    1,009.8      1,002.8        458.9
Total assets..............................  10,425.4   5,273.0    9,105.7      5,189.7      3,677.5
Long-term liabilities.....................  5,605.9    2,402.9    4,872.8      2,420.1      2,035.8
Shareholders' funds.......................  2,663.3    1,533.9    2,345.7      1,464.1        619.5
                                            --------   --------   --------    --------     --------

------------------------------

 (1) The UK GAAP figures have been restated for the change in accounting policy relating to the capitalization of interest.

 (2) The UK GAAP figures have not been adjusted to reflect the adoption of Financial Reporting Standard 12, "Provisions, Contingent Liabilities and Contingent Assets", during the year ended March 31, 1999.

 (3) US GAAP figures for 1996 and 1997 are not available.

          SELECTED HISTORICAL FINANCIAL INFORMATION OF NIAGARA MOHAWK

    The following table sets forth selected financial information of Niagara Mohawk for 1999 and of NMPC for each of the five years during the period ended December 31, 1999, which has been extracted or derived from the audited consolidated financial statements of Niagara Mohawk and NMPC and in respect of Niagara Mohawk, for the nine months ended September 30, 2000 and September 30, 1999, from the unaudited accounts of Niagara Mohawk for the nine months ended September 30, 2000 (Niagara Mohawk became the new holding company of NMPC in 1999). This selected historical financial information should be read in conjunction with, and is qualified in its entirety by reference to, such consolidated financial statements and their accompanying notes included in the annual report on Form 10-K of Niagara Mohawk and NMPC for the year ended December 31, 1999 and the unaudited interim accounts of Niagara Mohawk for the nine months ended September 30, 2000 filed on Form 10-Q, both of which are incorporated into this proxy statement/prospectus by reference. See "Where You Can Find More Information."

                                   NIAGARA MOHAWK            NIAGARA
                              -------------------------      MOHAWK           NIAGARA MOHAWK POWER CORPORATION
                                  NINE MONTHS ENDED        -----------    ----------------------------------------
                                    SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                              -------------------------    -------------------------------------------------------
                                 2000           1999         1999(2)        1999(2)         1998           1997
                              -----------    ----------    -----------    -----------    -----------    ----------
OPERATIONS: (000's)
Operating revenues..........  $ 3,339,683    $3,067,682    $ 4,084,186    $ 3,827,340    $ 3,826,373    $3,966,404
Net income (loss)...........       (2,520)      (16,922)       (35,088)        (2,061)      (120,825)      183,335
                              -----------    ----------    -----------    -----------    -----------    ----------
COMMON STOCK DATA:
Book value per share at
  period end................  $     16.98                  $     16.78               (3) $     16.92    $    18.89
Market price at period
  end.......................       15 3/4                     13 15/16               (3)      16 1/8        10 1/2
Ratio of market price to
  book value at period
  end.......................         92.8%                        83.1%              (3)        95.3%         55.6%
Basic and diluted earnings
  (loss) per average common
  share.....................  $     (0.01)   $     0.04    $     (0.19)              (3) $     (0.95)   $     1.01
Rate of return on common
  equity....................        (0.09)%                       (1.1)%             (3)        (5.3)%         5.5%
Dividends paid per common
  share.....................           --            --             --               (3)          --            --
CAPITALIZATION: (000's)
Common equity...............  $ 2,721,282                  $ 2,976,089    $ 2,785,171    $ 3,170,142    $2,727,527
Non-redeemable preferred
  stock.....................      440,000                      440,000        440,000        440,000       440,000
Mandatorily redeemable
  preferred stock...........       53,750                       61,370         61,370         68,990        76,610
Long-term debt..............    4,712,280                    5,042,588      5,042,588      6,417,225     3,417,381
                              -----------                  -----------    -----------    -----------    ----------
Total.......................    7,927,312                    8,520,047      8,329,129     10,096,357     6,661,518
Long-term debt maturing
  within one year...........      865,167                      613,740        613,740        312,240        67,095
                              -----------                  -----------    -----------    -----------    ----------
Total.......................  $ 8,792,479                  $ 9,133,787    $ 8,942,869    $10,408,597    $6,728,613
                              -----------                  -----------    -----------    -----------    ----------
OTHER BALANCE SHEET DATA:
  (000's)
Total assets................  $12,651,135                  $12,670,435    $12,445,608    $13,861,187    $9,584,141
FINANCIAL RATIOS:
EBITDA(4) (000's)...........                               $ 1,259,500    $ 1,262,500    $   990,500    $  961,500


                              NIAGARA MOHAWK POWER CORPORATION
                              ------------------------
                              YEAR ENDED DECEMBER 31,
                              ------------------------
                               1996(1)         1995
                              ----------    ----------
OPERATIONS: (000's)
Operating revenues..........  $3,990,653    $3,917,338
Net income (loss)...........     110,390       248,036
                              ----------    ----------
COMMON STOCK DATA:
Book value per share at
  period end................  $    17.91    $    17.42
Market price at period
  end.......................       9 7/8         9 1/2
Ratio of market price to
  book value at period
  end.......................        55.1%         54.5%
Basic and diluted earnings
  (loss) per average common
  share.....................  $     0.50    $     1.44
Rate of return on common
  equity....................         2.8%          8.4%
Dividends paid per common
  share.....................          --    $     1.12
CAPITALIZATION: (000's)
Common equity...............  $2,585,572    $2,513,952
Non-redeemable preferred
  stock.....................     440,000       440,000
Mandatorily redeemable
  preferred stock...........      86,730        96,850
Long-term debt..............   3,477,879     3,582,414
                              ----------    ----------
Total.......................   6,590,181     6,633,216
Long-term debt maturing
  within one year...........      48,084        65,064
                              ----------    ----------
Total.......................  $6,638,265    $6,698,280
                              ----------    ----------
OTHER BALANCE SHEET DATA:
  (000's)
Total assets................  $9,427,635    $9,477,869
FINANCIAL RATIOS:
EBITDA(4) (000's)...........  $  957,500    $  929,100

------------------------------

(1) Amounts include extraordinary item for the discontinuance of regulatory accounting principles.

(2) Amounts include extraordinary item for the early extinguishment of debt. See Note 4 to the Niagara Mohawk consolidated financial statements, which are incorporated herein by reference.

(3)  Niagara Mohawk owns all of NMPC's shares of common stock.

(4) A measure of cash flow which is calculated as: earnings before interest charges, interest income, income taxes, depreciation and amortization, amortization of nuclear fuel, allowance for funds used during construction, MRA regulatory asset amortization and extraordinary items.

     SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    National Grid Group, National Grid USA and Niagara Mohawk (the "Combined Group") have prepared the following Selected Unaudited Pro Forma Condensed Combined Financial Information to provide an indication of what the results of operations and financial position of the Combined Group might have looked like had the merger occurred on an earlier date. This information is provided for illustrative purposes only and does not show what the results of operations or financial position of the Combined Group would have been if the merger had actually occurred on the dates indicated. This information also does not indicate what the Combined Group's future operating results or consolidated financial position will be. See "Unaudited Pro Forma Condensed Combined Financial Information" for a more detailed explanation of this analysis.

BASIS OF PREPARATION

    Niagara Mohawk's financial statements will continue to be prepared in accordance with US GAAP. The Selected Unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with UK GAAP which differs in some significant respects from US GAAP. In the pro forma financial information, Niagara Mohawk's financial position and results of operations have been adjusted to UK GAAP and translated into pounds sterling, as described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information contained under "Unaudited Pro Forma Condensed Combined Financial Information".

    National Grid Group intends to account for the merger using the acquisition method of accounting under UK GAAP and the merger qualifies for the purchase method of accounting under US GAAP. The pro forma financial information has been prepared on that basis.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT INFORMATION

    The Selected Unaudited Pro Forma Condensed Combined Income Statement Information assumes that the merger took place on April 1, 1999, the first day of the earliest financial period of National Grid Group presented in the Unaudited Pro Forma Condensed Combined Financial Information, and reflects continuing operations only. The Selected Unaudited Pro Forma Condensed Combined Income Statement Information for the year ended March 31, 2000 is derived from the audited historical consolidated profit and loss account of National Grid Group for the year then ended and the audited historical consolidated income statements of National Grid USA and Niagara Mohawk for the year ended
December 31, 1999, after giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information under "Unaudited Pro Forma Condensed Combined Financial Information." The Selected Unaudited Pro Forma Condensed Combined Income Statement Information for the six months ended September 30, 2000 is derived from the unaudited historical consolidated profit and loss account of National Grid Group for the six months then ended and the unaudited historical cost income statement of Niagara Mohawk for the six months ended June 30, 2000 after giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information under "Unaudited Pro Forma Condensed Combined Financial Information."

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET INFORMATION

    The Selected Unaudited Pro Forma Condensed Combined Balance Sheet Information assumes that the merger took place on September 30, 2000. The Selected Unaudited Pro Forma Condensed Combined Balance Sheet Information as at September 30, 2000 is derived from the unaudited historical consolidated balance sheets of National Grid Group and Niagara Mohawk as at September 30, 2000 and has been prepared to reflect the acquisition of Niagara Mohawk after giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information under "Unaudited Pro Forma Condensed Combined Financial Information."

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT INFORMATION

                                                              COMBINED GROUP
                                                                PRO FORMA
                                                                SIX MONTHS     COMBINED GROUP
                                                                  ENDED          PRO FORMA
                                                              SEPTEMBER 30,      YEAR ENDED
                                                                   2000        MARCH 31, 2000
                                                              --------------   --------------
                                                                    LM               LM
UK GAAP
Turnover....................................................     3,219.6          5,445.6
Total operating profit......................................       442.1          1,018.6
Profit for the period.......................................       395.0          1,049.6

Basic earnings per National Grid Group ordinary share.......        23.0p            61.1p
Basic earnings per National Grid Group ordinary share
  (adjusted)(1).............................................        11.6p            17.2p

US GAAP
Profit for the period.......................................       419.7            912.7

Basic earnings per National Grid Group ordinary share.......        24.4p            53.1p
Basic earnings per National Grid Group ADS..................       122.0p           265.7p

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET INFORMATION

                                                                COMBINED GROUP
                                                                 PRO FORMA AT
                                                                SEPTEMBER 30,
                                                                     2000
                                                              ------------------
                                                                      LM
UK GAAP
Fixed assets................................................            11,881.0
Current assets..............................................             6,845.5
                                                              ------------------
Total assets................................................            18,726.5
Current liabilities.........................................            (3,177.2)
Long-term creditors and provisions..........................           (10,556.2)
                                                              ------------------
Net assets..................................................             4,993.1
                                                              ==================
US GAAP
Total assets................................................            19,829.1
Long-term liabilities.......................................            12,265.9
Shareholders' funds.........................................             4,034.7
                                                              ------------------

------------------------

(1) As permitted under UK GAAP, an adjusted earnings per share has also been presented (which excludes exceptional items and goodwill amortization), in order to provide an additional measure of underlying performance. In accordance with US GAAP, earnings per share has been presented without adjustment for exceptional items or goodwill amortization.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain per share data of the Combined Group, National Grid Group, and Niagara Mohawk on both historical and pro forma combined bases and on a pro forma equivalent basis for Niagara Mohawk. The historical data as of September 30, 2000 and for the six months then ended in respect of National Grid Group, the historical data as of September 30, 2000 and for the six months ended June 30, 2000 in respect of Niagara Mohawk, the Niagara Mohawk pro forma equivalent per share data and the Combined Group Pro forma amounts for all periods presented below are unaudited. The pro forma equivalent per share data for Niagara Mohawk has been determined based on the ADS portion of the merger consideration (assuming all shares of Niagara Mohawk receive equal proration of cash and ADSs) of 0.31 National Grid Group ADSs, representing 1.529 National Grid Group ordinary shares (based upon an assumed per share merger consideration equal to $19.00 and assuming a price per National Grid Group ordinary share of L5.60, the closing price of National Grid Group's ordinary shares on September 4, 2000, and an exchange rate of $1.48 to L1.00, the Noon Buying Rate on September 30, 2000) for each share of Niagara Mohawk common stock.

    This table should be read in conjunction with the historical financial statements and pro forma financial information, and the related notes thereto, incorporated by reference in this proxy statement/ prospectus or appearing elsewhere herein. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Information." Unaudited pro forma condensed combined data and Niagara Mohawk pro forma equivalent per share data reflect the combined results, in respect of continuing operations only, for the Combined Group, after giving effect to the merger (including the issuance of the merger consideration), as if it had occurred on September 30, 2000, in the case of book value data, and on April 1, 1999, in the case of earnings and dividend data.

    The pro forma data does not reflect potential cost savings or potential synergistic benefits and enhancements anticipated by National Grid Group's management as a result of the merger. See "Unaudited Pro Forma Condensed Combined Financial Information." The unaudited pro forma financial data is presented for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred had the merger presented in the Unaudited Pro Forma Condensed Combined Financial Information been completed on the dates indicated, nor are they indicative of future operating results or financial position. Pro forma dividend per share amounts represent the aggregate of the actual historical dividends paid by National Grid Group and Niagara Mohawk divided by the estimated pro forma number of outstanding ordinary shares following the merger. The pro forma dividend per share amounts are not necessarily indicative of the actual dividends that will be paid following the merger.

    In the following table, as permitted under UK GAAP, a pro forma earnings per share has also been presented, which excludes the impact of exceptional items and goodwill amortization, to provide an additional measure of underlying performance. In accordance with US GAAP, earnings per share has been presented based on US GAAP earnings of the Combined Group, without adjustment for the impact of the exceptional items or goodwill amortization. The inclusion of the exceptional items (as defined under

UK GAAP) and goodwill amortization has resulted in US GAAP basic earnings per share being increased or (decreased) by the following amounts:

                                                                 SIX MONTHS ENDED
                             YEAR ENDED MARCH 31, 2000          SEPTEMBER 30, 2000
                            ----------------------------   ----------------------------
                              COMBINED     NATIONAL GRID     COMBINED     NATIONAL GRID
                               GROUP           GROUP          GROUP           GROUP
                            PRO FORMA(1)    HISTORICAL     PRO FORMA(1)    HISTORICAL
                            ------------   -------------   ------------   -------------
                             P       $           P          P       $           P
Per ordinary share
  Exceptional items.......  46.3    0.75       54.0        15.6    0.23       18.1
  Goodwill amortization...  (4.2)  (0.07)      (0.5)       (2.7)  (0.04)      (2.8)

------------------------

(1) The Combined Group Pro forma amounts have been translated into US dollars for convenience at rates of $1.61 to L1.00 for the year ended March 31, 2000 and $1.50 to L1.00 for the six months ended September 30, 2000, the average Noon Buying Rate for the respective periods.

                                          COMBINED           NIAGARA
                                            GROUP             MOHAWK              NIAGARA          NATIONAL GRID
                                        PRO FORMA(3)        PRO FORMA              MOHAWK              GROUP
                                        -------------       EQUIVALENT           HISTORICAL         HISTORICAL
                                          MARCH 31,     ------------------   ------------------   ---------------
YEAR ENDED:                                 2000        DECEMBER 31, 1999    DECEMBER 31, 1999    MARCH 31, 2000
-----------                             -------------   ------------------   ------------------   ---------------
                                          P       $             $                    $                   P
AMOUNTS UNDER UK GAAP
Earnings per ordinary/common share
  Basic...............................    61.1   0.98          1.50                 (0.38)                78.0
  Diluted.............................    58.2   0.94          1.43                 (0.38)                73.4

Earnings per ordinary/common share
  (adjusted)(1)
  Basic...............................    17.2   0.28          0.42                 (0.38)                24.3
  Diluted.............................    17.2   0.28          0.42                 (0.38)                23.8

Dividends per ordinary/common share...   11.88   0.19            --                    --                13.94

Book value per ordinary/common
  share...............................                                                                   195.9

AMOUNTS UNDER US GAAP
Earnings per ordinary/common share
  Basic...............................    53.1   0.85          1.31                 (0.19)(2)             68.6
  Diluted.............................    50.8   0.82          1.25                 (0.19)(2)             64.7

Earnings per ADS
  Basic...............................   265.7   4.28          6.54                                      342.8
  Diluted.............................   253.9   4.09          6.25                                      323.4

Book value per ordinary/common
  share...............................                                              16.78                158.0

------------------------

(1) As permitted under UK GAAP, an adjusted earnings per share has also been presented (which excludes exceptional items and goodwill amortization), in order to provide an additional measure of underlying performance. In accordance with US GAAP, earnings per share has been presented without adjustment for exceptional items or goodwill amortization.

(2) Under US GAAP, the Niagara Mohawk basic and diluted earnings per share figures are shown after the effect of the extraordinary item.

(3) The Combined Group Pro forma amounts have been translated into US dollars for convenience, at a rate of $1.61 to L1.00, the average Noon Buying Rate during the year ended March 31, 2000.

                                                               NIAGARA
                                               COMBINED         MOHAWK      NIAGARA     NATIONAL GRID
                                                 GROUP        PRO FORMA      MOHAWK         GROUP
                                             PRO FORMA(4)     EQUIVALENT   HISTORICAL     HISTORICAL
                                            ---------------   ----------   ----------   --------------
                                             SEPTEMBER 30,     JUNE 30,     JUNE 30,    SEPTEMBER 30,
SIX MONTHS ENDED:                                2000            2000         2000           2000
-----------------                           ---------------   ----------   ----------   --------------
                                               P        $         $            $              P
AMOUNTS UNDER UK GAAP
Earnings per ordinary/common share
  Basic...................................    23.0    0.35       0.53        (0.02)            28.0
  Diluted.................................    22.0    0.33       0.50        (0.02)            26.5

Earnings per ordinary/common share
  (adjusted)(1)
  Basic...................................    11.6    0.17       0.26        (0.02)            14.8
  Diluted.................................    11.3    0.17       0.26        (0.02)            14.3

Dividends per ordinary/common share.......    5.17    0.08       0.12           --             6.05

Book value per ordinary/common share......   266.2    3.99       6.10        20.22(3)         217.8

AMOUNTS UNDER US GAAP

Earnings per ordinary/common share
  Basic...................................    24.4    0.37       0.56        (0.03)(2)         30.3
  Diluted.................................    23.3    0.35       0.53        (0.03)(2)         28.7

Earnings per ADS
  Basic...................................   122.0    1.83       2.80                         151.7
  Diluted.................................   116.7    1.75       2.68                         143.3

Book value per ordinary/common share......   233.3    3.50       5.35        16.98(3)         179.4

------------------------

(1) As permitted under UK GAAP, an adjusted earnings per share has also been presented (which excludes exceptional items and goodwill amortization), in order to provide an additional measure of underlying performance. In accordance with US GAAP, earnings per share has been presented without adjustment for exceptional items or goodwill amortization.

(2) Under US GAAP, the Niagara Mohawk basic and diluted earnings per share figures are shown after the effect of the extraordinary item.

(3) The book values per share given for Niagara Mohawk are as at September 30, 2000.

(4) The Combined Group Pro forma amounts have been translated into US dollars for convenience at a rate of $1.50 to L1.00, the average Noon Buying Rate during the six months ended September 30, 2000.

                   COMPARATIVE MARKET PRICE AND DIVIDEND DATA

MARKET PRICE DATA

    National Grid Group's ADSs are listed for trading on the New York Stock Exchange, and New National Grid ADSs will be listed for trading on the New York Stock Exchange, under the symbol "NGG." National Grid Group's ordinary shares are listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange, and New National Grid ordinary shares will be listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange, under the symbol "NGG." Niagara Mohawk's common stock is listed for trading on the New York Stock Exchange under the symbol "NMK."

    The table below sets forth for the calendar quarters indicated, (1) the highest and lowest closing middle-market quotations for National Grid Group ordinary shares, as derived from the Daily Official List of the London Stock Exchange, and the ADS equivalent of these prices, or where available the actual ADS high and low closing sale price on the New York Stock Exchange, and (2) the range of high and low closing sale prices for Niagara Mohawk's common stock on the New York Stock Exchange.

                                                                 NATIONAL                                     NIAGARA
                                           NATIONAL             GRID GROUP             NATIONAL               MOHAWK
                                          GRID GROUP                ADS               GRID GROUP              COMMON
                                        ORDINARY SHARES        EQUIVALENT(1)         ADS ACTUAL(2)           STOCK(4)
                                      -------------------   -------------------   -------------------   -------------------
                                        HIGH       LOW        HIGH       LOW        HIGH       LOW        HIGH       LOW
                                         P          P          $          $          $          $          $          $
                                      --------   --------   --------   --------   --------   --------   --------   --------
1997
  First quarter.....................   217.00     202.00     17.43      16.88         --         --      11.13       8.38
  Second quarter....................   233.50     206.50     18.92      17.02         --         --       9.00       8.13
  Third quarter.....................   286.50     233.00     23.09      19.31         --         --      10.06       8.31
  Fourth quarter....................   302.00     277.00     25.38      23.07         --         --      10.50       9.19

1998
  First quarter(3)..................   353.00     268.00     29.59      21.85         --         --      13.50      10.25
  Second quarter....................   404.00     359.00     33.73      29.29         --         --      14.94      11.19
  Third quarter.....................   462.50     403.00     39.19      33.78         --         --      16.13      15.00
  Fourth quarter....................   505.50     375.75     42.14      31.93         --         --      16.38      14.06

1999
  First quarter.....................   552.75     416.00     45.51      33.78         --         --      16.44      13.38
  Second quarter....................   468.00     416.50     37.56      33.23         --         --      16.06      13.25
  Third quarter.....................   451.00     388.50     35.23      31.29         --         --      16.06      14.81
  Fourth quarter (to October 7,
    1999)...........................   464.25     419.50     38.42      34.71         --         --      15.75      15.19
  Fourth quarter (from October 8,
    1999)...........................   514.50     423.75        --         --      41.00      36.00      16.19      13.44

2000
  First quarter.....................   597.00     422.00        --         --      48.13      34.25      13.88      11.00
  Second quarter....................   557.00     479.50        --         --      43.75      37.50      14.75      13.38
  Third quarter.....................   594.50     517.50        --         --      43.25      37.75      15.88      12.56
  Fourth quarter (through
    December 1, 2000)...............  646.00     568.00         --         --     47.88      41.75      16.69      15.44

------------------------

(1) To obtain the ADS equivalent prices, the reported high and low prices for National Grid Group ordinary shares expressed in pence per National Grid Group ordinary share have been translated into US dollars per ADS (each representing five ordinary shares) by multiplying the pence per ordinary share by five and converting that amount in dollars at the Noon Buying Rate (divided by 100 and rounded to the second decimal place) on the dates of such respective high and low prices.

(2) National Grid Group ADSs were listed on the New York Stock Exchange on October 7, 1999 and actual ADS prices are given from that date.

(3) In February 1998, National Grid Group completed a 17 for 20 share consolidation as part of a capital restructuring.

(4) Niagara Mohawk common stock has been traded on the New York Stock Exchange since March 19, 1999. Prior to that date, the market prices refer to NMPC's common stock.

SHARE AND EQUIVALENT PER ADS DATA

    The information presented in the table below shows, as of the dates indicated, closing prices for National Grid Group ordinary shares, National Grid Group's ADSs and Niagara Mohawk common stock, as well as the ADS equivalent value of each share of Niagara Mohawk's common stock.

                                                NATIONAL      NATIONAL
                                               GRID GROUP    GRID GROUP   NIAGARA MOHAWK     NIAGARA MOHAWK
                                                CLOSING       CLOSING        CLOSING               ADS
                                              SHARE PRICE    ADS PRICE     SHARE PRICE     EQUIVALENT VALUE(3)
                                              ------------   ----------   --------------   -------------------
Last trading day before announcement(1).....        L5.60      $41.75         $13.88             $19.00

December 1, 2000(2).........................         6.17       44.25          16.50              19.00

------------------------

(1) September 1, 2000, the last trading day on the New York Stock Exchange prior to the public announcement of the merger, for National Grid Group ADSs and Niagara Mohawk common stock and September 4, 2000, the last trading day on the London Stock Exchange prior to the public announcement of the merger, for National Grid Group's ordinary shares.

(2) The most recent date for which it was practicable to obtain market price data before the printing of this proxy statement/prospectus.

(3) On September 4, 2000, the US dollar value of five National Grid Group's ordinary shares would have been $40.88 based on the Noon Buying Rate on September 1, 2000 (the last day prior to September 4, 2000 on which the Noon Buying Rate was calculated). On December 1, 2000, the US dollar value of five National Grid Group ordinary shares would have been $44.42 based on the Noon Buying Rate on that date.

    NIAGARA MOHAWK SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE NATIONAL GRID GROUP ADSS, NATIONAL GRID GROUP ORDINARY SHARES AND NIAGARA MOHAWK COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF NATIONAL GRID GROUP ADSS, NATIONAL GRID GROUP ORDINARY SHARES OR NIAGARA MOHAWK COMMON STOCK AT THE TIME OF THE MERGER.

    On the Niagara Mohawk record date, there were approximately 48,194 holders of record of Niagara Mohawk common stock.

DIVIDENDS

    NATIONAL GRID GROUP. The table below shows the amounts of cash dividends in respect of National Grid Group ordinary shares and ADSs for each of the five most recent fiscal years, excluding dividends paid as part of the capital reconstruction which occurred during the fiscal year ended March 31, 1998.

                                                         YEAR ENDED MARCH 31,
                                    ---------------------------------------------------------------
                                      2001       2000       1999       1998       1997     1996(1)
PENCE PER SHARE (P)                    P          P          P          P          P          P
-------------------                 --------   --------   --------   --------   --------   --------
Interim...........................    6.05       5.59       5.25       4.83       4.45       4.11
                                     =====
Final.............................               8.35       7.82       7.24       6.68       6.16
                                                -----      -----      -----      -----      -----

Total ordinary dividends..........              13.94      13.07      12.07      11.13      10.27
Special dividend..................                 --         --      44.70         --         --
                                                -----      -----      -----      -----      -----
                                                13.94      13.07      56.77      11.13      10.27
                                                =====      =====      =====      =====      =====
US DOLLAR PER ADS(2)                  $          $          $          $          $          $
----------------------------------
Interim...........................    0.45       0.46       0.43       0.39       0.36       0.31
                                     =====
Final.............................               0.63       0.63       0.62       0.54       0.48
                                                -----      -----      -----      -----      -----

Total ordinary dividends..........               1.09       1.06       1.01       0.90       0.79
Special dividend..................                 --         --       3.64         --         --
                                                -----      -----      -----      -----      -----
Total dividends...................               1.09       1.06       4.65       0.90       0.79
                                                =====      =====      =====      =====      =====

------------------------

(1) In addition to the cash dividends paid which are shown in the above table, cash and demerger dividends totaling L1,110.8 million and L450.0 million respectively were paid as part of the capital reconstruction which occurred during the year ended March 31, 1996.

(2) Translated into US dollars per ADS (each ADS representing five ordinary shares) at the Noon Buying Rate on the dates the dividends were paid, or at L1=$1.48 in respect of the 2001 interim dividend which has not yet been paid.

    National Grid Group announced a new dividend policy on November 21, 2000. Under the new dividend policy, National Grid Group aims to increase dividends per share by 5% real in each of the next five years.

    As dividends paid by New National Grid will be in pounds sterling, exchange rate fluctuations will affect the US dollar amounts received by holders of ADSs on conversion by The Bank of New York, the Depositary, of such cash dividends. See "Currencies and Exchange Rate," "The Merger--Material Tax Consequences," "Description of Ordinary Shares--Dividends and Other Distributions" and "Description of American Depositary Shares--Share Dividends and Other Distributions."

    NIAGARA MOHAWK. Niagara Mohawk has never paid a dividend on its common stock. Prior to the formation of the holding company, NMPC has not paid a dividend on its common stock since December 31, 1995.

                      WHERE YOU CAN FIND MORE INFORMATION

    Niagara Mohawk and National Grid Group are, and upon completion of the scheme of arrangement New National Grid will be, subject to the informational requirements of the Securities Exchange Act of 1934.

    Niagara Mohawk files annual, quarterly and special reports, proxy statements and other information with the SEC. National Grid Group files annual reports and other information with the SEC. You may read and copy any reports, statements or other information filed by Niagara Mohawk or National Grid Group at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Niagara Mohawk's SEC filings are also available to the public at the web site maintained by the SEC at http://www.sec.gov. National Grid Group ADSs and Niagara Mohawk common stock are listed on the New York Stock Exchange, and consequently, the periodic reports and other information filed by National Grid Group and periodic reports and other information filed by Niagara Mohawk with the SEC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The primary market for National Grid Group ordinary shares is the London Stock Exchange.

    New National Grid has filed with the SEC a registration statement on Form F-4 to register the ordinary shares to be issued by it to holders of Niagara Mohawk common stock in the merger. This proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of New National Grid, as well as being a proxy statement of Niagara Mohawk.

    As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Statements contained or incorporated by reference in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such contract or other document so filed, each such statement being qualified in all respects by the reference.

    The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.

NIAGARA MOHAWK SEC FILINGS (FILE NO. 0-25595 AND 1-2987)                             PERIOD
--------------------------------------------------------   -----------------------------------------------------------
Annual Report on Form 10-K............................     Fiscal year ended December 31, 1999
Quarterly Reports on Form 10-Q........................     Fiscal quarters ended March 31, 2000, June 30, 2000 and
                                                            September 30, 2000
Current Reports on Form 8-K............................    Filed May 1, 2000, June 2, 2000, July 31, 2000,
                                                            September 13, 2000 and October 27, 2000
Proxy Statement........................................    Year 2000 Annual Meeting

NATIONAL GRID GROUP SEC FILINGS (FILE NO. 1-4315)                                    PERIOD
 ------------------------------------------------------    -----------------------------------------------------------
Annual Report on Form 20-F............................     Fiscal year ended March 31, 2000
Reports of Foreign Private Issuer on Form 6-K..........    Furnished on April 4, 2000, May 3, 2000, May 23, 2000,
                                                            June 2, 2000, July 7, 2000, July 11, 2000, August 2, 2000,
                                                            September 1, 2000, September 5, 2000, September 28, 2000,
                                                            September 29, 2000, October 30, 2000, November 21, 2000
                                                            and December 4, 2000

    Niagara Mohawk also incorporates by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/prospectus to the date of the Niagara Mohawk shareholders' meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. New National Grid also incorporates by reference into this proxy statement/prospectus additional documents that may be filed with the SEC from the date of this proxy statement/prospectus to the date of the consummation of the transaction. These include periodic reports, such as Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K, of National Grid Group filed with the SEC.

    Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any other subsequently filed incorporated document modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this proxy statement/prospectus.

    EACH OF NIAGARA MOHAWK AND NATIONAL GRID GROUP HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO (1) NIAGARA MOHAWK HOLDINGS, INC., 300 ERIE BOULEVARD WEST, SYRACUSE, NEW YORK 13202, ATTENTION:
LEON T. MAZUR, DIRECTOR, INVESTOR RELATIONS, (315) 428-5876 OR (2) NATIONAL GRID GROUP PLC, 15 MARYLEBONE ROAD, LONDON NW1 5JD, UNITED KINGDOM, ATTENTION: DAVID FORWARD, TELEPHONE NUMBER: 011 44 207 312 5860 OR NATIONAL GRID USA,
25 RESEARCH DRIVE, WESTBOROUGH, MASSACHUSETTS 01582, ATTENTION: CORPORATE COMMUNICATIONS, TELEPHONE NUMBER: (508) 389-2591. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY SUCH DOCUMENTS IN ADVANCE OF THE NIAGARA MOHAWK SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY JANUARY 12, 2001.

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/ PROSPECTUS TO VOTE ON THE TRANSACTIONS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS AS SHOWN ON THE FRONT COVER, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ADSS IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                            ------------------------

FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus contains certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of the safe-harbor provisions of the US federal securities laws. Because these forward-looking statements are subject to risks and uncertainties, actual future results may differ materially from those expressed in or implied by the statements. Many of these risks and uncertainties relate to factors that are beyond the companies' ability to control or estimate precisely, such as the ability to obtain expected synergies from the merger, delays in obtaining or adverse conditions contained in regulatory approvals, competition and industry restructuring, changes in economic conditions, changes in energy market prices, changes in historical weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments, the availability of new acquisition opportunities, the timing and success of future acquisition opportunities and other risk factors detailed in National Grid Group's and Niagara Mohawk's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of these materials.

               NIAGARA MOHAWK SPECIAL MEETING, VOTING AND PROXIES

DATE, TIME AND PLACE; PURPOSE

    The special meeting of Niagara Mohawk shareholders will be held at 10:30 a.m. local time, on Friday, January 19, 2001 at the Onondaga Convention Center, 800 South State Street, Syracuse, New York. At the special meeting, Niagara Mohawk shareholders of record will be asked to consider and vote upon a proposal to adopt the merger agreement.

RECORD DATE

    The close of business on November 29, 2000 has been fixed as the record date for the determination of Niagara Mohawk shareholders entitled to notice of, and to vote at, the special meeting. Only Niagara Mohawk shareholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment thereof. As of the record date, there were 160,239,818 outstanding shares of Niagara Mohawk common stock held by approximately 48,194 Niagara Mohawk shareholders of record. Any person who owns shares in the name of a bank, broker or other holder of record must obtain a proxy from the holder of record to be able to vote at the meeting. As of the record date, directors and executive officers of Niagara Mohawk and their affiliates owned less than 1% of the shares outstanding.

SPECIAL MEETING ATTENDANCE

    Attendance will be limited to shareholders of record, beneficial owners of shares entitled to vote at the meeting having evidence of ownership, the authorized representative of an absent shareholder, and invited guests of the management.

    Any person who owns shares in the name of a bank, broker or other holder of record must show proof of ownership. Proof of ownership may be in the form of a letter or a recent statement from the bank or broker showing ownership of Niagara Mohawk or NMPC common stock.

    Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of the authorization.

    In order to assure a fair and orderly meeting and to accommodate as many shareholders as possible who may wish to speak at the meeting, management will permit only shareholders or their authorized representatives to address the meeting. Management will also require that any signs, banners, placards and similar materials be left outside the meeting room.

VOTING AND REVOCATION OF PROXIES

    Shares represented by properly signed proxies received in time for the special meeting will be voted at the special meeting in the manner specified on the proxies. Proxies that are properly signed but do not contain instructions will be voted "FOR" adoption of the merger agreement. A Niagara Mohawk shareholder may revoke a proxy at any time before it is voted by
(1) delivering, prior to the special meeting, to the Corporate Secretary of Niagara Mohawk, 300 Erie Boulevard West, Syracuse, New York 13202, a written statement of revocation having a later date or time than the proxy;
(2) submitting a properly signed proxy bearing a later date or time (or voting later by telephone or on the Internet) than the previous proxy; or
(3) attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

    Niagara Mohawk shareholders may vote by mail, telephone or on-line via the Internet. The telephone and Internet procedures authenticate shareholders by use of a control number and permit confirmation that the vote has been properly recorded. Niagara Mohawk shareholders do not need to return their proxy cards if they vote by telephone or via the Internet.

    BY MAIL: Please mark your vote, sign, date and promptly return your proxy card in the enclosed postage-paid envelope.

    BY TELEPHONE: Please call the toll-free telephone number on your proxy card (1-800-250-9081). Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day, through January 15, 2001, 11.59 p.m. (EDT).

    VIA INTERNET: You may vote on-line by using the following Internet address: http://www.votefast.com. Specific instructions will be available allowing you to record and confirm your vote. Internet voting is available 24 hours a day, through January 15, 2001, 11.59 p.m. (EDT).

    Whole and fractional shares held in participants' accounts in the Niagara Mohawk employee savings plan will be voted by such plans' trustees in accordance with participants' voting directions. Any shares for which voting directions are not received will be voted in the same proportion as shares as to which instructions are received.

    STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY. IF THE MERGER IS COMPLETED, NIAGARA MOHAWK SHAREHOLDERS WILL BE GIVEN INSTRUCTIONS FOR EXCHANGING THEIR SHARES FOR CASH OR NEW NATIONAL GRID ADSS AT THAT TIME.

    Niagara Mohawk will bear the costs of the special meeting and of soliciting proxies therefor. Niagara Mohawk and National Grid Group will share equally the amount of the filing fees and the other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. D.F. King & Co., Inc. will assist in the solicitation of proxies by Niagara Mohawk for a base fee of $12,000 plus reasonable out-of-pocket expenses.

    Additionally, officers and other Niagara Mohawk employees may solicit proxies by telephone, telegram, fax, other electronic means or in person. Upon request, Niagara Mohawk will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

REQUIRED VOTE; QUORUM

    New York law requires adoption of the merger agreement by not less than a majority of all of the votes entitled to be cast at the special meeting by Niagara Mohawk shareholders. Each share of Niagara Mohawk common stock outstanding on the record date is entitled to one vote. There are no other voting securities of Niagara Mohawk outstanding. Brokers and nominees are precluded from exercising their voting discretion on the adoption of the merger agreement, and, for this reason, absent specific instructions from the beneficial owner of the shares, are not permitted to vote such shares. Shares that are not voted because brokers did not receive instructions are referred to as "broker non-votes." Holders of a majority of the shares outstanding on the record date must be present in person or by proxy at the special meeting to constitute a quorum. Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the special meeting. Because the affirmative vote of Niagara Mohawk shareholders holding not less than a majority of the outstanding shares on the record date is required for approval of the merger agreement, an abstention, unreturned proxy or broker non-vote will have the effect of a vote against adoption of the merger agreement.

    THE NIAGARA MOHAWK BOARD RECOMMENDS THAT NIAGARA MOHAWK SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

ABSENCE OF DISSENTERS' RIGHTS

    Under New York law, Niagara Mohawk shareholders are not entitled to exercise dissenters' rights with respect to the merger.

AVAILABILITY OF INDEPENDENT ACCOUNTANTS

    Representatives of PricewaterhouseCoopers LLP, independent accountants of Niagara Mohawk, will be present at the special meeting, will have the opportunity to make a statement should they desire to do so and are expected to be available to respond to appropriate questions.

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS, AS WELL AS THE NEXT SECTION ENTITLED "THE MERGER AGREEMENT," DESCRIBE CERTAIN ASPECTS OF THE PROPOSED MERGER. THESE SECTIONS HIGHLIGHT KEY INFORMATION ABOUT THE MERGER, THE SCHEME OF ARRANGEMENT AND THE MERGER AGREEMENT BUT THEY MAY NOT INCLUDE ALL THE INFORMATION THAT A SHAREHOLDER WOULD LIKE TO KNOW. THE MERGER AGREEMENT AS AMENDED IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS. WE URGE SHAREHOLDERS TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

OVERVIEW

    The merger agreement contemplates a scheme of arrangement and a merger which, taken together, will result in the creation of New National Grid, a new holding company for National Grid Group, and the acquisition by New National Grid of Niagara Mohawk. The scheme of arrangement involves cancelling and exchanging National Grid Group's existing shares for shares of New National Grid, with National Grid Group becoming a wholly owned subsidiary of New National Grid. The merger contemplates that Grid Delaware, Inc., a wholly owned subsidiary of New National Grid, will merge into Niagara Mohawk with Niagara Mohawk surviving as a wholly owned subsidiary of New National Grid. It is intended that the scheme of arrangement and merger taken together will qualify as a tax free transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended. The scheme of arrangement will be implemented prior to the merger. The merger agreement also provides that in the event that National Grid Group determines another structure would be preferable, the parties agree to negotiate in good faith to restructure the transaction (including a transaction that does not require completion of the scheme of arrangement in the event National Grid Group determines it is not likely to be approved); provided that any restructuring must preserve the economic and tax benefits of the transaction for both parties. In this document, we refer to the time when the merger is completed as the "Merger Effective Time" and to the time when the scheme of arrangement is completed as the "Scheme Effective Time."

    At the Merger Effective Time, all shares of common stock of Grid
Delaware, Inc. issued and outstanding prior to the merger will be converted into the right to receive a number of shares of common stock of Niagara Mohawk equal to the number of issued and outstanding Niagara Mohawk shares at the Merger Effective Time. Each share of Niagara Mohawk common stock will be converted into the right to receive the merger consideration in the form of cash, ADSs or a combination of cash and ADSs.

    The per share merger consideration will be $19.00 if the Average Price is between $32.50 and $51.00. In the event that the Average Price is greater than $51.00, the per share consideration received by Niagara Mohawk shareholders will increase by two-thirds of the percentage of the increase in value over $51.00. In the event that the Average Price is less than $32.50, the per share consideration received by Niagara Mohawk shareholders will decrease by two-thirds of the percentage of the decrease in value below $32.50. Niagara Mohawk shareholders can elect to receive their consideration in cash, ADSs or as a combination of both, subject to the aggregate cash consideration paid being $1.015 billion. If cash elections received from Niagara Mohawk shareholders exceed $1.015 billion, National Grid Group may, at its sole discretion, increase the cash component of the consideration. If elections for one form of consideration exceed the amount of such form of consideration to be issued in the merger, all shareholders electing the oversubscribed form of consideration will receive, on a pro rata basis, some of the undersubscribed form of consideration.

    "Average Price" means the average of the closing prices of National Grid Group ordinary shares, as derived from the Daily Official List of the London Stock Exchange (converted to a US dollar value using the exchange rate for each date for which the closing price is to be determined as reported in The Financial Times) for 20 trading days selected at random (using mutually agreed upon procedures) in the period of 40 consecutive London Stock Exchange trading days ending on the close of business on the tenth London Stock Exchange trading day prior to the election deadline, multiplied by five.

    An overview of the scheme of arrangement is provided under "Scheme of Arrangement."

BACKGROUND OF THE MERGER

    Since Niagara Mohawk entered into its Master Restructuring Agreement in 1998, under which it bought out most of its above-market government-mandated power purchase agreements, and thereby stabilized its financial condition, the board of directors and management of Niagara Mohawk have periodically reviewed Niagara Mohawk's strategic alternatives, including internal growth, growth by acquisition, the sale of Niagara Mohawk and a combination with another company in which Niagara Mohawk shareholders would continue to participate. Consideration was given not only to electric and gas utilities, but also to the oil and gas and telecommunications industries. During this period, Niagara Mohawk engaged in preliminary discussions with a number of parties about potential transactions, but, except as set forth below, no specific proposals were made and these discussions did not evolve beyond a preliminary stage.

    Since 1998, National Grid Group has been pursuing a growth strategy in the electric transmission and distribution market in the United States, with a particular focus on the Northeast region where many states have been engaged in a deregulation process pursuant to which, among other things, the ownership and operation of generation facilities are being separated from that of transmission and distribution facilities. Consistent with this strategy, in March 2000, National Grid Group completed the acquisition of New England Electric System (currently known as National Grid USA), whose subsidiaries operate electric transmission and distribution systems in three New England states. In
April 2000, National Grid USA acquired Eastern Utility Associates, whose subsidiaries operate transmission and distribution systems in two New England states. Both New England Electric System and Eastern Utilities Associates had divested the vast majority of their generation assets prior to being acquired by National Grid Group and are seeking to sell the remainder of their generation assets. Since the announcement of the New England Electric System and Eastern Utilities Associates acquisitions, National Grid Group has continued to investigate the possibility of further strategic transactions with US electric utility companies, such as Niagara Mohawk, that have or are in the process of divesting their generation assets in order to expand its transmission and distribution operations in the United States.

    In November 1999, William E. Davis, Chairman of the Board and Chief Executive Officer of Niagara Mohawk, was called by Richard P. Sergel, President and Chief Executive Officer of New England Electric System, whose company was then in the process of merging with National Grid Group. Mr. Sergel suggested that in light of the favorable experience he felt that the merger presented to New England Electric System, Niagara Mohawk might be interested in pursuing talks with National Grid Group. On November 16, 1999, Messrs. Davis and Sergel and David Jones, Group Chief Executive of National Grid Group, had a dinner meeting in New York City to determine if there was a mutual interest in proceeding with preliminary discussions concerning a possible business combination. As a result, on December 13, 1999, Niagara Mohawk and National Grid Group entered into a Confidentiality Agreement. Messrs. Davis, Sergel and Jones met in New York City on December 14, 1999, with a small number of executive officers from New England Electric System, National Grid Group, and Niagara Mohawk and their respective financial advisors, but immediately following that meeting it was decided to delay any further substantive discussions pending the completion of the New England Electric System acquisition. In April, following completion of the acquisitions of New England Electric System and Eastern Utilities Associates, the parties resumed discussions, with due diligence being performed on both sides for a period of months.

    Following a meeting on August 15, 2000 in New Jersey with Messrs. Sergel and Jones, Mr. Davis felt that the terms of a potential transaction had advanced sufficiently so that a presentation about National Grid Group and the possible terms of a transaction could be made to the Niagara Mohawk board of directors at its regularly scheduled late August off-site meeting. Following that meeting, negotiations continued, including, without limitation, on the per share price, the mix of cash and securities, the conditions to the merger and other terms of the merger agreement. On August 30, 2000, a telephonic board meeting was held to update the Niagara Mohawk board of directors on the status of the negotiations.

    On the afternoon of August 31, 2000, the National Grid Group board of directors met to consider the proposed transaction. At this meeting, the National Grid Group board of directors discussed the structure of the proposed transaction and the terms of the merger, including financial terms. As part of this meeting, the National Grid Group board of directors received advice from its financial advisor regarding the financial terms of the merger and other matters relevant to their consideration of the proposed transaction. Following these deliberations, the National Grid Group board of directors unanimously approved the proposed transaction and terms of the merger agreement and established a committee, consisting of any two directors, one of whom had to be Mr. Jones, Stephen Box, Group Finance Director of National Grid Group or
Mr. Sergel (the "National Grid Special Committee"), to finalize the outstanding terms of the merger agreement and to authorize the execution and delivery of the merger agreement.

    By September 3, 2000, all remaining issues had been negotiated and on September 4, 2000, the Niagara Mohawk board of directors and the National Grid Special Committee comprising David Jones and Stephen Box adopted and approved the merger agreement, which was then executed by the parties.

RECOMMENDATION OF THE NIAGARA MOHAWK BOARD OF DIRECTORS

    At a meeting on September 4, 2000, the Niagara Mohawk board of directors, by unanimous vote of those present, determined that the merger is fair to and in the best interests of Niagara Mohawk's shareholders, adopted the merger agreement, and recommended that Niagara Mohawk shareholders vote in favor of adoption of the merger agreement. ACCORDINGLY, NIAGARA MOHAWK'S BOARD OF DIRECTORS RECOMMENDS THAT NIAGARA MOHAWK SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

    In reaching this recommendation, the Niagara Mohawk board of directors took into account numerous factors, including but not limited to, the following:

    1. The familiarity of the Niagara Mohawk board of directors with the financial condition, results of operations, business and prospects of Niagara Mohawk, as reflected in Niagara Mohawk's historical and projected financial information, the current economic and regulatory environment and the nature of the electric utility industry.

    2. The fact that the consideration offered of $19.00 per share (which assumes that the aggregate dollar value of five National Grid Group's ordinary shares is between $32.50 and $51.00 during the applicable time period prior to the election deadline), constitutes a premium of 37% over the market price of Niagara Mohawk's common stock on the last trading day on the New York Stock Exchange prior to the announcement of the merger and a premium of 36% over the average closing price during the twelve months prior to the announcement of the merger.

    3. The opinion of Niagara Mohawk's financial advisor, DLJ, as to the fairness of the consideration to be received by Niagara Mohawk shareholders in the merger.

    4. The fact that Niagara Mohawk's prospects, together with the present relatively low trading value of its shares and its highly leveraged financial condition, makes it unlikely for there to be substantial growth for Niagara Mohawk, either internally generated or by acquisition, in the near future.

    5. The fact that the receipt of ADSs is tax-free to Niagara Mohawk shareholders.

    6. The opportunity afforded to Niagara Mohawk shareholders, through the receipt of ADSs, to become equity participants in National Grid Group, which:

       - as a result of the merger, will be the ninth largest electric utility in the United States, with a US business which contributes more than half of the National Grid Group's operating profits;

       - in an era of growing consolidation in the transmission and distribution business, will be the largest transmission business (by miles) and the second largest distribution business (by power delivered) in the New England/New York market;

       - has ten years of experience in operating a transmission system in a deregulated market;

       - has a proven track record in accomplishing savings following acquisitions; and

       - has successfully transferred its transmission and distribution skills to the telecommunications arena.

    7. The Board's belief that the merger offered better short and long term value for the Niagara Mohawk shareholders than any of the available alternatives, including the possibility of remaining independent and the possibility of a merger with another company.

    8. The fact that under the terms of the merger agreement, as described under "The Merger Agreement--Termination," the board retains its ability, if required by its fiduciary duties, to withdraw its recommendation as to the merger and/or terminate the merger agreement, upon payment of a termination fee.

    9. The fact that, under the terms of the merger agreement, Niagara Mohawk shareholders will share in the effect of increases or decreases in the price of five National Grid Group's ordinary shares above $51.00 and below $32.50.

    In view of the wide variety of factors considered by the Niagara Mohawk board of directors in connection with its evaluation of the merger and the complexity of such matters, the Niagara Mohawk board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Niagara Mohawk board conducted a discussion of the factors described above, including asking questions of Niagara Mohawk's management and Niagara Mohawk's legal and financial advisors, and reached a general consensus that the merger was fair to and in the best interests of Niagara Mohawk and its shareholders. In considering the factors described above, individual members of the Niagara Mohawk board may have given different weight to different factors. The Niagara Mohawk board relied on the experience and expertise of its financial advisor for quantitative analysis of the financial terms of the merger.

OPINION OF FINANCIAL ADVISOR TO NIAGARA MOHAWK

    DLJ, in its role as financial advisor, was asked to render an opinion to Niagara Mohawk's board of directors as to the fairness, from a financial point of view, to the holders of Niagara Mohawk common stock of the consideration to be received by such holders in the merger. On September 4, 2000, DLJ delivered to Niagara Mohawk's board of directors its written opinion, dated September 4, 2000, to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by the holders of Niagara Mohawk common stock in the merger was fair to such holders from a financial point of view. The full text of DLJ's opinion is attached as Appendix B to this proxy statement/prospectus.

    DLJ expressed no opinion as to the prices at which Niagara Mohawk common stock, National Grid Group's ordinary shares or National Grid Group's ADSs, New National Grid ordinary shares or New National Grid ADSs would actually trade at any time. DLJ's opinion did not constitute a recommendation to any Niagara Mohawk shareholder as to how such shareholder should vote on the merger.

    Niagara Mohawk and National Grid Group determined the consideration to be received by the holders of Niagara Mohawk common stock in arm's length negotiations between Niagara Mohawk and National Grid Group, in which DLJ advised Niagara Mohawk.

    Niagara Mohawk selected DLJ as its financial advisor because DLJ is an internationally recognized investment banking firm that has substantial experience providing strategic advisory services. DLJ has acted as Niagara Mohawk's financial advisor for a number of years, including in connection with its Master Restructuring Agreement. DLJ was not retained as an advisor or agent to the shareholders of Niagara Mohawk or any other person. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Niagara Mohawk did not impose any restrictions or limitations upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

    In arriving at its opinion, DLJ:

    - reviewed the draft dated September 2, 2000 of the merger agreement and the exhibits thereto and assumed the final form of the merger agreement would not vary in any respect material to DLJ's analysis;

    - reviewed financial and other information that was publicly available or furnished to DLJ by Niagara Mohawk and National Grid Group, including information provided during discussions with their respective management teams. Included in the information provided during discussions with management were certain financial projections of Niagara Mohawk for the period beginning January 1, 2000 and ending December 31, 2007 prepared by the management of Niagara Mohawk and certain financial projections of National Grid Group for the period beginning April 1, 2000 and ending March 31, 2006 prepared by the management of National Grid Group;

    - compared certain financial and securities data of Niagara Mohawk with various other companies whose securities are traded in public markets;

    - reviewed the historical stock prices and trading volumes of Niagara Mohawk common stock;

    - reviewed prices and premiums paid in certain other business combinations; and

    - conducted other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

    In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Niagara Mohawk, National Grid Group, or their respective representatives, or that DLJ otherwise reviewed. With respect to the financial projections supplied to DLJ, DLJ relied on representations that the projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Niagara Mohawk and National Grid Group as to the future operating and financial performance of Niagara Mohawk and National Grid Group, respectively. DLJ did not assume responsibility for making any independent evaluation of the assets or liabilities, or for making any independent verification of the information DLJ reviewed. DLJ relied as to certain legal matters on advice of counsel to Niagara Mohawk.

    DLJ necessarily based its opinion on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of its opinion. DLJ states in its opinion that, although subsequent developments may affect the conclusions reached in its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

SUMMARY OF FINANCIAL ANALYSES PERFORMED BY DLJ

    The following is a summary of the financial analyses DLJ presented to Niagara Mohawk's board of directors on September 4, 2000 in connection with the preparation of DLJ's opinion. No company or transaction used in the analyses described below is directly comparable to Niagara Mohawk, National Grid Group or the contemplated transaction. In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected company or transaction data. The analyses DLJ performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. The information summarized in the tables that follow should be read in conjunction with the accompanying text.

                           ANALYSIS OF NIAGARA MOHAWK

    COMMON STOCK TRADING HISTORY. DLJ examined the historical closing prices of Niagara Mohawk common stock from August 31, 1999 to September 1, 2000. During this time period, Niagara Mohawk common stock reached a high of $16.19 per share and a low of $11.00 per share. On September 1, 2000, the price was $13.88.

    DISCOUNTED CASH FLOW ANALYSIS. DLJ performed a discounted cash flow, or DCF, analysis of the projected cash flows of Niagara Mohawk for the fiscal years ending December 31, 2000 through December 31, 2007, using projections and assumptions provided by the management of Niagara Mohawk. The DCF value for Niagara Mohawk was estimated using discount rates ranging from 7.0% to 8.0%, based on estimates related to the weighted average cost of capital of Niagara Mohawk, and terminal multiples of estimated EBITDA for Niagara Mohawk's fiscal year ending December 31, 2007 ranging from 6.5x to 7.5x. The DCF analysis also took into account Niagara Mohawk's net operating loss or NOL position and the value associated with such NOLs. Based on this analysis, DLJ estimated a value per share of Niagara Mohawk common stock ranging from $10.16 to $15.61, compared to the proposed consideration to be received in the merger of $19.00 per share (subject to the adjustment mechanism described in the merger agreement).

    SUM-OF-THE-PARTS ANALYSIS. DLJ also performed a valuation analysis based on the sum of the value of each of the segments of Niagara Mohawk, namely the regulated businesses and the unregulated businesses. The regulated businesses include electric and gas transmission and distribution and nuclear generation. The unregulated businesses include Opinac (which has investments in Telergy and Evonyx) and Canadian Niagara Power. Based on this analysis, DLJ estimated the value per share of Niagara Mohawk common stock ranging from $11.71 to $18.13, compared to the proposed consideration to be received in the merger of $19.00 per share (subject to the adjustment mechanism described in the merger agreement).

    Regulated Businesses. For the regulated electric and gas businesses, DLJ performed a DCF analysis of the projected cash flows for the fiscal years ending December 31, 2000 through December 31, 2007, using projections and assumptions provided by the management of Niagara Mohawk. The DCF valuation for the regulated businesses included the cash flows associated with certain regulatory assets, which were booked on Niagara Mohawk's balance sheet as intangible assets, and which provide cash benefits to Niagara Mohawk in the form of tariffs that offset prior costs incurred by Niagara Mohawk. The DCF value for the regulated businesses was estimated using discount rates ranging from 7.0% to 8.0%, based on estimates related to the weighted average cost of capital of Niagara Mohawk's regulated businesses, and terminal multiples of estimated EBITDA for Niagara Mohawk's fiscal year ending December 31, 2007 ranging from 6.5x to 7.5x. Based on this analysis, DLJ estimated the value of the regulated businesses to range between $6,765 million and $7,658 million.

    Unregulated Businesses. For the unregulated businesses, DLJ used an analysis of comparable company trading multiples to value Niagara Mohawk's 18% stake in Telergy, and used book values to estimate the value of Evonyx and Canadian Niagara Power. Based on these analyses, DLJ estimated the value of the unregulated businesses to range between $363 million and $462 million.

    In valuing Niagara Mohawk's 18% stake in Telergy, DLJ analyzed trading multiples of selected publicly traded US broadband companies that DLJ believed were reasonably comparable to Telergy. These companies consisted of:

    - 360networks Incorporated

    - Broadwing Incorporated

    - NorthEast Optic Network Incorporated

    - Williams Communications Group

    In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its respective: (i) LTM Route Miles,
(ii) Route Miles for the fiscal year 2000, (iii) Route Miles for the fiscal year 2001 and (iv) LTM Net property, plant and equipment, or PP&E.

                                                ENTERPRISE VALUE
                                                  ROUTE MILES
                                ------------------------------------------------
                                  LTM        2000       2001      LTM NET PP&E
                                --------   --------   --------   ---------------
Average.......................  $876,594   $638,311   $501,964         12.7x
Median........................  $783,161   $557,762   $397,794          7.3x

    Based on an analysis of this data and Telergy's actual and projected results, DLJ estimated the value of Niagara Mohawk's 18% stake in Telergy to range between $226 million and $325 million.

    COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS. DLJ analyzed the market values and trading multiples of selected publicly traded US utility companies that DLJ believed were reasonably comparable to Niagara Mohawk on the basis notably of their business activity and geographic presence. These comparable companies consisted of:

    - Conectiv, Inc.

    - Consolidated Edison, Inc.

    - Constellation Energy Group, Inc.

    - Energy East Corporation

    - KeySpan Corporation

    - PECO Energy Company

    - Potomac Electric Power Company

    - PPL Corporation

    - Public Service Enterprise Group, Inc.

    In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its respective: (i) LTM EBITDA and (ii) LTM EBIT. The enterprise value of a company is equal to the value of its fully-diluted common equity plus debt, minority interests, and the liquidation value of outstanding preferred stock, if any, minus cash, marketable securities, and minority investments in other entities. LTM means the last twelve-month period for which financial data for Niagara Mohawk has been reported. EBITDA means earnings before interest expense, taxes, depreciation and amortization, and excluding earnings in equity affiliates. EBIT means earnings before interest expense and taxes, and excluding earnings in equity affiliates. DLJ also calculated the price per share of each company as a multiple of its respective
(i) LTM earnings per share or EPS and (ii) projected calendar year 2000 earnings per share. All historical data was derived from publicly available sources and all projected data was obtained from First Call Research estimates where available. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                          ENTERPRISE
                                           VALUE/LTM             PRICE/EPS
                                      -------------------   -------------------
                                       EBITDA      EBIT       LTM        2000
                                      --------   --------   --------   --------
High................................    8.4x      12.3x      20.1x      15.7x
Low.................................    5.0x       8.2x       8.8x       9.4x
Average.............................    7.0x      10.1x      12.8x      12.2x
Median..............................    7.3x      10.1x      12.8x      11.9x

    Based on an analysis of this data and such other matters as DLJ considered appropriate, DLJ estimated a value per share of Niagara Mohawk common stock ranging from $16.00 to $18.00, compared to the proposed consideration to be received in the merger of $19.00 per share (subject to the adjustment mechanism described in the merger agreement).

    PRECEDENT MERGER AND ACQUISITION TRANSACTION ANALYSIS. DLJ reviewed selected acquisitions involving companies in the utility industry that DLJ believed are reasonably comparable to the merger. These transactions consisted of:

    - First Energy Corporation/GPU, Inc. (pending as of September 4, 2000)

    - FPL Group, Inc./Entergy Corporation (pending as of September 4, 2000)

    - AES Corporation/IPALCO Enterprises, Inc. (pending as of September 4, 2000)

    - PowerGen plc/LG&E Energy Corporation (pending as of September 4, 2000)

    - Consolidated Edison, Inc./Northeast Utilities System (pending as of September 4, 2000)

    - PECO Energy Company/Unicom Corporation (pending as of September 4, 2000)

    - Carolina Power & Light Company/Florida Progress Corporation (pending as of September 4, 2000)

    - Energy East Corporation/CMP Group, Inc. (closed September 1, 2000)

    - Indiana Energy, Inc./SIGCORP, Inc. (closed March 31, 2000)

    - Investor Group/MidAmerican Energy Company (closed March 14, 2000)

    - National Grid Group plc/Eastern Utilities Associates (closed April 19,
      2000)

    - National Grid Group plc/New England Electric System (closed March 22,
      2000)

    - BEC Energy/Commonwealth Energy System (closed August 24, 1999)

    - ScottishPower plc/PacifiCorp (closed December 1, 1999)

    - AES Corporation/CILCORP, Inc. (closed October 18, 1999)

    In examining these acquisitions, DLJ calculated the enterprise value of the acquired company implied by each of these transactions as a multiple of (i) LTM EBITDA and (ii) LTM EBIT. DLJ also calculated the equity value of the acquired company implied by each of these transactions as a multiple of LTM Net Income. DLJ's analysis of these comparable acquisitions yielded the following multiple ranges:

                                               ENTERPRISE VALUE/      EQUITY
                                                      LTM            VALUE/LTM
                                              -------------------   -----------
                                               EBITDA      EBIT     NET INCOME
                                              --------   --------   -----------
High........................................    9.8x      19.0x        38.8x
Low.........................................    4.2x       5.4x        12.1x
Average.....................................    7.4x      12.4x        19.0x
Median......................................    7.3x      11.6x        17.1x

    Based on an analysis of this data and Niagara Mohawk's actual operating results, DLJ estimated a value per share of Niagara Mohawk common stock ranging from $18.00 to $23.00, compared to the proposed consideration to be received in the merger of $19.00 per share (subject to the adjustment mechanism described in the merger agreement).

    PREMIUMS PAID ANALYSIS. DLJ determined the premium over the common stock trading prices for one day, one week and one month prior to the announcement date in selected merger and acquisition transactions of US utilities that DLJ believed are reasonably comparable to the merger. The group of transactions considered was similar to the group used for the "PRECEDENT MERGER AND ACQUISITION TRANSACTION ANALYSIS." DLJ calculated the premiums for these transactions based on publicly available data. The median premiums for the selected transactions over the common stock trading prices for one day, one week and one month prior to the announcement date were 21.6%, 26.9% and 28.5%, respectively. The average premiums for the selected transactions over the common stock trading prices for one day, one week and one month prior to the announcement date were 25.9%, 29.1% and 29.8%, respectively. Applying the above premiums to the closing price of Niagara Mohawk common stock on comparable days, DLJ estimated a value per share of Niagara Mohawk common stock ranging from $17.00 to $18.50, compared to the proposed consideration to be received in the merger of $19.00 per share (subject to the adjustment mechanism described in the merger agreement).

                        ANALYSIS OF NATIONAL GRID GROUP

    COMMON STOCK TRADING HISTORY. DLJ examined the historical closing prices of National Grid Group's ordinary shares from August 31, 1999 to September 1, 2000. During this time period, National Grid Group's ordinary shares reached a high of L5.97 per share and a low of L4.08 per share. On September 1, the price was L5.73.

    RESEARCH ANALYST VIEWS. DLJ reviewed research analysts reports, dated between February and July 2000, from six large financial institutions that published a target price for ordinary shares of National Grid Group. The target prices were in a range of L6.50 to L7.50. The ADS equivalent target prices were in a range of $48.75 to $56.25. The ADS equivalent price is the product of
(i) the price of National Grid Group's ordinary shares (as quoted in London in L); (ii) an exchange rate of L1.00 = $1.50; and (iii) five (representing five ordinary shares per National Grid Group ADS).

    SUM-OF-THE-PARTS ANALYSIS. DLJ performed a Sum-of-the-Parts Analysis on the four significant businesses of National Grid Group: UK Electric, National Grid USA, Energis and Intelig. Based on this analysis, DLJ estimated a value per share of National Grid Group's ordinary shares ranging from L6.64 to L8.41.

    UK Electric. To determine the value of the UK Electric segment of the National Grid Group business, including its international electric joint ventures in Argentina, Zambia and Australia ("UK Electric"), DLJ performed a comparable publicly traded company analysis and a DCF analysis. Based on these analyses, DLJ estimated the value of UK Electric to range between L4,374 million and L5,203 million (or $6,561 million and $7,804 million at an exchange rate of L1.00 = $1.50).

    Comparable Publicly Traded Company Analysis. DLJ analyzed the market values and trading multiples of selected publicly traded electric utility companies in the United Kingdom that DLJ believed were reasonably comparable to UK Electric. These comparable companies consisted of:

    - British Energy plc

    - National Power plc

    - PowerGen plc

    - Scottish and Southern Energy plc

    - ScottishPower plc

    - Viridian Group plc

    In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its respective: (i) LTM EBITDA and (ii) LTM EBIT. Data was derived from publicly available sources. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                               ENTERPRISE VALUE/      EQUITY
                                                      LTM            VALUE/LTM
                                              -------------------   -----------
                                               EBITDA      EBIT     NET INCOME
                                              --------   --------   -----------
High........................................   10.3x      15.2x        13.8x
Low.........................................    3.2x       5.1x         8.5x
Median......................................    6.8x       9.3x        12.3x

    Based on an analysis of this data and UK Electric's actual results, DLJ estimated the value of the UK Electric segment to range between L4,718 million and L5,767 million (or $7,077 million and $8,650 million at an exchange rate of L1.00 = $1.50).

    DCF Analysis. DLJ also performed a DCF analysis of the projected cash flows of UK Electric for the fiscal years ending December 31, 2000 through December 31, 2005, using projections and assumptions provided by the management of National Grid Group. The DCF valuation for UK Electric was estimated using discount rates ranging from 6.0% to 7.0%, based on estimates related to the weighted average costs of capital of UK Electric, and terminal multiples of estimated EBITDA ranging from 6.3x to 7.3x on December 31, 2005. Based on this analysis, DLJ estimated the value of UK Electric, excluding the international electric joint ventures, to range between L3,844 million and L4,539 million (or $5,766 million and $6,808 million at an exchange rate of L1.00 = $1.50).

    National Grid USA. To determine the value of the National Grid USA segment of National Grid Group, DLJ performed a comparable publicly traded company analysis, a DCF analysis and also considered the purchase price of these assets. DLJ also estimated the value of NEES Communications, Inc. and the present value of certain operational and tax synergies resulting from National Grid Group's integration of the businesses of National Grid USA. Based on these analyses, DLJ estimated the value of National Grid USA to range between $5,058 million and $6,433 million.

    Analysis of Purchase Price of National Grid USA by National Grid Group. DLJ estimates that the purchase price paid by National Grid Group to acquire the businesses making up National Grid USA was $4,786 million.

    Comparable Publicly Traded Company Analysis. DLJ analyzed the market values and trading multiples of selected publicly traded electric utility companies in the United States that DLJ believed were reasonably comparable to National Grid USA on the basis notably of their business activity and geographic presence. These comparable companies consisted of:

    - Conectiv, Inc.

    - Consolidated Edison, Inc.

    - Constellation Energy Group, Inc.

    - Energy East Corporation

    - KeySpan Corporation

    - PECO Energy Company

    - Potomac Electric Power Company

    - PPL Corporation

    - Public Service Enterprise Group, Inc.

    In examining these comparable companies, DLJ calculated the enterprise value of each company as a multiple of its respective: (i) LTM sales, (ii) LTM EBITDA and (iii) LTM EBIT. All historical data was derived from publicly available sources. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                                           ENTERPRISE VALUE/LTM
                                                      ------------------------------
                                                       SALES      EBITDA      EBIT
                                                      --------   --------   --------
High................................................    2.6x       8.4x      12.3x
Low.................................................    1.1x       5.0x       8.2x
Average.............................................    2.0x       7.0x      10.1x
Median..............................................    2.1x       7.3x      10.1x

    Based on an analysis of this data and National Grid USA's actual results, DLJ estimated the value of National Grid USA to range between $4,791 million and $5,856 million.

    DCF Analysis. DLJ performed a DCF analysis of the projected cash flows of National Grid USA for the fiscal years ending December 31, 2000 through December 31, 2005, using projections and assumptions provided by the management of National Grid Group. The DCF valuation for National Grid USA was estimated using discount rates ranging from 7.0% to 8.0%, based on estimates related to the weighted average costs of capital of National Grid USA, and terminal multiples of estimated EBITDA ranging from 6.8x to 7.8x on December 31, 2005. Based on this analysis, DLJ estimated the value of National Grid USA to range between $5,296 million and $6,085 million.

    The above DCF analysis did not include cash flows and corresponding values for NEES Communications, Inc. and certain operational and tax synergies resulting from National Grid Group's acquisition of the businesses of National Grid USA. DLJ estimated that the valuation of NEES Communications, Inc. was $100 million, based on the value of NEES Communications, Inc.'s telecommunications contracts. DLJ estimated that the present value of the operational and tax synergies resulting from National Grid Group's acquisition of the businesses of National Grid USA was in range from $0 to $758 million, based on sensitivities to cost savings assumptions provided by National Grid Group management.

    Energis. National Grid Group had an interest of 36.3% in Energis as of September 4, 2000. DLJ estimated the value of Energis based on Energis' stock price and public valuation, research analysts' price targets, and a comparable publicly traded company analysis. Based on these analyses, DLJ estimated the value of Energis to range between L9,470 million and L11,237 million, implying a value for National Grid Group's 36.3% interest in Energis to range between L3,438 million and L4,079 million (or $5,157 million and $6,119 million at an exchange rate of L1.00 = $1.50).

    Public Valuation. The equity valuation of Energis was L10,257 million as of September 1, 2000, based on Energis' closing share price of L6.60 on that date.

    Research Analyst Views. DLJ reviewed research analyst reports from six large financial institutions, dated between May and July 2000, that valued the current price per share and published a target price for shares of Energis. The target prices were in a range of L6.60 to L9.00.

    Comparable Publicly Traded Company Analysis. DLJ performed a comparable publicly traded company analysis of Energis, by analyzing the market values and trading multiples of selected publicly traded European alternative network companies that DLJ believed were reasonably comparable to Energis. These comparable companies consisted of:

    - Carrier 1 International S.A.

    - Colt Telecom Group Plc

    - Fibernet Group Plc

    - Netia SA

    - Thus Plc

    - Versatel Telecom International

    DLJ calculated the enterprise value of each company as a multiple of its respective: (i) projected calendar year 2000, 2001 and 2002 sales and (ii) net PP&E and gross PP&E. All historical data was derived from publicly available sources and all projected data was obtained from Wall Street research reports. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                               ENTERPRISE VALUE
                       ----------------------------------------------------------------
                       2000 SALES   2001 SALES   2002 SALES    NET PP&E     GROSS PP&E
                       ----------   ----------   ----------   ----------   ------------
High.................     26.9x        16.8x        13.3x        22.3x         19.2x
Low..................      3.8x         2.9x         2.8x         2.5x          2.3x
Median...............     12.9x         6.5x         5.4x         9.3x          8.3x

    Based on an analysis of this data and Energis' actual and projected results, DLJ estimated the equity value of Energis to range between L10,110 million and L12,485 million (or $15,165 million and $18,727 million at an exchange rate of L1.00=$1.50).

    Intelig. National Grid Group owns 50% of Intelig. DLJ estimated the value of Intelig based on a DCF analysis, an analysis of comparable publicly traded companies, and a net asset valuation analysis. Based on these analyses, DLJ estimated the enterprise value of Intelig to range between $1,675 million and $2,159 million, implying a value for National Grid Group's 50% stake in Intelig to range between $665 million and $907 million.

    DCF Analysis. DLJ performed a DCF analysis of the projected cash flows of Intelig for the fiscal years ending December 31, 2000 through December 31, 2008, using projections and assumptions provided by the management of National Grid Group. The DCF valuation for Intelig was estimated using discount rates ranging from 14.5% to 16.5%, based on estimates related to the weighted average costs of capital of Intelig, and terminal multiples of estimated EBITDA ranging from 7.0x to 8.0x on December 31, 2008. Based on the DCF analysis, DLJ estimated the value of Intelig to range between $1,372 million and $2,012 million.

    Comparable Publicly Traded Company Analysis. DLJ also performed a comparable publicly traded company analysis of Intelig, analyzing the market values and trading multiples of selected publicly traded Latin American telecom companies that DLJ believed were reasonably comparable to Intelig. These comparable companies consisted of:

    - Telefonas de Mexico SA de CV (Telmex)

    - Compania de Telecommunicaciones de Chile S.A. (Telefonica CTC Chile)

    - Telefonica de Argentina S.A.

    - Embratel Participacoes S.A.

    - Telecommunicacoes de San Paulo S.A. (Telesp)

    - Telenorte Leste Participacoes S.A. (Telmar)

    - Brazil Telecom Participacoes S.A.

    DLJ calculated the enterprise value of each company as a multiple of its respective projected calendar year 2000 and 2001 sales. All historical data was derived from publicly available sources and all projected data was obtained from Wall Street research reports where available. DLJ's analysis of the comparable companies yielded the following multiple ranges:

                                                         ENTERPRISE VALUE/
                                                      -----------------------
                                                      2000 SALES   2001 SALES
                                                      ----------   ----------
High................................................     3.8x         3.6x
Low.................................................     2.4x         1.9x
Average.............................................     2.8x         2.5x

    Based on an analysis of this data and Intelig's projected results, DLJ estimated the value of Intelig to range between $2,253 million and $2,753 million.

    Net Asset Value Analysis. DLJ reviewed the net asset value multiples of selected European companies, which were included in the comparable publicly traded company analysis for Energis. The multiples observed were in a range of 2.5x to 22.3x, with a median of 9.3x. DLJ estimated 6.7x to 8.1x as a representative range of multiples for Intelig, implying a value for Intelig to range between $1,400 million and $1,711 million.

    The summary set forth above does not purport to be a complete description of the analyses performed by DLJ but describes, in summary form, the material elements of the presentation that DLJ made to Niagara Mohawk's board of directors on September 4, 2000 in connection with the preparation of DLJ's fairness opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. DLJ conducted each of the analyses in order to provide a different perspective on the transaction and to add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ has indicated to Niagara Mohawk that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The analyses DLJ performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

ENGAGEMENT LETTER

    Pursuant to the terms of an engagement letter dated January 24, 2000, Niagara Mohawk has agreed to pay DLJ a fee (the "Fee") equal to 0.35% of the aggregate value of the outstanding Niagara Mohawk common stock, estimated to be approximately $10.5 million, less certain advisory fees previously paid to DLJ. A substantial portion of the Fee is contingent upon the consummation of the merger. In addition, Niagara Mohawk agreed to reimburse DLJ, upon DLJ's request from time to time, for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) incurred by DLJ in connection with its engagement thereunder and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under US federal securities laws. DLJ and Niagara Mohawk negotiated the terms of the fee arrangement.

OTHER RELATIONSHIPS

    In the ordinary course of business, DLJ and its affiliates may own or actively trade the securities of Niagara Mohawk and National Grid Group for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in Niagara Mohawk or National Grid Group securities.

    DLJ has represented Niagara Mohawk in many advisory or underwriting transactions, including: (i) lead-managing the issue of $200 million of 8 7/8% Senior Notes due 2007; (ii) advising on the sale of various of Niagara Mohawk's fossil and hydro generating assets for approximately $900 million;
(iii) advising on the restructuring and termination of various of Niagara Mohawk's power purchase agreements with certain of its independent power producers for approximately $3.6 billion in cash and 42.9 million shares of Niagara Mohawk common stock; and (iv) lead-managing the issue of $3.45 billion of Senior Notes of various maturities and $316 million of Niagara Mohawk common stock.

INTERESTS OF NIAGARA MOHAWK'S OFFICERS AND DIRECTORS

    GENERAL. Some members of Niagara Mohawk's senior management and the Niagara Mohawk board of directors may be deemed to have interests in the merger that are in addition to and/or potentially different from the interests of shareholders of Niagara Mohawk generally. The Niagara Mohawk board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transaction contemplated by the merger agreement. In considering the recommendation of the Niagara Mohawk board of directors in respect of the merger agreement and the transactions contemplated by the merger agreement, the Niagara Mohawk shareholders should be aware that these interests may present actual or potential conflicts of interest with respect to the merger.

    NATIONAL GRID GROUP BOARD; ARRANGEMENTS FOR MR. DAVIS; NATIONAL GRID USA BOARD. The merger agreement provides that William E. Davis, Chairman and Chief Executive Officer of Niagara Mohawk, will be appointed as Chairman of National Grid USA for two years after the merger and as an executive director on the New National Grid board of directors. In consideration for Mr. Davis' agreement to serve as Chairman of National Grid USA for two years and not to compete with National Grid Group or its subsidiaries for 2 years thereafter, National Grid USA and Mr. Davis have agreed that Mr. Davis will receive, about the time of the merger, the amount that would have been payable had he been terminated under his employment agreement and then will receive for two years his present annual salary and have the right to participate in bonus opportunities equivalent to those he had at Niagara Mohawk and the opportunity to receive raises. One additional outside director on the current Niagara Mohawk board of directors, to be selected by National Grid Group, will also be appointed to the New National Grid board. The parties have also agreed that three senior executives of Niagara Mohawk, including
Mr. Davis, will be appointed to the National Grid USA Board.

    NEW YORK ADVISORY BOARD APPOINTMENTS. Promptly following the merger, an advisory board will be established for two years to advise Niagara Mohawk with respect to matters relating to general business as well as opportunities and activities in New York State and to maintain and develop customer relationships in New York State. The board will consist of up to 12 outside directors of the Niagara Mohawk board who are not appointed to the New National Grid board.

    DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE. New National Grid has agreed that it will indemnify all officers, directors and employees of Niagara Mohawk from all losses (including litigation expenses and fees) arising out of actions or omissions occurring at or prior to the merger (whenever asserted) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of Niagara Mohawk or based on or arising out of or pertaining to the transactions contemplated by the merger agreement. New National Grid also has agreed that it will maintain in effect for no less than six years following the merger all rights of indemnification in favor of the employees, agents, officers and directors of Niagara Mohawk contained in the certificate of incorporation and bylaws of Niagara Mohawk and its subsidiaries before the merger. New National Grid also has agreed that, until the sixth anniversary of the merger, it will cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Niagara Mohawk and its subsidiaries as of the date of the merger agreement, or will procure equally favorable directors' and officers' liability coverage, with respect to claims arising from facts or events that occurred on or before the merger. See "The Merger Agreement--Indemnification."

    SENIOR OFFICER EMPLOYMENT AGREEMENTS. Niagara Mohawk and NMPC have employment agreements with 9 of their senior officers, in addition to Mr. Davis whose arrangements with National Grid USA are described above. In the event of a change in control (as defined in the employment agreement and which includes shareholder adoption of the merger agreement), the agreement will remain in effect for a period of at least 36 months after the completion of the merger unless a notice not to extend the term of the agreement was given at least
18 months prior to the change in control. If, following a change in control, the executive's employment is terminated by Niagara Mohawk without cause or by the executive for good reason within 36 months after the completion of the merger, the executive will be entitled to a lump sum severance benefit equal to four times the executive's base salary. The executive will also be entitled to employee benefit plan coverage for medical, prescription drug, dental and hospitalization benefits and life insurance for the remainder of the executive's life with all related premiums paid by Niagara Mohawk and coverage under other employee benefit plans will continue for four years. If the executive's employment is terminated by the Company without cause or by the executive for good reason before completion of the merger, only two times the executive's base salary will be paid until the merger is completed (or two years plus two years' bonus in the event of a termination by Niagara Mohawk without cause) with an additional amount, so that the aggregate amount paid is four years salary, being paid when the merger is completed. In the event that the payments to the executive upon termination of employment following a change in control would subject the executive to the excise tax on excess parachute payments under the Internal Revenue Code, Niagara Mohawk will reimburse the executive for such excise tax (and the income tax and excise tax on such reimbursement). In the event of a dispute over an executive's rights under the executive's agreement following a change in control of Niagara Mohawk, Niagara Mohawk will pay the

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executive's reasonable legal fees with respect to the dispute unless the executive's claims are found to be frivolous.

    Each senior officer employment agreement also provides that the executive's benefits under the Supplemental Executive Retirement Plan (SERP) will be based on the executive's salary, annual incentive awards and awards under the 1995 Stock Incentive Plan, as applicable. Further, if the executive's employment is terminated by Niagara Mohawk without cause at any time, or by the executive for good reason after a change in control, the agreements provide that the executive will be deemed fully vested under the SERP without reduction for early commencement.

    As used in the senior officer employment agreements, "good reason" generally means a materially adverse change in duties, reduction in salary or benefits or relocation by more than 50 miles, all as determined by the executive in good faith.

    As used in the senior officer employment agreements, termination for "cause" generally arises upon willful failure to perform duties, commitment of a felony, gross neglect or willful misconduct resulting in material economic loss to Niagara Mohawk or breach of certain confidentiality and non-compete provisions. Following a change in control, "cause" must be determined by a vote of three-fourths of the Niagara Mohawk board of directors after a meeting at which the executive and his or her legal counsel are entitled to be heard.

    OFFICER CHANGE IN CONTROL AGREEMENTS. Niagara Mohawk and NMPC also have change in control agreements with 19 of their other officers, which provide that if, within two years following a change in control which would occur upon the completion of the merger, an officer terminates his or her employment for good reason or Niagara Mohawk terminates the officer's employment without cause, the officer will be entitled to a lump sum severance benefit equal to two times the officer's base salary plus two years of benefits. In addition, a subsidiary of Opinac has change in control agreements with nine officers. Five officers have agreements which provide that if, within two years following a change in control, an officer terminates his or her employment for good reason or Niagara Mohawk terminates the officer's employment without cause, the officer will be entitled to severance payments equal to two times the officer's base salary plus a payment in lieu of benefits for a period of two years and four other officers have agreements which provide under such circumstances that those officers will be entitled to severance payments equal to one and one-half times the officer's base salary plus a payment in lieu of benefits for a period of eighteen months.

    EFFECT OF CHANGE IN CONTROL ON COMPENSATION AND BENEFITS. Completion of the merger will constitute a "change in control" of Niagara Mohawk for the following Niagara Mohawk compensation and benefit plans in which the executive officers of Niagara Mohawk participate: the Niagara Mohawk Long-Term Incentive Plan (LTIP), the Officers Annual Incentive Compensation Plan (OAICP), the CEO Special Award Plan, the Supplemental Executive Retirement Plan (SERP), and the Officers Deferred Compensation Plan. As a result:

    - all stock units granted under the LTIP will be deemed vested and will entitle the holder to a cash payment equal to the merger consideration within 30 days following the change in control;

    - stock appreciation rights granted under the LTIP will become exercisable for the balance of the exercise period (using the ADS consideration in the merger as the means of determining appreciation);

    - if the employment of a participant who held outstanding awards on the date of shareholder adoption of the merger agreement is terminated after shareholder adoption and prior to the completion of the merger, either by the participant for good reason or by Niagara Mohawk without cause, the participant will receive a cash payment within 5 business days of the completion of the merger for any awards which were forfeited on such termination of employment;

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    - stock appreciation rights and stock units under the CEO Special Award Plan will be treated similarly to the appreciation rights and the units under the LTIP and cash awards under the plan will be paid within 30 days of the change in control;

    - contingent stock units awarded under the OAICP will be deemed vested and will entitle holders to a cash payment within 30 days following the change in control;

    - under the SERP, certain benefits vest upon a change in control, and senior officers with employment agreements as described above are entitled to vesting and full benefits without reduction for early retirement in addition to the benefits described above under "Senior Officer Employment Agreements;" and

    - participants in the Officers Deferred Compensation Plan are entitled to payments, at their election, either in a lump sum or in installments, in the event of their deemed termination of employment due to the occurrence of certain events within 24 months following a change in control.

    PAYMENTS TO DIRECTORS. Non-employee directors of Niagara Mohawk have received annual grants of deferred stock units ("DSUs") equal in value to $15,000 ($17,000 for committee chairs) based on the market price of Niagara Mohawk shares at the time of each grant under the Outside Director Deferred Stock Unit Plan. Under the plan, when a director ceases to be an outside director, the director is entitled to receive the cash value of the DSUs credited to his or her account based on market prices at the time of the payment. Under the terms of the plan, in connection with the merger, each outside director will receive an amount in cash equal to the per share merger consideration with respect to each DSU credited to his or her account immediately following the completion of the merger, unless the director elects to receive payment in a lump sum in the year following completion or in installments over 5 years beginning in the year following completion.

    ONGOING EMPLOYEE COMPENSATION AND BENEFITS. The merger agreement provides that New National Grid shall maintain compensation, benefits and coverage with respect to current employees and retirees of Niagara Mohawk or its subsidiaries, other than those covered by a collective bargaining agreement who continue employment with New National Grid or its subsidiaries, for two years after the merger that are no less favorable in the aggregate than those provided to those employees and retirees immediately prior to the merger. Therefore, in addition to any benefits previously described, current executive officers of Niagara Mohawk or its subsidiaries will continue to receive compensation incentives and employee benefits that are at least as favorable as those currently provided.

    STOCK OPTIONS. At the time of the merger, the 211,375 stock options outstanding under Niagara Mohawk's 1992 Stock Option Plan will be cancelled and each of the options which has an exercise price less than the merger consideration, currently 101,625 options, will entitle the holder to receive an amount in cash equal to the per share merger consideration minus the exercise price of the option.

    STOCK OWNERSHIP. All of the directors and executive officers of Niagara Mohawk own shares for which they will receive the same consideration in the merger as other shareholders. The directors and executive officers own less than 1% of the outstanding shares.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of Niagara Mohawk, including direct costs of the acquisition, will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values, with the excess purchase consideration allocated to goodwill.

    The Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this proxy statement/prospectus are based upon certain assumptions, as described in the pro forma statements,

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and are included for informational purposes only. Any difference between the purchase price, representing fair value, and the fair value of the identified assets acquired will be recorded as goodwill. If the merger is completed, National Grid Group's financial statements will reflect effects of transaction adjustments only from the Merger Effective Time. The actual amounts of assets, liabilities, and acquisition adjustment may differ significantly from the amounts reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

    For purposes of preparing National Grid Group's consolidated financial statements under UK GAAP, National Grid Group will convert Niagara Mohawk's financial statements from US GAAP to UK GAAP and establish a new accounting basis for Niagara Mohawk's assets and liability based upon the fair market values thereof and the purchase price for Niagara Mohawk. Therefore, the purchase accounting adjustments made in connection with the development of the Unaudited Pro Forma Condensed Combined Financial Information appearing elsewhere in this proxy statement/prospectus are preliminary and have been made solely for purposes of developing the Unaudited Pro Forma Condensed Combined Financial Information to comply with the disclosure requirements of the SEC. Although the final allocation will differ, the Unaudited Pro Forma Condensed Combined Financial Information reflects National Grid Group's best estimate based upon currently available information.

NEW YORK STOCK EXCHANGE, UK LISTING AUTHORITY AND LONDON STOCK EXCHANGE LISTING

    It is a condition to the completion of the merger that the UK Listing Authority has agreed to admit to the Official List of the UK Listing Authority, subject to allotment, both the New National Grid ordinary shares represented by New National Grid ADSs issuable in the merger and the New National Grid ordinary shares to be issued under the scheme of arrangement. New National Grid will also apply for the New National Grid ordinary shares to be admitted to trading on the London Stock Exchange. In addition, the New National Grid ADSs to be issued in the merger must be approved for listing on the New York Stock Exchange at or prior to the Merger Effective Time.

FEDERAL SECURITIES LAW CONSEQUENCES

    All ADSs received by Niagara Mohawk shareholders in the merger will be freely transferable, except that ADSs received by persons who are deemed to be "affiliates" (as that term is defined under the Securities Act) of Niagara Mohawk prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Niagara Mohawk generally include individuals or entities that control, are controlled by, or are under common control with, Niagara Mohawk and may include certain officers and directors of Niagara Mohawk as well as principal shareholders of Niagara Mohawk. The merger agreement requires Niagara Mohawk to use commercially reasonable efforts to cause each of its affiliates to execute a written agreement providing that the affiliate will not offer or sell or otherwise dispose of any ADSs issued to the affiliate in or pursuant to the merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This proxy statement/prospectus does not cover resales of ADSs received by any person who may be deemed to be an affiliate of Niagara Mohawk.

MATERIAL TAX CONSEQUENCES

    The following summary discusses: (1) the material US federal income tax consequences to Niagara Mohawk shareholders who exchange their Niagara Mohawk common stock for (a) New National Grid ADSs; (b) cash; or (c) a combination of New National Grid ADSs and cash; (2) the material US federal income and UK tax consequences to US Holders (as defined below) of the ownership and disposition of New National Grid ADSs; and (3) New York State Real Estate Transfer tax consequences to Niagara Mohawk shareholders. This discussion is based upon the US Internal Revenue Code of 1986, as amended

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and in effect (the "Code"), Treasury regulations, administrative rulings and judicial decisions currently in effect. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the following discussion.

    For purposes of this discussion, "US Holder(s)" means a beneficial owner(s) of New National Grid ADSs who is:

    - a citizen or resident of the United States,

    - a corporation, or other entity taxable as a corporation, or a partnership created or organized under the laws of the United States or any of its political subdivisions, or

    - an estate or trust that is subject to US federal income tax on its income regardless of its source.

    This discussion does not describe all aspects of US taxation or UK taxation that may be relevant to US Holders in light of their particular circumstances. The discussion assumes that shareholders hold their Niagara Mohawk common stock and will hold New National Grid ADSs as capital assets within the meaning of
Section 1221 of the Code. The discussion does not apply to shareholders subject to special treatment under US federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, brokers, dealers, persons that hold Niagara Mohawk common stock as part of a straddle, hedge or conversion transaction or persons who acquired Niagara Mohawk common stock through the exercise of employee stock options or otherwise as compensation. Except as provided below, the discussion does not consider the potential effects of any state, local or foreign tax laws.

    None of National Grid Group, New National Grid or Niagara Mohawk has requested a ruling from the US Internal Revenue Service with respect to any of the US federal income tax consequences of the merger. As a result, there can be no assurance that the Internal Revenue Service will agree with any of the conclusions described below.

    Holders of Niagara Mohawk common stock should consult their own tax advisors regarding the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

US TAX CONSEQUENCES OF THE MERGER

    In the opinions of PricewaterhouseCoopers LLP, special tax advisors to National Grid Group and New National Grid, and Bryan Cave LLP, special tax counsel to Niagara Mohawk, for US federal income tax purposes:

    - the merger, together with the scheme of arrangement, will be treated for US federal income tax purposes as a transaction described in Section 351 of the Code, and no gain or loss will be recognized as a result thereof by National Grid Group, New National Grid or Niagara Mohawk;

    - no gain or loss will be recognized by Niagara Mohawk shareholders who receive solely New National Grid ADSs in exchange for their Niagara Mohawk common stock pursuant to the merger, except with respect to any cash received instead of a fractional share;

    - capital gain or loss will be recognized by Niagara Mohawk shareholders who receive solely cash in exchange for their Niagara Mohawk common stock pursuant to the merger, in an amount equal to the difference between the amount of cash received and their adjusted tax basis in their Niagara Mohawk common stock;

    - a Niagara Mohawk shareholder who exchanges his Niagara Mohawk common stock for a combination of New National Grid ADSs and cash, will recognize gain (I.E., the amount by which the sum of the cash received and the fair market value of the New National Grid ADSs received exceeds his adjusted tax basis in his Niagara Mohawk common stock surrendered), if any, but only to the extent of the amount of cash received; any loss will not be recognized;

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
    - a US Holder of Niagara Mohawk common stock who receives cash instead of a fractional New National Grid ADS should be treated as having received the fractional share in the merger and then having exchanged the fractional share for cash in a redemption by New National Grid; the US Holder will generally recognize gain or loss equal to the difference between the amount of cash received and that US Holder's adjusted tax basis in the New National Grid ADS that is allocable to the fractional share;

    - the aggregate tax basis of the New National Grid ADSs received by a US Holder will be the same as the aggregate tax basis of the Niagara Mohawk common stock surrendered in exchange therefor in the merger increased by the gain recognized, if any, and reduced by any cash received pursuant to the merger; and

    - the holding period for the New National Grid ADSs received by a US Holder will include the holding period of the Niagara Mohawk common stock surrendered in exchange therefor in the merger.

    The tax opinions are subject to qualifications and are based on currently applicable law, certain factual representations made by National Grid Group, New National Grid and Niagara Mohawk and certain assumptions. The material assumptions are that (i) the merger and the scheme of arrangement will be completed as contemplated by the registration statement and in accordance with the provisions set forth in the merger agreement, (ii) any statements concerning the merger set forth in the merger agreement or the registration statement are true, correct and complete, and (iii) any representations made by National Grid Group, New National Grid or Niagara Mohawk concerning the merger are true, correct and complete. Moreover, the tax opinions are in no way binding on the Internal Revenue Service or any courts. Any change in currently applicable law, which may or may not be retroactive, or failure of any of such factual representations or assumptions to be true, correct and complete in all material respects, could affect the continuing validity of the tax opinions.

    NEW YORK STATE TRANSFER TAXES

    It is expected that, as a result of the merger, the New York State Real Estate Transfer Tax ("Transfer Tax") will be imposed on Niagara Mohawk shareholders. New National Grid has agreed to pay such Transfer Tax directly to New York State taxing authorities on behalf of the shareholders. For US federal income tax purposes, any such payments made on behalf of a shareholder may result in the deemed receipt of additional consideration by such shareholder in proportion to the number of shares of Niagara Mohawk common stock owned by such shareholder. In such event, such shareholder would be deemed to have paid such Transfer Tax on his own behalf.

    BACKUP WITHHOLDING

    Certain non-corporate Niagara Mohawk shareholders may be subject to backup withholding at a 31% rate on payments received in connection with the merger (including cash paid instead of fractional shares of New National Grid ADSs). Backup withholding will not apply, however, to a Niagara Mohawk shareholder who
(i) furnishes a correct taxpayer identification number and certifies as to not being subject to backup withholding on the substitute Form W-9 or successor form which will be included in the letter of transmittal to be delivered to Niagara Mohawk shareholders prior to the completion of the merger, (ii) provides a certification of foreign status on Form W-8 or successor form or (iii) is otherwise exempt from backup withholding.

    If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against your US federal income tax liability, and a US Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal

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Revenue Service. You should consult with your own tax advisors as to your qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    You may prevent backup withholding by completing a substitute Form W-9 or substitute Form W-8, as applicable, and submitting it to the paying agent when you submit your Niagara Mohawk common stock certificates.

    REPORTING REQUIREMENTS

    The former holders of Niagara Mohawk common stock will be required to attach to their income tax returns for the taxable year in which the completion of the merger occurs, and maintain a permanent record of, a complete statement of all the facts relating to the exchange of shares in connection with the merger. The facts to be disclosed by a former holder include the former holder's basis in the Niagara Mohawk common stock transferred to New National Grid and the number of New National Grid ADSs received in the merger.

US TAX CONSEQUENCES OF THE OWNERSHIP OF ADSS

    Dividends paid to a US Holder by New National Grid with respect to the ADSs will be taxable as ordinary income to the US Holder for US federal income tax purposes to the extent paid out of New National Grid's current or accumulated earnings and profits, as determined for US federal income tax purposes, based on the US dollar value of the dividend on the date the dividend is actually or constructively received by the Depositary, calculated by reference to the exchange rate on the relevant date.

    A US Holder, generally, is entitled to a UK tax credit of one ninth of the amount of the cash dividend that is offset by the UK withholding tax. Under the present US-UK income tax treaty, US Holders will include as ordinary income the amount of any dividend paid by New National Grid out of its current or accumulated earnings and profits, as determined for US federal income tax purposes (the "base dividend"), plus, if an election is made on US IRS
Form 8833 (Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b)), the amount of any UK tax credit (the "dividend gross-up"). For example, if New National Grid paid a dividend of $90 for US federal income tax purposes, a US Holder making the election referred to above would recognize ordinary income of $100, comprised of $90 of the base dividend plus $10 of the dividend gross-up (reflecting the $10 UK tax credit.) The income is recognized when the dividend is actually or constructively received by the Depositary. The dividend will not be eligible for the dividends-received deduction generally allowed to US corporations in respect of dividends received from other US corporations. Distributions in excess of New National Grid's current and accumulated earnings and profits, as determined for US federal income tax purposes, will be treated as a return of capital to the extent of the US Holder's basis in the ADSs, and thereafter as capital gain.

    Subject to some specific limitations and requirements, a US Holder will be entitled, generally, to credit the UK withholding tax against the US Holder's US federal income tax liability. To obtain a foreign tax credit, US Holders must make an election on US IRS Form 8833 (Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b)), which must be filed with their US federal income tax return for the relevant year. Claiming a US foreign tax credit with respect to the UK withholding tax may result in a lower effective US federal income tax rate on dividends paid by New National Grid for certain US Holders. US Holders who do not elect to claim a foreign tax credit may instead claim a deduction for any UK withholding tax. Eligible US Holders who rely on the US-UK income tax treaty should consider disclosing this reliance on their US federal income tax return. US Holders who fail to disclose reliance on a treaty where disclosure is required are subject to penalties under US federal income tax law. THE RULES RELATING TO THE COMPUTATION OF FOREIGN TAXES ARE COMPLEX AND US HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT A CREDIT WOULD BE AVAILABLE AND WHETHER ANY FILINGS OR OTHER ACTIONS MAY BE REQUIRED TO SUBSTANTIATE THEIR FOREIGN TAX CREDIT CLAIM.

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    TAXATION OF CAPITAL GAINS

    In general, for US federal income tax purposes, US Holders of ADSs will be treated as the owners of the underlying ordinary shares that are represented by the ADSs and deposits and withdrawals of ordinary shares by US Holders in exchange for ADSs will not be treated as a sale or other disposition for US federal income tax purposes. In the event a US Holder exchanges his ADSs for ordinary shares of New National Grid, the US Holder's tax basis and holding period for the ordinary shares will be the same as the tax basis and holding period of the ADSs exchanged therefor.

    Upon a sale or other disposition of ADSs, a US Holder will recognize a gain or loss for US federal income tax purposes in an amount equal to the difference between the US dollar value of the amount realized and the US Holder's tax basis (determined in US dollars) in the ADSs. Generally, the gain or loss will be a long-term capital gain or loss if the US Holder's holding period for the ADSs exceeds one year, and any gain or loss generally will be US source income.

UK TAX CONSEQUENCES TO US HOLDERS OF THE OWNERSHIP OF ADSS

    For the purposes of the US-UK income tax treaty, US Holders of ADSs will be treated as owners of the ordinary shares underlying the ADSs.

    TAXATION OF DIVIDENDS

    The US-UK income tax treaty contains provisions that are intended to extend the benefits of the UK integrated tax system to US Holders eligible for treaty benefits ("eligible US Holders"). As discussed above in "US Tax Consequences of the Ownership of ADSs," the treaty provides that eligible US Holders, generally, are entitled to a UK tax credit that is offset by the UK withholding tax.

    TAXATION OF CAPITAL GAINS

    A US Holder who is not a resident or ordinarily resident for tax purposes in the United Kingdom, generally, will not be liable for UK tax on capital gains realized on the disposal of his ADSs. This general rule does not apply if, at the time of the disposal, the US Holder carries on a trade, profession or vocation in the UK through a branch or agency and the ADSs are or have been used, held or acquired for the purposes of such trade, profession or vocation, or for the purposes of such branch or agency. An individual US Holder who has, on or after March 17, 1998, ceased to be resident or ordinarily resident for tax purposes in the UK for a period of less than five tax years and who disposes of ADSs during that period may be liable for UK tax on capital gains realized, subject to any available exemption or relief.

    STAMP DUTY AND STAMP DUTY RESERVE TAX

    UK stamp duty is charged in respect of certain documents and UK stamp duty reserve tax ("SDRT") is imposed in respect of certain transactions in securities.

    Transfers of the ordinary shares will generally be subject to UK stamp duty at the rate of 50p for every L100, or part thereof, of the consideration given for the transfer (with rounding up to the nearest multiple of L5). An agreement to transfer ordinary shares or any interest in the ordinary shares for money or money's worth will normally give rise to a charge of SDRT at the rate of 0.5% of the consideration given. If an agreement to transfer ordinary shares is completed by a duly stamped transfer within six years, then the charge to SDRT will be cancelled or, where the SDRT charge has been paid, the SDRT will be repaid, provided that a claim for repayment is made.

    Transfers of shares through the electronic transfer system known as "CREST" are generally subject to SDRT rather than stamp duty.

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    A charge to stamp duty or SDRT respectively at the rates of L1.50 for every
L100, or part thereof, or 1.5% of the value of the consideration or, in some circumstances, the value of the ordinary shares concerned, may arise on a transfer of the ordinary shares to the Depositary or to certain persons providing a clearance service or their nominees or agents and will generally be payable by the Depositary or person providing the clearance service. Any tax or duty payable by the Depositary on deposit of ordinary shares will be charged by the Depositary to the party to whom ADSs are delivered against the deposits. However, any SDRT or stamp duty arising on the issue of the ADSs constituting merger consideration will be paid by New National Grid.

    No liability for stamp duty should arise on any transfer of an ADS or beneficial ownership of such ADS, provided that the ADS and any instrument of transfer or written agreement to transfer is executed outside the United Kingdom, and remains at all times outside the United Kingdom. In any other case, a charge to AD VALOREM stamp duty may arise.

    SDRT will not be payable on any agreement to transfer the American Depositary Receipts ("ADRs") evidencing ADSs or beneficial ownership of the ADRs. A transfer of the underlying ordinary shares from the Depositary to the holder of an ADS upon cancellation of the ADS generally will be subject to a fixed UK stamp duty of L5 per instrument of transfer.

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                              THE MERGER AGREEMENT

    THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW HIGHLIGHTS CERTAIN IMPORTANT TERMS OF THE MERGER AGREEMENT AS AMENDED, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IT MAY NOT INCLUDE ALL THE INFORMATION THAT INTERESTS OR IS RELEVANT TO YOU. WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

MERGER EFFECTIVE TIME

    The merger will become effective upon the later of the filing of a certificate of merger relating to the merger by the Department of State of the State of New York and the filing of a certificate of merger relating to the merger with the Secretary of State of the State of Delaware or upon a later date agreed upon by the parties and specified in the certificates of merger; provided that the Merger Effective Time shall occur as soon as reasonably practical but no later than seven days after the Scheme Effective Time.

EFFECTS OF THE MERGER

    At the Merger Effective Time, Grid Delaware, Inc. will be merged with and into Niagara Mohawk and Niagara Mohawk will continue its corporate existence with the same certificate of incorporation and bylaws as in effect immediately prior to the Merger Effective Time. The additional effects of the merger will be as set forth in the applicable provisions of New York and Delaware law.

    At the Merger Effective Time, all shares of common stock of Grid
Delaware, Inc. issued and outstanding prior to the merger will be converted into the right to receive a number of shares of common stock of Niagara Mohawk equal to the number of issued and outstanding Niagara Mohawk shares at the Merger Effective Time. Each share of Niagara Mohawk common stock will be converted into the right to receive the merger consideration in the form of cash, ADSs or a combination of cash and ADSs.

    No fractional ordinary shares or scrip representing fractional ADSs will be issued in the merger. Shareholders will receive a cash payment in place of fractional shares.

    As a result of the merger, the common stock of Niagara Mohawk will no longer be publicly traded. Following the merger, persons who were shareholders of Niagara Mohawk immediately prior to the merger will no longer have an opportunity to continue to hold an interest in Niagara Mohawk as a separate business entity.

    Trading in the common stock of Niagara Mohawk on the New York Stock Exchange will cease immediately following the Merger Effective Time. At such time, the common stock will be delisted from the New York Stock Exchange. Registration of the common stock under the Securities Exchange Act of 1934, as amended, will also be terminated, as will the ongoing disclosure requirements thereunder with respect to the common stock.

ELECTION

    Holders of shares of Niagara Mohawk common stock (other than shares held by Niagara Mohawk, National Grid Group, New National Grid or their wholly owned subsidiaries, which will be cancelled in the merger) issued and outstanding immediately prior to the election deadline will be entitled to choose one of the consideration options, listed below on their form of election:

    - to receive cash consideration for each share;

    - to receive ADS consideration for each share; or

    - to exchange some of their shares for cash and some for ADSs.

    Niagara Mohawk shares as to which no election as to the type of consideration has been made will be deemed to have elected cash or ADSs as determined by National Grid Group.

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
    A form of election (as described herein) and complete instructions for properly making an election to receive cash, ADSs or a combination of cash and ADSs will be mailed to shareholders under separate cover not more than 90 days nor less than 30 days before the anticipated day of the completion of the merger, which is currently expected to be in late 2001.

LIMITS ON CASH AND ADS CONSIDERATION

    Under the merger agreement, the total amount of cash consideration to be paid in the merger will be $1.015 billion with the balance to be paid in ADS consideration. National Grid Group has a right to increase the cash election number to follow the elections of Niagara Mohawk's shareholders more closely.

ALLOCATION

    If the number of shares of Niagara Mohawk common stock for which cash is elected would result in an amount of cash payable to Niagara Mohawk shareholders exceeding the cash election number ($1.015 billion, unless increased by National Grid Group in accordance with the terms of the merger agreement), then:

    - those shares with respect to which ADS elections or no elections were made will be exchanged for ADSs; and

    - the cash will be prorated among the other shares of Niagara Mohawk common stock.

    If the number of shares of Niagara Mohawk common stock for which ADSs are elected does not result in at least $1.015 billion of cash being elected then:

    - all shares for which a cash election or no elections were made will be exchanged for cash; and

    - the remaining cash will be prorated among the shares for which an ADS election was made.

    In all instances, cash will be paid in place of fractional ADSs.

    As a result of the above-described proration, the amount of cash and ADSs received by shareholders may differ from their actual elections. If one form of consideration is oversubscribed by the Niagara Mohawk shareholders, a shareholder may receive all or part of his consideration in the undersubscribed form of consideration.

EXCHANGE OF STOCK CERTIFICATES

    EXCHANGE AGENT.  National Grid Group, New National Grid or Grid
Delaware, Inc., as the case may be, will deposit with The Bank of New York acting as Exchange Agent cash equal to the sum of the total cash payable in exchange for outstanding Niagara Mohawk common stock and the number of ordinary shares represented by the ADSs to be issued in the merger.

    EXCHANGE PROCEDURES. At least 30 and no more than 90 days before the anticipated day of the completion of the merger, the Exchange Agent will mail a form of election to each record shareholder (as of a record date to be determined by Niagara Mohawk, New National Grid and National Grid Group) of Niagara Mohawk common stock. The Exchange Agent will use its best efforts to make a form of election available to all persons who become shareholders of Niagara Mohawk after the record date. To be effective, a form of election must be:

    - properly completed and signed by the shareholder of record;

    - accompanied by the certificates for the Niagara Mohawk common stock for which the election is being made (duly endorsed in blank or otherwise acceptable for transfer on the books of Niagara Mohawk, or by an appropriate guarantee of delivery); and

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
    - delivered to the exchange agent before 5:00 p.m. on the fifth business day immediately preceding the day of the completion of the merger.

    Holders may revoke their elections by sending written notice to the Exchange Agent before the deadline for submitting elections. Elections will be automatically revoked if the Exchange Agent receives written notice from New National Grid, National Grid Group and Niagara Mohawk that the merger has been abandoned. Upon any such revocation, the certificates (or delivery guarantees) covered by the election shall be promptly returned. New National Grid or National Grid Group, as the case may be (and, at their option, the Exchange Agent), will have the discretion to determine whether forms of election have been properly completed, signed and submitted or revoked, and to disregard defects in the forms of election.

    Promptly after the Merger Effective Time, the Exchange Agent will mail the following materials to each shareholder of record of Niagara Mohawk whose shares were converted into the right to receive consideration in the merger and who did not return a properly completed form of election:

    - a letter of transmittal for use in submitting his shares to the Exchange Agent for exchange; and

    - instructions explaining what the shareholder must do to effect the surrender of Niagara Mohawk certificates in exchange for consideration to be issued in the merger.

If the shareholder has not already submitted all of his certificates accompanied by a form of election, the shareholder should complete and sign the letter of transmittal and return it to the Exchange Agent together with his certificates in accordance with the instructions. Shareholders who hold shares through a nominee (for example if their shares of common stock are held by a broker as nominee) will not need to request that certificates be issued. Those shareholders will need to make their elections in the same time period and will receive separate instructions at that time.

    LOST, STOLEN OR DESTROYED CERTIFICATES. If certificates for any Niagara Mohawk common stock have been lost, stolen or destroyed, the shareholder must submit an affidavit to that effect to the Exchange Agent. New National Grid or the surviving corporation in the merger may also require the shareholder to deliver a bond to the Exchange Agent in an amount reasonably required to indemnify the Exchange Agent against claims with respect to lost certificates.

    TRANSFER OF OWNERSHIP. The Exchange Agent will issue payment for shares of Niagara Mohawk common stock to a person other than the person in whose name the Niagara Mohawk certificate surrendered in exchange therefor was registered only if the surrendered certificate is properly endorsed and otherwise in proper form for transfer. The person requesting the payment must also pay any required transfer or other taxes or establish to the satisfaction of New National Grid, National Grid Group and Niagara Mohawk that no tax is payable.

    PAYMENTS FOLLOWING SURRENDER. Until they have surrendered their certificates, holders of certificates who elect or are allocated to receive ADSs will not receive:

    - dividends and other distributions with respect to ADSs they are entitled to pursuant to the merger and that are declared or made with a record date after the Merger Effective Time; or

    - cash payment in place of fractional ADSs.

    At the time of surrender, Niagara Mohawk shareholders will receive certificates representing whole ADSs issued in exchange for Niagara Mohawk shares, the cash payable in place of fractional ADSs to which the shareholder is entitled under the merger agreement and the amount of dividends or other distributions paid with respect to whole ADSs if such distributions had a record date after the Merger Effective Time. These shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to surrender, and a payment date subsequent to surrender. Shareholders who elect to receive cash in exchange for Niagara Mohawk shares will be paid the appropriate amounts without interest.

    SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT, NEW NATIONAL GRID, NATIONAL GRID GROUP OR NIAGARA MOHAWK UNTIL THEY HAVE RECEIVED A FORM OF ELECTION. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, ADSS OR A COMBINATION OF CASH AND ADSS WILL BE MAILED TO SHAREHOLDERS UNDER SEPARATE COVER NOT MORE THAN 90 DAYS NOR LESS THAN
30 DAYS BEFORE THE ANTICIPATED DAY OF THE COMPLETION OF THE MERGER, WHICH IS CURRENTLY ANTICIPATED TO BE IN LATE 2001.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, each of Niagara Mohawk, National Grid Group, New National Grid and Grid Delaware, Inc. makes representations and warranties about itself and its business in favor of the other parties. These representations and warranties relate to such matters as:

    - the organization of the parties and their subsidiaries and similar corporate matters;

    - the parties' capital structures;

    - the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

    - the absence of breach or conflict and compliance with applicable laws, regulations, organizational documents, agreements and other existing obligations;

    - the regulatory approvals, licenses and permits of National Grid Group and its subsidiaries and Niagara Mohawk and its subsidiaries;

    - the reports and financial statements filed by National Grid Group and its subsidiaries and Niagara Mohawk and its subsidiaries with the SEC, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Federal Communications Commission, the Department of Energy or appropriate state public utilities commissions, and accuracy of the information contained therein;

    - the absence of material adverse changes and the non-occurrence of certain events with respect to National Grid Group and its subsidiaries and Niagara Mohawk and its subsidiaries;

    - the legal proceedings with respect to National Grid Group and its subsidiaries and Niagara Mohawk and its subsidiaries;

    - the accuracy of information supplied by each of Niagara Mohawk, National Grid Group, New National Grid and Grid Delaware, Inc. for use in the registration statement, of which this proxy statement/prospectus forms a part, filed by New National Grid in connection with the issuance of ADSs in the merger;

    - the accuracy of information supplied by each of them for use in filings with the UK Listing Authority in connection with the merger or the scheme of arrangement, including the circular to be issued to shareholders of National Grid Group, the listing particulars relating to New National Grid ordinary shares and the document, including explanatory statement, to be sent to shareholders of National Grid Group in connection with the scheme of arrangement;

    - tax matters;

    - with respect to Niagara Mohawk, retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

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
    - environmental compliance and liability with respect to National Grid Group and its subsidiaries and Niagara Mohawk and its subsidiaries;

    - with respect to Niagara Mohawk, regulation as a utility;

    - the National Grid Group and Niagara Mohawk shareholder votes required in connection with the merger and the scheme of arrangement;

    - with respect to Niagara Mohawk, the opinion of DLJ;

    - beneficial ownership by either Niagara Mohawk, National Grid Group or New National Grid of common stock, ordinary shares or ADSs issued by the other parties, as applicable;

    - brokers' and finders' fees incurred in connection with the merger and the scheme of arrangement;

    - with respect to Niagara Mohawk, non-applicability of certain takeover provisions to the merger;

    - insurance;

    - with respect to Niagara Mohawk, assets necessary to conduct business;

    - with respect to Niagara Mohawk, labor and employee relations;

    - with respect to Niagara Mohawk, intellectual property;

    - with respect to Niagara Mohawk, credit and commodity derivatives exposure; and

    - with respect to Niagara Mohawk, compliance by it with laws applicable to Niagara Mohawk's nuclear facilities.

CONDUCT OF BUSINESS BEFORE THE MERGER EFFECTIVE TIME

    Under the merger agreement, Niagara Mohawk has agreed, as to itself and its subsidiaries, that, during the period from the date of the merger agreement until the Merger Effective Time, except as otherwise permitted in the merger agreement or as described in the disclosure schedule provided by Niagara Mohawk to National Grid Group, or by written consent of the parties, Niagara Mohawk (and each of its subsidiaries) will, among other things:

    - carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted in the past;

    - consult with National Grid Group before initiating any changes in rates or services or accounting or entering into agreements with respect to such changes and deliver to National Grid Group for comment copies of filings and agreements related to rate matters at least four days before their filing or execution;

    - confer, provide copies of filings and cooperate with National Grid Group, notify and forewarn National Grid Group of any material changes and changes that are reasonably likely to result in a material adverse effect on Niagara Mohawk and its subsidiaries or its ability to complete the merger;

    - use all commercially reasonable efforts to obtain third-party consents required in the merger and related transactions;

    - maintain insurance coverage with financially responsible insurance companies consistent with insurance maintained by Niagara Mohawk in the ordinary course of business in accordance with past practice;

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
    - inform National Grid Group and New National Grid of any events that are reasonably likely to result in a tax change relating to the sale of Niagara Mohawk's nuclear facilities and to consult with them before making any of those changes;

and will not:

    - (1) declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than dividends paid by a subsidiary of Niagara Mohawk to Niagara Mohawk or to another subsidiary of Niagara Mohawk, regularly scheduled dividends and distributions required by the terms of preferred stock or similar securities that are not convertible into common stock, (2) split, combine or reclassify any of its capital stock or issue other securities in substitution for its capital stock or
      (3) make any redemptions, repurchases or other acquisitions of its capital shares, other than redemptions or repurchases of stock for the purpose of funding employee stock ownership and dividend reinvestment plans and redemptions, purchases or acquisitions required by the terms of any non-convertible preferred securities of Niagara Mohawk subsidiaries;

    - issue or sell capital stock or options, other than issuances of options or awards under Niagara Mohawk stock plans in connection with the hiring of new employees or upon exercise of existing options, or intercompany issuances of capital stock;

    - amend its charter or by-laws, except as contemplated by the merger agreement;

    - engage in material acquisitions or alterations of its corporate structure or ownership, except in the ordinary course of business consistent with past practice;

    - sell, lease, encumber or otherwise dispose of its assets;

    - make any additional investments in, loans or contributions to any joint venture or partnership, or undertake any guarantees or other obligations with respect to any joint venture or partnership;

    - take any action that could reasonably be expected to jeopardize the tax exempt qualification of some of Niagara Mohawk's bond issues;

    - make or rescind any material tax election or grant any power of attorney with respect to tax matters, make a request for a tax ruling or enter into a closing agreement, settle or compromise any material tax claim, action, proceeding, investigation, audit or controversy relating to taxes, or make a material change in its methods of reporting income or deductions for federal income tax purposes;

    - make any capital expenditure in excess of 110% of the amount budgeted for each fiscal year, other than in circumstances described in the merger agreement;

    - incur or guarantee indebtedness or enter into a keep-well agreement with respect to indebtedness other than (1) short-term indebtedness in the ordinary course of business consistent with past practice in amounts agreed upon by the parties, except as reasonably deemed necessary after consulting with National Grid Group following a catastrophic event,
      (2) long-term indebtedness in connection with the refinancing of existing indebtedness at stated maturity or at a lower cost of funds, or
      (3) guarantees or keep-well agreements in favor of wholly owned subsidiaries in connection with their business;

    - enter into, amend or increase the amount or accelerate the payment or vesting or termination of benefits or payments under any employee benefit or compensation plan, or other contract, agreement, commitment, arrangement, plan, trust, fund or policy or other arrangement benefiting officers, employees or directors, except for increases in the ordinary course of business consistent in process and amounts with past practice or that are otherwise required pursuant to the current terms of Niagara Mohawk benefit plans which, taken together for any group, will not result in a material increase in benefits or compensation expense or material changes in the amount which will fail to be deductible for federal income tax purposes or in acceleration or increase of parachute payments;

    - adopt, establish, enter into or implement any new employee plan, benefit or compensation program or policy, any new employment, severance or retention agreement, or other new contract, agreement or arrangement providing for any form of benefits or other compensation to any former, present or future director, officer or employee, except as required by the existing collective bargaining agreement, by employee benefit plans that are agreed to in writing by the parties or as is otherwise required under the current terms of Niagara Mohawk's employee benefit plans, or as may be necessary to implement the terms of existing severance policies (NMPC may also negotiate successor collective bargaining agreements);

    - engage in any activity which would cause a change in its status under the US Public Utility Holding Company Act of 1935;

    - make any changes in its accounting methods other than as required by law, rule, regulation or US generally accepted accounting principles or agreed to by the parties;

    - enter into any material agreements with affiliates on terms materially less favorable than those that could be obtained in arm's-length bargaining;

    - modify, amend, terminate, renew or fail to renew any material contract or waive, release or assign material rights or claims or agree to provisions that would impede the ability of Niagara Mohawk to complete the merger or with respect to which the merger will trigger default or termination provisions;

    - discharge any material liabilities other than in the ordinary course of business consistent with past practice;

    - take any action that would be reasonably likely to adversely affect the status of the merger and the scheme of arrangement taken together as a transaction described in Section 351 of the Code or cause the merger to be subject to Section 367(a)(1) of the Code;

    - terminate, amend, modify or waive any standstill agreement or standstill provisions of other agreements to which it is a party and fail to take all appropriate steps to enforce the provisions of any such agreement; or

    - take any action that would, or is reasonably likely to, result in a material breach of any provision of the merger agreement or a failure of any representation or warranty of Niagara Mohawk to be true and correct.

    Under the merger agreement, National Grid Group has agreed, as to itself and its subsidiaries, that, during the period from the date of the merger agreement until the Merger Effective Time, except as otherwise permitted in the merger agreement or by written consent of the parties, National Grid Group (and each of its subsidiaries) will, among other things:

    - carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted in the past;

    - confer with and provide copies of filings to Niagara Mohawk, notify and forewarn Niagara Mohawk of any material changes and changes that are reasonably likely to result in a material adverse effect on National Grid Group and its subsidiaries or materially impair its ability to complete the merger or the scheme of arrangement; and

    - use all commercially reasonable efforts to obtain third-party consents required in the merger and related transactions;

and will not:

    - enter into or agree to mergers, consolidations or acquisitions of assets or stock of other entities that could reasonably be expected to materially delay the completion of the merger;

    - take any action that would be reasonably likely to adversely affect the status of the merger and the scheme of arrangement taken together as a transaction described in Section 351 of the Code or cause the merger to be subject to Section 367(a)(1) of the Code;

    - take any action including amending its charter, by-laws, regulations or similar organic documents, except as provided in the merger agreement, engage in any activity that would result in a change of its status under the US Public Utility Holding Company Act of 1935; or make any changes in its accounting methods other than as required by law, rule, regulation or applicable generally accepted accounting principles, that would reasonably be expected to prevent or materially impede, interfere with or delay the merger or the scheme of arrangement; or

    - willfully take any action that would, or is reasonably likely to, result in a material breach of any provision of the merger agreement or a failure of any representation or warranty of National Grid Group to be true and correct.

    Under the merger agreement, New National Grid has agreed that both New National Grid and Grid Delaware, Inc. will perform their obligations and will not engage in any business or activity, or enter into any agreement or arrangement that is inconsistent with the merger agreement or the scheme of arrangement.

    In addition, Niagara Mohawk and National Grid Group have agreed that if they determine that the Niagara Mohawk nuclear facilities are likely to be sold but not on a timely basis in order to satisfy the conditions of the merger agreement, they would consider alternatives to the sale of these facilities before the completion of the merger and related transactions. Alternatives may include alternative governance, operational and ownership arrangements acceptable to National Grid Group that are consistent with the requirements of the Atomic Energy Act and applicable Nuclear Regulatory Commission rules and regulations.

NO SOLICITATION OF TRANSACTIONS

    Under the merger agreement, Niagara Mohawk has agreed that neither it nor any of its subsidiaries or representatives will initiate or encourage any inquiry or proposal about other mergers, sales of substantial assets, sales of 10% or more of its capital stock or other business combinations, or negotiate, discuss, approve or recommend any such alternative acquisition proposal. The merger agreement requires Niagara Mohawk to terminate any existing discussions or negotiations with any third party about such mergers, sales or similar transactions.

    Prior to the time the Niagara Mohawk shareholders adopt the merger agreement and approve related transactions, Niagara Mohawk's board of directors is not prevented from considering, approving and recommending an unsolicited alternative acquisition proposal from a third party or providing information to the offeror, if the board of directors:

    - determines in good faith, based on the written opinion of outside counsel, that the board's fiduciary duties under applicable law with respect to the alternative acquisition proposal require it to do so in order to act consistently with the fiduciary duties of its members;

    - concludes in good faith (based on the written advice of its financial advisors) that the person or group making the alternative acquisition proposal has adequate sources of financing to consummate it and that such proposal is materially more favorable to Niagara Mohawk shareholders from a financial point of view than the merger; and

    - engages in discussions or negotiations regarding the alternative acquisition proposal and provides information to the offeror of the proposal pursuant to a confidentiality agreement no more favorable to the offeror than the confidentiality agreement between National Grid Group and Niagara Mohawk.

    Niagara Mohawk must promptly notify National Grid Group of the receipt of any alternative acquisition proposal, the material terms and conditions of any such proposal, the identity of the person making the proposal, and the status and details of any such request or proposal. If Niagara Mohawk decides to accept the acquisition proposal, it must give National Grid Group five business days' written notice of its intent to accept. In addition, Niagara Mohawk and its financial and legal advisors must give National Grid Group a reasonable opportunity to adjust the terms of the merger agreement so that the parties can proceed with the merger and negotiate in good faith with National Grid Group with respect to any such adjustments. Concurrently with the termination of the merger agreement, Niagara Mohawk must also pay required termination fees (see "--Termination").

INDEMNIFICATION

    For a period of six years following the Merger Effective Time, with respect to persons who were or become employees, officers or directors of Niagara Mohawk or its subsidiaries before the Merger Effective Time or, if applicable, the Scheme Effective Time, with respect to persons who were or become employees, officers or directors of National Grid Group before the Scheme Effective Time:

    - New National Grid shall, at New National Grid's election, either maintain the current directors' and officers' liability insurance policies of National Grid Group or Niagara Mohawk, obtain new policies on terms no less favorable than the terms of the current insurance coverage, or provide tail coverage for persons currently covered by such policies on terms no less favorable than the terms of the current insurance coverage.

    - To the fullest extent permitted by law, the indemnification provisions in the charters, by-laws and similar governing documents of National Grid Group or Niagara Mohawk and its subsidiaries, will survive the merger and remain in effect with respect to activities of the officers, directors, employees and agents of the companies prior to the Merger Effective Time or the Scheme Effective Time, as applicable.

    In addition, to the extent such persons are not otherwise indemnified, New National Grid has agreed to the fullest extent permitted under applicable law and its governing documents, to indemnify, defend and hold harmless each present and former director, officer and employee of Niagara Mohawk or National Grid Group, as applicable (or any of its subsidiaries) against (1) all losses, expenses, claims, damages or liabilities or amounts paid in settlements arising out of actions or omissions occurring at or prior to the Merger Effective Time, with respect to Niagara Mohawk, and at or prior to the Scheme Effective Time, with respect to National Grid Group, that arise in whole or in part out of the fact that such person was a director, officer or employee of Niagara Mohawk or National Grid Group, as applicable (or any of its subsidiaries); and (2) any losses to the extent they are based on or relate to the transactions contemplated by the merger agreement. Subject to certain conditions, the surviving corporation will pay for counsel for the indemnified parties and will cooperate in the indemnified party's defense, but it will not be liable for any settlement effected without its written consent.

CORPORATE GOVERNANCE MATTERS

    NATIONAL GRID BOARD. New National Grid agreed to take all actions necessary to appoint all members serving on the National Grid Group board of directors immediately prior to the Merger Effective Time, the current Chief Executive Officer of Niagara Mohawk and one additional outside director of the board of directors of Niagara Mohawk, as determined by National Grid Group, to serve on the New National Grid board of directors following the Merger Effective Time.

    ADVISORY BOARD. Promptly following the Merger Effective Time, New National Grid agreed to cause the surviving entity in the merger to establish an advisory board which will be maintained for at least two years. The advisory board will be comprised of up to 12 persons who were, immediately prior to the Merger Effective Time, serving as non-executive members of Niagara Mohawk's board of directors, who are not appointed to serve on the New National Grid board of directors and who are willing to serve in such capacity on the advisory board. The function of the advisory board will be to advise the surviving entity's board of directors with respect to general business as well as opportunities and activities in the State of New York and to maintain and develop customer relationships in the State of New York. The board will meet at least three times a year.

    NATIONAL GRID USA BOARD. For a period of two years after the Merger Effective Time, the current Chief Executive Officer of Niagara Mohawk shall serve as Chairman of the board of directors of National Grid USA and two other current executive officers of Niagara Mohawk as determined by National Grid Group will serve on the board of directors of National Grid USA.

WORKFORCE AND EMPLOYEE BENEFIT MATTERS

    New National Grid will honor or will cause the appropriate subsidiary to honor all collective bargaining agreements in effect at the Merger Effective Time until their expiration and assume all rights and obligations under those agreements.

    Subject to compliance with applicable laws and obligations under applicable collective bargaining agreements, for a period of two years following the Merger Effective Time:

    - reductions in workforce, if any, in respect of US employees of New National Grid and its subsidiaries will be made on a fair and equitable basis, as determined by New National Grid, and any US employees whose employment is terminated or job is eliminated during such period will have a right to participate on a fair and equitable basis in the job opportunity and placement programs offered by New National Grid or any of its subsidiaries for which these US employees are eligible; and

    - workforce reductions, if any, carried out by the surviving entity will be done in accordance with all applicable collective bargaining agreements, and all laws governing the employment relationship and its termination, including the Worker Adjustment and Retraining Notification Act and regulations thereunder, and any similar state or local law.

    Under the merger agreement, employee benefit plans will be treated in the following manner:

    - New National Grid or its subsidiaries will provide for two years after the day of the completion of the merger, compensation, benefits and coverage to current employees and retirees of Niagara Mohawk or its subsidiaries, other than those covered by a collective bargaining agreement, who continue employment with New National Grid or its subsidiaries, that are no less favorable in the aggregate than those provided to such employees and retirees immediately prior to the merger;

    - New National Grid and the surviving entity and its other subsidiaries will honor all obligations to current and former officers of Niagara Mohawk or its subsidiaries, and to their beneficiaries, under employment agreements and benefit plans, and assume all other obligations under employment, severance, consulting and retention agreements or arrangements and benefit plans;

    - the compensation, benefits and coverage provided to employees who are covered by a collective bargaining agreement will continue to be provided under the terms of that agreement;

    - with some exceptions and modifications, New National Grid or its subsidiaries will provide severance benefits that are equivalent to those provided to employees of Niagara Mohawk and its subsidiaries (other than with respect to employees covered by a collective bargaining agreement) on the date of the merger agreement to such employees who continue employment with New National Grid or its subsidiaries, if their employment is terminated within 24 months after the merger;

    - employees and retirees of Niagara Mohawk or its subsidiaries, other than employees covered by a collective bargaining agreement, who continue employment with New National Grid or its

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      subsidiaries will receive full credit for all service with Niagara Mohawk or its subsidiaries, to the same extent as their service was credited by Niagara Mohawk or its subsidiaries, for purposes of eligibility, vesting, accrual of benefits and determination of the level of benefits in any benefit plan or arrangement of New National Grid or its subsidiaries (exceptions apply if their credit would provide duplication of benefits or if New National Grid or its subsidiaries establish certain non-replacement plans or arrangements after the merger);

    - New National Grid or its subsidiaries generally will, with respect to any welfare benefit plan of New National Grid or its subsidiaries in which continuing employees other than those covered by a collective bargaining agreement may be eligible to participate after the completion of the merger, (1) waive for such employees all limitations as to preexisting conditions, exclusions and waiting periods, other than limitations or waiting periods that are already in effect and (2) provide those employees with credit for any co-payments and deductibles paid prior to the completion of the merger in satisfying applicable credit or out-of-pocket requirements;

    - except as may be limited by any applicable law or collective bargaining agreement, New National Grid and its subsidiaries may elect to merge or replace Niagara Mohawk's benefit plans, agreements, or arrangements into or with those of New National Grid or its subsidiaries; and

    - Niagara Mohawk has agreed to use its reasonable efforts to take all necessary actions to have each stock option outstanding pursuant to Niagara Mohawk's 1992 Stock Option Plan, whether or not then exercisable, cancelled and exchanged for an amount in cash from Niagara Mohawk equal to the result of multiplying (1) the number of shares of Niagara Mohawk common stock previously subject to the option by (2) the excess of the merger consideration over the per share exercise price of the option.

CONDITIONS TO COMPLETION OF THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. Unless waived in writing, the obligations of the parties to complete the merger are subject to satisfaction of the following conditions:

    - the shareholders of Niagara Mohawk have adopted the merger agreement and the shareholders of National Grid Group have approved the merger;

    - no court of competent jurisdiction or other governmental authority has enacted, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that has the effect of making illegal or otherwise restricting or prohibiting completion of the scheme of arrangement, the merger or related transactions;

    - the proxy/registration statement has been declared effective and the SEC has not taken or threatened any prohibitory action;

    - the UK Listing Authority has agreed to admit to its Official List the ordinary shares represented by the ADSs to be issued in the merger and the ordinary shares to be issued pursuant to the scheme of arrangement and such agreement has not been withdrawn, and the ADSs to be issued in the merger have been approved for listing, upon official notice of issuance, on the New York Stock Exchange;

    - the sale by Niagara Mohawk of its nuclear facilities has closed and conforming license amendments have been issued by the Nuclear Regulatory Commission to reflect the change in ownership, or National Grid Group and Niagara Mohawk have agreed to an alternative to the sale, with respect to which all required approvals (which will include approvals by the US Nuclear Regulatory Commission, the New York Public Service Commission and other regulatory bodies) and any necessary conforming license amendments have been received;

    - the parties have obtained the required statutory approvals from agencies, including a confirmation from the New York Public Service Commission that PowerChoice will remain in effect in

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      accordance with its terms in all material respects following completion of the merger (see "The Merger--Regulatory Matters" below) which have become final orders as required in the merger agreement; and

    - the applicable waiting periods under the Hart Scott Rodino ("HSR") Act have expired or have been terminated.

    CONDITIONS TO THE OBLIGATIONS OF NEW NATIONAL GRID AND NATIONAL GRID GROUP. The obligations of New National Grid and National Grid Group are also subject to satisfaction of the following conditions:

    - Niagara Mohawk has performed, in all material respects, those agreements and covenants in the merger agreement required to be performed by Niagara Mohawk at or prior to the Merger Effective Time;

    - the representations and warranties of Niagara Mohawk contained in the merger agreement are true and correct as of the date of the merger agreement and, subject to certain exceptions, as of the day of the closing of the merger, unless any failure of the representations and warranties to be true and correct could not individually or in the aggregate be reasonably expected to result in a material adverse effect on the business of Niagara Mohawk;

    - New National Grid and National Grid Group have received a certificate from the chief financial officer of Niagara Mohawk stating that the above conditions have been satisfied;

    - Niagara Mohawk has obtained certain consents as required in the merger agreement;

    - Niagara Mohawk has obtained certain agreements executed by its "affiliates" (as the term is defined under the Securities Act) as provided in the merger agreement;

    - New National Grid and National Grid Group have received a satisfactory written opinion from PricewaterhouseCoopers LLP opining, among other things, that the merger, together with the scheme of arrangement, will constitute a transaction described in Section 351 of the Code and no gain or loss will be recognized by New National Grid or National Grid Group as a result thereof;

    - New National Grid and National Grid Group have received all necessary licenses, permits and other governmental approvals necessary to be transferred or issued to New National Grid and National Grid Group in order for it to continue business operations of Niagara Mohawk and its subsidiaries; and

    - the High Court of Justice in London, England, has sanctioned the scheme of arrangement on terms contemplated by the merger agreement, and the scheme of arrangement has been approved by National Grid Group shareholders.

    CONDITIONS TO OBLIGATIONS OF NIAGARA MOHAWK. The obligations of Niagara Mohawk are also subject to satisfaction of the following conditions:

    - National Grid Group and New National Grid have performed, in all material respects, those agreements and covenants in the merger agreement required to be performed by National Grid Group and New National Grid at or prior to the Merger Effective Time;

    - the representations and warranties of National Grid Group, New National Grid and Grid Delaware, Inc. contained in the merger agreement are true and correct as of the date of the merger agreement and, subject to certain exceptions, as of the day of the completion of the merger, unless any failure of the representations and warranties to be true and correct could not individually or in the aggregate be reasonably expected to result in a material adverse effect on the business of National Grid Group;

    - Niagara Mohawk has received a certificate from the chief financial officer of National Grid Group and New National Grid stating that the above conditions have been satisfied;

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    - National Grid Group and New National Grid have obtained certain consents as required in the merger agreement unless the failure to obtain such consents could not reasonably be expected to have a material adverse effect on National Grid Group or Niagara Mohawk;

    - Niagara Mohawk has received a satisfactory written opinion from Bryan Cave LLP opining, among other things, that the merger, together with the scheme of arrangement, will constitute a transaction described in Section 351 of the Code, and no gain or loss will be recognized by Niagara Mohawk pursuant to the merger, and no gain or loss will be recognized by Niagara Mohawk shareholders who receive solely ADSs pursuant to the merger; and

    - Niagara Mohawk has received an opinion from CMS Cameron McKenna, substantially to the effect that the New National Grid ordinary shares represented by the ADSs to be issued in the merger will be validly issued and fully paid.

TERMINATION

    CONDITIONS TO TERMINATION. National Grid Group, New National Grid and Niagara Mohawk have the right to terminate the merger agreement prior to the day of the completion of the merger, whether before or after the shareholders have approved the transaction, by mutual written consent of the boards of directors. Both National Grid Group and Niagara Mohawk also have the right to terminate the merger agreement under the following circumstances:

    - if any state or federal law, order, rule or regulation prohibits the merger (such determination must be supported by an opinion of outside counsel) or if any court or government authority issues a nonappealable final order or other permanent action restraining, enjoining or otherwise prohibiting the merger;

    - upon written notice to the other parties, if the merger has not been completed by December 31, 2001, so long as the delay has not been caused by a failure of the party seeking termination to fulfill its obligations under the merger agreement. If all closing conditions are satisfied or able to be satisfied on December 31, 2001, other than receipt of the required statutory approvals and/or the sale or other arrangement relating to Niagara Mohawk's nuclear facilities, to the extent conditions with respect to Niagara Mohawk's nuclear facilities remain open, Niagara Mohawk has either entered into a definitive agreement for the sale of its nuclear facilities or satisfactory alternative arrangements with respect to these facilities have been reached by the parties, the relevant date for termination will be extended to March 31, 2002. If all closing conditions other than receipt of approvals for the sale of Niagara Mohawk's nuclear facilities are satisfied or able to be satisfied on March 31, 2002 and the definitive agreement or other arrangement for the sale of these facilities remains in effect, the date for termination will be extended to August 31, 2002;

    - upon written notice to the other party, if the shareholders of such party do not approve the merger or adopt the merger agreement, as the case may be, at their duly held shareholder meeting;

    - by Niagara Mohawk, prior to its shareholders' adoption of the merger agreement and approval of related transactions, if Niagara Mohawk receives a third-party proposal about another merger, sale of substantial assets, sale of 10% or more of Niagara Mohawk's or any of its material subsidiaries capital stock or other business combination, in response to which Niagara Mohawk's board of directors determines, based on the written opinion of outside counsel, that the board's fiduciary duties under applicable law require it to accept such proposal in order to act consistently with the fiduciary duties of its members, and concludes in good faith (based on written advice of its financial advisors) that the person or group making the alternative proposal has adequate sources of financing to consummate it and that such proposal is materially more favorable to Niagara Mohawk

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
      shareholders than the merger; provided that before Niagara Mohawk may terminate the merger agreement:

       (1) Niagara Mohawk must give National Grid Group five business days' written notice of its intent to accept the alternative acquisition proposal (notice must also specify its material terms and identify the person making the proposal);

       (2) Niagara Mohawk and its financial and legal advisors must give National Grid Group a reasonable opportunity during this five business days' period to make any adjustments in the terms of the merger agreement that would allow Niagara Mohawk to proceed with the merger, and must negotiate in good faith with National Grid Group towards adjusting the merger agreement so as to enable the merger to proceed; and

       (3) Niagara Mohawk must pay to National Grid Group the termination fee of $150 million plus National Grid Group's out-of-pocket expenses due up to $10 million if it enters into a transaction with the offeror of the alternative acquisition proposal; or

    - upon written notice to the other party if:

       (1) the other party has materially breached a covenant, representation or warranty, and the breach remains uncured 20 days after written notice was given;

       (2) the other party's board of directors withdraws or modifies, in a manner adverse to the terminating party, its approval or recommendation to its shareholders regarding approval of the merger agreement, the merger or the scheme of arrangement (if it remains part of the transaction structure); or

       (3) New National Grid fails to deliver the consideration to be paid in connection with the merger to the Depositary, while all other conditions to New National Grid's obligations have been either satisfied or waived.

    EFFECT OF TERMINATION. If the merger agreement is terminated, there will be no liability on the part of National Grid Group, Niagara Mohawk or any of their affiliates, directors, officers or shareholders, except as otherwise provided in the merger agreement and as described below under "--Termination Fees." Nothing, however, will relieve any party from liability for a breach of the merger agreement.

    TERMINATION FEES.

    - If a party terminates the merger agreement because the other party's board of directors withdraws or modifies its recommendation to its shareholders before their approval, the other party will be obligated to pay a termination fee of $150 million and also pay in cash to the terminating party all documented out-of-pocket expenses and fees incurred by the terminating party, up to $10 million.

    - If a party terminates the merger agreement because the other party willfully materially breaches a representation, warranty, covenant or agreement under the merger agreement, the non-breaching terminating party may recover appropriate amounts at law or in equity available to that party.

    - If Niagara Mohawk terminates the merger agreement because its board of directors determines that their fiduciary duties make it necessary to accept an alternative acquisition proposal (as described above), Niagara Mohawk will pay in cash to National Grid Group a termination fee equal to $150 million in addition to any amounts that have already been paid to National Grid Group in respect of out-of-pocket expenses and fees up to $10 million.

    - Additionally, in certain other circumstances Niagara Mohawk may be required to pay to National Grid Group a termination fee of $150 million (plus any amounts to be paid to National Grid Group in respect of out-of-pocket expenses and fees up to $10 million). Specifically, the termination fee will be payable if the merger agreement is terminated while an alternative acquisition proposal is

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      outstanding, on the basis of a material breach by Niagara Mohawk of any representation, warranty, covenant or agreement under the merger agreement, a failure to seek or obtain the requisite shareholder approval, or a failure to complete the merger by December 31, 2001 (or the applicable later dates in the circumstances described above) and if Niagara Mohawk enters into a transaction with the offeror of the alternative acquisition proposal within two years after termination of the merger agreement (or within one year if the termination was solely the result of failure to complete the sale of Niagara Mohawk's nuclear facilities).

AMENDMENT AND WAIVER

    AMENDMENT. The parties to the merger agreement may amend the agreement by action taken by their boards of directors at any time before Niagara Mohawk shareholders and National Grid Group shareholders have approved the merger agreement at their meetings and before the Merger Effective Time. After the shareholders of either party have approved the merger agreement, however, an amendment may be made only to the extent permitted by applicable law.

    On December 1, 2000, for technical reasons, we amended the merger agreement to change the number of shares of common stock of Niagara Mohawk into which the shares of common stock of Grid Delaware, Inc. will be converted at the Merger Effective Time.

    WAIVER.  At any time prior to the Merger Effective Time, the parties may:

    - extend the time for performance of acts or obligations of the other parties;

    - waive inaccuracies in the representations and warranties of the other parties; and

    - waive compliance with agreements or conditions contained in the merger agreement, to the extent permitted by applicable law.

REGULATORY MATTERS

    Before the merger and the scheme of arrangement are completed, we must obtain a number of regulatory approvals. National Grid Group, New National Grid and the Niagara Mohawk are not aware of any material governmental consents, approvals or clearances that are required prior to the parties' consummation of the merger or the scheme of arrangement, other than those described below. It is presently contemplated that if any additional governmental consents, approvals or clearances are required, they will be sought.

    It is a condition to the completion of the merger that final orders approving the merger and the scheme of arrangement, if appropriate, be obtained from the various federal, state and foreign regulators described below. Under the merger agreement, each party has agreed to use its best efforts to obtain all governmental authorizations necessary or advisable to complete or effect the transactions contemplated by the merger agreement. Various parties may seek intervention in these proceedings to oppose the merger or to have conditions imposed upon the receipt of necessary approvals. While there can be no assurance that the consents, approvals and clearances described below or any additional consents, approvals or clearances will be obtained on satisfactory terms, the directors of New National Grid, National Grid Group and Niagara Mohawk believe that the necessary approvals can be obtained by late 2001.

HSR ACT

    The merger is subject to the requirements of the HSR Act and the rules and regulations thereunder, which provide that certain acquisition transactions may not be completed until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and until certain waiting periods have been terminated or have expired. The expiration or earlier termination of the HSR Act waiting period would not preclude the

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Antitrust Division or the FTC from challenging the merger on antitrust grounds.
If the merger is not completed within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, New National Grid, National Grid Group and Niagara Mohawk would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the merger could be completed. New National Grid, National Grid Group and Niagara Mohawk intend to file their premerger notifications in the first half of 2001.

FEDERAL POWER ACT

    Section 203 of the Federal Power Act (the "FPA") provides that no public utility may sell or otherwise dispose of its facilities subject to the jurisdiction of the Federal Energy Regulatory Commission or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the Federal Energy Regulatory Commission. Because this transaction involves a change in ownership and control of Niagara Mohawk's public utility subsidiary, the prior approval of the Federal Energy Regulatory Commission under FPA Section 203 is required in order to complete the merger. In addition, because the scheme of arrangement technically involves a change of control over National Grid Group's existing public utility subsidiaries to New National Grid, the scheme of arrangement also requires approval of the Federal Energy Regulatory Commission as a merger transaction under Section 203 of the FPA.

    Under Section 203 of the FPA, the Federal Energy Regulatory Commission is directed to approve a merger if it finds such merger "consistent with the public interest." In reviewing a merger, the Federal Energy Regulatory Commission generally evaluates: (1) whether the merger will adversely affect competition;
(2) whether the merger will adversely affect rates; and (3) whether the merger will impair the effectiveness of regulation. New National Grid, National Grid Group and Niagara Mohawk believe the proposed merger and scheme of arrangement satisfies these standards.

    An application will be filed with the Federal Energy Regulatory Commission requesting approval of the merger and the scheme of arrangement under
Section 203 of the FPA at the appropriate time.

SECURITIES AND EXCHANGE COMMISSION APPROVAL PURSUANT TO THE US PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    Section 9(a)(2) of the US Public Utility Holding Company Act of 1935 provides that it is unlawful, without the prior approval of the SEC, for any person to acquire any security of any public utility company if that person already owns 5% or more of the voting securities of another public utility company, or will by virtue of that transaction come to own 5% or more of the voting securities of two or more public utility companies. As a result of the merger and the scheme of arrangement, New National Grid will be deemed to acquire directly or indirectly all of the common shares of National Grid Group, a registered public utility holding company that owns several public utility company subsidiaries as well as the common shares of Niagara Mohawk and its public utility subsidiary. Accordingly, New National Grid and National Grid Group are required to obtain prior SEC approval under Section 9(a)(2) of the US Public Utility Holding Company Act of 1935 to complete the scheme of arrangement and the merger. An application for approval of the merger and the scheme of arrangement will be filed by New National Grid and National Grid Group at the appropriate time.

    Under the applicable standards of the US Public Utility Holding Company Act of 1935, the SEC is directed to approve a proposed acquisition unless it finds that (1) the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control, (2) the consideration to be paid in connection with the acquisition is not reasonable, (3) the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the proper functioning of the applicant's holding company system, or (4) the acquisition would violate applicable state law. In order to approve a proposed acquisition, the SEC also must find that the acquisition would tend

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towards the development of an integrated public utility system and would otherwise conform to the US Public Utility Holding Company Act of 1935's integration and corporate simplification standards.

    If the scheme of arrangement is effected, New National Grid will register as a holding company under Section 5 of the US Public Utility Holding Company Act of 1935 and become subject to regulation thereunder. National Grid Group is currently a registered holding company under Section 5 of the US Public Utility Holding Company Act of 1935. Niagara Mohawk is currently a holding company exempt from all provisions of the US Public Utility Holding Company Act of 1935, including the registration provisions, except Section 9(a)(2) (which is discussed above) because it and its public utility subsidiary are organized and doing business predominantly in a single state, New York. Following the completion of the merger, Niagara Mohawk and its subsidiaries will become subsidiaries of a registered holding company and will be subject to regulation under the US Public Utility Holding Company Act of 1935.

FEDERAL COMMUNICATIONS COMMISSION

    The Federal Communications Commission must approve the transfer of control of telecommunications permits or licenses. The Communications Act of 1934 prohibits the transfer, assignment or disposal in any manner of any construction permit or station license, or any rights thereunder, to any person without authorization from the Federal Communications Commission. In addition, a carrier must obtain permission before acquisition or operation of new lines and may not construct or extend a line, or transmit via such lines, without prior Federal Communications Commission approval. Under the Communications Act, the Federal Communications Commission will approve a transfer of control if it serves the public convenience, interest and necessity. We will seek the necessary approval from the Federal Communications Commission for the transfer of control of licenses held by Niagara Mohawk and to amend licenses and tariffs as appropriate.

STATE REGULATORY APPROVALS

NEW YORK PUBLIC SERVICE COMMISSION

    Under Section 70 of the New York State Public Service Law, the New York Public Service Commission ("NYPSC") must approve the transfer of an electric company's franchise, works or systems to another corporation. The NYPSC has previously asserted jurisdiction over mergers of holding companies of public utility corporations, even where there was no direct transfer of the franchise, works or system of the New York utility, based upon the indirect change of control. In reviewing proposed mergers, the NYPSC must determine whether the transaction is in the public interest. Factors which may be considered include ratepayer benefits, service quality and reliability, market power issues, environmental impacts, affiliate transactions and the financial integrity of the resulting corporation. We intend to seek necessary approval of the transaction by the NYPSC under Section 70 or other applicable statutes at the appropriate time.

NEW HAMPSHIRE PUBLIC UTILITY COMMISSION

    The New Hampshire Public Utility Commission ("NHPUC") must approve the direct or indirect acquisition of more than 10% of the stock or bonds of a public utility or public utility holding company doing business in the state under Section 374:33 of the New Hampshire Revised Statutes Annotated ("RSA"). The scheme of arrangement may require approval of the NHPUC under RSA 374:33 because of the indirect transfer of control of Granite State Electric Company, a subsidiary of National Grid USA, to New National Grid. Under RSA 369:8, approval is not required for a merger of a parent company of a public utility where the public utility certifies that the transaction will not have an adverse effect on the rates, terms, service or operations of the New Hampshire public utility and the NHPUC does not challenge the certification. If the NHPUC does challenge the utility's certification of no adverse effect within 30 days of the filing, the utility may amend its initial certification. If after reviewing the amended certification, the

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NHPUC still challenges the certification, the utility must review the proposed merger under RSA 374:33. The transaction may be approved under RSA 374:33 where the NHPUC determines that there will be no net harm to New Hampshire customers. If the NHPUC takes no action within 60 days after the public utility's filing of certification of no adverse effect, then the transaction is considered approved as filed. We intend to seek a waiver of any necessary approvals from the NHPUC based upon a certification that the transaction will not have an adverse effect within the state.

VERMONT PUBLIC SERVICE BOARD

    Under Section 107 of Title 30 of the Vermont Statutes Annotated, the Vermont Public Service Board ("VPSB") must approve the direct or indirect acquisition of a controlling interest in a company subject to the jurisdiction of the VPSB, or in a company which has the controlling interest in the jurisdictional company. Because New England Power Company ("NEP"), a subsidiary of National Grid USA, operates facilities in Vermont, and is subject to the VPSB's jurisdiction, the scheme of arrangement will require VPSB approval for the indirect change of control of NEP. The VPSB may approve the acquisition based upon a finding that the transaction will promote the public good and has discretionary authority to waive formal hearings. We will file for all necessary approvals from the VPSB at the appropriate time.

CONNECTICUT DEPARTMENT OF PUBLIC UTILITY CONTROL

    The Connecticut Department of Public Utility Control ("CDPUC") must approve the direct or indirect merger or consolidation of a Connecticut public service company under Section 16-43 of the Connecticut General Statutes ("CGS"). Because NEP is a public service company under Connecticut law by virtue of its ownership of the Millstone Unit III nuclear facility, the transaction may require approval by the CDPUC in the event the pending sale of NEP's interest in Millstone Unit III has not closed.

UK GOVERNMENTAL APPROVAL

    The UK Secretary of State for Trade and Industry holds a special share in National Grid Group. National Grid Group cannot undertake certain transactions, including the scheme of arrangement, without his prior written consent. National Grid Group will seek consent to implement the scheme of arrangement from the UK Secretary of State for Trade and Industry.

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                             SCHEME OF ARRANGEMENT

    The board of directors of National Grid Group intends to recommend to National Grid Group shareholders a proposal to introduce a new holding company for National Grid Group. The holding company structure will be effected through a scheme of arrangement which must be sanctioned by the High Court in London, England and approved by National Grid Group's shareholders. Under the scheme of arrangement, New National Grid will issue one share in New National Grid in exchange for each outstanding National Grid Group share. As a result, New National Grid will become the holding company for National Grid Group. The special share in National Grid Group will be cancelled and New National Grid will issue a special share to the UK Secretary of State for Trade and Industry in his capacity as holder of the National Grid Group special share.

    Following the scheme of arrangement becoming effective, ordinary shares of New National Grid will be admitted to the Official List of the UK Listing Authority and traded on the London Stock Exchange, New National Grid ADSs will be listed for trading on The New York Stock Exchange and New National Grid will be subject to the registration and information requirements of the US securities laws.

    The rights attaching to New National Grid ordinary shares will be substantially the same as those currently attaching to National Grid Group ordinary shares. Thus, after the scheme of arrangement is implemented (but before completion of the merger), holders of New National Grid Group ordinary shares will have their interest in National Grid Group replaced by an equivalent proportionate interest in New National Grid and, subject to the effect of exercise of options to subscribe for National Grid Group shares granted under National Grid Group share schemes, their proportionate interests in the profits, net assets and dividends in the National Grid Group will not be affected.

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          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTORY NOTE

    The following Unaudited Pro Forma Condensed Combined Financial Information gives pro forma effect to the acquisition of National Grid USA (formerly New England Electric System) and the proposed acquisition of Niagara Mohawk, after giving effect to the pro forma adjustments described in the accompanying notes. The Unaudited Pro Forma Condensed Combined Income Statement for the year ended March 31, 2000 does not include the results of Eastern Utilities Associates
(EUA), which was acquired by National Grid Group on April 19, 2000 for a cash consideration of L414.0 million. The EUA acquisition has not been included on the grounds that this acquisition does not constitute a significant transaction.

    The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the respective historical consolidated accounts and notes thereto of National Grid Group, National Grid USA and Niagara Mohawk, which are incorporated by reference in this proxy statement/prospectus.

    The Unaudited Pro Forma Condensed Combined Financial Information is provided for illustrative purposes only and does not purport to represent what the actual results of operations or the financial position of the Combined Group, comprising National Grid Group, National Grid USA, EUA (except in respect of the Unaudited Pro Forma Condensed Combined Income Statement for the year ended
March 31, 2000) and Niagara Mohawk, would have been had the acquisitions of National Grid USA and Niagara Mohawk occurred on the dates assumed, nor is it necessarily indicative of the Combined Group's future operating results or combined financial position. No account has been taken within the Unaudited Pro Forma Condensed Combined Financial Information of any future synergies (including cost savings) or any future severance and restructuring costs, which are expected to occur following the acquisition of National Grid USA and the proposed acquisition of Niagara Mohawk, as at the date or period of presentation of the Unaudited Pro Forma Condensed Combined Financial Information.

    Following the acquisition of National Grid USA on March 22, 2000 for a cash consideration of L2,070.8 million (see note 7 (a) to the Unaudited Pro Forma Condensed Combined Financial Information), National Grid Group applied the acquisition method of accounting under UK GAAP and similarly intends to account for the proposed acquisition of Niagara Mohawk using this method. In addition, both acquisitions qualify for the purchase method of accounting under US GAAP and the Unaudited Pro Forma Condensed Combined Financial Information has been prepared on this basis. For the purposes of the acquisition method of accounting under UK GAAP and the purchase method of accounting under US GAAP, National Grid Group is treated as the acquiring entity and National Grid USA and Niagara Mohawk are treated as the entities being acquired.

    As described in note 3 to the Unaudited Pro Forma Condensed Combined Financial Information, adjustments have been made to the historical consolidated accounts of National Grid USA and Niagara Mohawk to reflect reclassifications to conform with National Grid Group's presentation under UK GAAP.

    The historical accounts of National Grid USA and Niagara Mohawk have been prepared in accordance with US GAAP. For the purpose of presenting the Unaudited Pro Forma Condensed Combined Financial Information, financial information relating to National Grid USA and Niagara Mohawk has been adjusted to conform with National Grid Group's accounting policies under UK GAAP as described in note 6 to the Unaudited Pro Forma Condensed Combined Financial Information.

    The historical accounts of National Grid USA and Niagara Mohawk are presented in US dollars. For the purposes of presenting the Unaudited Pro Forma Condensed Combined Financial Information the adjusted income statements of National Grid USA and Niagara Mohawk in respect of the year ended December 31, 1999 and of Niagara Mohawk for the six months ended June 30, 2000 have been translated into pounds sterling at the average Noon Buying Rate for the respective periods. The adjusted balance

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

INTRODUCTORY NOTE (CONTINUED)
sheet of Niagara Mohawk at September 30, 2000 has been translated into pounds sterling at the Noon Buying Rate on September 30, 2000. See note 3 to the Unaudited Pro Forma Condensed Combined Financial Information.

    The pro forma acquisition accounting adjustments reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Information, and described in note 7 to the Unaudited Pro Forma Condensed Combined Financial Information, reflect estimates made by National Grid Group's management and assumptions that it believes to be reasonable. Actual amounts will differ from those reflected in the Unaudited Pro Forma Condensed Combined Financial Information.

    In exchange for each share of Niagara Mohawk common stock, Niagara Mohawk shareholders will receive consideration of $19.00 per Niagara Mohawk common share, if the Average Price is between $32.50 and $51.00. In the event that the Average Price is greater than $51.00, the per share consideration received by Niagara Mohawk shareholders will increase by two-thirds of the percentage of the increase in value over $51.00. In the event that the Average Price is less than $32.50, the per share consideration received by Niagara Mohawk shareholders will decrease by two-thirds of the percentage of the decrease in value below $32.50. Niagara Mohawk shareholders can elect to receive their consideration either in cash or ADSs, or a combination of both, subject to the aggregate cash consideration paid being $1.015 billion. If cash elections received from Niagara Mohawk shareholders exceed $1.015 billion, National Grid Group may, at its sole discretion, increase the cash component of the consideration. See note 7(b) to the Unaudited Pro Forma Condensed Combined Financial Information for details of the purchase consideration assumed for the purpose of calculating the acquisition adjustments.

    The Unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with UK GAAP which differs in certain significant respects from US GAAP. Note 8 to the Unaudited Pro Forma Condensed Combined Financial Information provides a description of the significant differences between UK and US GAAP, as they relate to National Grid Group. A reconciliation of the pro forma net income and pro forma shareholders' funds to US GAAP is included in note 9 to the Unaudited Pro Forma Condensed Combined Financial Information.

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2000

    The following Unaudited Pro Forma Condensed Combined Income Statement for the six months ended September 30, 2000 is derived from the unaudited historical consolidated profit and loss account of National Grid Group for the six months then ended and the unaudited historical statement of consolidated income of Niagara Mohawk for the six months ended June 30, 2000, after giving effect to the pro forma adjustments described in notes 1 to 7 to the Unaudited Pro Forma Condensed Combined Financial Information. Such adjustments have been determined as if the acquisition of Niagara Mohawk took place on April 1, 1999, the first day of the earliest financial period of National Grid Group presented in the Unaudited Pro Forma Condensed Combined Financial Information. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from and should be read in conjunction with, and supplemental to, the respective unaudited historical consolidated financial information and notes thereto of National Grid Group, and Niagara Mohawk, for the six months ended September 30, 2000 and the six months ended June 30, 2000 respectively which are incorporated by reference in this proxy statement/prospectus.

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2000 (CONTINUED)

                                     NATIONAL GRID             NIAGARA MOHAWK
                                    ---------------   --------------------------------
                                                                                         ACQUISITION
                                      SIX MONTHS       SIX MONTHS ENDED JUNE 30, 2000    ADJUSTMENTS  COMBINED GROUP
                                         ENDED                                                          PRO FORMA
                                     SEPTEMBER 30,    US GAAP    ADJUSTMENTS              UK GAAP
                                         2000         (NOTE 3)   (NOTE 5)
                                      UK GAAP                                 UK GAAP      (NOTE        UK GAAP
                                                                                           7(B))
                                    ---------------   --------   ----------   --------   ----------   --------------
                                          LM             LM          LM          LM          LM             LM
Group turnover....................      1,792.8       1,426.8         --      1,426.8           --        3,219.6
Operating costs...................     (1,456.6)      (1,267.7)      1.4 (i)  (1,266.3)        2.7       (2,720.2)
                                       --------       --------     -----      --------    --------      ---------
Operating profit..................        336.2         159.1        1.4        160.5          2.7          499.4
Share of joint ventures' and
  associate's operating
  (loss)/profit...................        (59.1)          0.9        0.9 (ii)     1.8           --          (57.3)
                                       --------       --------     -----      --------    --------      ---------
Total operating profit
--Before exceptional integration
  costs and goodwill
  amortization....................        358.6         160.0        2.3        162.3           --          520.9
--Exceptional integration costs
  (Note 4(a)).....................        (46.8)           --         --           --           --          (46.8)
--Goodwill amortization...........        (34.7)           --         --           --          2.7 (i)       (32.0)
                                          277.1         160.0        2.3        162.3          2.7          442.1
Exceptional profit relating to
  partial disposals of Energis
  (Note 4(a)).....................        132.1            --         --           --           --          132.1
Net interest......................        (98.7)       (136.7)       0.2 (iii)  (136.5)      (26.6)(ii)      (261.8)
                                       --------       --------     -----      --------    --------      ---------
Profit on ordinary activities
  before taxation.................        310.5          23.3        2.5         25.8        (23.9)         312.4
Taxation
--Excluding exceptional items.....        (38.5)        (16.7)      (0.8)(iv)   (17.5)         8.0 (ii)       (48.0)
--Exceptional items
  (Note 4(a)).....................        143.3            --         --           --           --          143.3
                                          104.8         (16.7)      (0.8)       (17.5)         8.0           95.3
                                       --------       --------     -----      --------    --------      ---------
Profit on ordinary activities
  after taxation..................        415.3           6.6        1.7          8.3        (15.9)         407.7
Minority interests................         (2.7)        (10.0)        --        (10.0)          --          (12.7)
                                       --------       --------     -----      --------    --------      ---------
Profit/(loss) for the period......        412.6          (3.4)       1.7         (1.7)       (15.9)         395.0
                                       ========       ========     =====      ========    ========      =========
Basic earnings/(loss) per
  ordinary/ common share..........         28.0p         (2.0)p                  (1.0)p                      23.0p
--Goodwill amortization...........          2.4p           --                      --                         1.9p
--Exceptional items...............        (15.6)p          --                      --                       (13.3)p
                                       --------       --------                --------                  ---------
Basic earnings/(loss) per
  ordinary/ common share excluding
  exceptional items and goodwill
  amortization....................         14.8p         (2.0)p                  (1.0)p                      11.6p
                                       ========       ========                ========                  =========
Diluted earnings/(loss) per
  ordinary/ common share..........         26.5p         (2.0)p                  (1.0)p                      22.0p
--Goodwill amortization...........          2.2p           --                      --                         1.7p
--Exceptional items...............        (14.4)p          --                      --                       (12.4)p
                                       --------       --------                --------                  ---------
Diluted earnings/(loss) per
  ordinary/ common share excluding
  exceptional items and goodwill
  amortization....................         14.3p         (2.0)p                  (1.0)p                      11.3p
                                       ========       ========                ========                  =========
Weighted average number of shares
  in issue (millions of shares)
--Basic...........................      1,474.8         174.2                   174.2        244.9 (i)     1,719.7
--Diluted.........................      1,598.2         174.2                   174.2        244.9 (i)     1,843.1

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       FOR THE YEAR ENDED MARCH 31, 2000

    The following Unaudited Pro Forma Condensed Combined Income Statement for the year ended March 31, 2000 is derived from the audited historical consolidated profit and loss account of National Grid Group for the year then ended and the audited historical statements of consolidated income of National Grid USA and Niagara Mohawk for the year ended December 31, 1999, after giving effect to the pro forma adjustments described in notes 1 to 7 to the Unaudited Pro Forma Condensed Combined Financial Information. Such adjustments have been determined as if the acquisition of National Grid USA and Niagara Mohawk took place on April 1, 1999, the first day of the earliest financial period of National Grid Group presented in the Unaudited Pro Forma Condensed Combined Financial Information. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, and supplemental to, the respective historical consolidated accounts and notes thereto of National Grid Group, National Grid USA and Niagara Mohawk, which are incorporated by reference in this proxy statement/prospectus.

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                 FOR THE YEAR ENDED MARCH 31, 2000 (CONTINUED)

                                 NATIONAL GRID     NATIONAL     NIAGARA MOHAWK      ACQUISITION ADJUSTMENTS
                                     GROUP         GRID USA       YEAR ENDED      ---------------------------
                                  YEAR ENDED       PARTIAL       DECEMBER 31,     NATIONAL GRID     NIAGARA         COMBINED
                                MARCH 31, 2000       YEAR            1999              USA          MOHAWK           GROUP
                                    UK GAAP        UK GAAP         UK GAAP           UK GAAP        UK GAAP        PRO FORMA
                                   (NOTE 1)        (NOTE 2)        (NOTE 2)        (NOTE 7(A))    (NOTE 7(B))       UK GAAP
                                ---------------   ----------   ----------------   -------------   -----------   ----------------
                                      LM              LM              LM               LM             LM               LM
Group turnover................      1,614.7         1,309.8         2,521.1              --             --           5,445.6
Operating costs...............     (1,042.6)       (1,095.6)       (2,228.6)          (42.4)           5.4          (4,403.8)
                                   --------        --------        --------          ------         ------          --------
Operating profit..............        572.1           214.2           292.5           (42.4)           5.4           1,041.8
Share of joint ventures' and
  associate's operating
  (loss)/profit...............        (33.5)            6.2             4.1              --             --             (23.2)
                                   --------        --------        --------          ------         ------          --------
Total operating profit
--Before goodwill
  amortization................        546.5           219.3           296.6              --             --           1,062.4
--Goodwill amortization.......         (7.9)            1.1              --           (42.4)(i)        5.4(i)          (43.8)
                                      538.6           220.4           296.6           (42.4)           5.4           1,018.6

Exceptional item (Note
  4(a)).......................      1,027.3              --              --              --             --           1,027.3
Net interest..................        (64.9)          (45.6)         (312.3)         (135.4)(ii)     (53.2)(ii)       (611.4)
                                   --------        --------        --------          ------         ------          --------
Profit/(loss) on ordinary
  activities before
  taxation....................      1,501.0           174.8           (15.7)         (177.8)         (47.8)          1,434.5
Taxation
--Excluding exceptional
  item........................       (123.1)          (60.5)           (5.6)           40.6(ii)       16.0(ii)        (132.6)
--Exceptional item (Note
  4(a)).......................       (229.5)             --              --              --             --            (229.5)
                                     (352.6)          (60.5)           (5.6)           40.6           16.0            (362.1)
                                   --------        --------        --------          ------         ------          --------
Profit/(loss) on ordinary
  activities after taxation...      1,148.4           114.3           (21.3)         (137.2)         (31.8)          1,072.4
Minority interests............           --              --           (22.8)             --             --             (22.8)
                                   --------        --------        --------          ------         ------          --------
Profit/(loss) for the year....      1,148.4           114.3           (44.1)         (137.2)         (31.8)          1,049.6
                                   ========        ========        ========          ======         ======          ========
Basic earnings/(loss) per
  ordinary/ common share......         78.0p          192.6p          (23.6)p                                           61.1p
--Goodwill amortization.......          0.5p           (1.9)p            --                                              2.5p
--Exceptional item............        (54.2)p            --              --                                            (46.4)p
                                   --------        --------        --------                                         --------
Basic earnings/(loss) per
  ordinary/ common share
  excluding exceptional item
  and goodwill amortization...         24.3p          190.7p          (23.6)p                                           17.2p
                                   ========        ========        ========                                         ========
Diluted earnings/(loss) per
  ordinary/common share.......         73.4p          192.1p          (23.6)p                                           58.2p
--Goodwill amortization.......          0.5p           (1.8)p            --                                              2.4p
--Exceptional item............        (50.1)p            --              --                                            (43.4)p
                                   --------        --------        --------                                         --------
Diluted earnings/(loss) per
  ordinary/common share
  excluding exceptional item
  and goodwill amortization...         23.8p          190.3p          (23.6)p                                           17.2p
                                   ========        ========        ========                                         ========
Weighted average number of
  shares in issue (millions of
  shares)
--Basic.......................      1,472.9            59.4           186.7                          244.9(i)        1,717.8
--Diluted.....................      1,593.3            59.5           186.7                          244.9(i)        1,838.2

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             AT SEPTEMBER 30, 2000

    The following Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2000 is derived from the unaudited historical consolidated balance sheet of National Grid Group and Niagara Mohawk at September 30, 2000 and has been prepared to reflect the acquisition of Niagara Mohawk after giving effect to the pro forma adjustments described in notes 1 to 7 to the Unaudited Pro Forma Condensed Combined Financial Information. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with and supplemental to, the respective unaudited historical consolidated accounts and notes thereto of National Grid Group and Niagara Mohawk, for the six months and nine months ended September 30, 2000 respectively, which are incorporated by reference in this proxy statement/prospectus.

                                     NATIONAL GRID                                        ACQUISITION
                                         GROUP
                                   AT SEPTEMBER 30,
                                                       NIAGARA MOHAWK AT SEPTEMBER 30,
                                                                     2000
                                                       --------------------------------
                                                                                          ADJUSTMENTS  COMBINED GROUP
                                                                                                         PRO FORMA
                                         2000          US GAAP    ADJUSTMENTS              UK GAAP
                                                       (NOTE 3)   (NOTE 5)
                                     UK GAAP                                   UK GAAP      (NOTE        UK GAAP
                                                                                            7(B))
                                   -----------------   --------   ----------   --------   ----------   --------------
                                          LM              LM          LM          LM          LM             LM
Fixed assets
Intangible assets--positive
  goodwill.......................       1,140.6             --         --           --           --        1,140.6
Intangible assets--negative
  goodwill.......................            --             --         --           --       (108.5)(i)      (108.5)
Tangible assets..................       5,467.9        3,896.1      269.1 (vi) 4,165.2           --        9,633.1
Investments......................         890.6          325.2         --        325.2           --        1,215.8
                                       --------        --------     -----      --------    --------      ---------
                                        7,499.1        4,221.3      269.1      4,490.4       (108.5)      11,881.0
                                       --------        --------     -----      --------    --------      ---------
Current assets
Stocks...........................          35.6          109.9         --        109.9           --          145.5
Debtors (due within one year)....         781.4          669.8       24.0 (vii)   693.8          --        1,475.2
Debtors (due after one year).....         882.5        3,372.6       49.8 (viii) 3,422.4         --        4,304.9
Assets held for exchange.........          16.6             --         --           --           --           16.6
Businesses held for resale.......         133.7             --         --           --           --          133.7
Investments......................            --           55.3         --         55.3           --           55.3
Cash and deposits................         649.7           64.6         --         64.6           --          714.3
                                       --------        --------     -----      --------    --------      ---------
                                        2,499.5        4,272.2       73.8      4,346.0           --        6,845.5

Creditors (due within one
  year)..........................      (2,138.5)       (1,038.7)       --      (1,038.7)         --       (3,177.2)
                                       --------        --------     -----      --------    --------      ---------
Net current assets...............         361.0        3,233.5       73.8      3,307.3           --        3,668.3
                                       --------        --------     -----      --------    --------      ---------
Total assets less current
  liabilities....................       7,860.1        7,454.8      342.9      7,797.7       (108.5)      15,549.3

Creditors (due after more than
  one year)......................      (3,975.0)       (3,650.2)    (13.9)(ix) (3,664.1)     (709.4)(ii)    (8,348.5)
Provisions for liabilities and
  charges........................        (597.0)       (1,632.2)     21.5 (x)  (1,610.7)         --       (2,207.7)
                                       --------        --------     -----      --------    --------      ---------
Net assets employed..............       3,288.1        2,172.4      350.5      2,522.9       (817.9)       4,993.1
                                       ========        ========     =====      ========    ========      =========
Capital and reserves
Called up share capital..........         174.7            1.3         --          1.3         27.5 (i)(iii)       203.5
Share premium account............         275.0        1,721.4         --      1,721.4       (378.8)(i)(iii)     1,617.6
Treasury stock...................            --         (275.1)        --       (275.1)       275.1 (iii)          --
Profit and loss account..........       2,783.7          411.1      350.5 (xi)   761.6       (761.6)(iii)     2,783.7
Accumulated other comprehensive
  income.........................            --          (19.9)        --        (19.9)        19.9 (iii)          --
                                       --------        --------     -----      --------    --------      ---------
Shareholders' funds..............       3,233.4        1,838.8      350.5      2,189.3       (817.9)       4,604.8

Minority interests...............          54.7          333.6         --        333.6           --          388.3
                                       --------        --------     -----      --------    --------      ---------
                                        3,288.1        2,172.4      350.5      2,522.9       (817.9)       4,993.1
                                       ========        ========     =====      ========    ========      =========

Net debt.........................       3,766.1        3,606.3         --      3,606.3        709.4        8,081.8

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION

NOTE 1:  FINANCIAL INFORMATION RELATING TO NATIONAL GRID GROUP

    The financial information relating to National Grid Group in respect of the year ended March 31, 2000 includes the results of National Grid USA from March 22, 2000 (the date of acquisition) to March 31, 2000.

NOTE 2:  FINANCIAL INFORMATION RELATING TO NATIONAL GRID USA AND NIAGARA MOHAWK

                                             NATIONAL GRID USA                                     NIAGARA MOHAWK
                       --------------------------------------------------------------   ------------------------------------
                                                          PERIOD
                                                        MARCH 22, 2000
                                                                                            YEAR ENDED DECEMBER 31, 1999
                                                                                        ------------------------------------
                                                            TO              PARTIAL
                                                        MARCH 31, 2000
                        YEAR ENDED DECEMBER 31, 1999
                       ------------------------------
                                                         UK GAAP             YEAR       US GAAP
                                                                            UK GAAP     (NOTES 3
                         US GAAP          ADJUSTMENTS   (NOTE 4(B))                                 ADJUSTMENTS    UK GAAP
                       (NOTES 3 AND       (NOTE 5)                                                  (NOTE 5)
                          4(B))                                            (NOTE 4(B))   AND 4(C))                (NOTE 4(C))
                       ----------------   -----------   ----------------   ----------   ---------   -----------   ----------
                              LM              LM               LM              LM          LM           LM            LM
Group turnover.......       1,346.0            --             36.2           1,309.8     2,521.1          --        2,521.1

Operating costs......      (1,129.0)           -- (i)        (33.4)         (1,095.6)   (2,206.9)      (21.7)(i)   (2,228.6)
                           --------          ----            -----          --------    --------       -----       --------
Operating profit.....         217.0            --              2.8             214.2       314.2       (21.7)         292.5

Share of joint
  ventures' profit...           1.8           4.6 (ii)         0.2               6.2         2.0         2.1 (ii)       4.1
                           --------          ----            -----          --------    --------       -----       --------
Total operating
  profit
  --Before goodwill
    amortization.....         218.8           4.6              4.1             219.3       316.2       (19.6)         296.6
  --Goodwill
    amortization.....            --            --             (1.1)              1.1          --          --             --
                           --------          ----            -----          --------    --------       -----       --------
                              218.8           4.6              3.0             220.4       316.2       (19.6)         296.6

Net interest.........         (40.9)         (4.0)(iii)        0.7             (45.6)     (311.2)       (1.1)(iii)    (312.3)
                           --------          ----            -----          --------    --------       -----       --------
Profit/(loss) on
  ordinary activities
  before taxation....         177.9           0.6              3.7             174.8         5.0       (20.7)         (15.7)

Taxation.............         (68.8)          7.1 (iv)        (1.2)            (60.5)       (3.9)       (1.7)(iv)      (5.6)
                           --------          ----            -----          --------    --------       -----       --------
Profit/(loss) on
  ordinary activities
  after taxation.....         109.1           7.7              2.5             114.3         1.1       (22.4)         (21.3)

Minority interests...            --          (0.2)(v)         (0.2)               --       (22.8)         --          (22.8)
                           --------          ----            -----          --------    --------       -----       --------
Profit/(loss) for the
  period.............         109.1           7.5              2.3             114.3       (21.7)      (22.4)         (44.1)
                           ========          ====            =====          ========    ========       =====       ========

NOTE 3: RECLASSIFICATIONS AND TRANSLATION OF FINANCIAL INFORMATION RELATING TO NATIONAL GRID USA AND NIAGARA MOHAWK

   National Grid USA and Niagara Mohawk present their accounts in accordance with US GAAP and in US dollars.

    Reclassifications have been made to the National Grid USA and Niagara Mohawk historical financial information to conform to National Grid Group's presentation under UK GAAP.

    The results of National Grid USA and Niagara Mohawk have been translated into pounds sterling at the average Noon Buying Rate of $1.62 to L1.00 for the year ended December 31, 1999. The results of Niagara Mohawk for the six months ended June 30, 2000 have been translated into pounds sterling at the

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 3: RECLASSIFICATIONS AND TRANSLATION OF FINANCIAL INFORMATION RELATING TO NATIONAL GRID USA AND NIAGARA MOHAWK (CONTINUED)
average Noon Buying Rate of $1.57 to L1.00 for that period. The historical balance sheet of Niagara Mohawk at September 30, 2000 has been translated into pounds sterling at the Noon Buying Rate on September 30, 2000 of $1.48 to L1.00. The use of these exchange rates in the Unaudited Pro Forma Condensed Combined Financial Information should not be construed to signify that the US dollar amounts actually represent such pounds sterling amounts or could be converted into pounds sterling at the rate indicated or at any other rate, at any time.

NOTE 4:  RESULTS FOR THE PERIODS PRESENTED

    (a) National Grid Group

    The exceptional item of L1,027.3 million in respect of the year ended
March 31, 2000 relates to the partial disposal of National Grid Group's shareholding in Energis plc, an associated undertaking. This comprised a pre-tax profit of L895.2 million (L665.7 million after tax) on the sale of 28.9 million shares in Energis plc, and a pre- and post-tax profit of L132.1 million resulting from reductions in National Grid Group's interest in Energis plc, primarily as a consequence of the placing by Energis plc of 14.8 million of its shares.

    The results for the six months ended September 30, 2000 include post-tax exceptional profits of L228.6 million net, comprising:

    - A profit of L132.1 million, before and after tax, arising from reductions in National Grid Group's interest in Energis, primarily as a result of the placing of 77.7 million shares by Energis in September 2000;

    - US acquisition integration costs of L43.5 million (L46.8 million before tax); and

    - A tax credit of L140 million, arising from the realisation of a capital loss for tax purposes as a result of a group restructuring.

    (b) National Grid USA

    The financial information relating to National Grid Group in respect of the year ended March 31, 2000 includes the results of National Grid USA from March 22, 2000 (the date of acquisition) to March 31, 2000. In order to reflect the results of National Grid USA in the Unaudited Pro Forma Condensed Combined Income Statement for a full 12 month period, National Grid USA's results for the period March 22, 2000 to March 31, 2000 have been excluded and their results for the year ended December 31, 1999 have been substituted.

    (c) Niagara Mohawk

    Niagara Mohawk's historical results of operations for the year ended December 31, 1999, were negatively impacted by Niagara Mohawk's early redemption of certain debt securities which resulted in an after-tax charge to earnings of L14.7 million. Additionally, Niagara Mohawk's earnings for the year ended December 31, 1999 were reduced by L14.7 million (after-tax) because of costs associated with a new customer service system, and L13.0 million (after-tax) for higher bad debt expense stemming from implementation issues involving the new system.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 5:  UK GAAP ADJUSTMENTS BY CAPTION HEADING

    The UK GAAP adjustments, which are described in Note 6, can be summarized by caption heading as follows:

                                                            SIX MONTHS
                                                          ENDED JUNE 30,
                                                               2000           YEAR ENDED DECEMBER 31, 1999
                                                          --------------   ----------------------------------
                                                NOTE 6    NIAGARA MOHAWK   NATIONAL GRID USA   NIAGARA MOHAWK
                                               --------   --------------   -----------------   --------------
                                                                LM                LM                 LM
   (i)  Operating costs
        Pension costs........................    (b)             1.9              1.2              (18.4)
        Allowance for equity funds used
            during construction..............    (e)            (0.5)            (1.2)              (3.3)
                                                              ------             ----              -----
                                                                 1.4               --              (21.7)
                                                              ======             ====              =====
  (ii)  Share of joint ventures' profit
        Equity accounting....................    (f)             0.9              4.6                2.1
                                                              ======             ====              =====
 (iii)  Net interest
        Equity accounting....................    (f)            (0.1)            (4.0)              (0.4)
        Pension costs........................    (b)             0.3               --               (0.7)
                                                              ------             ----              -----
                                                                 0.2             (4.0)              (1.1)
                                                              ======             ====              =====
  (iv)  Taxation
        Equity accounting....................    (f)            (0.8)            (0.4)              (1.7)
        Deferred taxation....................    (a)              --              7.5                 --
                                                              ------             ----              -----
                                                                (0.8)             7.1               (1.7)
                                                              ======             ====              =====
   (v)  Minority interests
        Equity accounting....................    (f)              --             (0.2)                --
                                                              ======             ====              =====

                                                          NIAGARA MOHAWK
                                                         AT SEPTEMBER 30,
                                                               2000
                                                         ----------------
                                                                LM
  (vi)  Tangible assets
        Decommissioning liabilities.........    (d)            269.1
        Allowance for equity funds used
            during construction.............    (e)               --
                                                              ------
                                                               269.1
                                                              ======
 (vii)  Debtors (due within one year)
        Regulatory assets
        --decommissioning liabilities.......    (d)             29.3
        --provisions for liabilities and
            charges.........................    (c)             (5.3)
                                                              ------
                                                                24.0
                                                              ======
(viii)  Debtors (due after more than one
            year)
        Regulatory assets
        --decommissioning liabilities.......    (d)            549.8
        --provisions for liabilities and
            charges.........................    (c)           (188.6)
        --deferred taxation.................    (c)           (311.4)
                                                              ------
                                                                49.8
                                                              ======

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 5:  UK GAAP ADJUSTMENTS BY CAPTION HEADING (CONTINUED)

                                                          NIAGARA MOHAWK
                                                         AT SEPTEMBER 30,
                                                               2000
                                                         ----------------
                                                                LM
  (ix)  Creditors (due after more than one
            year)
        Other creditors--pensions...........    (b)            (13.9)
                                                              ======
   (x)  Provisions for liabilities and
            charges
        Decommissioning liabilities.........    (d)           (848.2)
        Regulatory assets...................    (c)            193.9
        Deferred taxation--regulatory
            assets..........................  (a),(c)          311.4
        --other.............................    (a)            364.4
                                                              ------
                                                                21.5
                                                              ======
  (xi)  Profit and loss account reserve
        Deferred taxation...................    (a)            364.4
        Pension costs.......................    (b)            (13.9)
                                                              ------
                                                               350.5
                                                              ======

NOTE 6: UK GAAP ADJUSTMENTS TO HISTORICAL NATIONAL GRID USA AND NIAGARA MOHAWK'S FINANCIAL INFORMATION

   National Grid USA and Niagara Mohawk prepare their accounts in accordance with US GAAP. For the purposes of preparing the Unaudited Pro Forma Condensed Combined Financial Information, the accounts of National Grid USA and Niagara Mohawk have been restated to conform with National Grid Group's accounting policies under UK GAAP by giving effect to the adjustments described below.

    (a) Deferred taxation

    Under UK GAAP, provision is made for deferred taxation to the extent that a liability or an asset will crystallize in the foreseeable future. US GAAP requires full provisioning for deferred taxation liabilities and permits deferred taxation assets to be recognized if their realization is considered more likely than not.

    (b) Pension costs

    Under UK GAAP, pension costs are accounted for and disclosures are provided in accordance with UK Statement of Standard Accounting Practice 24. Under US GAAP, pension costs are determined in accordance with the requirements of US Statements of Financial Accounting Standards (SFAS) 87 and 88 and pension disclosures are presented in accordance with SFAS 132. Differences between UK GAAP and US GAAP figures arise from the requirement to use different actuarial methods and assumptions and a different method of amortizing certain surpluses and deficits.

    (c) Regulatory assets

    SFAS 71 "Accounting for the Effect of Certain Types of Regulation" establishes US GAAP for utilities whose regulators have the power to approve and/or regulate rates that may be charged to customers. Provided that through the regulatory process, the utility is substantially assured of recovering its allowable costs by the collection of revenue from its customers, such costs not yet recovered are deferred as regulatory assets. Due to the different regulatory environment, no equivalent accounting standard applies in the United Kingdom.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 6: UK GAAP ADJUSTMENTS TO HISTORICAL NATIONAL GRID USA AND NIAGARA MOHAWK'S FINANCIAL INFORMATION (CONTINUED)
    (c) Regulatory assets (Continued)

    Under UK GAAP, regulatory assets established in accordance with SFAS 71 are recognized where they comprise rights or other access to future economic benefits which arise as a result of past transactions or events which have created an obligation to transfer economic benefit to a third party. Measurement of the past transaction or event and hence of the regulatory asset is determined in accordance with UK GAAP. Where the application of UK GAAP results in the non or partial recognition of an obligation compared with US GAAP, any related regulatory asset is either not or partially recognized. In certain circumstances, regulatory assets may be reported net of related regulatory liabilities, including provisions for liabilities and charges.

    (d) Decommissioning liabilities

    Under US GAAP, estimated decommissioning liabilities are recognized over the expected life of the assets and included within accumulated provisions for depreciation and amortization. Under UK GAAP, estimated decommissioning liabilities are provided in full and included in provisions for liabilities and charges, and recognized as a tangible fixed asset or a regulatory asset.

    (e) Allowance for equity funds used during the course of construction

    Under US GAAP, the estimated cost of equity funds used to finance the construction of tangible fixed assets is capitalized or recorded as a regulatory asset and recognized in other income as an allowance for equity funds used during the course of construction. Under UK GAAP, this treatment is not permitted.

    With regard to the purchase accounting for Niagara Mohawk, it is anticipated that the UK GAAP adjustment to tangible fixed assets will result in a corresponding fair value revaluation adjustment. Therefore, no UK GAAP adjustment has been included in the Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2000.

    (f) Equity accounting

    UK GAAP requires the investors' share of operating profit or loss, interest and taxation relating to associates and joint ventures to be accounted for and disclosed separately from those of group undertakings. Under US GAAP, the investors' share of the after tax profits and losses of joint ventures and associates are included within the income statement as a single line item. UK GAAP requires the investors' share of gross assets and gross liabilities of joint ventures to be shown on the face of the balance sheet. Under US GAAP, the net investment in joint ventures is shown as a single line item.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 7: ACQUISITION ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

            The acquisition adjustments to the Unaudited Pro Forma Condensed Combined Financial Information reflect those adjustments detailed below.

    (a) National Grid USA

        (i) Purchase consideration and goodwill

        On March 22, 2000, National Grid Group acquired the entire issued capital of National Grid USA for a cash consideration of L2,070.8 million including acquisition costs of L21.4 million. The acquisition has been accounted for by using the acquisition method of accounting. Because the acquisition occurred late in the year ended March 31, 2000, the fair values of net assets acquired of L1,223.2 million and goodwill of L847.6 million arising on acquisition are provisional and may be subject to revision during the financial year ending March 31, 2001. The amortization of this goodwill over 20 years gives rise to a charge of L42.4 million in the Unaudited Pro Forma Condensed Combined Income Statement.

        (ii) Net interest, taxation and non-recurring charges

        Pro forma net interest and taxation adjustments:

                                                                 LM
                                                              --------
Interest charge relating to cash consideration..............   (139.0)
Non-recurring charges.......................................      3.6
                                                               ------
Net interest adjustment.....................................   (135.4)
                                                               ======
Taxation credit on net interest adjustment..................     40.6
                                                               ======

        The pro forma interest adjustment of L139.0 million relates to the period April 1, 1999 to March 21, 2000, and has been calculated on the net cash outflow of L2,070.8 million at an annual interest rate of 6.90%, being an estimate of the cost to National Grid Group of financing the net cash outflow, based on the interest foregone on cash deposits and the interest payable on incremental borrowings.

        Non-recurring charges of L3.6 million that relate directly to the acquisition of National Grid USA, have been excluded from the Unaudited Pro Forma Condensed Combined Income Statement.

        The pro forma taxation adjustment of L40.6 million has been calculated at the standard UK corporation tax rate of 30%.

        A 1/8% movement in the variable interest rate used above would affect profit after taxation by L0.6 million.

    (b) Niagara Mohawk

        (i) Purchase consideration and goodwill

        At the time of the acquisition of Niagara Mohawk, National Grid Group will establish a new accounting basis for Niagara Mohawk's assets and liabilities based upon the fair market values thereof and the purchase price for Niagara Mohawk, including the direct costs of acquisition.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 7: ACQUISITION ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)

    (b) Niagara Mohawk (Continued)

        (i) Purchase consideration and goodwill (Continued)

        A preliminary allocation of the purchase price has been reflected in the Unaudited Pro Forma Condensed Combined Financial Information to the extent that the excess of the historical net asset position of Niagara Mohawk over the purchase price has been allocated to goodwill. A final allocation of the purchase price is dependent upon certain valuations and other studies which have not progressed to a stage where there is sufficient information to make such an allocation in the Unaudited Pro Forma Condensed Combined Financial Information. National Grid Group will not complete the valuations and studies of other significant assets, liabilities and the operations of Niagara Mohawk until after the completion of the acquisition. It is also expected that adjustments will be made to certain assets and liabilities in order to comply with UK and US rules for purchase accounting.

        National Grid Group believes that the portion of the existing carrying value of Niagara Mohawk's net assets in excess of the purchase price comprises primarily negative goodwill, which will be amortized, under both US and UK GAAP, over 20 years.

        Under the terms of the Merger Agreement with Niagara Mohawk, Niagara Mohawk shareholders will receive consideration of $19.00 per Niagara Mohawk common share, subject to the Average Price being between $32.50 and $51.00. In the event that the Average Price is greater than $51.00, the per share consideration received by Niagara Mohawk shareholders will increase by two-thirds of the percentage of the increase in value over $51.00. In the event that the Average Price is less than $32.50, the per share consideration received by Niagara Mohawk shareholders will decrease by two-thirds of the percentage of the decrease in value below $32.50. Niagara Mohawk shareholders can elect to receive their consideration either in cash or ADSs, or a combination of both, subject to the aggregate cash consideration paid being $1.015 billion. If cash elections received from Niagara Mohawk shareholders exceed $1.015 billion, National Grid Group may, at its sole discretion, increase the cash component of the consideration.

        For the purposes of the acquisition adjustments included within the Unaudited Pro Forma Condensed Combined Financial Information, the number of Niagara Mohawk common shares to be purchased has been taken as the number of common shares in issue on November 29, 2000 of 187,364,863 less treasury stock of 27,125,045. The total purchase consideration, based on an exchange rate of $1.48 to L1.00, is estimated at L2,080.8 million, including an estimate of acquisition expenses of L23.6 million. Based on the price of a National Grid Group ordinary share of 560p (the closing price on September 4, 2000) and an exchange rate of $1.48 to L1.00 and assuming National Grid Group does not exercise its right to increase the cash proportion, it is assumed that the total purchase consideration, excluding acquisition expenses, will comprise the issue by National Grid Group of
    244.9 million ordinary shares and a cash payment of $1.015 billion
    (L685.8 million). The assumed value of the share consideration included within the Unaudited Pro Forma Condensed Combined Balance Sheet is
    L1,371.4 million, comprising called up share capital of L28.8 million and share premium of L1,342.6 million respectively.

        In the event that the Average Price is $32.50 or $51.00 during the applicable time period before closing, the merger agreement would require the issue by National Grid Group of approximately 312 million or approximately 199 million shares, respectively. The issue of 312 million ordinary shares would increase the reported Combined Group Pro forma weighted average number of shares in issue

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 7: ACQUISITION ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)
    (b) Niagara Mohawk (Continued)

        (i) Purchase consideration and goodwill (Continued)

    by approximately 4%. The issue of 199 million ordinary shares would decrease the reported Combined Group Pro forma weighted average number of shares in issue by approximately 3%.

        Negative goodwill arising on the acquisition, representing the difference between the estimated purchase consideration and the historical value of the separately identifiable net assets attributable to shareholders of L2,189.3 million as shown by the Unaudited Pro Forma Condensed Combined Balance Sheet, is estimated at L108.5 million. The amortization of this negative goodwill over 20 years gives rise to a credit of L2.7 million and L5.4 million in the Unaudited Pro Forma Condensed Combined Income Statements for the six months ended September 30, 2000 and the year ended March 31, 2000, respectively.

        (ii) Net interest, taxation and non-recurring charges

        It has been assumed for the purposes of this pro forma condensed combined financial information that the estimated cash consideration, including acquisition expenses, relating to the proposed acquisition of Niagara Mohawk of L709.4 million is to be financed by long term borrowings.

        Pro forma net interest and taxation adjustments:

                                                 SIX MONTHS
                                                    ENDED         YEAR ENDED
                                                SEPTEMBER 30,     MARCH 31,
                                                    2000             2000
                                                     LM               LM
                                                -------------   --------------
Interest charge relating to cash
  consideration, including acquisition
  expenses....................................      (26.6)          (53.2)
                                                    =====           =====
Taxation credit...............................        8.0            16.0
                                                    =====           =====

        The pro forma interest adjustments of L26.6 million and L53.2 million for the six months ended September 30, 2000 and the year ended March 31, 2000 respectively, relating to the cash consideration have been calculated on the net cash outflow of L709.4 million at an annual interest rate of 7.5%, being an estimate of the cost to National Grid Group of financing the net cash outflow, based on the interest payable on incremental borrowings.

        The pro forma net taxation adjustments of L8.0 million and L16.0 million have been calculated at the standard UK corporation tax rate of 30%.

        A 1/8% movement in the variable interest rate used above would affect profit after taxation by L0.7 million for a twelve month period.

        It is estimated that L8.9 million of non-recurring charges will be incurred by National Grid Group in respect of financing the acquisition of Niagara Mohawk. These charges have not been reflected in the Unaudited Pro Forma Condensed Combined Income Statement.

       (iii) Capital and reserves

        The capital and reserves attributable to the shareholders of Niagara Mohawk are eliminated on consolidation as they relate to the position at acquisition.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 8: SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

    The Unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with UK GAAP, which differs in certain significant respects from US GAAP.

    The main differences between UK and US GAAP that are relevant to the Combined Group's Unaudited Pro Forma Condensed Combined Financial Information relate to:

    ALLOWANCE FOR EQUITY FUNDS USED DURING THE COURSE OF CONSTRUCTION

    Under US GAAP, the estimated cost of equity funds used to finance the construction of tangible fixed assets is capitalized or recorded as a regulatory asset and recognized in other income as an allowance for equity funds used during the course of construction. Under UK GAAP, this treatment is not permitted.

    DEFERRED TAXATION

    Under UK GAAP, provision is made for deferred taxation to the extent that a liability or an asset will crystallize in the foreseeable future. US GAAP requires full provisioning for deferred taxation liabilities and permits deferred taxation assets to be recognized if their realization is considered more likely than not.

    PENSIONS

    Under UK GAAP, pension costs are accounted for and disclosures are provided in accordance with UK Statement of Standard Accounting Practice 24. Under US GAAP, pension costs are determined in accordance with the requirements of US Statements of Financial Accounting Standards (SFAS) 87 and 88 and pension disclosures are presented in accordance with SFAS 132. Differences between UK GAAP and US GAAP figures arise from the requirement to use different actuarial methods and assumptions and a different method of amortizing certain surpluses and deficits.

    REGULATORY ASSETS

    SFAS 71 "Accounting for the Effect of Certain Types of Regulation" establishes US GAAP for utilities whose regulators have the power to approve and/or regulate rates that may be charged to customers. Provided that through the regulatory process, the utility is substantially assured of recovering its allowable costs by the collection of revenue from its customers, such costs not yet recovered are deferred as regulatory assets. Due to the different regulatory environment, no equivalent accounting standard applies in the United Kingdom.

    Under UK GAAP, regulatory assets established in accordance with SFAS 71 are recognized where they comprise rights or other access to future economic benefits which arise as a result of past transactions or events which have created an obligation to transfer economic benefit to a third party. Measurement of the past transaction or event and hence of the regulatory asset is determined in accordance with UK GAAP. Where the application of UK GAAP results in the non or partial recognition of an obligation compared with US GAAP, any related regulatory asset is either not or partially recognized. In certain circumstances, regulatory assets may be reported net of related regulatory liabilities, including provisions for liabilities and charges.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (CONTINUED)

NOTE 8: SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP (CONTINUED) SHARES HELD BY EMPLOYEE SHARE TRUSTS

    Under UK GAAP, shares in National Grid Group that are held by employee share trusts are recorded as fixed asset investments at cost less amounts written off. Under US GAAP, those shares not fully vested are regarded as treasury stock and recorded as a deduction from shareholders' equity.

    SHARE OPTION SCHEMES

    As permitted under UK GAAP, no cost is accrued for share options awarded under the Sharesave Scheme where the exercise price of the options is below the market value at the date of grant. In respect of the grant of options under the Executive Scheme, no cost is accrued under UK GAAP as the exercise price is equivalent to the market value at the date of grant. As permitted by SFAS 123, "Accounting for Stock-Based Compensation," National Grid Group has accounted for compensatory share option schemes under Accounting Principles Board statement
(APB) 25 "Accounting for Stock Issued to Employees." Under the requirements of APB 25, the compensation costs relating to the Sharesave and Executive Schemes are amortized over the period from the date of grant of options to the date those options are first exercisable. SFAS 123 prescribes a fair value method of recognizing share option compensation costs, the application of which would have no material effect on National Grid Group's reported net income or earnings per ordinary share.

    ORDINARY DIVIDENDS

    Under UK GAAP, final ordinary dividends are provided for in the year in respect of which they are proposed by the board of directors for approval by the shareholders. Under US GAAP, dividends are not provided until declared.

    TANGIBLE FIXED ASSETS

    During the financial year ended March 31, 1990, an impairment provision was recorded in respect of certain tangible fixed assets. Part of this impairment provision was subsequently released and shareholders' equity credited. Under US GAAP this partial release would not be permitted.

    FINANCIAL INSTRUMENTS

    Under UK GAAP, interest rate and currency swaps used to hedge a portfolio of borrowings are hedge accounted for and are not recorded at market value. Any related foreign currency borrowings are translated at the hedged rate. Under US GAAP, interest rate and currency swaps which are not related to specific borrowings or to a specific group of similar borrowings are generally not eligible for hedge accounting. In addition, interest rate swaps that convert fixed rate liabilities into variable rate liabilities generally do not qualify for hedge accounting under US GAAP. As a result, interest rate and currency swaps that do not meet the US GAAP criteria for hedging are required to be recorded at market value with the resultant unrealized gains and losses recognized in income together with any exchange differences arising on the translation of any related foreign currency borrowings at the exchange rate ruling on the balance sheet date.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

NOTE 8: SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP (CONTINUED)

    EXTRAORDINARY ITEM

    Under US GAAP, the loss from the extinguishment of debt, net of income taxes, is classified as an extraordinary item, which is not included in pro forma information. Under UK GAAP, this item would not be classified as an extraordinary item, and has been included within net interest and taxation.

    EQUITY PLUS INCOME CONVERTIBLE SECURITIES ("EPICS")

    Under UK GAAP, EPICs at September 30, 2000 are carried in the balance sheet at the gross proceeds of the issue and the related issue costs were written off when incurred. Under US GAAP, the issue costs are deferred and written off over the period to the expected date of redemption of the EPICs on May 3, 2003.

    US GAAP requires the carrying value of the EPICs to be adjusted to the settlement amount of the debt, which is linked to the Energis plc share price, as described in Note 18 to the accounts, which are included within "Item 19--Financial statements and exhibits" of the Annual Report of National Grid Group on Form 20-F for the year ended March 31, 2000, which is incorporated by reference in this proxy statement/prospectus.

    SEVERANCE COSTS

    Under UK GAAP, severance costs are provided for in the accounts if it is determined that a constructive or legal obligation has arisen from a restructuring program where it is probable that it will result in the outflow of economic benefits and the costs involved can be estimated with reasonable accuracy. Under US GAAP, in respect of the existing severance program, severance costs are recognized when the employees accept the severance offer. In addition, where the number of employees leaving results in a significant reduction in the accrual of pension benefits for employees' future service (a curtailment under US GAAP), the effects are reflected as part of the cost of such termination benefits. Accordingly, timing differences between UK GAAP and US GAAP arise on the recognition of such costs.

    SHARE OF ASSOCIATE'S ADJUSTMENTS TO CONFORM WITH US GAAP

    National Grid Group's share of the associate's results and net assets, which also impact on the exceptional profit relating to Energis plc and assets held for exchange, have been adjusted to conform with US GAAP.

    GOODWILL--EFFECT OF US GAAP ADJUSTMENTS

    Under US GAAP, the fair value of net assets acquired is calculated in accordance with US GAAP principles which differ in certain respects from UK GAAP principles. As a result, the US GAAP net assets of National Grid USA and Niagara Mohawk are less than the net assets as determined under UK GAAP and the related goodwill under US GAAP is higher than the goodwill calculated under UK GAAP principles. These adjustments reflect the higher level of goodwill as calculated under US GAAP and the related increase in annual goodwill amortization.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

NOTE 8: SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP (CONTINUED) RECOGNITION OF UK TRANSMISSION INCOME

    The main source of UK revenue is derived from the use of the UK transmission system, and under US GAAP is recognized and invoiced in the period in which the service is provided up to the maximum revenue allowed under the transmission license. Under UK GAAP, any income received or receivable in excess of the maximum revenue allowed for the period is recognized as income.

NOTE 9: RECONCILIATION OF COMBINED GROUP UNDER UK GAAP TO US GAAP

    The following statements summarize the material adjustments which reconcile the Combined Group unaudited pro forma net income and shareholders' funds under UK GAAP to the amounts that would have been reported had US GAAP been applied.

                                                                         COMBINED GROUP
                                                                   PRO FORMA           PRO FORMA
                                                               SIX MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 2000    MARCH 31, 2000
                                                                      LM                  LM
                                                              -------------------   ---------------
UK GAAP
Profit for the period, excluding exceptional items..........           166.4              251.8
Exceptional items after taxation............................           228.6              797.8
                                                                     -------            -------
NET INCOME UNDER UK GAAP....................................           395.0            1,049.6
                                                                     -------            -------
Adjustments to conform with US GAAP:
  Deferred taxation adjustments.............................           (83.8)              (8.9)
  Pension costs.............................................             7.4               23.6
  Share option schemes......................................            (4.8)              (5.4)
  Tangible fixed assets--depreciation on reversal of partial
    release of impairment provision.........................             1.7                3.4
  Financial instruments.....................................             5.1               27.9
  Issue costs associated with EPICs.........................            (0.9)              (1.8)
  Carrying value of EPICs liability.........................            65.0             (115.0)
  Severance costs...........................................            38.7              (11.3)
  Recognition of UK transmission income.....................           (12.7)                --
  Allowance for equity funds used during construction.......             0.5                4.5
  Share of associate's adjustments to conform with US
    GAAP....................................................            22.8              (40.5)
  Extraordinary item--loss from the extinguishment of debt,
    net of income taxes.....................................             0.6               14.7
  Goodwill--effect of US GAAP adjustments...................           (14.9)             (28.1)
                                                                     -------            -------
Total US GAAP adjustments...................................            24.7             (136.9)
                                                                     -------            -------
NET INCOME UNDER US GAAP....................................           419.7              912.7
                                                                     =======            =======

    Net income under US GAAP for the six months ended September 30, 2000 and the year ended March 31, 2000 includes L267.5 million and L795.7 million respectively relating to net exceptional gains which are treated as exceptional items under UK GAAP.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

NOTE 9: RECONCILIATION OF COMBINED GROUP UNDER UK GAAP TO US GAAP (CONTINUED)

                                                                  COMBINED GROUP
                                                                    PRO FORMA
                                                              AT SEPTEMBER 30, 2000
                                                                        LM
                                                              ----------------------
SHAREHOLDERS' FUNDS UNDER UK GAAP...........................          4,604.8
                                                                     --------
Adjustments to conform with US GAAP:
  Deferred taxation.........................................         (1,709.7)
  Pension costs.............................................            189.0
  Shares held by employee share trusts......................            (13.6)
  Ordinary dividends........................................             89.5
  Tangible fixed assets--depreciation on reversal of partial
    release of impairment provision.........................            (43.3)
  Financial instruments.....................................              6.1
  Issue costs associated with EPICs.........................              4.6
  Carrying value of EPICs liability.........................            (50.0)
  Severance liabilities.....................................              4.1
  Recognition of UK transmission income.....................            (12.7)
  Regulatory assets.........................................            351.6
  Share of associate's adjustments to conform with US
    GAAP....................................................             23.1
  Goodwill--effect of US GAAP adjustments...................            588.4
  Other.....................................................              2.8
                                                                     --------
Total US GAAP adjustments...................................           (570.1)
                                                                     --------
SHAREHOLDERS' FUNDS UNDER US GAAP...........................          4,034.7
                                                                     ========

NOTE 10: EARNINGS PER ORDINARY/COMMON SHARE AND ADS ON A US GAAP BASIS

                                                COMBINED       NIAGARA      NATIONAL GRID   NATIONAL GRID
                                                  GROUP        MOHAWK            USA            GROUP
                                                PRO FORMA   HISTORICAL(1)   HISTORICAL(1)    HISTORICAL
                                                   LM            $M              $M              LM
                                                ---------   -------------   -------------   -------------
YEAR ENDED MARCH 31, 2000
Net income/(loss) under US GAAP...............    912.7          (35.1)         176.7          1,009.8
                                                 ------         ------          -----          -------
Earnings/(loss) per ordinary/common share
  Basic.......................................    53.1p         $(0.19)         $2.98            68.6p
  Diluted.....................................    50.8p         $(0.19)         $2.97            64.7p
Earnings per ADS
  Basic.......................................    265.7p                                         342.8p
  Diluted.....................................    253.9p                                         323.4p

                                                              NUMBER      NUMBER      NUMBER      NUMBER
                                                             (MILLION)   (MILLION)   (MILLION)   (MILLION)
                                                             ---------   ---------   ---------   ---------
Weighted average number of shares in issue
  Basic....................................................   1,717.8      186.7       59.4       1,472.9
  Diluted..................................................   1,838.2      186.7       59.5       1,593.3

------------------------

(1) National Grid USA and Niagara Mohawk historical comparative data is given for the year ended December 31, 1999, and is in respect of continuing operations only.

              NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

NOTE 10: EARNINGS PER ORDINARY/COMMON SHARE AND ADS ON A US GAAP BASIS
(CONTINUED)

                                                             COMBINED       NIAGARA      NATIONAL GRID
                                                               GROUP        MOHAWK           GROUP
                                                             PRO FORMA   HISTORICAL(2)    HISTORICAL
                                                                LM            $M              LM
                                                             ---------   -------------   -------------
SIX MONTHS ENDED SEPTEMBER 30, 2000
Net income/(loss) under US GAAP............................    419.7           (5.2)          447.4
                                                              ------         ------         -------
Earnings/(loss) per ordinary/common share
  Basic....................................................     24.4p        $(0.03)           30.3p
  Diluted..................................................     23.3p        $(0.03)           28.7p
Earnings per ADS
  Basic....................................................    122.0p                         151.7p
  Diluted..................................................    116.7p                         143.3p

                                                               NUMBER      NUMBER      NUMBER
                                                              (MILLION)   (MILLION)   (MILLION)
                                                              ---------   ---------   ---------
Weighted average number of shares in issue
  Basic.....................................................   1,719.7      174.2      1,474.8
  Diluted...................................................   1,843.1      174.2      1,598.2

------------------------

(2) Niagara Mohawk historical comparative data is given for the six months ended June 30, 2000.

    The inclusion of the exceptional items (as defined under UK GAAP) and goodwill amortization has resulted in US GAAP earnings per share and ADS being increased or (decreased) by the following amounts:

                                                      SIX MONTHS ENDED
                                                     SEPTEMBER 30, 2000       YEAR ENDED MARCH 31, 2000
                                                  COMBINED    NATIONAL GRID    COMBINED    NATIONAL GRID
                                                    GROUP         GROUP         GROUP          GROUP
                                                  PRO FORMA    HISTORICAL     PRO FORMA     HISTORICAL
                                                  ---------   -------------   ----------   -------------
Per ordinary share
  Basic
  Exceptional items.............................     15.6p         18.1p          46.3p          54.0p
  Goodwill amortization.........................     (2.7)p        (2.8)p         (4.2)p         (0.5)p

  Diluted
  Exceptional items.............................     14.5p         16.7p          43.3p          49.9p
  Goodwill amortization.........................     (2.5)p        (2.5)p         (3.9)p         (0.5)p

Per ADS
  Basic
  Exceptional items.............................     77.8p         90.7p         231.6p         270.1p
  Goodwill amortization.........................    (13.6)p       (13.8)p        (20.9)p         (2.7)p

  Diluted
  Exceptional items.............................     72.6p         83.7p         216.4p         249.7p
  Goodwill amortization.........................    (12.7)p       (12.7)p        (19.6)p         (2.5)p

                         DESCRIPTION OF ORDINARY SHARES

    What follows is a summary of the material terms of New National Grid's proposed share capital as well as information about the material provisions of New National Grid's proposed articles of association and applicable English law. New National Grid will become a publicly traded company when the scheme of arrangement becomes effective. At that time and subject to the condition that the scheme of arrangement becomes effective, New National Grid will adopt new articles of association appropriate for a publicly traded company. The following description assumes that New National Grid has adopted its new articles of association. The following description also assumes that the special share in New National Grid, which will be issued to the UK Secretary of State for Trade and Industry, will have substantially the same rights as National Grid Group's existing special share. National Grid Group is engaged in discussions with the UK Secretary of State for Trade and Industry concerning the terms of the special share. As a result of these discussions, the terms of the special share and related provisions in the articles of association at the time of the adoption of New National Grid's proposed articles of association prior to the completion of the merger, may vary from the terms described below. New National Grid does not believe that the final terms of the special share and those related provisions will be materially different from the description below. This summary is not necessarily complete and you should also refer to New National Grid's proposed articles of association, the form of which has been filed as an exhibit to this registration statement.

    New National Grid's authorized share capital will be 2,500,000,000 ordinary shares of 10p each and one special rights non-voting redeemable preference share of L1.

THE SPECIAL SHARE

    Any one of Her Majesty's Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of HM Treasury or any other person acting on behalf of the Crown may hold the special share. The registered holder of the special share may, after consulting New National Grid and subject to the provisions of the Companies Act 1985, require New National Grid to redeem the special share at par at any time.

    The holder of the special share has the right to receive notice of, and to attend and speak at, any general meeting or any separate meeting of the holders of any class of shares, but the special share confers no right to vote nor any other rights at any shareholders' meeting. The special share confers no right to participate in New National Grid's capital or profits except that, on a distribution of capital in a winding-up, the holder of the special share is entitled to repayment of L1 in priority to other shareholders.

    Each of the following actions is effective only with the written consent of the holder of the special share:

    (a) the amendment, removal or alteration of the effect of (including the ratification of any breach of) specified provisions of the articles of association, including the article relating to the special share, the article on general limitations on shareholdings, the article on shareholding restrictions on Pool members or license holders and the article relating to the disclosure of interests in shares under
       Section 212 of the Companies Act 1985 (each as described under "--General Limitations on Shareholdings" and "--Shareholding Restrictions on Pool Members or License Holders" below) except to the extent that any amendment, removal or alteration of the article relating to the disclosure of interests in shares is required to comply with the listing rules of the UK listing Authority;

    (b) the creation or issue of any shares in New National Grid carrying voting rights other than (1) shares carrying voting rights in all circumstances at general meetings and (2) shares which do not constitute equity share capital (as defined in the Companies Act 1985) and which, when aggregated with all other similar shares, carry the right to cast less than 15% of the votes capable of being cast on a poll on any resolution at any general meeting;

    (c) the variation of any rights (save for dividend rights and rights to repayment of capital) attached to any shares in New National Grid;

    (d) the disposal by New National Grid of any shares in NGC to any person which is not a wholly owned subsidiary;

    (e) any scheme or arrangement which, if put into effect, would relieve NGC or any of New National Grid's affiliates of, or otherwise modify, the obligations which New National Grid must impose on them by virtue of the provisions described under "--Obligations Relating to the Transmission License Holder" below;

    (f) the voluntary winding-up of New National Grid, a special resolution to the effect that New National Grid should be wound up by the court, the presentation by New National Grid or by the board of directors of a petition for the winding-up of New National Grid by the court, or any proposal for any of the foregoing;

    (g) the presentation by New National Grid or by the board of directors of a petition applying for an administration order or a proposal by the board of directors for a voluntary arrangement, in each case pursuant to the Insolvency Act 1986; or

    (h) the establishment of a holding company for New National Grid.

ORDINARY SHARES

    VOTING RIGHTS

    Subject to any rights or restrictions attached to any shares and to any other provisions of the articles, at any general meeting on a show of hands every shareholder who is present in person will have one vote and on a poll every shareholder will have one vote for every share which he holds. On a poll, shareholders may cast votes either personally or by proxy and a proxy need not be a shareholder.

    In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders. Seniority will be determined by the order in which the names of the holders appear in the register of shareholders.

    Unless the board of directors otherwise determines, no shareholder, or person to whom any of that shareholder's holding is transferred other than by a transfer approved under the articles of association (see below), can vote at any general meeting either in person or by proxy in respect of any share in New National Grid held by him:

    (1) if all monies presently payable by him in respect of that share have not been paid;

    (2) if he or any other person appearing to be interested in the share has been given a notice under Section 212 of the Companies Act 1985 (See--"Disclosure of Interests" on page 94) and has failed to provide the information required by the notice within 14 days from the date of service of the notice (or in the case of shares representing less than 0.25% of their class, within 28 days of service of the notice); or

    (3) in the circumstances referred to under "--General Limitations on Shareholdings" and "--Shareholding Restrictions on Pool Members or License Holders" below.

    DIVIDENDS AND OTHER DISTRIBUTIONS

    New National Grid may not pay any dividend otherwise than out of profits available for distribution under the Companies Act 1985 and the other applicable provisions of English law. In addition, as a public company, New National Grid may make a distribution only if and to the extent that, at the time of the distribution, the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves (as defined in the Companies Act 1985). Subject to the foregoing, New National Grid may, by ordinary resolution, declare dividends in accordance with the respective rights of the shareholders but not exceeding the amount recommended by the board of directors. The board of directors may pay interim dividends if the board of directors considers that New National Grid's financial position justifies the payment.

    Except insofar as the rights attaching to any share otherwise provide, all dividends will be apportioned and paid proportionately to the amounts paid up (otherwise than in advance of calls) on the shares.

    A general meeting declaring a dividend may, upon the recommendation of the board of directors, direct that the dividend be satisfied wholly or partly by the distribution of assets and may be declared or paid in any currency. The board of directors may, if authorized by a shareholders' ordinary resolution, offer the holders of ordinary shares the right to elect to receive new ordinary shares credited as fully paid, instead of cash for all or part of the dividend specified by that ordinary resolution.

    New National Grid may stop paying dividends or other monies payable in respect of a share to a shareholder if in respect of at least two consecutive dividends payment, through no fault of New National Grid, has not been effected (or, following one such occasion, reasonable enquiries have failed to establish any new address of the holder or appropriate details for effecting payment by other means). New National Grid must resume payment of dividends or other monies payable in respect of a share if the shareholder or person entitled by transmission claims the arrears of dividend.

    All dividends or other sums payable unclaimed for one year after having been declared may be invested or otherwise made use of by the board of directors for the benefit of New National Grid until claimed. Any dividend or interest unclaimed for 12 years from the date when it was declared or became due for payment will be forfeited and revert to New National Grid.

    In a winding-up, a liquidator may, with the sanction of a special resolution of New National Grid and any other sanction required by applicable provisions of English law, (a) divide among the shareholders the whole or any part of New National Grid's assets (whether the assets are of the same kind or not) and may for this purpose value any assets and determine how the division should be carried out as between different shareholders or different classes of shareholders or otherwise as the resolution may provide, or (b) vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the sanction of a special resolution, determines, but in neither case will a shareholder be compelled to accept any assets upon which there is a liability.

    Unless the board of directors determines otherwise, no shareholder holding shares representing 0.25% or more of any class of New National Grid's shares will be entitled to receive payment of any dividend or other distribution if he or any person appearing to be interested in those shares has been given a notice under Section 212 of the Companies Act 1985 and has failed to give New National Grid the information required by the notice within 14 days from the date of service of the notice.

    VARIATION OF RIGHTS

    Subject to applicable provisions of English law and the rights attached to any specific class of shares, the rights attached to any class of shares of New National Grid may be varied with the written consent of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class. The applicable provisions of English law and the articles of association relating to general meetings will generally apply to any such separate meeting except that:

    (1) the necessary quorum will be two persons between them holding or representing by proxy not less than one-third in nominal amount of the issued shares of that class or, at any adjourned meeting of holders of shares of that class at which that quorum is not present, will be any holder of shares of that class who is present in person or by proxy whatever the number of shares held by him;

    (2) any holder of shares of that class present in person or by proxy may demand a poll; and

    (3) every holder of shares of that class will, on a poll, have one vote in respect of every share of that class held by him.

    CALLS ON SHARES

    Subject to the terms of issue, the board of directors may from time to time make calls upon shareholders in respect of any unpaid nominal amount or premium on their shares. Each shareholder must pay to New National Grid the amount called on his shares (subject to receiving at least 14 clear days' notice). A call may be made payable by installments. A call may, at any time before New National Grid receives any sum due under the call, be revoked in whole or in part and payment of a call may be postponed in whole or in part, as the board of directors may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

    If a call on a share remains unpaid after the date due, New National Grid may cause the relevant shareholder to forfeit his share on not less than 14 clear days' notice. A resolution of the board of directors is required to effect such a forfeiture.

    If shares are forfeited, they become New National Grid's property and New National Grid may sell them until cancelled in accordance with the applicable provisions of English law.

    A person whose shares have been forfeited will cease to be a shareholder in respect of the forfeited shares and, in the case of shares held in certificated form, must surrender to New National Grid for cancelation the certificate for the forfeited shares but in all cases will remain liable to New National Grid for all monies which at the date of forfeiture were presently payable by the forfeiting shareholder to New National Grid in respect of those shares.

    TRANSFER OF SHARES

    A shareholder may transfer all or any of his shares, in the case of shares held in certificated form, by an instrument of transfer in any usual form or in any other form which the board of directors may approve. A transfer must be executed by or on behalf of the transferor and (unless the share is fully paid) by or on behalf of the transferee. In the case of shares held in uncertificated form, the transfer must be in accordance with the Uncertificated Securities Regulations 1995 and the rules of an electronic settlement system (known as CREST) and otherwise in such manner as the board of directors in its absolute discretion determines. The transferor will be deemed to remain the holder of the share until the name of the transferee is entered in the register of shareholders.

    The board of directors may refuse to register the transfer of a share which is not fully paid without giving any reason for so doing. Where shares are admitted to the Official List of the UK Listing Authority however, the board of directors may not exercise its discretion in such a way as to prevent dealings in shares of that class from taking place on an open and proper basis.

    The board of directors may also refuse to register the transfer of a share:

    (1) in the case of shares held in certificated form, if it is not lodged, duly stamped (if necessary), at New National Grid's registered office or at another place determined by the board of directors and accompanied by the certificate for the shares to which it relates (where a certificate has been issued in respect of the shares) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

    (2) if it is not in respect of one class of share only;

    (3) if it is in favor of more than four transferees jointly;

    (4) if it is in favor of a minor, bankrupt or person of mental ill health;

    (5) in the case of shares held in uncertificated form, in any other circumstances permitted by the Uncertificated Securities Regulations 1995 and/or the rules of the CREST settlement system; or

    (6) where the board of directors is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under Section 212 of the Companies Act 1985.

    If the board of directors refuses to register a transfer it will, in the case of shares held in certificated form, within two months after the date on which the transfer was lodged, and in the case of shares held in uncertificated form, within two months after the date on which the relevant transfer instruction was received by or on behalf of New National Grid, send to the transferee a notice of refusal. The board of directors may suspend the registration of transfers at any time and for any period (not exceeding 30 days in any calendar year) but as New National Grid will be a participating issuer within the meaning of the Uncertificated Securities Regulations 1995 the register of members may only be closed with the prior consent of the operator of the CREST settlement system.

    No fee will be charged for the registration of any transfer or document relating to or affecting the title to any share.

    Unless the board of directors otherwise determines, no shareholder holding shares representing 0.25% or more of any class of New National Grid's shares who has failed to comply with a notice served under Section 212 of the Companies Act 1985 will be entitled to transfer any of those shares provided that, in the case of shares held in uncertificated form, the board of directors may only exercise their discretion not to register a transfer if permitted to do so by the Uncertificated Securities Regulations 1995. The shareholder may, however, accept a takeover offer, sell shares on a recognized investment exchange or an investment exchange on which shares in New National Grid are normally traded, or sell its entire beneficial interest to a person who is unconnected with the shareholder and with any other person appearing to be interested in the shares.

    The board of directors must also decline to register a transfer which is made in the circumstances referred to under "General Limitations on Shareholdings" and "--Shareholding Restrictions on Pool Members or License Holders" below.

ALTERATION OF CAPITAL

    New National Grid may by ordinary resolution increase, consolidate and divide and sub-divide its share capital. Subject to applicable provisions of English law, New National Grid may by special resolution reduce its share capital, any capital redemption reserve and any share premium account or other undistributable reserve in any manner. Subject to applicable provisions of English law and to any rights conferred on the holder of any class of shares, New National Grid may purchase all or any of its shares of any class (including any redeemable shares).

GENERAL LIMITATIONS ON SHAREHOLDINGS

    The articles of association contain provisions which limit interests in voting shares. These provisions are described briefly below:

    (a) If any person has, or appears to the board of directors to have, an interest in shares which carry 15% or more of the total votes attaching to the relevant share capital (as defined in the Companies Act 1985) of New National Grid and capable of being cast on a poll or is deemed so to have such an interest, the board of directors must take the following actions. The board must give notice to all persons who appear to the board of directors to have interests in the shares concerned and, if different, to the registered holders of those shares. The notice will require that the interest concerned be reduced to less than 15% by selling shares within 21 days of the notice

       (or a longer period that the board of directors considers reasonable). No transfer of the shares to which the interest relates may then be registered except for the purpose of reducing the interest to less than 15% or until the notice has been withdrawn.

    (b) If a person receiving a notice described in paragraph (a) does not comply with it, the board of directors will, so far as it is able, sell the shares on appropriate terms, as it determines. The proceeds of that sale will be received by New National Grid and paid (without interest and after deduction of any expenses of sale) to the former registered holder.

    (c) A registered holder receiving a notice described in paragraph (a) is not entitled, until he has complied with the notice, to attend or vote at any general meeting of New National Grid or of any class of shares. Likewise, the holder will not be able to exercise any other of the rights of a shareholder in relation to that meeting, and those rights will vest in the chairman of that meeting who will have discretion to exercise them or not.

    (d) Any resolution or determination of, or decision or exercise of any discretion or power by, the board of directors or any director or the chairman of any meeting under the relevant article will be final and conclusive. Any disposal or transfer made by or on behalf of or on the authority of the board of directors or any director pursuant to the relevant article will be conclusive and binding on all persons concerned and will not be open to challenge. The board of directors is not required to give any reasons for any decision, determination or declaration taken or made in accordance with the relevant article.

    There are limited exceptions to these restrictions relating principally to holdings of a trustee or fiduciary nature and market clearing arrangements. These restrictions do not apply to the Depositary acting in its capacity as such.

SHAREHOLDING RESTRICTIONS ON POOL MEMBERS OR LICENSE HOLDERS

    The articles of association contain additional restrictions which are intended to prevent members of the "Pool", which is the trading mechanism through which the great majority of electricity is currently sold and purchased in bulk in England and Wales, a holder of a license under the Electricity Act 1989, or in either case, any affiliate thereof, or any group of companies of which a regional electricity company is a member, from having an interest in shares which carry 1% or more of the total votes attaching to the relevant share capital of New National Grid and capable of being cast on a poll.

    The board of directors has the same rights as those set out under "--General Limitations on Shareholdings" above to require the sale or to sell sufficient numbers of shares to bring the relevant interest within the permitted limit where these provisions are breached.

OBLIGATIONS RELATING TO THE TRANSMISSION LICENSE HOLDER

    The articles of association provide that New National Grid must provide that, without the consent in writing of the holder of the special share:

    (a) the transmission license (as subsequently amended) which was granted by the then Secretary of State for Energy may not be held by any person which is not New National Grid or a wholly owned subsidiary of New National Grid;

    (b) New National Grid and its wholly owned subsidiaries may not cease to carry on, or dispose of or relinquish operational control over any asset required to carry on, the transmission business or the interconnectors business (as defined in the transmission license in place at December 11, 1995) except if that cessation, disposal or relinquishment is required by law or is permitted pursuant to or by virtue of the terms of the transmission license;

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
    (c) neither New National Grid nor any affiliate of New National Grid is permitted to carry on in the United Kingdom any activity which requires a generation or supply license or which is exempted from such requirement, save where that activity is expressly permitted under the terms of the transmission license in place at December 11, 1995 and neither New National Grid nor any affiliate of New National Grid is permitted to engage outside the United Kingdom in the generation of electricity to be imported into the United Kingdom;

    (d) no employee or director of any Pool member or the holder of a license under the Electricity Act 1989 or, in either case, any affiliate thereof (other than New National Grid or any wholly owned subsidiary of New National Grid) is permitted to be a director of New National Grid or the transmission license holder; and

    (e) the transmission license holder is not permitted to carry on activities other than:

        (i) those required or contemplated on the part of the transmission license holder (in its capacity as the holder of the transmission license) by the transmission license or the Electricity Act 1989 or related to those requirements; or

        (ii) those carried on by NGC at or prior to December 11, 1995.

The restrictions set out in this paragraph (e) would not prevent the acquisition of any share capital by the transmission license holder in any company (subject to sub-paragraph (c)).

DISCLOSURE OF INTERESTS

    (a) A shareholder may lose the right to vote his shares if he or any other person appearing to be interested in those shares fails to comply within a prescribed period of time with a request by New National Grid under the Companies Act 1985 to give the required information with respect to past or present ownership or interests in those shares. In the case of holders of more than 0.25% in nominal amount of the share capital of New National Grid (or any class of the share capital), in addition to disenfranchisement, the sanctions that may be applied by New National Grid include withholding of the right to receive payment of dividends and other monies payable on shares, and restrictions on transfers of the shares.

    (b) The Companies Act 1985 provides that a person (including a company and other legal entities) that acquires an interest of 3% or more in any class of shares constituting an English public company's "relevant share capital" (i.e., New National Grid's issued share capital carrying the right to vote in all circumstances at a general meeting of New National
       Grid) is required to notify the company of its interest within two business days following the day on which the obligation arises. After the 3% level is exceeded, similar notifications must be made in respect of increases or decreases of 1% or more.

    For purposes of the notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares
(a) in which a spouse, or child or stepchild under the age of 18 is interested,
(b) in which a corporate body is interested and either (1) that corporate body or its directors generally act in accordance with that person's directions or instructions or (2) that person controls one-third or more of the voting power of that corporate body or (c) in which another party is interested and the person and that other party are parties to a "concert party" agreement. A concert party agreement is one which provides for one or more parties to acquire interests in shares of a particular company and imposes obligations or restrictions on any one of the parties as to the use, retention or disposal of such interests acquired under the agreement, and any interest in the company's shares is in fact acquired by any of the parties under the agreement. Some of the interests (e.g., those held by certain investment fund managers) may be disregarded for the purposes of calculating the 3% threshold, but the obligations of disclosure will still apply where those interests exceed 10% or more of any class of the company's relevant share capital and to increases or decreases of 1% or more thereafter.

    In addition, Section 212 of the Companies Act 1985 provides that a public company may send a written notice to a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares constituting the company's "relevant share capital." The notice will require that person to state whether he has an interest in the shares, and in case that person holds or had held an interest in those shares, to give additional information relating to that interest and any other interest in the shares of which that person is aware.

    Where a company serves notice under the provisions described above on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to an English court for an order directing that the shares in question be subject to restrictions prohibiting, among other things, any transfer of those shares, the taking up of rights in respect of those shares and, other than in liquidation, payments in respect of those shares.

    A person who fails to fulfill the obligations imposed by those provisions of the Companies Act 1985 described above is subject to criminal penalties.

                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

AMERICAN DEPOSITARY SHARES

    The Bank of New York will issue American Depositary Receipts ("ADRs") evidencing the ADSs. Each ADS will represent an ownership interest in five ordinary shares of New National Grid. The ordinary shares (or the right to receive ordinary shares) will be deposited by New National Grid with the London, England office of the agent of the Depositary, currently located at One Canada Square, London E14 5AL (the "Custodian"). Each ADS will also represent securities, cash or other property deposited with The Bank of New York but not distributed to ADS holders. The Bank of New York's Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286. The Bank of New York's principal executive office is located at One Wall Street, New York, New York 10286.

    You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

    Because The Bank of New York will actually hold the ordinary shares, you must rely on it to exercise your rights as a shareholder of New National Grid. The obligations of The Bank of New York will be set out in a Deposit Agreement to be entered into among New National Grid, National Grid Group, The Bank of New York and you, as an ADS holder. The Deposit Agreement and the ADSs are generally governed by New York law.

    The following is a summary of the Deposit Agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire Agreement and the ADR. Copies of these are available for inspection at the office of the Custodian and the New York office of the Depositary at the address indicated above.

SHARE DIVIDENDS AND OTHER DISTRIBUTIONS

    The Bank of New York has agreed to pay to you the cash dividends or other distributions it or the Custodian receives on ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

    CASH. The Bank of New York will convert any cash dividend or other cash distribution New National Grid pays on the ordinary shares into US dollars, if it can do so on a reasonable basis and can transfer the US dollars to the United States. If that is not possible or if any approval from the UK government is needed and cannot be obtained, the Deposit Agreement allows The Bank of New York to distribute the pounds sterling only to those ADS holders to whom it is possible to do so. It will hold the pounds sterling it cannot convert for the account of the ADS holders who have not been paid. It will not invest the pounds sterling and it will not be liable for any interest.

    Before making a distribution, any UK withholding taxes that must be paid will be deducted. The Bank of New York will distribute only whole US dollars and cents and will round fractional cents to the nearest whole cent. IF THE EXCHANGE RATES FLUCTUATE DURING A TIME WHEN THE BANK OF NEW YORK CANNOT CONVERT THE FOREIGN CURRENCY, YOU MAY LOSE SOME OR ALL OF THE VALUE OF THE DISTRIBUTION.

    SHARES. The Bank of New York may distribute new ADSs representing any ordinary shares New National Grid may distribute as a dividend or free distribution, if New National Grid furnishes it with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADSs. It will sell ordinary shares which would require it to use a fractional ADS and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional ADSs, each ADS will also represent the new ordinary shares.

    RIGHTS TO RECEIVE ADDITIONAL SHARES. If New National Grid offers holders of its ordinary shares any rights to subscribe for additional ordinary shares or any other rights, The Bank of New York may make these rights available to you. New National Grid must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If New National Grid does not furnish this evidence and/or give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds, in the same way as it does with cash. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

    If The Bank of New York makes rights available to you, upon instruction from you, it will exercise the rights and purchase the ordinary shares on your behalf. The Bank of New York will then deposit the ordinary shares and issue ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

    US securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs issued after exercise of rights. For example, you may not be able to trade the ADSs freely in the United States. In this case, The Bank of New York may issue the ADSs under a separate restricted deposit agreement which will contain the same provisions as the agreement, except for the changes needed to put the restrictions in place.

    OTHER DISTRIBUTIONS. The Bank of New York will send to you anything else New National Grid distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York has a choice. It may decide to sell what New National Grid distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what New National Grid distributed, in which case the ADSs will also represent the newly distributed property.

    The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. New National Grid has no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. New National Grid also has no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distribution New National Grid makes on its ordinary shares or any value for them if it is illegal or impractical for New National Grid to make them available to you.

DEPOSIT, WITHDRAWAL AND CANCELLATION

    The Bank of New York will issue ADRs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the Custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will register the appropriate number of ADRs in the names you request and will deliver the ADRs at its office to the persons you request.

    You may turn in the ADRs evidencing your ADSs at The Bank of New York's Corporate Trust Office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver (1) the underlying ordinary shares to an account designated by you and (2) any other deposited securities represented by the ADS at the office of the Custodian or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its office.

VOTING RIGHTS

    You may instruct The Bank of New York to vote the ordinary shares represented by your ADSs but only if New National Grid asks The Bank of New York to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares.

    If New National Grid asks for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver New National Grid's voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, on a certain date, may instruct The Bank of New York to vote the ordinary shares or other deposited securities underlying your ADSs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified. The Bank of New York will try, as far as practical, subject to English law and the provisions of New National Grid's articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The Bank of New York will only vote or attempt to vote as you instruct. HOWEVER, IF THE BANK OF NEW YORK DOES NOT RECEIVE YOUR VOTING INSTRUCTIONS, IT WILL GIVE A PROXY TO VOTE YOUR ORDINARY SHARES TO A DESIGNATED REPRESENTATIVE OF NEW NATIONAL GRID.

    New National Grid cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your ordinary shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

    Under English company law, only holders of record are permitted to attend a general meeting and vote by a show of hands. The Depositary (or the Custodian), as holder of record of the ordinary shares represented by the ADSs, would attend the meeting. In order to participate in a show of hands vote, you must withdraw ordinary shares in order to attend the meeting in person.

REPORTS AND OTHER COMMUNICATIONS

    The Depositary will make available to you for inspection at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from New National Grid, which are both (1) received by the Depositary as the holder of the deposited securities and (2) made generally available to the holders of the deposited securities by New National Grid. The Depositary will also, upon written request, send to you copies of such reports when furnished by New National Grid pursuant to the Deposit Agreement.

FEES AND EXPENSES

                    FOR:                                   ADS HOLDERS MUST PAY:
---------------------------------------------  ---------------------------------------------
- Each issuance of an ADS, including as a      US$5.00 (or less) per 100 ADSs (or portion
  result of a distribution of shares or        thereof)
  rights or other property

- Each cancellation of an ADS, including if    US$5.00 (or less) per 100 ADSs (or portion
  the Deposit Agreement terminates             thereof)

- Any cash distribution made pursuant to the   US$0.02 (or less) per ADS (or portion
  Deposit Agreement                            thereof)

- Transfer and registration of ordinary        Registration or transfer fees
  shares on New National Grid's share
  register from registered holder name to the
  name of The Bank of New York or its agent
  when such holder deposits or withdraws
  shares

- Conversion of foreign currencies, including Expenses of The Bank of New York pounds sterling to US dollars

- Cable, telex and facsimile transmission      Expenses of The Bank of New York
  expenses, if expressly provided in the
  Deposit Agreement

- As necessary                                 Certain taxes and governmental charges which
                                               The Bank of New York or the Custodian has to
                                               pay on any ADS or ordinary share underlying
                                               an ADS, for example, share transfer taxes,
                                               stamp duty reserve tax or withholding taxes

PAYMENT OF TAXES

    You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by your ADSs. The Bank of New York may refuse to transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property remaining after it has paid the taxes.

RECLASSIFICATIONS, RECAPITALIZATIONS AND MERGERS

            IF NEW NATIONAL GRID:                                  THEN:
---------------------------------------------  ---------------------------------------------

Changes the nominal or par value of its        The cash, ordinary shares or other securities
  ordinary shares                              received by The Bank of New York will become
Reclassifies, splits up or consolidates any    deposited securities. Each ADS will
  of the deposited securities                  automatically represent its equal share of
                                               the new deposited securities.

Distributes securities on the ordinary shares  The Bank of New York may, and will if New
  that are not distributed to you              National Grid asks it to, distribute some or
Recapitalizes, reorganizes, merges,            all of the cash, ordinary shares or other
  liquidates, sells all or substantially all   securities it received. It may also issue new
  of its assets, or takes any similar action   ADSs or ask you to surrender your outstanding
                                               ADSs in exchange for new ADSs, identifying
                                               the new deposited securities.

DISCLOSURE OF INTERESTS

    Notwithstanding any other provision of the Deposit Agreement, New National Grid's articles of association and applicable English law, each registered holder and beneficial owner will agree to be bound by and subject to applicable provisions of the Companies Act 1985 and New National Grid's articles of association to the same extent as if the ADSs evidenced by such ADRs were ordinary shares. In particular, the obligation of a holder of ordinary shares (or other persons with an interest in those ordinary shares) to disclose certain information to New National Grid under certain circumstances, as described under "Description of Ordinary Shares--Disclosure of Interests" also is applicable to a holder of ADSs (and other persons with an interest in them). The consequences to a registered holder or beneficial owner of ADSs (or other interested person) for failing to comply with the disclosure requirements are the same as those for a holder of ordinary shares (or other interested person) described under "Description of Ordinary Shares--Disclosure of Interests."

    The Depositary will use reasonable efforts to forward to you at the request and at the expense of New National Grid, any request by New National Grid for information and to comply with any instructions of New National Grid, to the extent reasonably practicable, given in connection with the foregoing. If New National Grid requests information from the Depositary or the Custodian, as the registered holders of ordinary shares, pursuant to the articles of association of New National Grid or the Companies Act 1985, the obligations of the Depositary or the Custodian will be limited to disclosing to New National Grid the information relating to the ordinary shares in question that they have recorded pursuant to the terms of the Deposit Agreement.

AMENDMENT AND TERMINATION

    New National Grid may agree with The Bank of New York to amend the Deposit Agreement and the ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices an important right of ADS holders, it will only become effective 30 days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered by continuing to hold your ADS, to agree to the amendment and to be bound by the ADSs and the Deposit Agreement is amended.

    The Bank of New York will terminate the Deposit Agreement if New National Grid asks it to do so. The Bank of New York may also terminate the Deposit Agreement if The Bank of New York has told New

National Grid that it would like to resign and New National Grid has not appointed a new depositary bank within 90 days. In both cases, The Bank of New York must notify you at least 30 days before termination.

    After termination, The Bank of New York and its agents will be required to do only the following under the Deposit Agreement: (1) advise you that the Deposit Agreement is terminated, and (2) collect distributions on the deposited securities and deliver ordinary shares and other deposited securities upon cancellation of ADSs. After the expiration of one year from the date of termination, The Bank of New York will, if practical, sell any remaining deposited securities by public or private sale. After the expiration of one year from the date of termination, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the Deposit Agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and will have no liability for interest. The Bank of New York's only obligations will be to account for the proceeds of the sale and other cash. After termination, New National Grid's only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

LIMITATIONS ON OBLIGATIONS AND LIABILITY TO ADS HOLDERS

    The Deposit Agreement expressly limits New National Grid's obligations and the obligations of The Bank of New York, and it limits New National Grid's liability and the liability of The Bank of New York. New National Grid and The Bank of New York:

    - are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;

    - are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Deposit Agreement;

    - are not liable if either of them exercises discretion permitted under the Deposit Agreement;

    - have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the Deposit Agreement on your behalf or on behalf of any other party; and

    - may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

    In the Deposit Agreement, New National Grid and The Bank of New York agree to indemnify each other under certain circumstances.

REQUIREMENTS FOR DEPOSITARY ACTIONS

    Before The Bank of New York will issue or register a transfer of an ADS, make a distribution on an ADS, or make a withdrawal of ordinary shares, The Bank of New York may require:

    - payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

    - production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

    - compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

    The Bank of New York may refuse to deliver, transfer, or register transfers of ADSs generally when the books of The Bank of New York or New National Grid are closed, or at any time if The Bank of New York or New National Grid thinks it advisable to do so.

    You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

    - when temporary delays arise because: (1) The Bank of New York or New National Grid has closed its transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) New National Grid is paying a dividend on the ordinary shares;

    - when you or other ADS holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges; or

    - when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

    This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

PRE-RELEASE OF ADSS

    In certain circumstances, subject to the provisions of the Deposit Agreement, The Bank of New York may issue ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADS. The Bank of New York may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to The Bank of New York. The Bank of New York may receive ADSs instead of ordinary shares to close out a pre-release. The Bank of New York may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate; and (3) The Bank of New York must be able to close out the pre-release on not more than five business days' notice. In addition, The Bank of New York will limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the ordinary shares deposited, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so.

              COMPARISON OF RIGHTS OF NIAGARA MOHAWK SHAREHOLDERS
                       AND NEW NATIONAL GRID SHAREHOLDERS

    As a result of the merger, holders of Niagara Mohawk common stock (other than holders, if any, who will receive cash for all of their shares) will receive ADSs, each of which represents five ordinary shares. New National Grid is a public limited company incorporated under the laws of England and Wales. Niagara Mohawk is a corporation organized under the laws of the State of New York. The following is a summary of material differences between the rights of Niagara Mohawk shareholders and the rights of New National Grid shareholders arising from the differences between the corporate laws of the State of New York and England and Wales, the governing instruments of the two companies and as a result of UK Listing Authority requirements.

    Prior to the implementation of the scheme of arrangement and subject to the condition that the scheme of arrangement becomes effective, New National Grid will adopt new articles of association appropriate for a publicly traded company. See "Description of Ordinary Shares." The following description assumes that the scheme of arrangement and the merger have been completed and that New National Grid has adopted its new articles of association.

    Rights attaching to ordinary shares underlying the ADSs are exercisable only by the Depositary, as the registered holder of those shares. Rights as between the Depositary and holders of the ADSs are set out in the Deposit Agreement. For further details, including details of future proposals in relation to ADSs, see "Description of American Depositary Shares" above.

LIMITATIONS ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER US FEDERAL SECURITIES
  LAWS

    New National Grid is and will continue to be an English company. Most of New National Grid's officers and some of the experts named in this proxy statement/prospectus are residents of the United Kingdom and not the United States. In addition, following the merger, a majority of New National Grid's officers and directors will be residents of the United Kingdom and not the United States. A large portion of the assets of New National Grid are located outside of the United States, although New National Grid will indirectly have very substantial assets in the United States. As a result, it may be difficult for investors to effect service within the United States upon persons located outside the United States or to enforce in US courts or outside the United States judgements obtained against persons in US courts, or to enforce in US courts judgements obtained against those persons in courts in jurisdictions outside the United States, in each case, in any action, including actions predicated upon the civil liability provisions of the US securities laws. New National Grid believes that there may be doubt as to the enforceability against persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgements of US courts, of civil liabilities predicated solely upon the laws of the United States, including its federal securities laws. Unlike directors and officers of Niagara Mohawk presently, directors and officers of New National Grid, a foreign private issuer under the Securities Exchange Act of 1934, will not be subject to rules under the Securities Exchange Act that under certain circumstances would require directors and officers to forfeit to New National Grid any "short swing" profits realized from purchases and sales, as determined under the Securities Exchange Act and the rules thereunder, of New National Grid equity securities.

PROXY STATEMENTS AND REPORTS

    Under Section 14(a) of the Securities Exchange Act and the rules enacted pursuant to Section 14(a) (the "Proxy Rules"), Niagara Mohawk is required to comply with notice and disclosure requirements relating to the solicitation of proxies in respect of shareholder meetings. As a foreign private issuer, New National Grid will not be subject to the Proxy Rules. However, New National Grid will be subject to notice and disclosure requirements under the Financial Services Act 1986, the Companies Act 1985 and the Listing Rules of the UK Listing Authority. As a foreign private issuer with securities listed on the New York Stock Exchange and registered under Section 12 of the Securities Exchange Act, New National Grid will also be required under the Securities Exchange Act to publicly file with the SEC and the New York Stock Exchange, as the case may be, annual reports and other information.

NIAGARA MOHAWK VOTING RIGHTS; GENERALLY

    The capital stock of Niagara Mohawk consists of the shares of common stock and one class of preferred stock, none of which preferred stock is outstanding. The holders of shares of common stock are entitled to one vote for each share held on matters presented to shareholders generally.

    The holders of common stock shares do not have cumulative voting rights, which means that the holders of more than 50% of all outstanding shares can elect 100% of the directors if they choose to do so, and, in such event, the holders of the remaining less than 50% of the shares will not be able to elect any person or persons to the Niagara Mohawk board of directors. Nominees who receive the most votes by shareholders are elected directors. A quorum consists of a majority of the shares entitled to vote, unless otherwise required by law.

See "--Special Meeting of Shareholders" below for a discussion of who may call meetings of shareholders of Niagara Mohawk.

NEW NATIONAL GRID VOTING RIGHTS; GENERALLY

    Under English law, the voting rights of shareholders are governed by a company's articles of association, subject to the statutory rights of shareholders, including the right to demand a poll (a vote by the number of shares held) at a general meeting. Each shareholder present in person and entitled to vote at a general meeting has one vote on a show of hands and, on a poll, one vote for every share held by him. New National Grid's articles of association provide that a poll may be demanded by:

    - the Chairman of the meeting; or

    - by at least five shareholders present in person or by proxy and having the right to vote at the meeting; or

    - by any shareholder or shareholders representing at least 10% of the voting rights of all shareholders having the right to vote at the meeting or by any shareholder or shareholders holding shares conferring a right to vote at the meeting on which the aggregate sum paid up on the shares is equal to not less than 10% of the total sum paid up upon all the shares conferring the right to vote.

    Cumulative voting is essentially unknown under English law. Under English law, two shareholders present in person constitute a quorum for purposes of a general meeting, unless the company's articles of association specify otherwise. New National Grid's articles of association specify that two shareholders present in person or by proxy and entitled to vote constitute a quorum. See "Description of Ordinary Shares--Voting Rights" and "Description of American Depositary Shares--Voting Rights" above.

    Under New National Grid's articles of association, if a person, other than specified permitted persons, including the Depositary, has or appears to New National Grid's board of directors to have an interest, except those of a nominee or custodian trustee, in ordinary shares which carry the right to cast 15% or more of the total votes attaching to the entire share capital of New National Grid, that person is not entitled to attend or vote at any general meeting of shareholders of New National Grid or to exercise any other right conferred by ownership of the ordinary shares in relation to any shareholders' meeting, and the right to attend, to speak and to demand and vote on a poll which would have attached to the ordinary shares will vest in the chairman of the meeting, who will have complete discretion to vote the ordinary shares. Those rights will not reattach to the ordinary shares until New National Grid's board of directors is satisfied that the person has disposed of a sufficient amount of ordinary shares. See "Description of Ordinary Shares--General Limitations on Shareholdings" above.

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NEW NATIONAL GRID SPECIAL SHARE

    The UK Government (through the UK Secretary of State for Trade and Industry) holds a special rights non-voting redeemable preference share which is redeemable at par (L1) only at the option of the UK Secretary of State for Trade and Industry. New National Grid may not redeem the special share unless requested to do so by the UK Secretary of State for Trade and Industry. The special share, which may only be held by the UK Government, does not carry any rights to vote at general meetings of New National Grid but does entitle the holder to receive notice of, attend and speak at general meetings. The articles of association of New National Grid specify matters, in particular the alteration of specified provisions of the articles of association including the provision relating to limitations which prevent a person from owning or having an interest in 15% or more of New National Grid voting shares, which require the written consent of the holder of the special share. The UK Secretary of State for Trade and Industry as holder of the special share does not have a right to appoint or nominate directors to New National Grid's board of directors.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    Under the Niagara Mohawk certificate of incorporation, shareholders must act at a duly called annual or special meeting and may not act by written consent.

    Under English law, a company's articles of association may provide that a resolution in writing executed by or on behalf of each shareholder who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present will be as valid and effective as if it had been passed at a general meeting properly convened and held. That written resolution requires the unanimous consent of all shareholders entitled to attend and vote. New National Grid's articles of association do not contain such a provision.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

    Niagara Mohawk shareholders wishing to present proposals for action at an annual or other meeting of shareholders must do so in accordance with the Niagara Mohawk bylaws. A shareholder must give timely notice of the proposed business to the Corporate Secretary of Niagara Mohawk. To be timely for an annual meeting, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive offices of Niagara Mohawk not less than 90 days nor more than 120 days before the first anniversary of the prior year's annual meeting, with an exception provided for annual meetings held more than 30 days off the prior year's date. For a special meeting at which directors are elected, notice of a proposed nominee must be given no later than the tenth day after the date of the special meeting and the identity of the nominees have been announced.

    For each matter the shareholder proposes to bring before the meeting, the notice to the Corporate Secretary must include:

    - the text of the proposal to be presented and a brief statement of the reasons why the proposing shareholder favors the proposal;

    - the name and address of the proposing shareholder;

    - the class and number of Niagara Mohawk shares which are beneficially owned by the proposing shareholder; and

    - any material interest of the shareholder in the proposal (other than as a shareholder).

    The person presiding at the shareholders' meeting shall determine whether the notice has been duly given and shall direct that proposals not be considered if the notice has not been given.

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    Niagara Mohawk shareholders wishing to directly nominate candidates for election to the Niagara Mohawk board of directors must do so in accordance with the Niagara Mohawk bylaws by giving timely notice in writing to the Corporate Secretary. The notice must set forth:

    - as to each person whom the shareholders proposes to nominate,

       (1) all information relating to the person that is required by paragraphs
           (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any subsequent regulations adopted by the SEC, applicable to Niagara Mohawk);

       (2) the signed consent of the person to be named in the proxy statement to serve as a director if elected; and

    - as to the shareholder giving the notice,

       (1) the name and address of the shareholder; and

       (2) the class and number of Niagara Mohawk shares which are beneficially owned by the shareholder.

    The person presiding at the shareholders' meeting shall determine if such notice has been duly given and shall direct that nominees not be considered if such notice has not been given.

    Under English law, shareholders may requisition a resolution, including a resolution to appoint a director (see "--Vacancies on the Board of Directors" below), to be voted on at a general meeting if:

    - the requisition is made by the holders of shares which represent not less than one-twentieth of the voting rights of all shareholders having at the date of the requisition a right to vote at the meeting to which the requisition relates; or

    - the requisition is made by not less than 100 shareholders holding shares on which there has been paid up an average sum, per shareholder, of not less than L100.

    The requisition must be deposited at the company's registered office not less than six weeks before the general meeting to which it relates. At a general meeting, a resolution to appoint two or more directors by a single resolution may not be proposed unless a resolution approving that it may be proposed is passed by the general meeting with no dissenting votes.

    New National Grid's articles of association provide that a person, other than a retiring director or a person recommended by the board, is only eligible for election to New National Grid's board of directors by shareholders at a general meeting if a shareholder who is qualified to attend and vote at that meeting directly nominates that other person by written notice to New National Grid signed by the shareholder and by the nominee, and giving details in relation to the proposed director.

SOURCES AND PAYMENT OF DIVIDENDS

    New York law provides that, subject to any restrictions contained in the certificate of incorporation, a New York corporation may pay dividends or make other distributions to its shareholders except when the corporation is insolvent or would thereby be made insolvent, provided, however, that dividends may be declared or paid and other distributions may be paid out of surplus only, so that the net assets of the corporation remaining after the declaration, payment or distribution shall at least equal the amount of its stated capital.

    Under English law, a company may pay dividends only out of its distributable profits and not out of share capital, which includes share premiums. Amounts credited to the share premium account, representing the excess of the consideration for the issue of shares over the aggregate par value of the shares, may not be paid out as cash dividends but may be used, among other things, to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings. In addition, a public company, such as New National Grid, may make a distribution at any time only if, at that time, the amount of its net assets is not less than the aggregate of its issued and paid up share capital and undistributable

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reserves. National Grid Group has historically paid two dividends per year. New
National Grid's board of directors has the power under New National Grid's articles of association to declare and pay interim dividends. Subject to any preferential rights attached to any class of shares, the ordinary shares are entitled to all dividends paid by New National Grid. See "Description of Ordinary Shares--Dividends and Other Distributions" above.

RIGHTS OF PURCHASE AND REDEMPTION

    Under New York law, the repurchase, redemption and conversion or exchange into cash, other property, indebtedness or stock by a New York corporation are subject to the same limitations as to insolvency and use of surplus as are applicable to the payment of dividends. See "--Sources and Payment of Dividends." In addition, under New York law, shares of stock may only be redeemed, converted or exchanged for the applicable redemption, conversion or exchange price stated in the certificate of incorporation.

    Under English law and New National Grid's articles of association, New National Grid may issue redeemable shares. An English company may purchase its own shares, including any redeemable shares, if so authorized by its articles of association and provided that the purchase has been previously approved by an ordinary resolution of its shareholders, in the case of an on-market purchase, which approval may be general or specific, or a special resolution, in the case of an off-market purchase. The shares may be redeemed or repurchased only if fully paid and, in the case of public companies such as New National Grid only, subject as provided below, out of distributable profits or the proceeds of a new issue of shares issued for the purpose of the repurchase or redemption. New National Grid's articles of association do permit the purchase of its own shares. As with many other companies listed on the Official List of the UK Listing Authority, New National Grid will seek an annual authority to approve on-market purchases subject to specified limitations. When a company purchases its own shares wholly out of profits, an amount equal to the nominal amount of the shares purchased and subsequently cancelled must be transferred to the capital redemption reserve, which is generally treated as paid-up share capital. In addition, any amount payable by the company on the purchase of its shares in excess of the par value may be paid out of the proceeds of a fresh issue of shares up to an amount equal to whichever is the lesser of the aggregate of the original premiums received by the company on the issue of those shares or the amount of the company's share premium account as at the time of the repurchase including any sum transferred to that account in respect of premiums on the new issue. The UK Listing Authority usually requires that on-market purchases of 15% or more of a company's equity share capital pursuant to a general shareholder authority must be made by way of either a tender or partial offer to all shareholders, and in the case of a tender offer, at a stated maximum or fixed price. Purchases pursuant to a general shareholder authority below the 15% threshold may be made through the market in the ordinary way provided that the price may not usually be more than 5% above the average of the market value of the company's shares for the five business days before the purchase date.

SPECIAL MEETING OF SHAREHOLDERS

    The Niagara Mohawk certificate of incorporation provides that special meetings of shareholders may be called by the Chairman of the Board, the President or the Niagara Mohawk board of directors. The business permitted to be conducted at any special meeting of shareholders is limited to the business specified in the notice of the meeting given pursuant to the bylaws.

    Under English law, an extraordinary general meeting of shareholders may be called by the board of directors or, notwithstanding any provision to the contrary in a company's articles of association, by a requisition of shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. An ordinary resolution requires 14 clear days' notice. An extraordinary resolution (as defined below) also requires 14 clear days' notice. A special resolution requires 21 clear days' notice. Extraordinary resolutions are relatively unusual and are confined to matters out of the ordinary course of business such as a proposal to wind up the affairs of the company. Special resolutions

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generally involve proposals to change the name of the company, to alter its capital structure, to change or amend the rights of shareholders, to permit the company to issue new shares for cash without applying the shareholders' pre-emptive rights, to amend the company's objects (purpose) clause in its memorandum of association, to amend the company's articles of association or to carry out certain other matters where either the company's articles of association or the Companies Act 1985 prescribe that a special resolution is required. All other proposals relating to the ordinary course of the company's business, such as the election of directors, would be the subject of an ordinary resolution. An annual general meeting requires 21 clear days' notice, although best practice under certain UK corporate governance guidelines would be to give at least 20 working days' notice.

DISSENTERS' RIGHTS

    Under New York law, with certain exceptions, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of a merger, consolidation, share exchange or sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation which requires shareholder approval (other than a transaction wholly for cash to be followed by a dissolution of the corporation). Under New York law, however, dissenters' rights do not apply to the holders of shares of any class or series if the shares of the class or series were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities
Dealers, Inc. on the record date for the meeting of shareholders at which the corporate action giving rise to dissenters' rights is to be approved. Niagara Mohawk common stock is listed on the New York Stock Exchange and, therefore, Niagara Mohawk common shareholders have no dissenters' rights of appraisal with respect to the merger.

    English law does not generally provide for dissenters' rights. However, see "--Amendments of Governing Instruments," "--Shareholders' Voting Rights on Certain Transactions" and "--Shareholders' Suits" below.

PRE-EMPTIVE RIGHTS

    The Niagara Mohawk certificate of incorporation expressly eliminates pre-emptive rights in accordance with New York law.

    Under English law, the issue for cash of equity securities or rights to subscribe for or convert into equity securities must be offered in the first instance to the existing equity shareholders in proportion to the respective nominal values of their holdings, unless a special resolution has been passed in a general meeting of shareholders disapplying (whether generally or specifically) this requirement. As is the custom of many companies listed on the Official List of the UK Listing Authority, New National Grid intends to obtain authority from its shareholders to allot up to a specified amount of share capital for cash otherwise than PRO RATA to its existing shareholders.

AMENDMENT OF GOVERNING INSTRUMENTS

    Under New York law, amendments or changes to the certificate of incorporation may be authorized by vote of the board, followed by a vote of a majority of all outstanding shares entitled to vote thereon. New York law requires, among other things, a class vote by the holders of a class of shares if the certificate of incorporation would be amended to exclude or limit their right to vote, reduce the par value, change the authorized shares into a different number of shares, fix, change or abolish the designation or any of the relative rights, preferences and limitations of the shares, or authorize any shares with rights superior to those of the class. New York law provides that directors of a New York corporation may make amendments to the certificate of incorporation without shareholder approval in certain limited circumstances.

    Niagara Mohawk's certificate of incorporation generally may be amended by a majority vote of the outstanding shares, except that a vote of two-thirds of the shares entitled to vote thereon is required to amend the provisions in the certificate of incorporation (and comparable provisions in the bylaws) relating

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to the adoption and amendment of bylaws by the board of directors, pre-emptive rights, the calling of special meetings, the classification, election and removal of directors and shareholder action only at meetings.

    Under English law, the shareholders have the authority to alter, delete, substitute or add to the objects clause in a company's memorandum of association and all provisions of its articles of association by a special resolution subject, in the case of alterations to the objects clause in the memorandum of association, to the right of dissenting shareholders holding not less than 15% in par value of the company's issued share capital or any class of it to apply to the court to cancel the alterations. Under English law, the board of directors is not authorized to change the memorandum of association or the articles of association. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval of the classes affected in separate class meetings.

PREFERRED STOCK AND PREFERENCE STOCK

    Niagara Mohawk's certificate of incorporation provides that serial preferred stock may be issued in one or more series and that the board of directors is expressly authorized prior to issuance to establish and designate each series and fix the rights, preferences and limitations of each series, as to the following matters:

    - the distinctive serial designation;

    - the number of shares;

    - the dividend rate or rates (or method of determining such rate or rates) and the dates dividends are payable;

    - whether dividends are cumulative and, if so, the date or dates from which dividends shall be cumulative;

    - the amount to be paid upon voluntary or involuntary liquidation, dissolution or winding up of Niagara Mohawk;

    - provisions, if any, for the redemption or acquisition of shares;

    - sinking fund provisions, if any;

    - the rights of conversion, if any, and the terms and conditions of any conversion;

    - voting rights, if any; and

    - any other rights, preferences or limitation not inconsistent with applicable law.

    Subject to English law and without prejudice to any rights attached to any existing shares or class of shares, New National Grid may issue shares, including preferred shares, with the rights or restrictions that its shareholders may by ordinary resolution determine or, if its shareholders do not so determine, the directors determine. See "Description of Ordinary Shares--Variation of Rights and Alteration of Capital" above.

DEBT LIMITATIONS

    Niagara Mohawk's certificate of incorporation does not provide for any limitation on indebtedness of Niagara Mohawk.

    With specified exceptions, New National Grid's articles of association provide that the borrowings of New National Grid should not exceed a sum equal to four times New National Grid's adjusted capital and reserves (as defined in New National Grid's articles of association), unless approved by an ordinary resolution of the shareholders.

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SHAREHOLDERS' VOTING RIGHTS ON CERTAIN TRANSACTIONS

    Under New York law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger, consolidation, share exchange or a sale of all or substantially all of the assets of a corporation incorporated after February 2, 1998. Niagara Mohawk was incorporated on April 2, 1998. After adoption by the board of directors, a merger agreement must be submitted to the shareholders of a New York corporation for adoption.

    Under the rules of the New York Stock Exchange, certain acquisitions involving substantial security holders or the issuance of additional shares of common stock of a listed company aggregating 20% or more of the outstanding shares of common stock require the approval of the holders of a majority of the shares voting thereon.

    The New York Business Combination Law generally prohibits a New York corporation, such as Niagara Mohawk, from engaging in certain "business combinations" with an "interested shareholder" for a period of five years from the date the person becomes an interested shareholder unless before the person became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. Thereafter, the business combination (1) must be approved by the affirmative vote of at least a majority of the outstanding voting stock not owned by the interested shareholder or
(2) certain "fair price" criteria must be met and certain "self dealing" transactions must not have occurred in the interim.

    "Interested shareholder" is defined as any person that is the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting stock of the corporation, or an affiliate or associate of the corporation who within the past five years was a beneficial owner of 20% or more of the outstanding voting stock of the corporation.

    Although a New York corporation may elect, under its certificate of incorporation or bylaws, not to be governed by these provisions, Niagara Mohawk has not done so.

    English law provides for schemes of arrangement, which are arrangements or compromises between a company and its shareholders or creditors or any class of its shareholders, or any class of its creditors, and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval at a meeting of the company convened by an order of the court of a majority in number of the shareholders or creditors or class of shareholders or creditors representing not less than 75% in value of the capital or debt held by the shareholders or creditors or class present and voting, either in person or by proxy, and the sanction of the court. Once the scheme becomes effective, all shareholders and creditors (or, if it applies to a class, the shareholders or creditors of the relevant class) are bound by the terms of the scheme.

    Under the rules of the UK Listing Authority, shareholder approval is usually required for an acquisition or disposal by a listed company, if the gross assets of the company or the business to be acquired or disposed of represent 25% or more of the gross assets of the company or if various other size ratios representing 25% or more and prescribed by the Listing Rules of the UK Listing Authority are satisfied, and is also required in some circumstances relating to the giving by the listed company of indemnities and similar arrangements. Where the size of the acquisition or disposal falls below that level, information may nevertheless be required to be published. Shareholder approval may also be required for an acquisition or disposal of assets between a listed company and related parties including:

    (1) directors of the company or its subsidiaries;

    (2) holders of 10% or more of the nominal value of any class of the company's or any holding company's or subsidiary's shares having the right to vote in all circumstances at general meetings of the relevant company; or

    (3) any associate of persons described in (1) or (2) above.

    See also "--Certain Provisions Relating to Share Acquisitions" below.

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    English law also provides that where a takeover offer is made for the shares of a company incorporated under English law and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, by notice require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within six weeks of the date on which the notice was given objecting to the transfer or its proposed terms. The court is unlikely, absent unfair treatment, fraud or oppression, to exercise its discretion to order that the acquisition shall not take effect, but it may specify the terms of the transfer as it finds appropriate. A minority shareholder is also entitled in these circumstances to require the offeror to acquire his shares on the terms of the offer.

    Mergers are sometimes effected through the use of a voluntary liquidation of a company pursuant to the Insolvency Act 1986, which provides for the transfer of the whole or part of the assets of that company to another company in return for shares in the transferee company. To effect the transfer, a resolution passed by 75% of shareholders conferring authority on the liquidator is required. Any shareholder who does not vote in favor of the resolution may express his dissent by writing to the liquidator within seven days after the passing of the resolution, requiring the liquidator either to abstain from carrying the resolution into effect or to purchase the shareholder's interest at a price to be determined by agreement or by arbitration. The liquidator may apply to the court if it disputes the shareholder's contention and the court may make such an order on the application as it thinks just.

RIGHTS OF INSPECTION

    New York law allows any shareholder of record of a New York corporation, upon five days' written notice to the corporation, to have the right, during usual business hours, to examine, in person or by agent, the corporation's minutes of shareholder meetings and record of shareholders and to make extracts therefrom for any purpose reasonably related to that person's interest as a shareholder. Inspection rights may be denied unless an affidavit is provided by the shareholder that the inspection is not desired for a purpose other than the business of the corporation and that the shareholder has not offered or sold a list of shareholders in the past five years.

    Except when closed in accordance with English law, the register of names of shareholders of an English company may be inspected during business hours by its shareholders, without charge, and by other persons upon payment of a fee, and copies may be obtained on payment of a fee. The shareholders of an English public company may, without charge, also inspect the minutes of meetings of the shareholders during business hours and obtain copies upon payment of a fee. The published annual accounts of a public company are required to be laid before the shareholders in a general meeting and a shareholder is entitled to a copy of the accounts. The shareholders of New National Grid have no rights to inspect its accounting records or minutes of meetings of its directors. Some registers required to be kept by a company are open to public inspection and service contracts of directors of a company which have more than 12 months unexpired or require more than 12 months' notice to terminate must be available for inspection during normal business hours.

STANDARD OF CONDUCT FOR DIRECTORS

    New York law provides that directors of a New York corporation shall perform their duties in good faith and with that degree of care which an ordinarily prudent person in a like position would exercise under similar circumstances. Decisions made on that basis are protected by the so-called "business judgment rule." In performing their duties, directors are entitled to rely on information, opinions, reports or statements prepared or presented by certain officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, by legal counsel, public accountants or other persons as to matters which the director believes to be within the person's professional or expert competence, or by any committee of the board of directors if the director believes the committee merits confidence.

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    Under English law, a director of a company is under a number of duties to that company, including a duty to act in the company's bona fide best interests; a duty not to put himself in a position where there is an actual or potential conflict between his duty to his company and his duties to any other person or his personal interests; and a duty to act for a proper purpose and to exercise his powers only in accordance with the articles of association of the company. In addition, directors are under a duty to exercise reasonable skill and care in the performance of their duties. Various duties, including disclosure obligations, are also imposed upon directors of a company by statute and by the Listing Rules of the UK Listing Authority. Where applicable, executive directors will also have duties under their service contracts.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    Under New York law, the certificate of incorporation of a New York corporation may provide for the classification of the board of directors to stagger the terms of directors. The term "classified board" generally means the specification of selected board seats for a term of more than one year but not more than four years, with different classes of board seats coming up for election each year. The Niagara Mohawk certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of directors, each class elected for a term of three years. The Niagara Mohawk certificate of incorporation also provides that amending, altering, changing or repealing the director classification provisions of the Niagara Mohawk certification of incorporation and bylaws requires the affirmative vote of holders of at least two-thirds of the shares entitled to vote on the election of directors (or, with respect to the bylaws only, two-thirds of the entire board of directors).

    English law permits a company to provide for the classification of the board of directors with respect to the time for which directors severally hold office. New National Grid's articles of association provide that there shall not be less than two directors and no maximum number of directors. All directors are subject to the general company law requirements concerning the removal of directors. At each annual general meeting one-third of the directors shall retire from office by rotation. The directors concerned may be re-appointed or deemed to be re-appointed under the articles of association. The directors to retire are selected on the basis of time in office since their last election but if any director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he must retire. Any director appointed by the directors since the last annual general meeting is required to retire at the next following annual general meeting and then is eligible for election, but is not taken into account in determining which directors are to retire by rotation at the meeting.

REMOVAL OF DIRECTORS

    The Niagara Mohawk certificate of incorporation and bylaws provide that directors (other than directors elected by holders of preferred stock) may be removed only for cause.

    Under English law, shareholders have the right to remove a director without cause by ordinary resolution of which special notice (28 clear days' notice) has been given to the company. New National Grid's articles of association provide that a director may be removed from office by notice in writing served upon him signed by all his co-directors.

VACANCIES ON THE BOARD OF DIRECTORS

    Under New York law, the board of directors of a corporation may fill any vacancy on the board of directors, including vacancies resulting from an increase in the number of directors, other than a vacancy resulting from the removal of directors without cause, which vacancy may only be filled by the shareholders, unless the certificate of incorporation provides otherwise. Under the Niagara Mohawk certificate of incorporation and bylaws, in case of a vacancy among the directors (other than due to a removal without cause), the remaining directors, by an affirmative vote of a majority of the directors then in office, although less than a quorum, may fill the vacancy.

    Under English law, shareholders of a public company may, by ordinary resolution, appoint a person who is willing to be a director either to fill a vacancy or, subject to any maximum provided in the company's articles of association, as an additional director. The board of directors also has the power to appoint a director to fill a vacancy or as an additional director, subject to the conditions that may be set out in the company's articles of association, provided that the appointment will only last until the next following annual general meeting of the company, at which the director concerned may be re-elected.

LIABILITIES OF DIRECTORS AND OFFICERS

    Under the Niagara Mohawk certificate of incorporation, no director of Niagara Mohawk shall be personally liable to Niagara Mohawk or its shareholders for any breach of duty as a director, except to the extent that exemption from liability is not permitted under New York law. New York law does not permit the limitation of liability if a director is adjudicated to have acted in bad faith, engaged in intentional misconduct or a knowing violation of law, personally gained in fact a financial profit or other advantage to which he was not legally entitled or violated the restrictions on dividends and repurchases and redemptions described above under "--Sources and Payments of Dividends" and "--Rights of Purchase and Redemption."

    English law does not generally permit a company to exempt any director or other officer of the company or any person employed by the company as auditor from any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or trust of which he may be guilty in relation to the company. See "--Indemnification of Directors and Officers" below.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    New York law permits a New York corporation to indemnify directors and officers made, or threatened to be made, party to a proceeding because the individual holds or held that capacity, against liabilities and expenses incurred in such proceeding if the individual acted in good faith, for a purpose such individual reasonably believed to be in the corporation's best interests. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. New York law provides that statutory indemnification is not exclusive of rights to indemnification which may be provided in a corporation's certificate of incorporation or bylaws or, when authorized by the certificate of incorporation or bylaws, through resolutions of its shareholders or board of directors or by agreement.

    The Niagara Mohawk bylaws provide that Niagara Mohawk must indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, claim or proceeding of any kind, including a derivative proceeding, by reason of the fact such person is or was a director or officer of Niagara Mohawk, or serves or served, at the request of Niagara Mohawk, in that or another capacity for another entity. Niagara Mohawk will advance expenses in any proceeding to the fullest extent not prohibited by law.

    English law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as auditor against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company, except as liability incurred by the director, officer or auditor in defending any legal proceedings in which judgement is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds that the director, officer or auditor acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court. English law enables companies to purchase and maintain insurance for directors, officers and auditors against any liability which would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust in relation to the company. New National Grid intends to purchase and maintain directors' and officers' insurance.

ADDITIONAL PROVISIONS OF NEW YORK LAW AND ENGLISH LAW

    New York law specifically authorizes directors of a New York corporation, in taking action, including action which may involve a change in control, to consider both the long-term and short-term interests of the corporation and the effects on the corporation's prospects for potential growth, development, productivity and profitability, the corporation's current and retired employees, the corporation's creditors and customers and the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

    English law specifically authorizes directors of a company to have regard in the performance of their functions to the interests of the company's employees in general.

SHAREHOLDERS' SUITS

    Under New York law, a shareholder of a New York corporation may institute a lawsuit against one or more directors, either on his own behalf or derivatively on behalf of the corporation. A shareholder's derivative complaint must include details of any demand made on the board of directors, or the reasons why a demand was not made. No discontinuance, compromise or settlement of the proceeding may occur without court approval.

    In addition to having the right to institute a lawsuit on behalf of and in the name of the company in certain limited circumstances, English law permits a shareholder whose name is on the register of shareholders of the company, including US persons, to petition the court for an order when the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of the shareholders generally or some part of the shareholders, including at least that shareholder, or when any actual or proposed act or omission of the company is or would be so prejudicial. A court, when granting relief by making an order in respect of the matters complained of, has wide discretion, including authorizing civil proceedings to be brought in the name of the company by a shareholder on terms as the court may direct and providing for the purchase of the shares of any shareholders by other shareholders or by the company. To become a shareholder and enforce those rights under English law, holders of ADRs will be required to convert at least one of the ADRs into ordinary shares in accordance with the terms of the Deposit Agreement. Except in these limited respects, English law does not permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

CERTAIN PROVISIONS RELATING TO SHARE ACQUISITIONS

    In the case of a company listed on the Official List of the UK Listing Authority, shareholder approval must be obtained for certain acquisitions or disposals of assets involving directors or substantial shareholders or their associates. See "--Shareholders' Voting Rights on Certain Transactions." In addition, takeovers of public companies are regulated by the City Code, non-statutory rules not enforceable at law but administered by the Takeover Panel, a body comprising representatives of certain City of London financial and professional institutions which oversees the conduct of such takeovers. One of the provisions of the City Code provides that, unless shareholders otherwise approve by ordinary resolution:

    - when any person acquires, whether by a series of transactions over a period of time or not, shares which, taken together with shares held or acquired by persons acting in concert with him, carry 30% or more of the voting rights of a public company, or

    - when any person, together with persons acting in concert with him, holds not less than 30% but not more than 50% of the voting rights and that person, or any person acting in concert with him, acquires additional shares carrying voting rights, that person must generally make an offer for all of the equity shares of the company, whether voting or non-voting, and any class of voting non-equity shares of the company held by the person or any person acting in concert with him, for cash, or accompanied by a cash alternative, at not less than the highest price paid for the relevant shares during the 12 months preceding the date of the offer.

DISCLOSURE OF INTERESTS

    Acquirors of Niagara Mohawk shares are subject to disclosure requirements under Section 13(d)(1) of the Securities Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than 5% of the issued and outstanding Niagara Mohawk shares must, within ten days after such acquisition, file a Schedule 13D with the SEC disclosing certain specified information, and send a copy of the Schedule 13D to Niagara Mohawk and to the securities exchanges on which the security is traded.

    After the merger, acquirors of ADSs will be required to comply with, among other things, the provisions of Section 13(d) of the Securities Exchange Act and Rule 13d-1 thereunder with respect to their attributed ownership of the underlying ordinary shares.

    See "Description of Ordinary Shares--Disclosure of Interests" for a description of the provisions of English law and New National Grid's articles of association concerning disclosure of interests in New National Grid's ordinary shares.

CERTAIN UK LISTING AUTHORITY LISTING REQUIREMENTS

    In addition to the provisions of New National Grid's articles of association and the Companies Act 1985, New National Grid is subject to the Listing Rules of the UK Listing Authority made under Section 142 of the Financial Services Act 1986 and in particular to the continuing obligations under those rules. Among other things, these require a listed company to notify the UK Listing Authority of any major new developments in its sphere of activity which are not public knowledge and which may, by virtue of the effect of those developments on its assets and liabilities or financial position or on the general course of its business, lead to a substantial movement in the price of its listed securities. The company must usually ensure equality of treatment for all holders of listed securities who are in the same position and, when its securities are listed on more than one stock exchange, must usually ensure that equivalent information is made available to the market on each exchange on which its securities are listed. In addition, the Listing Rules impose obligations on listed companies to send the following information to shareholders:

    - details relating to certain acquisitions, disposals, takeovers, mergers and offers either made by or in respect of the company, and

    - an explanatory circular, whenever a general meeting of the shareholders is convened.

    In addition to the above requirements, a company is required to notify the UK Listing Authority of certain matters including notifications received by the company of persons holding an interest in 3% or more of any class of the company's relevant share capital, any changes to the company's board of directors, any purchase or redemption by the company of its own equity securities, any interest of a director, including changes, in the shares or the debentures of his company and changes in the capital structure of the company. Unaudited half yearly reports of results for the first six months of any fiscal year and an unaudited preliminary announcement of results for each full fiscal year must also be published.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Niagara Mohawk's executive officers and directors, and persons who own more than 10% of the Niagara Mohawk common stock outstanding, to file reports of ownership with the SEC and the New York Stock Exchange. Based solely on reports and other information submitted by executive officers and directors, Niagara Mohawk believes that during the year ended December 31, 1999, each of its executive officers, directors and persons who own more than 10% of the Niagara Mohawk common stock outstanding filed all reports required by Section 16(a).

                                 OTHER MATTERS

DEADLINE FOR SHAREHOLDER PROPOSALS

    Shareholders who want to have a proposal included in Niagara Mohawk's proxy statement and proxy card for the 2001 Annual Meeting of Shareholders must notify the Secretary of Niagara Mohawk. The proposal must be received on or before Friday, December 1, 2000 and should be addressed to:

    Office of the Secretary
    Niagara Mohawk Holdings, Inc.
    300 Erie Boulevard West
    Syracuse, New York 13202

    A shareholder must be a registered or beneficial owner of at least one % of Niagara Mohawk's outstanding common stock or stock with a market value of $2,000 and the shareholder must continue to own such stock through the date on which the meeting is held.

    Shareholders who wish to present a proposal at the 2001 Annual Meeting must notify the Secretary of Niagara Mohawk in writing not less than 90 days nor more than 120 days before the annual meeting.

                                  UK CIRCULAR

    National Grid Group will be convening an Extraordinary General Meeting to approve the merger, and will be distributing to its shareholders a circular relating to the merger. The contents of the circular do not form part of, nor are they incorporated into, this joint proxy statement/prospectus.

                                 LEGAL MATTERS

    The legality of the ordinary shares to be issued under the merger agreement is being opined upon for New National Grid by CMS Cameron McKenna, English counsel for New National Grid. Certain tax matters in connection with the merger are being opined upon for New National Grid by PricewaterhouseCoopers LLP and for Niagara Mohawk by Bryan Cave LLP.

                                    EXPERTS

    The consolidated financial statements of Niagara Mohawk Holdings, Inc. and Niagara Mohawk Power Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this proxy statement/prospectus by reference from Niagara Mohawk's Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    With respect to the unaudited consolidated financial information of Niagara Mohawk Holdings, Inc. for the three months ended March 31, 2000, the six months ended June 30, 2000 and the nine months ended September 30, 2000, incorporated by reference in this proxy statement/prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their reports dated May 11, 2000, August 14, 2000 and November 14, 2000 incorporated by reference herein, state that they did not audit and that they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of
Section 11 of the Securities Act 1933 for their reports on the unaudited consolidated financial information because those reports are not a "report" or "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

    The consolidated financial statements of National Grid Group as of March 31, 2000 and 1999 and for each of the three years in the period ended March 31, 2000 incorporated by reference in this proxy statement/prospectus from National Grid Group's Annual Report on Form 20-F for the year ended March 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    With respect to the unaudited consolidated financial information of National Grid Group plc for the six months ended September 30, 2000, incorporated by reference in this proxy statement/prospectus, PricewaterhouseCoopers reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their report dated
November 20, 2000 incorporated by reference herein, states that they did not audit and that they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers is not subject to the liability provisions of Section 11 of the Securities Act 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or "part" of the registration statement prepared or certified by PricewaterhouseCoopers within the meaning of Sections 7 and 11 of the Act.

    The consolidated financial statements of National Grid USA as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this proxy statement/ prospectus by reference from National Grid Group's Report of Foreign Issuer on Form 6-K dated
September 29, 2000 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                           AND SCHEME OF ARRANGEMENT,
                         DATED AS OF SEPTEMBER 4, 2000,
                                  BY AND AMONG
                            NATIONAL GRID GROUP PLC,
                         NIAGARA MOHAWK HOLDINGS, INC.,
                             NEW NATIONAL GRID PLC
                  (FORMERLY CALLED NEW NATIONAL GRID LIMITED)
                                      AND
                              GRID DELAWARE, INC.
                                   AS AMENDED
                                     BY THE
                                FIRST AMENDMENT
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                           AND SCHEME OF ARRANGEMENT

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                              --------
ARTICLE I       THE MERGER AND THE SCHEME...................................     A-1
                Section 1.1  The Merger.....................................     A-1
                Section 1.2  Effective Time of the Merger...................     A-1
                Section 1.3  The Scheme.....................................     A-2
                Section 1.4  The Scheme Effective Time......................     A-2
                Section 1.5  Governing Documents............................     A-2

ARTICLE II      TREATMENT OF SHARES.........................................     A-2
                Section 2.1  Effect of the Scheme on Parent Capital Stock...     A-2
                Section 2.2  Effect of the Merger on the Company Capital
                  Stock.....................................................     A-2
                Section 2.3  Exchange of Certificates.......................     A-4

ARTICLE III     THE CLOSING.................................................     A-7
                Section 3.1  Closing........................................     A-7

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............     A-7
                Section 4.1  Organization and Qualification.................     A-7
                Section 4.2  Subsidiaries...................................     A-8
                Section 4.3  Capitalization.................................     A-8
                Section 4.4  Authority; Non-Contravention; Statutory
                  Approvals; Compliance.....................................     A-8
                Section 4.5  Reports and Financial Statements...............    A-10
                Section 4.6  Absence of Certain Changes or Events...........    A-11
                Section 4.7  Legal Proceedings..............................    A-11
                Section 4.8  Information Supplied...........................    A-11
                Section 4.9  Tax Matters....................................    A-12
                Section 4.10 Employee Matters; ERISA........................    A-14
                Section 4.11 Labor and Employee Relations...................    A-16
                Section 4.12 Environmental Protection.......................    A-16
                Section 4.13 Regulation as a Utility........................    A-18
                Section 4.14 Vote Required..................................    A-19
                Section 4.15 Opinion of Financial Advisor...................    A-19
                Section 4.16 Brokers........................................    A-19
                Section 4.17 Insurance......................................    A-19
                Section 4.18 Intellectual Property..........................    A-19
                Section 4.19 Nuclear Operations and NRC Actions.............    A-19
                Section 4.20 Ownership of Parent or Newco Common Stock......    A-20
                Section 4.21 State Antitakeover Matters.....................    A-20
                Section 4.22 Commodity Derivatives and Credit Exposure
                  Matters...................................................    A-20
                Section 4.23 The Company Associates.........................    A-20

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF PARENT, NEWCO AND
                  MERGER SUB................................................    A-20
                Section 5.1  Organization and Qualification.................    A-20
                Section 5.2  Capitalization.................................    A-21
                Section 5.3  Authority; Non-Contravention; Statutory
                  Approvals; Compliance.....................................    A-21
                Section 5.4  Reports and Financial Statements...............    A-23
                Section 5.5  Absence of Certain Changes or Events...........    A-23
                Section 5.6  Legal Proceedings..............................    A-23

                                                                                PAGE
                                                                              --------
                Section 5.7  Information Supplied...........................    A-24
                Section 5.8  Tax Matters....................................    A-24
                Section 5.9  Environmental Protection.......................    A-25
                Section 5.10 Votes Required.................................    A-25
                Section 5.11 Brokers........................................    A-25
                Section 5.12 Insurance......................................    A-26
                Section 5.13 Ownership of Company Common Stock..............    A-26

ARTICLE VI      CONDUCT OF BUSINESS PENDING THE MERGER......................    A-26
                Section 6.1  Covenants of the Company.......................    A-26
                Section 6.2  Covenants of Parent............................    A-30
                Section 6.3  Covenants of Newco.............................    A-31
                Section 6.4  Alternative Arrangement Concerning Company
                  Nuclear
                            Facilities......................................    A-31

ARTICLE VII     ADDITIONAL AGREEMENTS.......................................    A-31
                Section 7.1  Access to Information..........................    A-31
                Section 7.2  Proxy Statement and Registration Statement;
                  Listing; Parent
                            Disclosure Documents............................    A-32
                Section 7.3  Regulatory Matters.............................    A-33
                Section 7.4  Shareholder Approval...........................    A-34
                Section 7.5  Directors' and Officers' Indemnification.......    A-34
                Section 7.6  Public Announcements...........................    A-35
                Section 7.7  Rule 145 Affiliates............................    A-35
                Section 7.8  Labor Agreements and Workforce Matters.........    A-36
                Section 7.9  Employee Benefit Plans; Stock Options..........    A-36
                Section 7.10 No Solicitations...............................    A-37
                Section 7.11 Boards of Directors............................    A-39
                Section 7.12 Charitable Contributions.......................    A-39
                Section 7.13 Anti-Takeover Statutes.........................    A-39
                Section 7.14 Conveyance Taxes...............................    A-40
                Section 7.15 Expenses.......................................    A-40
                Section 7.16 Further Assurances.............................    A-40
                Section 7.17 Restructuring of Transactions..................    A-40
                Section 7.18 Integration Team...............................    A-41
                Section 7.19 Newco Ordinary Shares..........................    A-41
                Section 7.20 ADR Depositary Agreement.......................    A-41

ARTICLE VIII    CONDITIONS..................................................    A-41
                Section 8.1  Conditions to Each Party's Obligation to Effect
                  the Merger................................................    A-41
                Section 8.2  Conditions to Obligation of Newco and Parent to
                  Effect the
                            Merger..........................................    A-42
                Section 8.3  Conditions to Obligation of The Company to
                  Effect the Merger.........................................    A-43

ARTICLE IX      TERMINATION, AMENDMENT AND WAIVER...........................    A-44
                Section 9.1  Termination....................................    A-44
                Section 9.2  Effect of Termination..........................    A-45
                Section 9.3  Termination Fee; Expenses......................    A-45
                Section 9.4  Amendment......................................    A-46
                Section 9.5  Waiver.........................................    A-46

                                                                                PAGE
                                                                              --------
ARTICLE X       GENERAL PROVISIONS..........................................    A-46
                Section 10.1  Non-Survival; Effect of Representations and
                  Warranties................................................    A-46
                Section 10.2  Notices.......................................    A-46
                Section 10.3  Miscellaneous.................................    A-48
                Section 10.4  Interpretation................................    A-49
                Section 10.5  Counterparts; Effect..........................    A-49
                Section 10.6  Parties' Interest.............................    A-49
                Section 10.7  Governing Law.................................    A-49
                Section 10.8  Submission to Jurisdiction; Waivers...........    A-49
                Section 10.9  Enforcement of Agreement......................    A-49
                Section 10.10 Waiver of Jury Trial..........................    A-49

                            INDEX OF PRINCIPAL TERMS

TERM                                                            PAGE
----                                                          --------
1935 Act....................................................     13
Accounting Method Adjustment................................     17
Acquisition Agreement.......................................     49
Acquisition Proposal........................................     49
ADR Depositary..............................................      5
ADR Depositary Agreement....................................      5
ADS Consideration...........................................      3
ADS Election................................................      4
ADS Election Number.........................................      4
ADS Election Shares.........................................      5
Affiliate Agreement.........................................     46
Applicable Period...........................................     49
Atomic Energy Act...........................................     13
Average Price...............................................      4
BCL.........................................................      1
Cash Amount.................................................      4
Cash Consideration..........................................      3
Cash Election...............................................      4
Cash Election Number........................................      4
Cash Election Shares........................................      4
Certificate(s)..............................................      6
Circular....................................................     15
Closing.....................................................      9
Closing Agreement...........................................     16
Closing Date................................................      9
Code........................................................      1
Companies Act...............................................     27
Company.....................................................      1
Company Associates..........................................     10
Company Common Stock........................................      3
Company Disclosure Schedule.................................      9
Company Employee Benefit Plans..............................     18
Company Financial Statements................................     13
Company Intellectual Property...............................     25
Company Material Adverse Effect.............................     10
Company Meeting.............................................     44
Company Nuclear Facilities..................................     25
Company Preferred Stock.....................................     10
Company Required Consents...................................     12
Company Required Statutory Approvals........................     12
Company SEC Reports.........................................     13
Company Shareholders' Approval..............................     24
Company Subsidiary..........................................     10
Confidentiality Agreement...................................     41
Conveyance Taxes............................................     51
Court.......................................................      1
date hereof.................................................      1
DGCL........................................................      2
DOE.........................................................     13
Election....................................................      5
Election Deadline...........................................      6
Election Number.............................................      4

TERM                                                            PAGE
----                                                          --------
Environmental Claim.........................................     23
Environmental Documents.....................................     22
Environmental Laws..........................................     23
Environmental Permits.......................................     21
ERISA.......................................................     18
Exchange Act................................................     13
Exchange Fund...............................................      5
Exchange Ratio..............................................      4
Extended Termination Date...................................     57
FCC.........................................................     13
FERC........................................................     13
Final Order.................................................     54
Foreign Person..............................................     16
Form of Election............................................      6
FSA.........................................................     15
Governmental Authority......................................     12
Hazardous Materials.........................................     23
HSR Act.....................................................     43
Indemnified Liabilities.....................................     44
Indemnified Parties.........................................     44
Indemnified Party...........................................     44
Initial Termination Date....................................     57
IRS.........................................................     17
Knowledge...................................................     12
Licenses....................................................     12
Listing Particulars.........................................     15
Merger......................................................      1
Merger Consideration........................................      3
Merger Effective Time.......................................      2
Merger Sub..................................................      1
Mixed Election..............................................      5
New York Advisory Board.....................................     50
Newco.......................................................      1
Newco ADRs..................................................      3
Newco ADSs..................................................      3
Newco Ordinary Shares.......................................      3
Newco Original Ordinary Shares..............................     27
Newco Original Preference Shares............................     27
Newco Special Share.........................................      3
Non-Convertible Preferred Securities........................     34
Non-Election Shares.........................................      5
NRC.........................................................     13
Nuclear Approvals...........................................     54
Nuclear Sale................................................     53
Nuclear Sale Agreement......................................     57
OFGEM.......................................................     30
Option......................................................     48
Out-of-Pocket Expenses......................................     59
Parent......................................................      1
Parent ADRs.................................................      3
Parent ADSs.................................................      3
Parent Court Meeting........................................     33
Parent Disclosure Documents.................................     15
Parent Disclosure Schedule..................................     26

TERM                                                            PAGE
----                                                          --------
Parent Financial Statements.................................     29
Parent Material Adverse Effect..............................     28
Parent Merger Meeting.......................................     32
Parent Merger Shareholders' Approval........................     32
Parent Ordinary Shares......................................      3
Parent Plans................................................     27
Parent Required Consents....................................     28
Parent Required Statutory Approvals.........................     28
Parent Scheme Meeting.......................................     33
Parent Scheme Shareholders' Approval........................     33
Parent SEC Reports..........................................     29
Parent Shareholders' Approval...............................     33
Parent Significant Subsidiary...............................     39
Parent Special Share........................................      3
Parent Subsidiary...........................................     27
PBGC........................................................     20
PCBs........................................................     23
Per Share Amount............................................      3
person......................................................      8
Post-Closing Plans..........................................     48
Power Act...................................................     13
Proxy Statement.............................................     15
Registration Statement......................................     15
Release.....................................................     24
Representatives.............................................     41
Scheme......................................................      1
Scheme Document.............................................     15
Scheme Effective Time.......................................      2
Securities Act..............................................     13
Shares......................................................      6
Subsidiary..................................................     10
Surviving Entity............................................      2
Tax Change..................................................     35
Tax Controversy.............................................     17
Tax Return..................................................     16
Tax Rulings.................................................     16
Tax(es).....................................................     15
Termination Fee.............................................     59
Trading Day.................................................      4
UK Listing Authority........................................     15
US GAAP.....................................................     13
Violation...................................................     11
Voting Debt.................................................     10

    AGREEMENT AND PLAN OF MERGER AND SCHEME OF ARRANGEMENT, dated as of September 4, 2000 (referred to herein as the "date hereof"), by and among National Grid Group plc., a public limited company incorporated under the laws of England and Wales with registration number 2367004 ("Parent"), Niagara Mohawk Holdings, Inc., a New York corporation (the "Company"), New National Grid Limited, a private limited company incorporated under the laws of England and Wales with registration number 4031152 ("Newco") and Grid Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("Merger Sub").

    WHEREAS, the Company, Parent and Newco have determined that it would be in their respective best interests and in the interests of their respective shareholders to effect the transactions contemplated by this Agreement;

    WHEREAS, the Board of Directors of Parent intends to recommend to its shareholders a proposal to introduce Newco as a new holding company for the Parent group pursuant to a scheme of arrangement (the "Scheme") to be sanctioned by the High Court of Justice, London, England (the "Court"), substantially in the form of the draft Scheme attached hereto as Exhibit A subject to such amendments as Parent may reasonably deem necessary or desirable; provided, that if such amendments would have a material adverse effect on the benefits of the Merger for the holders of Company Common Stock, or such amendments are not necessary to consummate the transactions contemplated hereby and have any adverse effect on the benefits of the Merger to the holders of Company Common Stock, such amendments may only be effected with the prior written consent of the Company;

    WHEREAS, the respective Boards of Directors of Parent, Newco, Merger Sub and the Company have approved the merger (the "Merger") of Merger Sub with and into the Company, whereby the Company will become a wholly owned subsidiary of Newco, all pursuant to the terms and conditions set forth in this Agreement; and

    WHEREAS, for United States federal income tax purposes, it is intended that the Scheme together with the Merger shall collectively qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                           THE MERGER AND THE SCHEME

    Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Merger Effective Time, Merger Sub will be merged with and into the Company in accordance with the Business Corporation Law of the State of New York (the "BCL") and the

    General Corporation Law of the State of Delaware (the "DGCL"). The Company will be the surviving entity in the Merger (the "Surviving Entity") and shall continue its existence under the laws of the State of New York. The effects and the consequences shall be as set forth in Section 1.5, Section 906 of the BCL and Section 259 of the DGCL.

    Section 1.2 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1) a certificate of merger complying with the requirements of the relevant provisions of the BCL shall be executed and delivered for filing with the Department of State of the State of New York with respect to the Merger. The Merger shall become effective upon the later of the filing of a certificate of merger relating thereto by the Department of State of the State of New York and the filing of a certificate of merger relating thereto with the Secretary of State of the State of Delaware or upon such later date as is agreed upon by the parties and specified in such certificates of merger (the "Merger Effective Time"); provided that the Merger Effective Time shall occur as soon as reasonably practical but no later than seven days after the Scheme Effective Time (as defined below).

    Section 1.3 THE SCHEME. Subject to the terms and conditions of this Agreement and the Scheme having been sanctioned by the Court and having become effective in accordance with Section 1.4, on the Scheme Effective Time, all of the issued and outstanding share capital of Parent shall be cancelled and Parent shall issue and deliver to Newco such number of the Parent Ordinary Shares as has been so cancelled in consideration of the allotment by Newco of such number of Newco shares as shall be of an aggregate nominal amount equal to the aggregate nominal amount of the Parent Ordinary Shares so cancelled.

    Section 1.4 THE SCHEME EFFECTIVE TIME. This Scheme shall become effective as soon as an office copy of the Court order sanctioning this Scheme has been duly delivered to the Registrar of Companies for registration and the order and relative minutes have been registered by him (such time being referred to herein as the "Scheme Effective Time"); provided that the Scheme Effective Time shall occur prior to the Merger Effective Time.

    Section 1.5 GOVERNING DOCUMENTS. The memorandum and articles of association of Parent as in effect immediately prior to the Scheme Effective Time shall be the memorandum and articles of association of Parent following the Scheme Effective Time, until duly amended, except that the memorandum and articles of association of Parent following the Scheme Effective Time may reflect a change in the name of Parent and such other changes as are appropriate for Parent as a wholly owned subsidiary and any changes necessary to reflect any cancellations or redemption of the Parent Special Share (as defined in Section 2.1) pursuant to the Scheme or otherwise. The certificate of incorporation and by-laws of the Company as in effect immediately prior to the Merger Effective Time shall be the certificate of incorporation and by-laws of the Company following the Merger Effective Time, until duly amended. On or prior to the Closing Date, Newco shall adopt memorandum and articles of association substantially similar to the memorandum and articles of incorporation of Parent immediately prior to the Scheme Effective Time, though they shall not be required to (but may) provide for a Newco Special Share (as defined in Section 2.1) and Newco's name shall become "National Grid plc".

                                   ARTICLE II
                              TREATMENT OF SHARES

    Section 2.1 EFFECT OF THE SCHEME ON PARENT CAPITAL STOCK. As of the Scheme Effective Time, in accordance with the terms of the Scheme (a) all ordinary shares of 11 13/17 pence each of Parent ("Parent Ordinary Shares") outstanding on the Scheme Effective Time will be cancelled and the holders thereof will receive in place of the Parent Ordinary Shares then held by them an identical number of ordinary shares of Newco ("Newco Ordinary Shares"), (b) all Parent Ordinary Shares represented by American Depositary Shares of Parent ("Parent ADSs"), each representing five (5) Parent Ordinary Shares and evidenced by American Depositary Receipts ("Parent ADRs"), outstanding as of the Scheme Effective Time will be cancelled and the holders thereof will receive in place of the Parent ADSs then held by them an identical number of American Depositary Shares of Newco ("Newco ADSs"), each representing five (5) Newco Ordinary Shares and evidenced by American Depositary Receipts ("Newco ADRs"), (c) Parent will issue and deliver Parent Ordinary Shares to Newco, and (d) if required by the Secretary of State for Trade and Industry in the UK as a condition of giving its consent to the Scheme, the Special Rights Redeemable Preference Share of Parent with a nominal value of (pound)1 held by the Secretary of State for Trade and Industry in the UK (the "Parent Special Share") shall be cancelled and one Special Rights Redeemable Preference Share of Newco with a nominal value of (pound)1 shall be issued by Newco to the Secretary of State for Trade and Industry in the UK (the "Newco Special Share").

    Section 2.2 EFFECT OF THE MERGER ON THE COMPANY CAPITAL STOCK. As of the Merger Effective Time, by virtue of the Merger and without any action on the part of any holder of Company Common Stock (as hereinafter defined):

    (a) Conversion of Merger Sub Shares. As of the Merger Effective Time, and in consideration for the Merger Consideration given by Newco, each issued and outstanding share of common stock, par value

$0.10 per share, of Merger Sub (the ``Merger Sub Common Stock"), will be converted into the right to receive a number of shares of common stock to be issued at the Merger Effective Time by the Surviving Entity equal to the number of shares of common stock, par value $0.01 per share, of the Company (the ``Company Common Stock") divided by the number of issued and outstanding shares of Merger Sub Common Stock, in each case at the Merger Effective Time.

    (b) Cancellation of Company Treasury Stock and Sub-Owned Stock. Each Share of Company Common Stock, that is owned by the Company, Parent or Newco or by any wholly owned Subsidiary of the Company, Parent or Newco, will automatically be cancelled, retired and cease to exist, and no consideration will be delivered in exchange therefor.

    (c) Conversion of Company Common Stock. Subject to the other provisions of this Section 2.2, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock cancelled in accordance with Section 2.2(b)) will be converted into the right to receive the Per Share Amount (as defined below) in the form of (x) cash (in such form, the "Cash Consideration"), (y) a number of Newco ADSs equal to the Exchange Ratio (in such form, the "ADS Consideration"), or (z) a combination of Cash Consideration and ADS Consideration determined in accordance with Section 2.2(h) (the "Merger Consideration"). The "Per Share Amount" shall be determined as follows: (i) if the Average Price is greater than or equal to $32.50 and less than or equal to $51.00, the Per Share Amount shall be $19.00, (ii) if the Average Price is less than $32.50, the Per Share Amount shall be $19.00 reduced by the product of (x) $12.67 (two-thirds of $19.00) and (y) the percentage decrease in the Average Price below $32.50, and (iii) if the Average Price is greater than $51.00, the Per Share Amount shall be $19.00 increased by the product of (x) $12.67 (two-thirds of $19.00) and (y) the percentage increase in the Average Price above $51.00. "Average Price" means the average of the closing prices of Parent Ordinary Shares, as derived from the Daily Official List of the London Stock Exchange plc (converted to a US dollar value using the exchange rate for each date for which the closing price is to be determined as reported in The Financial Times) for 20 Trading Days selected at random (using procedures mutually agreed upon by Parent and the Company) in the period of 40 consecutive Trading Days ending on the close of business on the tenth Trading Day prior to the Election Deadline, multiplied by five. "Trading Day" means a day on which the London Stock Exchange plc is open for trading. The "Exchange Ratio" shall be equal to the Per Share Amount as determined above divided by the Average Price.

    (d) Cash Election. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Merger Effective Time shall be entitled to elect to receive Cash Consideration for all or any part of such Company Common Stock (a "Cash Election"). Notwithstanding the foregoing, the aggregate amount of Cash Consideration to be paid in the Merger shall be $1,015,000,000 (the "Cash Amount"). As used in this Agreement, the "Cash Election Number" shall mean the aggregate number of shares of Company Common Stock converted into the right to receive Cash Consideration in the Merger, which shall equal the Cash Amount divided by the Per Share Amount; provided that Newco reserves the right in its sole discretion to increase the Cash Election Number to more closely follow the actual elections of the Company's shareholders (but not to a number which is greater than the number of shares of Company Common Stock in respect of which a valid Cash Election has been made).

    (e) Cash Election Shares. If the aggregate number of shares of Company Common Stock covered by the Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, (1) the number of Cash Election Shares covered by each Form of Election (defined below) will be determined by multiplying the number of Cash Election Shares covered by such Form of Election by a fraction, the numerator of which is the Cash Election Number and the denominator of which is the number of Cash Election Shares, and (2) all Cash Election Shares not exchanged for Cash Consideration will be exchanged for the right to receive ADS Consideration (and cash in lieu of fractional shares in accordance with Section 2.3(e))

    (f) ADS Election. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Merger Effective Time shall be entitled to elect to receive ADS Consideration for all or any part of such holder's shares of Company Common Stock (an "ADS Election"). Notwithstanding the foregoing, the aggregate number of shares of Company Common Stock that may be converted into the right to receive ADS Consideration in the Merger (the "ADS Election Number") shall be the difference between the total number of shares of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time and the Cash Election Number.

    (g) ADS Election Shares. If the aggregate number of shares of Company Common Stock covered by ADS Elections (the "ADS Election Shares") exceeds the ADS Election Number, (1) the number of ADS Election Shares covered by each Form of Election (defined below) to be exchanged for Cash Consideration will be determined by multiplying the number of ADS Election Shares covered by such Form of Election by a fraction, the numerator of which is the Cash Election Number less the number of Cash Election Shares and the denominator of which is the aggregate number of ADS Election Shares, and (2) all ADS Election Shares not exchanged for Cash Consideration will be exchanged for the right to receive ADS Consideration (and cash in lieu of fractional shares in accordance with Section 2.3(e)).

    (h) Mixed Election. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Merger Effective Time shall be entitled to elect to receive ADS Consideration for part of such holder's shares of Company Common Stock and Cash Consideration for the remaining part of such holder's shares of Company Common Stock (the "Mixed Election" and, collectively with ADS Election and Cash Election, the "Election"). With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 2.2(d) and
(e), and the shares such holder elects to be converted into the right to receive ADS Consideration shall be treated as ADS Election Shares for purposes of the provisions contained in Sections 2.2(f) and (g).

    (i) Non-Election Shares. Shares of Company Common Stock in respect of which a timely and properly completed election has not been made (the "Non-Election Shares") shall be deemed by Newco to be Cash Election Shares or ADS Election Shares, as Newco shall determine.

    Section 2.3  EXCHANGE OF CERTIFICATES.

    (a) Scheme Exchange. The exchange of certificates representing Parent Ordinary Shares and Parent ADRs in the Scheme shall occur substantially in accordance with the provisions of Exhibit A hereto.

    (b) Appointment of ADR Depositary for Merger Exchange. As of the Merger Effective Time, Newco and Merger Sub will enter into an agreement ("ADR Depositary Agreement") with Newco's United States Depositary (the "ADR Depositary"), which will provide that Newco or Merger Sub will deposit with the ADR Depositary as of the Merger Effective Time, for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article II, through the ADR Depositary, cash equal to the sum of the total aggregate Cash Consideration and the number of Newco Ordinary Shares represented by the Newco ADSs to be issued in the Merger (such cash and such Newco ADSs, together with any dividends or distributions with respect thereto with a record date after the Merger Effective Time and any cash payable in lieu of any fractional Newco ADSs, being hereinafter referred to as the "Exchange Fund") pursuant to
Section 2.2 in exchange for outstanding shares of the Company Common Stock.

    (c) Merger Exchange Procedures.

        (i) Not more than 90 days nor fewer than 30 days prior to the Closing Date, the ADR Depositary will mail a form of election (the "Form of Election") to holders of record of shares of Company Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed to by the Company, Newco and Parent). In addition, the ADR Depositary will use its best efforts to make the Form of Election available to the persons (as defined in Section 2.3(g)) who become shareholders of the Company during the period between such record date and the Closing Date. Any election to receive Merger Consideration contemplated by
    Section 2.2(c) will have been properly made only if the ADR Depositary shall have received at its designated office or offices, by

    5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a Company Share Certificate ("Certificate(s)") for the shares to which such Form of Election relates, duly endorsed in blank or otherwise acceptable for transfer on the books of the Company (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the ADR Depositary prior to 5:00 p.m., New York City time, on the Election Deadline. In addition, all elections shall automatically be revoked if the ADR Depositary is notified in writing by Newco, Parent and the Company that the Merger has been abandoned. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the ADR Depositary. Newco shall have the discretion, which it may delegate in whole or in part to the ADR Depositary, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Article II, and to disregard immaterial defects in Forms of Election. The decision of Newco (or the ADR Depositary) in such matters shall be conclusive and binding.

        (ii) As soon as reasonably practicable after the Merger Effective Time, the ADR Depositary will mail to each holder of record of a Certificate, whose shares of the Company Common Stock (the "Shares") were converted into the right to receive Merger Consideration and who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the ADR Depositary and will be in such form and have such other provisions as Newco, Parent and the Company may specify consistent with this Agreement) and
    (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration determined by Newco pursuant to
    Section 2.2(i).

       (iii) At the Merger Effective Time, with respect to properly made elections in accordance with Section 2.3(c)(i), and upon surrender in accordance with Section 2.3(c)(ii) of a Certificate for cancellation to the ADR Depositary or to such other agent or agents as may be appointed by Newco, Parent and the Company, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the ADR Depositary, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of the Company, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of Newco, Parent and the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate will be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

    (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the Newco ADSs with a record date after the Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Newco ADSs represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.3(e), and all such dividends, other distributions and cash in lieu of fractional Newco ADSs shall be paid by Newco to the ADR Depositary and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole Newco ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Newco ADS to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid with respect to such whole Newco ADSs and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Newco ADSs. Newco shall make available to the ADR Depositary cash for the foregoing purposes.

    (e) No Fractional Securities. No Newco Certificates or scrip representing fractional Newco ADSs shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Newco ADSs or Newco Ordinary Shares. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional Newco ADS shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the closing price per Parent ADS as reported on the NYSE Composite Transaction Tape on the Closing Date.

    (f) No Further Ownership Rights in Company Common Stock. All Newco ADSs issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates, subject, however, to any obligation of Newco or the Surviving Entity to pay any dividends or make any other distributions with a record date prior to the Merger Effective Time which may have been authorized or made with respect to shares of Company Common Stock that remain unpaid at the Merger Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of shares of Company Common Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Certificates are presented to Newco, the Surviving Entity or the ADR Depositary for any reason, they shall be cancelled and exchanged as provided in this Section 2.3, except as otherwise provided by law.

    (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Merger Effective Time shall be delivered by the ADR Depositary to Newco, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Newco for payment of their claim for such Newco ADSs or funds to which such holder may be due, subject to applicable law. None of Newco, Parent, the Company, the Surviving Entity or the ADR Depositary shall be liable to any person (as defined below) in respect of any such Newco ADSs or funds from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "person" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

    (h) Investment of Exchange Fund. The ADR Depositary will invest any cash included in the Exchange Fund, as directed by Newco, on a daily basis. Any interest and other income resulting from such investments will be paid to Newco.

    (i) Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Newco or the Surviving Entity, as the case may be, the posting by such person of a bond in such reasonable amount as Newco or the Surviving Entity, as the case may be, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the ADR Depositary will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on Newco ADSs, pursuant to this Agreement.

    (j) Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding Parent Ordinary Shares or Parent ADSs shall be changed into a different number of shares by reason of any reclassification, recapitalization, issue by capitalization of reserves, split-up, combination, exchange of shares or rights issue, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of the Company Common Stock, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, issue by capitalization of reserves, split-up, combination, exchange, rights issue or dividend or similar event.

    (k) Withholding Rights. Each of the Surviving Entity and Newco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of the Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, other than Conveyance Taxes (as defined in Section 7.14). To the extent that amounts are so withheld by the Surviving Entity or Newco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Entity or Newco, as the case may be.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 at 10:00 A.M., local time, on the business day that is no later than the first business day that is forty days following the date on which the last of the conditions set forth in Article VIII hereof (other than the condition set forth in Section 8.2(h)) is fulfilled or waived and which is also after, but no more than seven days after, the condition set forth in
Section 8.2(h) hereof is fulfilled or waived, or at such other time, date and place as the Company, Newco and Parent shall mutually agree (the "Closing Date").

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent, Newco and Merger Sub as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in
Section 4.1 of the schedule delivered by the Company on the date hereof (the "Company Disclosure Schedule"), the Company and each Company Subsidiary (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), current or reasonably anticipated future results of operations (measured by net income plus the after-tax effect of the Master Restructuring Agreement amortization as reported in the most recent Company Financial Statement (as defined in Section 4.5)) of the Company and the Company Subsidiaries taken as a whole, other than effects resulting from execution of this Agreement or affecting the electric utility business in the United States generally or the specific matters set forth in Section 4.1 of the Company Disclosure Schedule, or on the Company's ability to consummate the Merger (a "Company Material Adverse Effect"). As used in this Agreement,
(a) the term "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held or owned, directly or indirectly, by such person, and (b) the term "Company Subsidiary" shall mean a Subsidiary of the Company.

    Section 4.2 SUBSIDIARIES. (a) Section 4.2(a) of the Company Disclosure Schedule sets forth a list as of the date hereof of (i) all of the Company Subsidiaries and (ii) all Company Associates and a list of any existing agreements requiring the Company or any of Company Subsidiaries to make any additional material investment in, or material loan or capital contribution to, or guarantee any material obligation of, such Company Associates. For purposes of this Agreement, "Company Associates" shall mean any corporation or other entity (including partnerships and other business associations) that is not a Company Subsidiary, in which the Company and/or one or more of its Subsidiaries, directly or indirectly, owns an equity interest (other than investments in the ordinary course of business in publicly-traded companies which constitute less than 5% of the outstanding voting securities of such entity).

    (b) Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Company free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, and 50,000,000 shares of Preferred Stock, par value $0.01 per share (the "Company Preferred Stock"). At the close of business on September 1, 2000,
(i) approximately 160,239,983 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"), were issued or outstanding. As of the date hereof, all outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Closing Date, all outstanding shares of Company Common Stock will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights. As of the date of this Agreement, except as set forth in Section 4.3(a) of the Company Disclosure Schedule or pursuant to this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any material Company Subsidiary is a party or by which it is bound obligating the Company or any material Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or any material Company Subsidiary or obligating the Company or any material Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in
Section 4.3(b) of the Company Disclosure Schedule, at the Merger Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating the Company or any material Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of the Company or any material Company Subsidiary, or obligating the Company or any material Company Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) Authority. The Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of Company Shareholders' Approval (as defined in Section 4.14) and Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

    (b) Non-Contravention. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby shall not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of the Company Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to the Company and such term when used in Article V has a correlative meaning with respect to Parent) pursuant to any provisions of (i) the charters, by-laws or similar governing documents of the Company or any of the Company Subsidiaries, (ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(c)) applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b)(iii) of the Company Disclosure Schedule (the "Company Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, except in the case of clause (ii) or
(iii) above for any such Violation which could not reasonably be expected to have a Company Material Adverse Effect.

    (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except as described in Section 4.4(c) of the Company Disclosure Schedule (the "Company Required Statutory Approvals"). References in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

    (d) Compliance. Except as set forth in Section 4.4(d), Section 4.7,
Section 4.10, Section 4.11 and Section 4.12 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company nor any of the Company Subsidiaries is in violation of, is, to the Knowledge of the Company, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (excluding Environmental Laws, compliance with which is the subject of Section 4.12) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. As used herein, "Knowledge" means the knowledge of the executive officers of the Company and Niagara Mohawk Power

Corporation. Except as set forth in Section 4.4(d) and Section 4.12 of the Company Disclosure Schedule, or as expressly disclosed in the Company SEC Reports, the Company and the Company Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Licenses") necessary to conduct their businesses as presently conducted except such failures which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the Knowledge of the Company, threatened that could reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License which action could reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Sections 4.4(d), 4.7, 4.10 and 4.11 of the Company Disclosure Schedule, none of the Company or the Company Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by the Company or any Company Subsidiary under (i) their respective charter or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which the Company or any Company Subsidiary is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect.

    Section 4.5  REPORTS AND FINANCIAL STATEMENTS.  Except as set forth in
Section 4.5 of the Company Disclosure Schedule, all material filings required to be made by the Company and the Company Subsidiaries since January 1, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Public Utility Holding Company Act (the "1935 Act"), the Federal Power Act (the "Power Act"), the Atomic Energy Act of 1954 (the "Atomic Energy Act"), the Communications Act of 1934, applicable state public utility laws and regulations or pursuant to the requirements of any other Governmental Authority have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC"), the Federal Communications Commission (the "FCC"), the Department of Energy (the "DOE"), or the appropriate state public utilities commission or such other appropriate Governmental Authority, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates or as of the date of any amendment thereto, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by the Company pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1998 (as such documents have since the time of their filing been amended, the "Company SEC Reports"). Except as set forth in Section 4.5 of the Company Disclosure Schedule, as of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.5 of the Company Disclosure Schedule, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "Company Financial Statements") have been prepared in accordance with US generally accepted accounting principles ("US GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal audit adjustments which will not be material in amount or effect. True, accurate and complete copies of the charter and by-laws of the Company, as in effect on the date hereof, are included (or incorporated by reference) in the Company SEC Reports.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Company Disclosure Schedule, since December 31, 1999, the Company and each of the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice (other than with respect to the cessation of operations of non-material Company Subsidiaries) and there has not been (a) any change that has had or that could reasonably be expected to have a Company Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends in accordance with the Company's present dividend policy), (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock,
(d) any entry by the Company or any of the Company Subsidiaries into any employment, severance, change-of-control, termination or similar agreement with any officer, director or other employee, or any increase in the severance or termination benefits payable to any director, officer or other employee of the Company or any of the Company Subsidiaries, other than any such agreement or increase made in the ordinary course of business consistent in process and amounts with past practice and any such agreement or increase offered pursuant to a collective bargaining agreement or arrangement described in
Section 6.1(m), (e) any increase in the compensation or benefits not described in subsection (d) above other than increases made in the ordinary course of business consistent in process and amounts with past practice and increases made pursuant to a collective bargaining agreement or arrangement described in
Section 6.1(m), or (f) any change in the method of accounting or policy used by the Company or any of the Company Subsidiaries and disclosed in the financial statements included in the Company SEC Reports.

    Section 4.7 LEGAL PROCEEDINGS. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.7,
Section 4.9, Section 4.11 or Section 4.12 of the Company Disclosure Schedule,
(a) there are no claims, suits, actions, proceedings or hearings before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the Knowledge of the Company, threatened, nor are there, to the Knowledge of the Company, any civil investigations, audits or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries which would have a Company Material Adverse Effect; (b) to the Knowledge of the Company, there are no criminal investigations by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting the Company or any of the Company Subsidiaries, (c) there have not been any significant developments since December 31, 1999 with respect to such disclosed claims, suits, actions, proceedings, hearings, investigations, audits or reviews that would have a Company Material Adverse Effect and (d) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of the Company Subsidiaries except for such that could not reasonably be expected to have a Company Material Adverse Effect.

    Section 4.8 INFORMATION SUPPLIED. (a) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Newco in connection with the issuance of Newco ADSs in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement included in the Registration Statement relating to the Company Meeting (as defined in Section 7.4(b)) to be held in connection with the Merger (the "Proxy Statement") and any other documents to be filed by the Company with the SEC (including, without limitation, under the 1935 Act) or any other Governmental Authority in connection with the Merger will, at the dates mailed to shareholders and at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    (b) The information supplied or to be supplied by the Company for inclusion in any filing by Newco or Parent with the SEC or the Financial Services Authority (the "UK Listing Authority") in respect of the Merger or Scheme (including, without limitation, the Class 1 circular to be issued to shareholders of Parent (the "Circular")), the listing particulars under Part IV of the Financial Services Act 1986 of the United Kingdom (the "FSA") relating to Newco Ordinary Shares (the "Listing Particulars") and the document, including an explanatory statement, to be sent to shareholders of Parent in connection with the Scheme (the "Scheme Document") (collectively with any amendments or supplements thereto, the "Parent Disclosure Documents") will not, at all relevant times, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will be in accordance with the facts and will not omit anything likely to affect the import of such information.

    (c) Notwithstanding the foregoing provisions of this Section 4.8, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Registration Statement, the Proxy Statement or the Parent Disclosure Documents based on information supplied by Parent, Newco or Merger Sub for inclusion or incorporation by reference therein.

    Section 4.9  TAX MATTERS.

    "Tax(es)," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or other taxes or similar charges imposed by any Governmental Authority, whether imposed directly on a person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of the Company Subsidiaries, on the one hand, or Parent or any of the Parent Subsidiaries (or Newco following the Scheme Effective Time), on the other hand. "Tax Rulings," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes. "Foreign Person" as used in this Agreement, means any person other than a "United States person" as such term is defined in Code Section 7701(a)(30).

    Except as disclosed in Section 4.9 of the Company Disclosure Schedule:

    (a) Timely Filing of Tax Returns. The Company and each of the Company Subsidiaries have filed all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were in all material respects (and, as to such Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis (taking into account applicable extensions).

    (b) Payment of Taxes. The Company and each of the Company Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all material Taxes that are currently due and payable, except for those Taxes contested in good faith.

    (c) Tax Liens. There are no material Tax liens upon the assets of the Company or any of the Company Subsidiaries except liens for Taxes not yet due or for Taxes which are being contested in good faith.

    (d) Extensions of Time for Filing Tax Returns. Except with respect to Tax Returns related to real property Taxes, neither the Company nor any of the Company Subsidiaries has requested any extension of time within which to file any material Tax Return which Tax Return has not since been filed.

    (e) Waivers of Statute of Limitations. Except with respect to Tax Returns related to real property Taxes, neither the Company nor any of the Company Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

    (f) Expiration of Statute of Limitations. The statute of limitations for the assessment of all material Taxes has expired for all applicable material Tax Returns of the Company and each of the Company Subsidiaries or those Tax Returns have been examined by the appropriate taxing authorities for all periods through 1990, except with respect to Tax Returns that the statute of limitations has not expired solely by reason of the carryback of a net operating loss from an open Tax year and Tax Returns related to real property Taxes.

    (g) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Company or any of the Company Subsidiaries and, to the Knowledge of the Company, no issue has been raised in writing by any taxing authority in connection with any material Tax or material Tax Return (a "Tax Controversy"), except with respect to Tax Controversies involving real property Taxes that could not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect.

    (h) Availability of Tax Returns. Except with respect to Real Property Taxes, the Company and the Company Subsidiaries have made available to Parent complete and accurate copies, covering all open years, of (i) all material Tax Returns, and any amendments thereto, filed by the Company or any of the Company Subsidiaries, (ii) all material audit reports received from any taxing authority relating to any Tax Return filed by the Company or any of the Company Subsidiaries, including any proposed, asserted or assessed deficiencies for Taxes that have not been resolved and paid in full, (iii) any material Tax Rulings and material Closing Agreements entered into by the Company or any of the Company Subsidiaries with any taxing authority, and all powers of attorney currently in force granted by the Company or any of the Company Subsidiaries covering all years ending on or before the Closing Date, and (iv) any material agreements relating to the allocation or sharing of Taxes between or among the Company and any of the Company Subsidiaries.

    (i) Code Section 168. To the Knowledge of the Company, no property of the Company or any of the Company Subsidiaries is property that the Company or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code
Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986).

    (j) Code Section 481 Adjustments. (i) Neither the Company nor any of the Company Subsidiaries is required to include in income on any Tax Return that has not been filed and made available to Parent any material adjustment pursuant to Code Section 481(a) (an "Accounting Method Adjustment") by reason of a voluntary change in accounting method initiated by the Company or any of the Company Subsidiaries and (ii) to the Knowledge of the Company, the Internal Revenue Service (the "IRS") has not proposed any such Accounting Method Adjustment with respect to any Tax Return that the statute of limitations for the assessment of all Taxes has not expired.

    (k) Indebtedness. No material indebtedness of the Company or any of the Company Subsidiaries is (i) "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or (ii) exempt facility bonds described in Code Section 142 or industrial development bonds described in
Section 103 of the Internal Revenue Code of 1954, as amended, prior to the enactment of the Tax Reform Act of 1986.

    (l) Intercompany Transactions. Neither the Company nor any of the Company Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 for which any material income or material gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date.

    (m) Code Section 897(c). To the Knowledge of the Company, no Foreign Person owns within the meaning of Code Section 897 and the Treasury Regulations thereunder more than five percent (5%) of the Company Common Stock during the period described in Code Section 897(c)(1)(A)(ii).

    (n) Code Section 355(e). Neither the Company nor any of the Company Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24-month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

    (o) Tax Basis. As of December 31, 1999, to the Knowledge of the Company, the aggregate tax basis of (i) the stock held, directly or indirectly, by the Company other than the stock of Niagara Mohawk Power Corporation and (ii) the property, plant and equipment held by Niagara Mohawk Power Corporation is not, taken together, greater than $4,400,000,000.

    (p) Neither the Company nor any of the Company subsidiaries has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger and the Scheme taken together from qualifying as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1).

    Section 4.10  EMPLOYEE MATTERS; ERISA.

    (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, share option or similar option, employment agreement, severance plan or similar option, plan, agreement or other written agreement relating to employment, compensation, employment benefits, and any other compensation or fringe benefits for employees, former employees, officers or directors of the Company or any Company Subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees, or directors of the Company or pursuant to which the Company or any of its Subsidiaries has or could reasonably be expected to have any liability (collectively, the "Company Employee Benefit Plans") is listed in
Section 4.10(a) of the Company Disclosure Schedule (other than any such agreement with an individual who was never an officer or a director of the Company or any Company Subsidiary, if such agreement is not material when considered individually and would not be material if considered in the aggregate with all other such agreements with individuals who never were officers or directors of the Company or any Company Subsidiary), is in material compliance with applicable law except as set forth in Section 4.10(a) of the Company Disclosure Schedule, and has been administered and operated in all material respects in accordance with its terms. Each Company Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to such qualification and, to the Knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or have any adverse effect on, any such determination.

    (b) Complete and correct copies of the following documents have been made available to Parent as of the date of this Agreement: (i) all Company Employee Benefit Plans and any related trust agreements, insurance contracts or other funding arrangements and any amendments to each, (ii) the most current summary plan descriptions of each Company Employee Benefit Plan subject to ERISA and any summary of material modifications issued since such summary plan descriptions,
(iii) the three most recent

Form 5500s and Schedules thereto for each Company Employee Benefit Plan subject to such reporting, (iv) the most recent determination of the Internal Revenue Service with respect to the qualified status of each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, (v) the most recent accountings with respect to each Company Employee Benefit Plan funded through a trust or through a funding arrangement and (vi) the most recent actuarial report of the enrolled actuary of each Company Employee Benefit Plan with respect to which actuarial valuations are conducted.

    (c) Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains or is obligated to provide benefits under any Company Employee Benefit Plan (other than as an incidental benefit under a Plan qualified under Section 401(a) of the
Code) which provides health or welfare benefits to retirees or other terminated employees other than benefit continuations as required pursuant to Section 601 of ERISA. Each Company Employee Benefit Plan subject to the requirements of
Section 601 of ERISA has been operated in material compliance therewith. Neither the Company nor any Company Subsidiaries have contributed to a nonconforming group health plan (as defined in Code Section 5000(c)). No person or entity other than the Company or a Company Subsidiary is, or has in the last five years been, considered to be within a controlled group with the Company or any Company Subsidiary or under common control with the Company or a Company Subsidiary within the meaning of Section 414 of the Code or Section 4001 of ERISA.

    (d) Except as set forth in Section 4.10(d) of the Company Disclosure Schedule, each Company Employee Benefit Plan covers only employees who are employed by the Company or a Company Subsidiary (or former employees or beneficiaries with respect to service with the Company or a Company Subsidiary).

    (e) Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary, within the five-year period preceding the date of this Agreement, at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA. Neither the Company nor any Company Subsidiary is subject to "withdrawal liability" as that term is defined in Part I, Subtitle E, Title IV, of ERISA and if the Company or any Company Subsidiary were to withdraw from a "multiemployer plan" at the Merger Effective Time, neither the Company, nor any Company Subsidiary would have any "withdrawal liability" as that term is defined in Part I, Subtitle E, Title IV, of ERISA.

    (f) No event has occurred, and there exists no condition or set of circumstances in connection with any Company Employee Benefit Plan, under which the Company or any Company Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), is likely to be liable under
Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or
Section 4975 of the Code.

    (g) Neither the Company nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") under
Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise that has not been satisfied in full and no event or condition exists or has existed which could reasonably be expected to result in any such material liability. No "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended has occurred with respect to any Company Employee Benefit Plan that is a defined benefit plan under Section 3(35) of ERISA within the 12-month period ending on the date hereof.

    (h) Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, no employer securities, employer real property or other employer property is included in the assets of any Company Employee Benefit Plan.

    (i) Full payment has been made of all material amounts which the Company or any Company Subsidiary was required under the terms of the Company Employee Benefit Plans to have paid as contributions to such plans on or prior to the Merger Effective Time (excluding any amounts not yet due) and no Company Employee Benefit Plan which is subject to Part III of Subtitle B of Title I of ERISA has

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
incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived.

    (j) Except as set forth in Section 4.10(j) of the Company Disclosure Schedule, no amounts payable under any Company Employee Benefit Plan or other agreement, contract, or arrangement, as a result of or in connection with the Merger, is expected to fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code.

    Section 4.11 LABOR AND EMPLOYEE RELATIONS. As of the date hereof, except as disclosed in Section 4.11(a) of the Company Disclosure Schedule or in the Company SEC Reports, (i) neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the Knowledge of the Company or any Company Subsidiary, there is no current union representation question involving employees of the Company or any of the Company Subsidiaries, nor does the Company or any Company Subsidiary have Knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. The Company has delivered or otherwise made available to Parent true, correct and complete copies of the collective bargaining agreements listed in Section 4.11 of the Company Disclosure Schedule, together with all amendments, modifications or supplements thereto. Except as disclosed in Section 4.11(a) of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof, there is no unfair labor practice, employment discrimination or other material grievance, arbitration, claim, suit, action, proceeding or employment related complaint against the Company or any of the Company Subsidiaries pending, or to the Knowledge of the Company or any Company Subsidiary, threatened against or affecting the Company or any Company Subsidiary before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, (b) there is no strike, lockout or dispute, slowdown or work stoppage pending or, to the Knowledge of the Company or any Company Subsidiary, threatened against or involving the Company or any Company Subsidiary, and (c) there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company, threatened in respect of which any director, officer, employee or agent of the Company or any Company Subsidiary is or may be entitled to claim indemnification from the Company or such Company Subsidiary pursuant to their respective charters or by-laws or as provided in the indemnification agreements listed in Section 4.11(c) of the Company Disclosure Schedule. Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, to the Knowledge of the Company and each Company Subsidiary, the Company and each such Company Subsidiary are in material compliance with any and all laws in any relevant jurisdiction, including common law, all applicable federal, state and local laws with respect to employment practices, labor relations, safety and health regulations and mass layoffs and plant closings.

    Section 4.12  ENVIRONMENTAL PROTECTION.

    (a) Except as set forth in Section 4.12 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

        (i) Compliance. The Company and each of the Company Subsidiaries has been and is in compliance with all applicable Environmental Laws (as defined in Section 4.12(d)(ii)) except where the failure to so comply would not in the aggregate have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that the Company or any of the Company Subsidiaries is not in such compliance with applicable Environmental Laws, except as would not in the aggregate have a Company Material Adverse Effect. To the Knowledge of the Company and the Company Subsidiaries, compliance with all applicable Environmental Laws will not require the Company or any Company Subsidiary to incur additional costs over the next five years, beyond those currently recorded or budgeted for the five Company fiscal years beginning with January 1, 2000, including, but not limited to, (i) the costs of pollution prevention or control equipment that are known or anticipated to be required over the next five years; and (ii) investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required over the next five years, in each case, both on-site and off-site, except for such additional costs that reasonably would not be expected to result in the aggregate in a Company Material Adverse Effect.

        (ii) Environmental Permits. The Company and each of the Company Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations, consents or licenses (collectively, the "Environmental Permits") necessary for their operations as presently conducted, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending before the appropriate Governmental Authority, except for such Environmental Permits that would not reasonably be expected in the aggregate to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure to so comply could not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

       (iii) Environmental Claims. There are no written Environmental Claims (as defined in Section 4.12(d)(i)) or, to the knowledge of the Company's environmental, health and safety managers, facts or circumstances which are reasonably likely to result in any Environmental Claim which would have in the aggregate a Company Material Adverse Effect pending (A) against the Company or any of the Company Subsidiaries, (B) against any person or entity whose liability for any such Environmental Claim, the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of Environmental Law, or (C) against any real or personal property, facility or operations which the Company or any of the Company Subsidiaries owns, leases, occupies, uses or manages or has formerly owned, leased, occupied, used or managed, in whole or in part.

        (iv) Releases. To the knowledge of the Company's environmental, health and safety managers, there are no Releases (as defined in Section 4.12(d)(iv)) of any Hazardous Material (as defined in
    Section 4.12(d)(iii)) that would be reasonably likely to result in any Environmental Claim against the Company or any of the Company Subsidiaries, or against any person or entity whose liability for any Environmental Claim, the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of Environmental Law, except for any Environmental Claims which could not reasonably be expected to have in the aggregate a Company Material Adverse Effect.

        (v) Predecessors. To the knowledge of the Company's environmental, health and safety managers, there are no pending or threatened Environmental Claims or facts or circumstances which are reasonably likely to result in any Environmental Claim with respect to any known predecessor of the Company or any of the Company Subsidiaries which would have in the aggregate a Company Material Adverse Effect.

    (b) Except as would not have in the aggregate a Company Material Adverse Effect, the Company has provided or otherwise made available to Parent:
(i) copies of all material Environmental Permits, as well as material environmental compliance reports, audits, studies, assessments, complaints, notices of violations, orders or information requests (collectively, "Environmental Documents") received by or conducted or prepared by or on behalf of the Company or any of the Company Subsidiaries relating to the business, operations, facilities or properties currently or formerly owned, leased, managed, occupied, used or otherwise controlled by the Company or any of the Company Subsidiaries; and (ii) based on records in the possession or the control of the Company or any of the Company Subsidiaries, a complete list of all material Hazardous Materials used, stored or generated in the course of the Company's or any of the Company Subsidiaries' business or operations and all off-site Hazardous Materials treatment, storage or disposal facilities used by the Company or any of the Company Subsidiaries.

    (c) Notwithstanding any other representations and warranty in this
Article IV, the representations and warranties contained in this Section 4.12 constitute the sole representations and warranties of the Company with respect to any Environmental Law, Environmental Permit, Environmental Claim, Releases or Hazardous Material.

    (d) Definitions. As used in this Agreement:

        (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions (whether civil or criminal), suits, demands, demand letters, directives, claims, liens, investigations, proceedings or written notices of noncompliance or violation by any person or entity (including any Governmental Authority), alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of the Company Subsidiaries (for purposes of this Section 4.12) or by Parent or any of the Parent Subsidiaries (for purposes of Section 5.9),(B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "Environmental Laws" means any and all laws in any relevant jurisdiction, including common law, all applicable federal, state and local laws, codes, ordinances, directives, orders, rules and regulations and binding administrative or judicial interpretations thereof relating to pollution, the environment (including, without limitation, ambient air, water (including groundwater and drinking water, land surface or subsurface strata), natural resources as well as protection of human health and safety from exposure to Hazardous Materials, including without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, remedial cleanup or otherwise relating to the manufacture, generation processing, distribution, use, treatment, storage, disposal, deposit, transport or handling of Hazardous Materials.

       (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, oil, coal ash, radioactive materials, coal tar or other forms of MGP waste or by-products, radon gas, asbestos in any form that is or could become friable, urea formaldehyde, foam insulation, lead-based paint and any materials, transformers or other equipment that contain dielectric fluid containing regulated concentrations of polychlorinated biphenyls ("PCBs"),
    (B) any chemicals, materials or substances which exhibit the characteristics of or are now defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "contaminants", "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any applicable Environmental Law or harm from which would be actionable under any Environmental Law.

        (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, water (including groundwater) or property and related improvements.

    Section 4.13 REGULATION AS A UTILITY. (a) The Company is a public utility holding company exempt under Section 3(a)(1) from all provisions of the 1935 Act except Section 9(a)(2) thereof. Section 4.13 of the Company Disclosure Schedule lists the subsidiaries of the Company that are "public utility companies" within the meaning of Section 2(a)(5) of the 1935 Act and lists the jurisdictions where each such Subsidiary is subject to regulation as a public utility company or public service company. Except as set forth above and as set forth in
Section 4.13 of the Company Disclosure Schedule, neither the Company nor any "subsidiary company" or "affiliate" of the Company is subject to regulation as a public utility or public service company (or similar designation) by the Federal government of the United States, any state in the United States or any political subdivision thereof, or any foreign country.

    (b) As used in this Section 4.13, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in
Section 2(a)(8) and Section 2(a)(11), respectively, of the 1935 Act.

    Section 4.14 VOTE REQUIRED. The approval of the Merger by the holders of a majority of the votes entitled to be cast by all holders of Company Common Stock (the "Company Shareholders' Approval") is the only vote of the holders of any class or series of the capital stock of the Company or any of the Company Subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 4.15 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated the date of this Agreement, to the effect that, as of such date, Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

    Section 4.16 BROKERS. Except as relates to the services provided by Donaldson, Lufkin & Jenrette Securities Corporation as financial advisor to the Company, neither the Company nor any of its officers, directors or employees has employed any broker, or finder or incurred any liability for a finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

    Section 4.17 INSURANCE. Except as set forth in Section 4.17 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of the Company Subsidiaries.

    Section 4.18 INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights used in the operation of their business (collectively, the "Company Intellectual Property"), subject to such exceptions as to such ownership and restrictions on such rights as could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. All of the Company Intellectual Property owned by the Company or one of the Company Subsidiaries is free and clear of any and all Encumbrances, subject to such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has forfeited or otherwise relinquished any Company Intellectual Property which forfeiture or relinquishment could reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the use of the Company Intellectual Property by the Company or the Company Subsidiaries does not infringe upon, violate or constitute a misappropriation of any right, title or interest in any intellectual property right (including, without limitation, any trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design or copyright) of any other person, and neither the Company nor any of the Company Subsidiaries has received written notice of any claim or threatened claim that any of the Company Intellectual Property is invalid, infringes the asserted rights of any other person, and, to the Knowledge of the Company, the Company Intellectual Property owned by the Company has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of such Company Intellectual Property, except for such infringements, violations, misappropriations, interferences, claims, invalidity, use, abandonments, cancellations or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

    Section 4.19 NUCLEAR OPERATIONS AND NRC ACTIONS. (a) The Company owns Nine Mile Point Nuclear Station Unit No. 1 and a 41% tenant-in-common interest in Nine Mile Point Nuclear Station Unit

No. 2 (the "Company Nuclear Facilities"). Except as disclosed in the Company SEC Reports filed prior to the date hereof, the operations of the Company Nuclear Facilities are and have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, and no Company Nuclear Facility is in violation of any applicable health, safety, regulatory or other legal requirements applicable to the Company Nuclear Facilities, except for such failures to comply as could not in the aggregate be reasonably expected to have a Company Material Adverse Effect. The Company Nuclear Facilities maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with the Company's view of the risks inherent in the operation of a nuclear power facility and with the general practices of the nuclear power industry.

    (b) Except as disclosed in the Company SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries has been given written notice of or been charged with actual or potential violation of, or, to the Knowledge of the Company, is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action of which the Company or any of its Subsidiaries has received notice under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to the Company or any of its Subsidiaries regarding the Company Nuclear Facilities that would have, or is reasonably likely to have, a Company Material Adverse Effect. No Company Nuclear Facility is, as of the date of this Agreement, on the List of Nuclear Power Plants Warranting Increased Regulatory Attention maintained by the NRC.

    Section 4.20 OWNERSHIP OF PARENT OR NEWCO COMMON STOCK. None of the Company or any of the Company Subsidiaries beneficially owns any Parent Ordinary Shares, Parent ADSs, Newco Ordinary Shares or Newco ADSs.

    Section 4.21 STATE ANTITAKEOVER MATTERS. Assuming the accuracy of the representation contained in Section 5.13, no "fair price," "moratorium," "business combination," "control share acquisition," or other form of anti-takeover statute or regulation under New York law is applicable to the Merger and other transactions contemplated hereby.

    Section 4.22 COMMODITY DERIVATIVES AND CREDIT EXPOSURE MATTERS. Except as set forth in Section 4.22 of the Company Disclosure Schedule, as of September 1, 2000, the Company and the Company Subsidiaries do not in the aggregate have (qualified on a marked-to- market basis and calculated with respect to physical and financial positions exposure) (a) natural gas or electricity forward price exposure exceeding $1 million, (b) pipeline transportation (basis) exposure exceeding $1 million, or (c) credit exposures (which is unsecured and not backed by letters of credit or enforceable guarantees from A-rated credit providers) to any one counterparty that exceeds $1 million.

    Section 4.23 THE COMPANY ASSOCIATES. The representations and warranties set forth (a) in Sections 4.4(b) and (c) are true and correct with regard to the Company Associates, and (b) in Sections 4.4(d), 4.6, 4.7, 4.10, 4.11 and 4.12 are, to the Knowledge of the Company, true and correct, as of the date hereof, with regard to the Company Associates.

                                   ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF PARENT, NEWCO AND MERGER SUB

    Parent, Newco and Merger Sub represent and warrant to the Company as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  (a) Except as set forth in
Section 5.1 of the schedule delivered by Parent on the date hereof (the "Parent Disclosure Schedule"), Parent and each of the Parent Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing (with respect to jurisdictions that recognize the concept of good standing) to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a Parent Material Adverse Effect (as defined in Section 5.3(b)). As used in this Agreement, the term "Parent Subsidiary" shall mean a Subsidiary of Parent.

    (b) Newco is a corporation duly organized and validly existing under the laws of England and Wales. Newco holds all of the issued and outstanding shares of capital stock of Merger Sub, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco and Merger Sub have been incorporated solely for the purposes of engaging in the transactions contemplated by this Agreement and have not conducted any other business prior to the date hereof and will not conduct any other business prior to the Closing Date except in connection with any activity related to the consummation of the Scheme or the Merger.

    Section 5.2 CAPITALIZATION. (a) As of the date hereof, the authorized share capital of Parent consists of 2,125,000,000 Parent Ordinary Shares and the Parent Special Share. At the close of business on September 1, 2000 (i) 1,484,609,903 Parent Ordinary Shares were issued and outstanding, (ii) one Parent Special Share was outstanding and (iii) except as set forth in
Section 5.2 of the Parent Disclosure Schedule, no Voting Debt is issued or outstanding. All outstanding Parent Ordinary Shares are validly issued and fully paid and are not subject to preemptive rights, except as provided in Section 89 of the Companies Act of 1985 of the United Kingdom (the "Companies Act") and except as set forth in Section 5.2 of the Parent Disclosure Schedule. As of the date of this Agreement, except as set forth in Section 5.2 of the Parent Disclosure Schedule or pursuant to this Agreement and the employment, severance, deferred compensation or similar agreements that are maintained or contributed to as of the date of this Agreement (the "Parent Plans"), there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent or any Parent Subsidiary is a party or by which it is bound obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital or other shares or any Voting Debt securities of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, or other than in connection with the Parent Plans, after the Scheme Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital or other shares or any Voting Debt of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

    (b) The authorized share capital of Newco consists of 100 ordinary shares ("Newco Original Ordinary Shares"), of which one share is issued and outstanding. Prior to the Scheme Effective Time, two Newco Original Ordinary Shares and 49,998 redeemable preference shares ("Newco Original Preference Shares") shall be issued and outstanding.

    (c) Prior to the Merger Effective Time, the authorized capital stock of Merger Sub will consist of 100 common shares, par value $0.10 per share, all of which will be issued and outstanding and owned by Newco. All such outstanding common shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

    Section 5.3  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) Authority. Parent, Newco and Merger Sub have all requisite power and authority to enter into this Agreement and subject to the receipt of the Parent Required Statutory Approvals (as defined in Section 5.3(c)) and the Parent Shareholders' Approvals (as defined in Section 5.10), to consummate the Merger, the Scheme and related transactions contemplated hereby. The execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, Newco and Merger Sub, subject to obtaining Parent Shareholders' Approvals. This Agreement has been duly and validly executed and delivered by Parent, Newco and Merger Sub and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Parent, Newco and Merger Sub enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

    (b) Non-Contravention. Except as set forth in Section 5.3(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent, Newco and Merger Sub does not, and the consummation of the transactions contemplated hereby shall not, result in a Violation pursuant to any provisions of (i) the charter, by-laws or similar governing documents of Parent or any of the Parent Subsidiaries or Newco or Merger Sub, (ii) subject to obtaining Parent Required Statutory Approvals and the receipt of Parent Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of the Parent Subsidiaries or Newco or Merger Sub or any of their respective properties or assets or (iii) subject to obtaining the third- party consents set forth in Section 5.3(b) of the Parent Disclosure Schedule (the "Parent Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of the Parent Subsidiaries or Newco or Merger Sub is a party or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (ii) or (iii) above for any such Violation which could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), current or reasonably anticipated future results of operations of Parent and the Parent Subsidiaries, taken as a whole, or on Parent's ability to consummate the Merger (a "Parent Material Adverse Effect").

    (c) Statutory Approvals. No declaration, filing orwith, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent, Newco and Merger Sub or the consummation by Parent, Newco and Merger Sub of the transactions contemplated hereby except as described in Section 5.3(c) of the Parent Disclosure Schedule (the "Parent Required Statutory Approvals"). References in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations, giving such notices, obtaining such authorizations, consents or approvals, and having such waiting periods expire as are necessary to avoid a violation of law.

    (d) Compliance. Except as set forth in Section 5.3(d), Section 5.6 and
Section 5.9 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in Section 5.4) filed prior to the date hereof, neither Parent nor any of the Parent Subsidiaries is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (excluding any applicable Environmental Laws, compliance with which is the subject of Section 5.9) of any Governmental Authority, except for possible violations which individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in Section 5.3(d) of the Parent Disclosure Schedule, or as expressly disclosed in the Parent SEC Reports or Parent Disclosure Documents, Parent and the Parent Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of Parent and the Parent Subsidiaries. Except as set forth in
Section 5.3(d) of the Parent Disclosure Schedule, each of Parent and the Parent Subsidiaries is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a default by Parent or any Parent Subsidiary under (i) their respective charters or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which they are a party or by which Parent or any Parent Subsidiary is bound or to which any of their property is subject, except for possible violations, breaches or defaults which individually or in the aggregate could not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.4 REPORTS AND FINANCIAL STATEMENTS. (a) All material filings required to be made by Parent and the Parent Subsidiaries since January 1, 1995 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, and applicable state public utility laws and regulations have been filed with the SEC, the FERC, the NRC, the FCC, the DOE or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by Parent pursuant to the requirements of the Securities Act or Exchange Act since October 7, 1999 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "Parent Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United Kingdom applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Parent and Parent Subsidiaries taken as a whole)) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the memorandum and articles of association of Parent, as in effect on the date hereof, are included (or incorporated by reference) in the Parent SEC Reports.

    (b) All material filings required to be made by Parent or any Parent Subsidiaries since March 31, 1996 in the United Kingdom under the Electricity Act 1989, have been filed with the Office of Gas and Electricity Markets ("OFGEM") or any other appropriate Governmental Authority, as the case may be, including all material forms, statements, reports, agreements and all material documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all material rates, tariffs, franchises, service agreements and related documents, complied, as of their respective dates, in all material respects with all applicable requirements of the statute and the rules and regulations thereunder.

    Section 5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in
Section 5.5 of the Parent Disclosure Schedule, since March 31, 2000, Parent and each of the Parent Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which has had or could reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.6 LEGAL PROCEEDINGS. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section 5.6,
Section 5.8 or Section 5.9 of the Parent Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of Parent, threatened, nor are there, to the knowledge of Parent, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting Parent or any of the Parent Subsidiaries, which would have a Parent Material Adverse Effect, (b) there have not been any significant developments since March 31, 2000 with respect to such disclosed claims, suits, actions, proceedings, hearings, investigations, audits or reviews that would have a Parent Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of the Parent Subsidiaries, except for such that could not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.7 INFORMATION SUPPLIED. (a) The Parent Disclosure Documents (as defined in Section 4.8(b)) will, at all relevant times, include (i) all information relating to Parent, and information which is within the knowledge of each of the directors of Parent (or which it would be reasonable for them to obtain by making inquiries) or (ii) all information relating to Newco and information which is within the knowledge of each of the directors of Newco (or which it would be reasonable for them to obtain by making inquiries), which, in each case, is required to enable the Parent Disclosure Documents and the parties hereto to comply in all material respects with all United Kingdom statutory and other legal and regulatory provisions (including, without limitation, the Companies Act, the FSA, and the rules and regulations made thereunder, and the rules and requirements of the UK Listing Authority) and all such information contained in the Circular and Scheme Document will be in accordance with the facts and will not omit anything likely to affect the import of such information.

    (b) None of the information supplied or to be supplied by or on behalf of Parent, Newco or Merger Sub for inclusion or incorporation by reference in
(i) the Registration Statement (as defined in Section 4.8(a)) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement (as defined in Section 4.8(a)) will, at the dates mailed to the Company shareholders and at the times of the Company Meeting (as defined in Section 7.4(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement included therein shall comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    (c) Notwithstanding the foregoing provisions of this Section 5.7, no representation or warranty is made by Parent, Newco or Merger Sub with respect to statements made or incorporated by reference in the Registration Statement, the Proxy Statement or the Parent Disclosure Documents based on information supplied by the Company for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to this Section 5.7.

    Section 5.8  TAX MATTERS.

    (a) Newco, Merger Sub, Parent and the Parent Subsidiaries have filed all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed or granted and have not expired and all Tax Returns are complete and accurate in all material respects. Newco, Merger Sub, Parent and the Parent Subsidiaries have paid (or Parent, if applicable, has paid on their behalf) all Taxes shown as due on such Tax Returns. The most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any Taxes have been proposed, asserted or assessed against Newco, Merger Sub, Parent or any of the Parent Subsidiaries that are not adequately reserved for, except for inadequately reserved Taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Parent Material Adverse Effect. No requests for waivers of the time to assess any taxes against Newco, Merger Sub, Parent or any of the Parent Subsidiaries have been granted or are pending, except for requests with respect to such Taxes that, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

    (b) Neither Newco, Parent nor any of the Parent Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger and the Scheme taken together from qualifying as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1).

    (c) On the Closing Date, Newco will directly own the whole of the issued share capital of Merger Sub.

    Section 5.9  ENVIRONMENTAL PROTECTION.

    Except as would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and except as set forth in Section 5.9(a) of the Parent Disclosure Schedule or in the Parent SEC Reports,

    (a) Compliance. To Parent's knowledge, Parent and the Parent Subsidiaries are in substantial compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither Parent nor any of the Parent Subsidiaries has received any written notice from Governmental Authority that alleges that Parent or any of the Parent Subsidiaries is not in such compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits;

    (b) Environmental Claims/Releases. There are no Environmental Claims, to Parent's knowledge, pending or threatened: (i) against Parent or any of the Parent Subsidiaries; (ii) against any person or entity whose liability for any Environmental Claim Parent or any of the Parent Subsidiaries has retained or assumed either contractually or by operation of Environmental Law;
(iii) against any properties or operations that Parent or any of the Parent Subsidiaries owns; or (iv) as the result of a Release of Hazardous Materials in contravention of applicable Environmental Laws, at any properties or operations that Parent or any of the Parent Subsidiaries owns.

    (c) Parent Representations. Notwithstanding any other representations and warranties in this Article V, the representations and warranties contained in this Section 5.9 constitute the sole representations and warranties of the Parent with respect to any Environmental Law, Environmental Permit, Environmental Claim, Releases or Hazardous Material.

    Section 5.10 VOTES REQUIRED. (a) The only votes of the holders of any class of shares of Parent that are required to approve (i) the Merger and other transactions contemplated thereby are the affirmative vote of a majority of such ordinary shareholders of Parent as (being entitled to do so) are present in person and vote (or, in the case of a vote taken on a poll, the affirmative vote by shareholders representing a majority of the Parent Ordinary Shares in respect of which votes were validly exercised) (the "Parent Merger Shareholders' Approval") at a general meeting of Parent Shareholders in relation to the Merger and other transactions contemplated hereby (the "Parent Merger Meeting") and
(ii) the Scheme and other transactions contemplated thereby are, (x) at the meeting of Parent shareholders convened by an order of the Court (the "Parent Court Meeting"), the affirmative vote of a majority in number representing 75 percent of the value of Parent Ordinary Shares present and voting (either in person or by proxy) and (y) with respect to approval of the Scheme resolutions at an extraordinary general meeting of Parent shareholders (the "Parent Scheme Meeting"), the affirmative vote of 75 percent of ordinary shareholders of Parent as (being entitled to do so) are present in person and vote (or, on the case of a vote taken on a poll, the affirmative vote by shareholders representing 75 percent of the Parent Ordinary Shares in respect of which votes were validly exercised) (together, the "Parent Scheme Shareholders' Approval" and with the Parent Merger Shareholders' Approval, the "Parent Shareholders' Approvals").

    (b) Newco and Merger Sub have received all necessary approvals, if any, from their respective shareholders required to consummate the transactions contemplated hereby.

    Section 5.11 BROKERS. Except as relates to the services provided by Rothschild, Inc. as financial advisor to Parent, all negotiations relative to the Scheme and the Merger and the transactions contemplated hereby have been carried out by Parent and Newco directly with the Company, without the

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
intervention of any person on behalf of Parent or Newco in such manner as to give rise to any valid claim by any person against the Company, Parent, Newco or any of their respective Subsidiaries for a finder's fee, brokerage commission or similar payment.

    Section 5.12 INSURANCE. Except as set forth in Section 5.12(b) of Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Parent or any of the Parent Subsidiaries.

    Section 5.13 OWNERSHIP OF COMPANY COMMON STOCK. None of Parent or Newco nor any of their Subsidiaries beneficially own any shares of Company Common Stock.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1 COVENANTS OF THE COMPANY. After the date hereof and prior to the Merger Effective Time or earlier termination of this Agreement, the Company agrees as follows, each as to itself and to each of the Company Subsidiaries, except as expressly contemplated or permitted in this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedule or to the extent Parent shall otherwise consent in advance in writing, which decision regarding consent shall be made as soon as reasonably practical:

    (a) Ordinary Course of Business. The Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with it and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their respective present officers and employees. The Company shall not, and shall not permit the Company Subsidiaries to, enter into a new line of business involving any investment of assets or resources or any exposure to liability or loss to the Company and the Company Subsidiaries taken as a whole; provided, however, that notwithstanding the above and notwithstanding any other provision in
Section 6.1, the Company and any of the Company Subsidiaries may make equity infusions into a Company Subsidiary to the extent required by law or a state regulatory commission.

    (b) Dividends. The Company shall not, and shall not permit any of the Company Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their respective capital stock except (A) to the Company or the Company Subsidiaries, (B) Company Subsidiaries may continue the declaration and payment of regularly scheduled dividends on, and distributions required by the terms of, preferred stock or similar securities not convertible into common equity securities ("Non-Convertible Preferred Securities") (ii) split, combine or reclassify any of their respective capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their respective capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their respective capital stock, other than (x) for the purpose of funding employee stock ownership plans and dividend reinvestment programs in accordance with past practice and (y) redemptions, purchases or acquisitions required by the terms of any Non-Convertible Preferred Securities of Company Subsidiaries.

    (c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to issue or sell, or authorize or propose the issuance or sale of, any shares of its capital stock or any option with respect thereto (other than (i) the issuance of options or awards pursuant to the Company Share Plans in accordance with their present terms and only in connection with the hiring of new employees, and the issuance of shares of Company capital stock upon exercise of such options or awards or (ii) the issuance by a wholly owned Subsidiary of its capital stock to its direct or indirect parent corporation, or modify or amend any right of any holder of outstanding shares of capital stock or options with respect thereto).

    (d) Charter Documents. The Company shall not amend or propose to amend its charter or by-laws except as contemplated herein.

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
    (e) No Acquisitions. The Company shall not, nor shall it permit any of the Company Subsidiaries to, acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice.

    (f) No Dispositions. Except for dispositions in the ordinary course of business consistent with past practice, the Company shall not, and it shall not permit any of the Company Subsidiaries to, sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets.

    (g) Limitation on Investment in Joint Ventures. Except as required by applicable law or any agreement to which the Company or any of the Company Subsidiaries is a party on the date hereof, the Company will not make, and will not permit any Subsidiary to make, any additional investments in, or loans or capital contributions to, or to undertake any guaranties or other obligations with respect to any joint venture or partnership.

    (h) Tax-Exempt Status. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, take any action that (or fail to take any action if such failure) could reasonably be expected to jeopardize the qualification of the Company's outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt pollution control bonds under Section 103(b) (4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

    (i) Tax Matters. Neither the Company nor any of its Subsidiaries shall
(i) make or rescind any material express or deemed election relating to Taxes or grant any power of attorney with respect to any Tax matters, (ii) make a request for a Tax Ruling or enter into a Closing Agreement, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iv) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998, (in each case, a "Tax Change"); except for Tax Changes (A) required by applicable law, (B) with respect to any Tax period that involve Tax issues where the amount of income, gain, loss, deduction, credit, gross receipts, property value or any similar item does not exceed $75,000,000 with respect to such Tax period (or more than $75,000,000 in any subsequent Tax period); provided that, the Company has informed and consulted with Parent and Newco prior to making such Tax Change or (C) that are made with the written consent of Parent, which consent will not be unreasonably withheld. Notwithstanding the requirements of this
Section 6.1(i), any Tax Change relating to the Nuclear Sale shall not be subject to this Section 6.1(i). The Company agrees to consult with and inform Parent and Newco of any events that are reasonably likely to result in a Tax Change relating to the Nuclear Sale and shall not make any such Tax Change without such consultation.

    (j) Capital Expenditures. Except (i) as required by law, or (ii) as reasonably deemed necessary by the Company after consulting with Parent following a catastrophic event, such as a major storm, the Company shall not, and the Company shall not permit any of the Company Subsidiaries to, make capital expenditures during any fiscal year, except for capital expenditures incurred by Niagara Mohawk Power Corp. not in excess of 110% of the amount budgeted for such fiscal year by the Company for capital expenditures as set forth in Section 6.1 of the Company Disclosure Schedule.

    (k) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities) in amounts not exceeding the amounts set forth in Section 6.1 of the

Company Disclosure Schedule, except as reasonably deemed necessary by the Company after consulting with Parent following a catastrophic event,
(ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or (iii) guarantees or "keep well" agreements in favor of wholly owned Subsidiaries of the Company in connection with the conduct of the business of such wholly owned Subsidiaries of the Company.

    (l) Compensation, Benefits. Except as set forth in Section 6.1 of the Company Disclosure Schedule or as may be required by applicable law or as contemplated by this Agreement, the Company shall not, and the Company shall not permit any Company Subsidiary to, enter into or amend or increase the amount or accelerate the payment or vesting or termination of any benefit or amount payable under any employee benefit or compensation plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by the Company or any Company Subsidiary or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the term of employment, compensation or benefits of any former, present or future director, officer or employee of the Company or any Company Subsidiary, except for increases and accelerations that are made in the ordinary course of business consistent in process and amounts with the past practice or that are otherwise required pursuant to the current terms of the Company Employee Benefit Plans, which in the aggregate for any group of employees, officers or directors, do not result in a material increase in benefits or compensation expense as of the effective date of this Agreement and which would not result in (i) any material change in the amount of compensation which will fail to be deductible for federal income tax purposes by virtue of
Section 280G or Section 162(m) of the Code or (ii) an acceleration or material increase in "parachute payments" set forth in Section 4.10(a) of the Company Disclosure Schedule as of the effective date of this Agreement.

    Notwithstanding the foregoing, the Company shall not and the Company shall not permit any Company Subsidiary to adopt, establish, enter into or implement any new employee plan, benefit or compensation program or policy, or any new employment, severance or retention agreement, or other new contract, agreement or arrangement which would provide for any form of benefits or other compensation, or pay any compensation or benefits to any former, present, or future director, officer or employee of the Company or any Company Subsidiary which was not in effect as of the effective date of this Agreement; provided, however, that this sentence shall not apply to any such compensation or benefits
(A) provided pursuant to a collective bargaining agreement or arrangement described in Section 6.1(m) or a discharge of liability permitted in
Section 6.1(t), (B) provided pursuant to any compensation or benefit plan, program or arrangement that is mutually agreed to, in writing, by the parties or
(C) that are otherwise required pursuant to the current terms of the Company Employee Benefit Plans; provided further, that nothing in this Section 6.1(l) shall prevent the Company from entering into severance agreements intended solely to implement the terms of severance policies or programs in effect on the date hereof or from entering into retention or other arrangements as described in Section 6.1 of the Company Disclosure Schedule.

    (m) Labor Matters. Notwithstanding any other provision of this Agreement to the contrary, the Company or the Company Subsidiaries may negotiate successor collective bargaining agreements to those referenced in Section 4.11(a) of the Company Disclosure Schedule. The Company shall keep Parent informed as to the status of, and shall consult with Parent as to the strategy for, all material negotiations with collective bargaining representatives. The Company and Company Subsidiaries shall act reasonably, consistent with their obligations under applicable law in such negotiations.

    (n) 1935 Act. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the Company Subsidiaries, under the 1935 Act.

    (o) Accounting. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or US GAAP or except as mutually agreed to by the parties.

    (p) Affiliate Transactions. The Company shall not permit any of the Company Subsidiaries to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly owned Subsidiaries), on terms less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

    (q) Rate Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, the Company shall consult with Parent prior to initiating any proposed changes in its or any of the Company Subsidiaries' rates or charges (other than automatic cost pass-through rate adjustment clauses), standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement. The Company shall, and shall cause the Company Subsidiaries to, deliver to Parent a copy of each filing or agreement related to rates, changes, standards of service, accounting or regulatory policy which could lead to a material change in any of those areas at least four days prior to the filing or execution thereof so that Parent may comment thereon. The Company shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business (i) consistent with past practice or (ii) as required by a Governmental Authority or regulatory agency with appropriate jurisdiction or under existing settlement agreements to which the Company is a party.

    (r) Contracts. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use commercially reasonable efforts to renew any contract or agreement to which the Company or the Company Subsidiary is a party, which is material to the Company and the Company Subsidiaries taken as a whole, to waive, release or assign any material rights or claims therein, or agree to any provisions thereof which would impede the ability of the Company to consummate the Merger, or in respect of which the Merger would constitute a default, or would result in the Merger triggering a right of termination by any unaffiliated parties.

    (s) Insurance. The Company shall, and shall cause the Company Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by the Company in the ordinary course of business in accordance with past practice.

    (t) Discharge of Liabilities. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise and whether criminal, civil or administrative in nature) material to the Company and the Company Subsidiaries taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

    (u) Third Party Standstill Agreements. During the period from the date of this Agreement through the Merger Effective Time, neither the Company nor any of the Company Subsidiaries shall terminate, amend, modify or waive any provision of any standstill agreement or any standstill provisions of other agreements to which it is a party. During such period, the Company shall take all appropriate steps to enforce the provisions of any such agreement.

    (v) Cooperation, Notification. The Company shall (i) confer on a regular and frequent basis with one or more representatives of Parent to discuss, subject to applicable law, material business and operational matters and the general status of its ongoing operations, (ii) promptly notify Parent of any material changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise Parent of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a Company Material Adverse Effect and (iv) promptly provide Parent with copies of all filings made by the Company or any of the Company Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (w) Third-Party Consents. The Company shall, and shall cause the Company Subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent, shall provide copies of all the Company Required Consents obtained by the Company to Parent.

    (x) Tax-Free Status. The Company shall not, nor shall it permit any of its Subsidiaries to, take any actions that would or would be reasonably likely to,
(i) adversely affect the status of the Merger and the Scheme taken together as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1), and the Company shall use all reasonable efforts to achieve such result.

    (y) No Breach, Etc. The Company shall not, and the Company shall not permit any of the Company Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue in a material respect on and as of the Closing Date.

    Section 6.2 COVENANTS OF PARENT. After the date hereof and prior to the Merger Effective Time or earlier termination of this Agreement, Parent agrees as follows, as to itself and to each of the Parent Significant Subsidiaries, except as expressly contemplated or permitted in this Agreement, or as set forth in
Section 6.2 of the Parent Disclosure Schedule or to the extent the Company shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practical (as used herein, the term "Parent Significant Subsidiary" shall mean any Parent Subsidiary that constitutes a "significant subsidiary" within the meaning of Rule 1-02(w)(3) of Regulation S-X of the US Securities and Exchange Commission):

    (a) Ordinary Course of Business. Parent shall cause the Parent Significant Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them. Parent shall not, and shall not permit the Parent Significant Subsidiaries to enter into a new line of business involving any material investment of assets or resources or any material expense, liability or loss to the Parent and the Parent Significant Subsidiaries taken as a whole; it being agreed that the limitations contained in this Section 6.2(a) do not limit the Parent or any of the Parent Significant Subsidiaries from entering into any line of business in which Parent or any of the Parent Significant Subsidiaries or any of its other affiliates is engaged on the date of this Agreement.

    (b) Certain Mergers. Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to materially delay the consummation of the Merger.

    (c) Tax-Free Status. Parent shall not, nor shall it permit any of its Subsidiaries to, take any actions that would, or would be reasonably likely to,
(i) adversely affect the status of the Merger and the Scheme taken together as a transaction described in Section 351 of the Code or (ii) cause the Merger to be subject to Code Section 367(a)(1), and Parent shall use all reasonable efforts to achieve such result.

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
    (d) Other Actions. Parent shall not, and shall not permit any of the Parent Subsidiaries to, take or fail to take any other action, including, without limitation, amending or proposing to amend their respective charters, by-laws or regulations, or similar organic documents (except as contemplated herein), engage in any activities which would cause a change in its status, or that of the Parent Subsidiaries, under the 1935 Act, or to make any changes in their accounting methods (except as required by law, rule, regulation or applicable generally accepted accounting principles), which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger or the Scheme.

    (e) Cooperation, Notification. Parent shall confer on a regular and frequent basis with the Company to discuss, subject to applicable law, (i) any material changes in its business, results of operations or prospects, and (ii) any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in a Parent Material Adverse Effect or materially impair the ability of Parent to consummate the Merger or the Scheme, and will promptly provide the Company with copies of all filings made by Parent or any of the Parent Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

    (f) Third-Party Consents. Parent shall, and shall cause the Parent Subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

    (g) No Breach, Etc. Parent shall not, and Parent shall not permit any of the Parent Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

    Section 6.3 COVENANTS OF NEWCO. (a) Prior to the Merger Effective Time except as may be required by applicable law and subject to the other provisions of this Agreement, Newco shall not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement or the Scheme.

    (b) Conduct of Business of Merger Sub. Prior to the Merger Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Newco shall cause Merger Sub to (i) perform its obligations under this Agreement in accordance with its terms and (ii) not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

    Section 6.4  ALTERNATIVE ARRANGEMENT CONCERNING COMPANY NUCLEAR
FACILITIES. If, following the date hereof, the Company and Parent determine that the Company Nuclear Facilities are likely to be sold but not on a timely basis in order to satisfy the condition contained in Section 8.1(e)(i), the Company and Parent agree to consider in good faith alternatives to a Nuclear Sale prior to the Closing, including but not limited to alternative governance, operational and ownership arrangements under which Parent would be willing and able to close the transactions contemplated by this Agreement without the Nuclear Sale having occurred, consistent with the requirements of the Atomic Energy Act and applicable NRC rules and regulations.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, (a) the Company shall, and shall cause its Subsidiaries to, afford the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") of Parent reasonable access, during normal business hours throughout the period prior to the Merger Effective Time, to all of its properties, facilities, operations, books, contracts, commitments and records (including, but not limited to, Tax Returns and any information relating to any audits or other examinations of such Tax Returns) and personnel (including the Company's environmental, health and safety personnel) and (b) Parent shall, and shall cause the Parent Significant Subsidiaries to, afford to the Representatives of the Company, reasonable access to senior executives of Parent for the purpose of discussing Parent's business (with reasonable access to the documents related thereto) during the period prior to the Merger Effective Time. Each party shall, and shall cause its Subsidiaries to, in addition to the advance approval requirements set forth in Section 7.3(b), furnish promptly to the other
(a) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission that relates to the transactions contemplated hereby or, subject to the terms of any then existing confidentiality requirements, that is otherwise material to the financial condition or operations of the Company and its Subsidiaries taken as a whole, or to Parent and its Subsidiaries taken as a whole, as the case may be and
(b) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated December 13, 1999, between the Company and Parent (the "Confidentiality Agreement").

    Section 7.2 PROXY STATEMENT AND REGISTRATION STATEMENT; LISTING; PARENT DISCLOSURE DOCUMENTS.

    (a) Preparation and Filing of Proxy Statement and the Registration Statement; Listing. As soon as practicable after the date of this Agreement, the Company shall, in cooperation with Parent and Newco, prepare and file the Proxy Statement and Newco shall, in cooperation with the Company and Parent, prepare and file the Registration Statement, in which the Proxy Statement will be included as the prospectus. Parent, Newco and the Company shall cooperate in the preparation of the Proxy Statement and the Registration Statement and any amendments thereto and shall promptly notify each other of the receipt of any comments from the SEC or any requests for any amendment or supplement thereto or for additional information. The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the Newco ADRs issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that Newco shall not be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where Newco will not be, following the Merger, so subject. The parties shall cause the shares of Newco ADRs issuable in the Merger to be approved for listing on the NYSE upon official notice of issuance. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement and the Registration Statement. The information provided by any party hereto for use in the Proxy Statement and the Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement or the Registration Statement.

    (b) Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent and Newco a letter of PricewaterhouseCoopers, dated a date within two business days

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
before the date of the Registration Statement, and addressed to Parent and Newco, in form and substance reasonably satisfactory to Parent and Newco and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form F-4.

    (c) Letter of Parent's Accountants. Parent shall use best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers, dated a date within two business days before the date of the Registration Statement, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form F-4.

    (d) Parent Disclosure Documents. Subject to applicable law, Parent and Newco shall, as soon as reasonably practicable after the date of this Agreement and in accordance with the listing rules of the UK Listing Authority, prepare and submit to the UK Listing Authority for approval the Circular, and shall use its reasonable endeavors to have the Circular approved by the UK Listing Authority as soon as reasonably practicable after the date of this Agreement. Newco, Parent and the Company shall cooperate with each other in the preparation of the Parent Disclosure Documents and any amendments or supplements thereto as well as the preparation of any responses to the UK Listing Authority in connection therewith. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Parent Disclosure Documents. Each of Newco, Parent and the Company agrees to use its reasonable best efforts to respond promptly to any requests of the UK Listing Authority.

    (e) Mailing to Shareholders. Each of the Company and Parent shall, consistent with the requirements of the securities laws of the United States and the United Kingdom, use their reasonable best efforts to cause the Proxy Statement and the Circular to be mailed or dispatched to their respective shareholders entitled to vote on the Merger and other transactions contemplated hereby.

    Section 7.3  REGULATORY MATTERS.

    (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Each party hereto will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

    (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its best efforts to prepare and file promptly all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals, clearance and authorizations of all Governmental Authorities necessary or advisable to obtain the Company Required Statutory Approvals and the Parent Required Statutory Approvals. The parties agree that they will consult with each other with respect to obtaining the Company Required Statutory Approvals and Parent Required Statutory Approvals; provided, however, that it is agreed that Parent shall have primary responsibility for the preparation and filing of any related applications, filings or other material with Governmental Authorities other than the Nuclear Approvals (as defined in Section 8.1(e)(ii)), with respect to which the Company shall have primary responsibility. Each of Parent and the Company shall have the right to review and approve in advance drafts and final applications, notices, petitions, filings and other documents submitted to or filed with applicable Governmental Authorities, which approval shall not be unreasonably withheld or delayed. The Company shall not agree to the imposition of any condition in the Company Required Statutory Approvals without the prior consent of Parent.

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
    Section 7.4  SHAREHOLDER APPROVAL.

    (a) Approval of Parent Shareholders. Parent shall, through its Board of Directors, (i) duly call, give notice of, convene and hold the Parent Merger Meeting, for the purpose of securing the Parent Merger Shareholders' Approval as soon as reasonably practicable after the date hereof and (ii) duly call, give notice of, convene and hold the Parent Scheme Meeting and apply to the Court to convene the Parent Court Meeting required to complete the Parent Scheme Shareholders' Approval at such time as Parent determines is appropriate to insure that the Parent Scheme Shareholders' Approval may be obtained not later than forty days following satisfaction or waiver of the conditions set forth in
Article VIII hereof (other than the condition set forth in Section 8.2(h)). Subject to its fiduciary obligations with respect to a transaction involving a change in control of Parent and the requirements of applicable law, Parent shall include in the Circular the recommendation of the Board of Directors of Parent that the shareholders of Parent approve the Merger and the other transactions contemplated hereby and shall include in the Scheme Document the recommendation of the Board of Directors of Parent that the shareholders of Parent approve the Scheme, and shall use its reasonable endeavors to obtain such approvals in accordance with its usual practices.

    (b) Approval of the Company Shareholders. The Company shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Meeting"), for the purpose of securing the Company Shareholders' Approval as soon as reasonably practicable after the date hereof. Subject to fiduciary obligations and the requirements of applicable law, the Company shall include in the Proxy Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company approve the Merger and the other transactions contemplated hereby, and shall use its reasonable best efforts to obtain such approval.

    (c) Meeting Date for Merger Approvals. The Parent Merger Meeting for the purpose of securing the Parent Merger Shareholders' Approval, and the Company Meeting for the purpose of securing the Company Shareholders' Approval shall be held on such dates as the Company and Parent shall mutually determine.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, Newco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless
(i) from and after the Merger Effective Time, each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Merger Effective Time, an officer, director or employee of the Company or any of the Company Subsidiaries and (ii) from and after the Scheme Effective Time, each person who is now, or who has been at anytime prior to the date hereof, or who becomes prior to the Scheme Effective Time, an officer director or employee of Parent (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Merger Effective Time or the Scheme Effective Time, as the case may be (and whether asserted or claimed prior to, at or after the Merger Effective Time or Scheme Effective Time, as the case may be) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Merger Effective Time or the Scheme Effective Time, as the case may be), (i) Newco shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Newco, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Newco will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under relevant law and the memorandum of association or by-laws of Newco shall be made by independent counsel mutually acceptable to Newco and the Indemnified Party; provided, however, that Newco shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) Insurance. For a period of six years after the Merger Effective Time and the Scheme Effective Time, Newco at Newco's election (i) shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of such persons who are currently covered by such policies of the Company or Parent on terms no less favorable than the terms of such insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Merger Effective Time or the Scheme Effective Time, as the case may be, on terms no less favorable than the terms of such current insurance coverage.

    (c) Successors. In the event Newco or any of its successors or assigns
(i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Newco shall assume the obligations set forth in this Section 7.5 and in Sections 7.8 and 7.9.

    (d) Survival of Indemnification. To the fullest extent permitted by law,
(i) from and after the Merger Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company and the Company Subsidiaries with respect to their activities as such prior to the Merger Effective Time, as provided in the charter and by-laws or similar governing documents in effect on the date thereof, or otherwise in effect on the date hereof and disclosed to Newco in writing prior to the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Merger Effective Time and
(ii) from and after the Scheme Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of Parent and the Parent Subsidiaries with respect to their activities prior to the Scheme Effective Time, as provided in the memorandum or articles of association, charter, by-laws or similar governing documents on the date thereof, or otherwise in effect on the date hereof and disclosed to Newco in writing prior to the date hereof, shall survive the Scheme and shall continue in full force and effect for a period of not less than six years from the Scheme Effective Time.

    (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification that such person may have by contract or otherwise.

    Section 7.6 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law or the rules of any applicable securities exchange or national market system or any other Governmental Authority, so long as this Agreement is in effect, Newco, Parent and the Company will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the Merger and other transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Newco, Parent and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to the Merger and other transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

    Section 7.7 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, the Company shall identify in a letter to Newco all persons who are, and to such person's best knowledge who will be at the

Closing Date, "affiliates" of the Company, as the case may be, as such term is used in Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause its affiliates (including any person who may be deemed to have become such an affiliate after the date of the letter referred to in the prior sentence) to deliver to Newco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 7.7 (each, an "Affiliate Agreement").

    Section 7.8  LABOR AGREEMENTS AND WORKFORCE MATTERS.

    (a) Labor Agreements. Newco shall honor or cause the appropriate subsidiary to honor all collective bargaining agreements in effect as of the Merger Effective Time until their expiration, and shall assume all of the rights and obligations provided under such collective bargaining agreements.

    (b) Workforce Matters. Subject to applicable law and obligations under applicable collective bargaining agreements, for a period of two years following the Merger Effective Time, reductions in workforce, if any, in respect of US employees of Newco and its Subsidiaries shall be made on a fair and equitable basis as determined by Newco, and any employee whose employment is terminated or job is eliminated during such period shall be entitled to participate on a fair and equitable basis as determined by Newco in the job opportunity and employment placement programs offered by Newco or any of its Subsidiaries for US employees for which they are eligible. Workforce reductions, if any, carried out following the Merger Effective Time by the Surviving Entity shall be done in accordance with all applicable collective bargaining agreements, and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    Section 7.9  EMPLOYEE BENEFIT PLANS; STOCK OPTIONS.

    (a) For a period of two years immediately following the Closing Date, the compensation, benefits and coverage provided to current employees and retirees of the Company or any Company Subsidiary, other than those covered by a collective bargaining agreement, who continue employment with Newco or one of its Subsidiaries (the "Affected Employees") pursuant to compensation and employee benefit plans or arrangements maintained by Newco or one of its Subsidiaries shall be, in the aggregate, not less favorable (as determined by Newco and the Surviving Entity using reasonable assumptions and benefit valuation methods) than those provided, in the aggregate, to such Affected Employees by the Company and any Company Subsidiary immediately prior to the Closing Date. Newco shall, and shall cause the Surviving Entity and its other Subsidiaries to, honor in accordance with their terms and applicable law
(i) all compensation, benefit, and funding obligations as in effect as of the date hereof or as may later be in effect in accordance with the terms of this Agreement to current and former officers of the Company or any Company Subsidiary, and to their beneficiaries, that are described in any applicable employment agreement or other Company Employee Benefit Plan (including, but not limited to, the Company's Supplemental Executive Retirement Plan) of the Company or any Company Subsidiary and that are accrued, owed or mutually agreed to on or before the Merger Effective Time as set forth in Section 4.10(a) of the Company Disclosure Schedule and (ii) all other obligations to Affected Employees and current and former directors of the Company and any Company Subsidiary, and to their beneficiaries, under employment, severance, consulting and retention agreements or arrangements and all Company Employee Benefit Plans that are accrued, owed or mutually agreed to on or before the Merger Effective Time, as set forth in Section 4.10(a) of the Company Disclosure Schedule. In addition to the foregoing, Newco shall and shall cause the Surviving Entity or its other Subsidiaries to pay any Affected Employees whose employment is terminated by Newco, the Surviving Entity or other Subsidiary within 24 months of the Closing Date, a severance benefit package equivalent to the severance-related benefits in effect under the following Company plans and programs as of the effective date hereof (subject to the modification described in the following (i)): (i) the Niagara Mohawk Involuntary Severance Plan (Section 1.9 of the Niagara Mohawk Involuntary Severance Plan shall be amended prior to the Merger Effective Date to provide that a job offer by Newco or one of its Subsidiaries shall not prevent an involuntarily terminated

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
Affected Employee from receiving severance benefits under such Plan if such job offer is for employment that is more than fifty miles one-way from the Affected Employee's work location at the time of such involuntary termination); (ii) the Niagara Mohawk Medical and Prescription Drug Plan For Eligible Participants In the Involuntary Severance Plan; and (iii) the "Career Center" and "Reimbursement For Job Training Educational Expenses" benefits described in the Company's "Transition Benefits" summary that describes transition benefits for eligible management employees whose jobs are abolished as a direct result of the Company's restructuring efforts.

    (b) The compensation, benefits and coverage provided to employees who are covered by a collective bargaining agreement described in Section 7.8(a) shall be provided subject to the terms of such collective bargaining agreement.

    (c) Newco shall, or shall cause its Subsidiaries to, give the Affected Employees full credit for purposes of eligibility, vesting, benefit accrual (including, without limitation, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit or fringe benefit plans or arrangements maintained by Newco or one of its Subsidiaries for such Affected Employees' service with the Company or any Company Subsidiary (or any prior employer) to the same extent recognized by the Company or any Company Subsidiary immediately prior to the Closing Date, except where such credit would provide duplication of benefits. With respect to any employee benefit plan or arrangement established by Newco or one of its Subsidiaries after the Closing Date (the "Post-Closing Plans") that is not intended to replace any Company benefit for Affected Employees in existence immediately prior to the Merger Effective Time, service shall be credited in accordance with the terms of such Post-Closing Plans consistent with the crediting of service for employees of Parent and Parent Subsidiaries who participate in such plan or arrangement.

    (d) Newco shall, or shall cause its Subsidiaries to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plan of Newco or its Subsidiaries in which such Affected Employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Closing Date under any welfare benefit plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans that such Affected Employees are eligible to participate in after the Closing Date.

    (e) Except as may be limited by any applicable law or collective bargaining agreement, Newco and its Subsidiaries shall neither be required to or prevented from merging the Company's benefit plans, agreements, or arrangements into Newco or its Subsidiaries benefit plans, agreements, or arrangements or from replacing the Company's benefit plans, agreements or arrangements with Newco or its Subsidiaries benefit plans, agreements or arrangements.

    (f) At the Merger Effective Time each stock option outstanding pursuant to the Company's 1992 Stock Option Plan (the "Option"), whether or not then exercisable, shall be cancelled and shall only entitle the holder thereof to receive an amount in cash from the Company equal to the result of multiplying
(i) the number of shares of Company Common Stock previously subject to such Option by (ii) the excess of the Cash Consideration over the per Share exercise price of such Option. The Company shall use its reasonable efforts to take all action necessary to effectuate the foregoing provision.

    Section 7.10 NO SOLICITATIONS. (a) From and after the date hereof, the Company (i) shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its Representatives to, directly or indirectly,
(A) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to its shareholders) which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any third party or (B) engage in any discussions or negotiations or furnish any confidential information or data to any person or group relating to any Acquisition Proposal and (ii) shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Acquisition Proposal; provided, however, that if, at any time prior to the date on which the Company Shareholders' Approval has been obtained (the "Applicable Period"), the Board of Directors of the Company (A) determines in good faith, based upon the written opinion of outside counsel that such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal require it to do so in order to act in a manner consistent with its fiduciary duties to the Company shareholders under applicable law and
(B) concludes in good faith based on the written advice of its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the Company shareholders from a financial point of view than the Merger, the Company may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 7.10(a), and subject to providing prior written notice of its decision to take such action to Parent in compliance with Section 7.10(b), (x) furnish to such third party information with respect to itself and its business, properties and assets pursuant to a customary confidentiality agreement on terms not in the aggregate materially more favorable to such third party than the terms contained in the Confidentiality Agreement and (y) engage in discussions or negotiations regarding such Acquisition Proposal. As used herein, "Acquisition Proposal" shall mean any proposal or offer (other than by another party hereto) for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any of its material Subsidiaries or any proposal to acquire in any manner, directly or indirectly, 10% or more of the shares of capital stock in or a substantial portion of the assets of the Company or any of its material Subsidiaries.

    (b) Except as expressly permitted by this Section 7.10, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, in any manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) fail to reaffirm such approval or recommendation upon Parent's request, (iii) approve or recommend any Acquisition Proposal or (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that during the Applicable Period the Board of Directors of the Company (i) determines in good faith based upon the written opinion of outside counsel that such Board's fiduciary duties under applicable law with respect to the Acquisition Proposal require, to do so in order to act in a manner consistent with its fiduciary duties to the Company shareholders and (ii) concludes in good faith based on the written advice of its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the Company shareholders from a financial point of view than the Merger, such Board of Directors may terminate this Agreement pursuant to
Section 9.1(e) (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Acquisition Proposal), but only at a time that is (x) during the Applicable Period and is after the fifth business day following receipt by Parent of written notice advising Parent that the Board of Directors of the Company is prepared to accept an Acquisition Proposal, specifying the material terms and conditions of such Acquisition Proposal and identifying the person making such Acquisition Proposal, (y) after the Company and its respective financial and legal advisors have given Parent a reasonable opportunity during such five-day period following receipt by Parent of such written notice to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Merger or other transactions contemplated hereby on such adjusted terms, and (z) after the Company and such advisors have negotiated in good faith with Parent with respect to any such adjustments; provided that the Company's ability to terminate this Agreement pursuant to
Section 9.1(e) is conditioned upon the concurrent payment by the Company to Parent of any amounts owed by it pursuant to Section 9.3(c).

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 7.10, the Company shall immediately advise Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. The Company shall keep Parent informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

    (d) Nothing contained in this Section 7.10 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

    Section 7.11  BOARDS OF DIRECTORS.

    (a) Newco Board. Newco shall take such action as may be necessary to appoint
(i) all members serving on the Parent Board of Directors immediately prior to the Effective Time, (ii) the current Chief Executive Officer of the Company and
(iii) one additional person presently serving as an outside director of the Board of Directors of the Company on the date hereof, as determined by Parent, to serve on the Newco Board of Directors following the Effective Time.

    (b) Advisory Board. Promptly following the Merger Effective Time, Newco shall cause the Surviving Entity to establish an advisory board (the "New York Advisory Board") which shall be maintained for at least two years and which shall be comprised of up to 12 persons who were, immediately prior to the Merger Effective Time, serving as non-executive members of the Company's Board of Directors, who are not appointed to serve on Newco Board of Directors and who are willing to serve in such capacity on the New York Advisory Board. The function of the New York Advisory Board shall be to advise the Surviving Entity's Board of Directors with respect to general business as well as opportunities and activities in the State of New York and to maintain and develop customer relationships in the State of New York. The New York Advisory Board shall meet no less frequently than three times a year. The members of the New York Advisory Board shall each be named to serve as members thereof for a period of two years; provided, however, that Newco shall have no obligation to cause the Surviving Entity to elect or appoint, and may cause the Surviving Entity to remove, any member of the New York Advisory Board if Newco reasonably determines that such member has a conflict of interest that compromises such member's ability to serve effectively as a member of the New York Advisory Board or any cause exists that otherwise would allow for removal of such person as a director of the Surviving Entity if such person were a member of the Surviving Entity's Board of Directors.

    (c) National Grid USA Board. For a period of two years commencing at the Effective Time, the current Chief Executive Officer of the Company shall serve as Chairman of the Board of Directors of National Grid USA and two other current executive officers of the Company as determined by Parent will serve on the Board of Directors of National Grid USA.

    Section 7.12 CHARITABLE CONTRIBUTIONS. The parties agree that provision of charitable contribution and community support within the region served by the Company serves a number of important goals. After the Merger Effective Time, Newco intends to cause the Surviving Entity to provide charitable contributions and community support within the region served by the Company at annual levels substantially comparable to the annual level of charitable contributions and community support provided, directly or indirectly, by the Company and its public utility subsidiary within the region served by the Company during 1999.

    Section 7.13 ANTI-TAKEOVER STATUTES. If any "fair price," "moratorium," "business combination," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger or any other transaction contemplated hereby, each of Parent and the Company and the members of their respective boards of directors shall grant such approvals and take such actions consistent with their fiduciary duties and in accordance with applicable law as are reasonably necessary so that the Merger and such other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and other transactions contemplated hereby.

    Section 7.14 CONVEYANCE TAXES. The Company, Parent and Newco shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes ("Conveyance Taxes") which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Merger Effective Time. Newco shall pay, without deduction or withholding from any amount payable to the holders of any shares of the Company Common Stock, any such Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement, on behalf of the shareholders of the Company.

    Section 7.15 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Proxy/Registration Statement, the filing fee relating to the Proxy/Registration Statement and for expert witnesses retained for the purpose of advising and supporting approvals where both Company and Parent have filed for approval from the same regulator, shall be shared equally by the Company and Parent.

    Section 7.16 FURTHER ASSURANCES. Each party shall, and shall cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. Parent and Newco shall, and shall cause their respective Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Scheme in accordance with the terms hereof, provided that Parent and Newco may amend the terms of the Scheme as they deem reasonably necessary or desirable, provided further that if any such amendment would have a material adverse effect on the benefits of the Merger to the shareholders of the Company, such amendment will require the consent of the Company.

    Section 7.17 RESTRUCTURING OF TRANSACTIONS. It may be preferable to effectuate a business combination between Parent and the Company by means of an alternative structure to the Merger and the Scheme. Accordingly, if, prior to satisfaction of the conditions contained in Article VIII hereto, Parent proposes the adoption of an alternative structure that otherwise substantially preserves for Parent, the Company and the holders of the Company Common Stock the economic and Tax benefits of the transactions contemplated thereby then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits, including without limitation, a structure that does not require consummation of the Scheme. In particular, in the event that Parent determines that approval of the Scheme is uncertain and it waives the condition set forth in Section 8.2(h), Parent and the Company agree to adopt an alternative business combination transaction that does not require consummation of the Scheme. In the event that the parties adopt a restructured transaction, the Agreement shall be revised to reflect such transaction as determined necessary by the parties hereto and prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger and other transactions contemplated hereby, as applied to such alternative business combination, shall have been satisfied or waived.

    Section 7.18 INTEGRATION TEAM. As soon as practicable after the date hereof, Parent and Company shall, subject to limitations imposed by applicable law, create an integration steering team with representatives appointed by the CEOs of Parent and the Company, and chaired by Parent. The integration steering team shall be responsible for facilitating the integration of the two companies as subsidiaries of Newco.

    Section 7.19 NEWCO ORDINARY SHARES. Newco agrees that the Newco Ordinary Shares delivered by it on the Closing Date shall be validly issued and fully paid.

    Section 7.20 ADR DEPOSITARY AGREEMENT. Newco, Merger Sub and the ADR Depositary shall enter into the ADR Depositary Agreement in a form satisfactory to Newco, Parent and the Company.

                                  ARTICLE VIII
                                   CONDITIONS

    Section 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived by the parties in writing pursuant to Section 9.5:

    (a) Shareholders' Approvals. The Parent Shareholders' Merger Approval and the Company Shareholders' Approval shall have been obtained.

    (b) No Injunction. No court of competent jurisdiction or other competent Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Scheme, the Merger or other transactions contemplated hereby.

    (c) Proxy/Registration Statement. The Proxy/Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (d) Listing of Shares. The UK Listing Authority shall have agreed to admit to the Official List of the UK Listing Authority (subject to allotment) (i) the Newco Ordinary Shares represented by the Newco ADSs issuable in the Merger pursuant to Article II, and (ii) the Newco Ordinary Shares issued pursuant to the Scheme and such agreement shall not have been withdrawn, and the Newco ADSs issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

    (e) Statutory Approvals.

        (i) Either (x) the sale by the Company of its Nuclear Facilities (the "Nuclear Sale") shall have closed, the Company shall have received the purchase price therefor, and conforming license amendments shall have been issued by NRC to reflect the change in ownership or (y) Parent and the Company shall have agreed to an alternative to the Nuclear Sale in accordance with the provisions of Section 6.4 hereof with respect to which all required approvals, authorizations and consents from Governmental Authorities, including, without limitation, any necessary order of the NRC consenting to the transfer of the operating licenses for the Company's Nuclear Facilities and any necessary conforming license amendments, have been received.

        (ii) Each of (x) the Company Required Statutory with respect to the approval of the New York Public Service Commission, Approvals, including, confirmation that PowerChoice will remain in effect in accordance with its terms in all material respects following consummation of the Merger, (y) the Parent Required Statutory Approvals, and (z) any declaration, filing, registration with, or notice to or authorization, consent or approval of any Governmental Authority required in connection with (A) the Nuclear Sale, as well as a determination by the New York Public Service Commission of the level of recovery of stranded costs resulting from the Nuclear Sale or (B) any alternative arrangement to the Nuclear Sale agreed to in accordance with the provisions of Section 6.4 hereof (collectively, the "Nuclear Approvals"), shall have been obtained at or prior to the Merger Effective Time, such approvals shall have become Final Orders (as defined below), and such Final Orders shall not, individually or in the aggregate, impose terms or conditions which (x) with respect to the Company Required Statutory Approvals and the Nuclear Approvals, could reasonably be expected to have a Company Material Adverse Effect taking into account the allowed recovery of any stranded costs from the Nuclear Sale, (y) with respect to the Parent Required Statutory Approvals, could reasonably be expected to have a Parent Material Adverse Effect or (z) with respect to the Company Required Statutory Approvals, the Parent Required Statutory Approvals and the Nuclear Approvals, could reasonably be expected to materially impair the ability of the parties to complete the Merger and the transactions contemplated hereby. A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    (f) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

    Section 8.2 CONDITIONS TO OBLIGATION OF NEWCO AND PARENT TO EFFECT THE MERGER. The obligation of Parent and Newco to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent and Newco in writing pursuant to Section 9.5:

    (a) Performance of Obligations of the Company. The Company (and/or the appropriate Company Subsidiaries, as applicable) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Merger Effective Time.

    (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except where the failure of representations or warranties to be true and correct could not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect. For purposes of this
Section 8.2(b), qualifications in any representation or warranty as to "materiality" or a "Company Material Adverse Effect" shall be disregarded.

    (c) Closing Certificates. Parent and Newco shall have received a certificate signed by the chief financial officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

    (d) Tax Opinion. Parent and Newco shall have received an opinion from PricewaterhouseCoopers, counsel to Parent and Newco, in form and substance reasonably satisfactory to Parent and Newco, dated as of the Closing Date, substantially to the effect that the Merger, together with the Scheme will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Code, and no gain or loss will be recognized by Parent or Newco as a result thereof. In rendering such opinion, PricewaterhouseCoopers may require and rely upon representations reasonably satisfactory to PricewaterhouseCoopers contained in certificates of officers of the Company, Parent, Newco and Merger Sub.

    (e) Company and Parent Required Consents. All material Company Required Consents and Parent Required Consents shall have been obtained and OFGEM shall not have imposed any modifications to any conditions of the license held by National Grid Company plc under the Electricity Act 1989 that would reasonably be expected to have a Parent Material Adverse Effect.

    (f) Affiliate Agreements. Newco shall have received Affiliate Agreements, duly executed by each "Affiliate" of the Company, substantially in the form of
Exhibit 7.7, as provided in Section 7.7.

    (g) Permits. To the extent that the continued lawful operations of the business of the Company or any Company Subsidiary after the Merger requires that any license, permit (including, without limitation, Environmental Permits) or other governmental approval be transferred to Parent or any Parent Subsidiary or issued to Parent or any Parent Subsidiary, such licenses, permits or other authorizations shall have been transferred or reissued to Parent or such Parent Subsidiary at or before the Closing Date, except where the failure to transfer or reissue such licenses, permits or other authorizations would not have a Company Material Adverse Effect immediately after the Merger Effective Time.

    (h) Court Sanction. The Court shall have sanctioned the Scheme on terms contemplated by this Agreement, and the Parent Shareholders' Scheme Approvals shall have been obtained.

    Section 8.3  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5:

    (a) Performance of Obligations of Parent and Newco. Parent (and/or the appropriate Parent Subsidiaries, as applicable) and Newco shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Merger Effective Time.

    (b) Representations and Warranties. The representations and warranties of Parent, Newco and Merger Sub set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time), except where the failure of representations or warranties to be true and correct could not, individually or in the aggregate, be reasonably expected to result in a Parent Material Adverse Effect. For purposes of this
Section 8.3(b), qualifications in any representation or warranty as to "materiality" or a "Parent Material Adverse Effect" shall be disregarded.

    (c) Closing Certificates. The Company shall have received a certificate signed by the chief financial officer of Parent and Newco, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

    (d) Tax Opinion. The Company shall have received an opinion from Bryan Cave LLP, special tax counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, substantially to the effect that the Merger, together with the Scheme will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Code and no gain or loss will be recognized by the Company pursuant to the Merger and no gain or loss will be recognized by shareholders of the Company who receive solely Newco ADSs pursuant to the Merger. In rendering such opinion, Bryan Cave LLP may require and rely upon representations reasonably satisfactory to Bryan Cave LLP contained in certificates of officers of the Company, Parent, Newco and Merger Sub.

    (e) Parent Required Consents. All material Parent Required Consents, the failure of which to obtain would have a Parent Material Adverse Effect, shall have been obtained.

    (f) Legal Opinion. The Company shall have received an opinion from CMS Cameron McKenna, counsel to Parent, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, substantially to the effect that the Newco Ordinary Shares represented by the ADSs issued as the ADS consideration are validly issued and fully paid.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

    (a) by mutual written consent of the Boards of Directors of Newco, the Company and Parent;

    (b) by either Parent or the Company:

        (i) if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by Parent or the Company, if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

        (ii) by written notice to the other parties, if the Merger Effective Time shall not have occurred on or before December 31, 2001 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger Effective Time to occur on or before such date; provided, further, that (A) if on the Initial Termination Date any of the conditions to the Closing set forth in
    Section 8.1(e) shall not have been fulfilled but (x) to the extent that the condition set forth in Sections 8.1(e)(i) and 8.1(e)(ii) (with respect to the Nuclear Approvals only) shall not have been fulfilled, the Company shall have entered into a binding definitive agreement for the Nuclear Sale (the "Nuclear Sale Agreement") or satisfactory alternative arrangements shall have been reached pursuant to Section 6.4 and (y) all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to March 31, 2002 (the "Extended Termination Date"), and (B) if as of the Extended Termination Date, the conditions to Closing set forth in Section 8.1(e)(ii) (with respect to the Nuclear Approvals only) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled and the Nuclear Sale Agreement remains in effect, then the Initial Termination Date shall be extended to August 31, 2002;

       (iii) by written notice to the other parties, if Parent Merger Shareholders' Approval shall not have been obtained at a duly held Parent Merger Meeting, as the case may be, including any adjournments thereof, or the Company Shareholders' Approval shall not have been obtained at a duly held Company Meeting, including any adjournments thereof;

    (c) by Parent, by written notice to the Company, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of the Company hereunder, which breaches individually or in the aggregate would result in a Company Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by the Company of notice in writing from Parent, specifying the nature of such breach and requesting that it be remedied, or Parent shall not have received adequate assurance of a cure of such breach within such 20 business-day period or (ii) the Board of Directors of the Company shall withdraw or modify in any manner adverse to Parent its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the Merger and other transactions contemplated hereby;

    (d) by the Company, by written notice to Parent, if (i) there shall have been any breach of any representation or warranty, or any breach of any covenant or agreement of Parent or Newco hereunder, which breaches individually or in the aggregate would result in a Parent Material Adverse Effect, and such breach shall not have been remedied within 20 business days after receipt by Parent and Newco of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied, or the Company shall not have received adequate assurance of a cure of such breach within such 20 business-day period, (ii) the Board of Directors of Parent shall withdraw or modify in any manner adverse to the Company its approval of this Agreement and the transactions contemplated hereby or its recommendation to its shareholders regarding approval of this Agreement, the Scheme (if it remains a condition under Section 8.2(h) hereof) and the Merger and other transactions contemplated hereby or (iii) Newco shall fail to deliver or cause to be delivered the Merger Consideration to the ADR Depositary required pursuant to Section 2.3 at a time when all other conditions to Newco's obligations to close have been satisfied or waived in writing by Newco; or

    (e) by the Company in accordance with Section 7.10(b); provided, that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, the Company shall have complied with all provisions of
Section 7.10, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 9.3(c).

    Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either the Company or Parent or Newco or their respective officers or directors hereunder, except that the agreement contained in the last sentence of Section 7.1, Section 7.14, Section 9.3, Section 10.2 and
Section 10.9 shall survive any such termination.

    Section 9.3  TERMINATION FEE; EXPENSES.

    (a) In the event that this Agreement is terminated (i) by the Company pursuant to Section 9.1(d) (ii) as a result of an action by the Board of Directors of the Parent prior to obtaining the Parent Merger Shareholders' Approval or (ii) by Parent pursuant to Section 9.1(c)(ii) as a result of an action by the Board of Directors of the Company prior to obtaining the Company Shareholders' Approval, then (A) in the event of termination pursuant to
Section 9.1(c)(ii), the Company shall pay to Parent and (B) in the event of termination pursuant to Section 9.1(d)(ii), Parent shall pay to the Company, (promptly but in each case no later than five (5) business days after the date of termination of this Agreement) by wire transfer of same day funds, a termination fee of $150,000,000, plus, in each case, all of the terminating party's documented out-of-pocket expenses and fees incurred by the party (including, without limitation, fees and expenses payable to all legal, accounting, financial, and other professionals arising out of, in connection with or related to the transactions contemplated by this Agreement) not in excess of $10,000,000 (the "Out-of-Pocket Expenses").

    (b) In the event that (i) this Agreement is terminated by the Company pursuant to Section 9.1(e), or (ii) there shall have been an Acquisition Proposal involving the Company or any of its Affiliates that has not been withdrawn and thereafter this Agreement is terminated by Parent or the Company in the circumstances described in Section 9.1(b)(ii) or (b)(iii) or in accordance with Section 9.1(c)(i) and, in the case of this clause (ii) only, a definitive agreement with respect to such Acquisition Proposal is executed within two years of such termination, then the Company shall pay Parent a termination fee (the "Termination Fee") equal to $150,000,000 in cash plus the Out-of-Pocket Expenses of Parent; provided however, that, if such termination has occurred pursuant to Section 9.1(b)(ii) solely as a result of the failure to meet conditions set forth in Sections 8.1(e)(i) and (ii) with respect to the Nuclear Sale and Nuclear Approvals only, then the Company shall pay the Termination Fee plus the Out-of-Pocket Expenses of Parent if a definitive agreement with respect to such Acquisition Proposal is executed within one year of such termination; provided further that there is no arrangement or understanding between the Company and the party making the Acquisition Proposal at the time of such termination.

    (c) The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that if any party is or becomes obligated to pay a termination fee pursuant to Sections 9.3(a) and (b), the right to receive such termination fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. If this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall be entitled to recover any amounts thereunder. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee or expense due under this
Section 9.3, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

    Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after obtaining the Company Shareholders' Approval, the Parent Shareholders' Approvals and prior to the Merger Effective Time, but after such approvals, only to the extent permitted by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5 WAIVER. At any time prior to the Merger Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement shall survive the Merger Effective Time, except as otherwise provided in this Agreement.

    Section 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) If to the Company, to

           Niagara Mohawk Holdings, Inc.
           300 Erie Boulevard West
           Syracuse, New York 13202
           Attn: William Edwards
                Senior Vice-President and Chief
                Financial Officer

           Telephone: 315-474-1511
           Facsimile: 315-428-3406
           with a copy to
           Sullivan & Cromwell
           1701 Pennsylvania Avenue, N.W.
           Washington, D.C. 20006
           Attn: Janet Geldzahler, Esq.
           Telephone: 202-956-7695
           Facsimile: 202-293-6330
           and

        (ii) if to Parent, to

           National Grid Group plc
           National Grid House
           15 Marylebone Road
           London NW1 5JD
           United Kingdom
           Attn: Stephen Box
                Group Finance Director

           Telephone: 011-44-20-7-312-5600
           Facsimile: 011-44-20-7-312-5655
           and
           National Grid USA
           25 Research Drive
           Westborough, MA 01582
           Attn: Richard P. Sergel
                President and Chief Executive Officer

           Telephone: 508-389-2000
           Facsimile: 508-366-5498
           with a copy to
           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
           125 West 55th Street
           New York, NY 10019
           Attn: Steven H. Davis, Esq.
                and Thomas J. Moore, Esq.

           Telephone: 212-424-8000
           Facsimile: 212-424-8500
           and
           CMS Cameron McKenna
           Mitre House
           160 Aldersgate Street
           London EC1A 4DD
           United Kingdom
           Attn: Sean M. Watson, Esq.
           Telephone: 011-44-20-7-367-3000
           Facsimile: 011-44-20-7-367-2000

       (iii) If to Newco, to

           New National Grid Limited
           15 Marylebone Road
           London NW1 5JD
           United Kingdom
           Attn: Stephen Box
                Director

           Telephone: 011-44-20-7-312-5600
           Facsimile: 011-44-20-7-312-5655
           and
           National Grid USA.
           25 Research Drive
           Westborough, MA 01582
           Attn: Richard P. Sergel
                President and Chief Executive Officer

           Telephone: 508-389-2000
           Facsimile: 508-366-5498
           with a copy to
           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
           125 West 55th Street
           New York, NY 10019
           Attn: Steven H. Davis, Esq.
                and Thomas J. Moore, Esq.

           Telephone: 212-424-8000
           Facsimile: 212-424-8500

           and
           CMS Cameron McKenna
           Mitre House
           160 Aldersgate Street
           London EC1A 4DD
           United Kingdom
           Attn: Sean M. Watson, Esq.
           Telephone: 011-44-20-7-367-3000
           Facsimile: 011-44-20-7-367-2000

        (iv) If to Merger Sub, to

           Grid Delaware, Inc.
           25 Research Drive
           Westborough, MA 01582
           Attn: Richard P. Sergel
                President

           Telephone: 508-389-2000
           Facsimile: 508-366-5498

    Section 10.3 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement and (b) shall not be assigned by operation of law or otherwise.

    Section 10.4 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Reference to any "person" shall include reference to any predecessor or successor of such person. Reference to any United States legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or legal concept or thing shall in respect of any jurisdiction other than the United States be deemed to include what most nearly approximates in that jurisdiction to the United States legal term.

    Section 10.5 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.6 PARTIES' INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE FULLY PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OR PRINCIPLES.

    Section 10.8 SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent and the Company irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each of Newco, Parent and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 10.2. Each of Newco, Parent and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above- named courts for any reason other than the failure to serve process in accordance with this Section 10.8,
(c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

    Section 10.9 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized as of the date first written above.

NATIONAL GRID GROUP PLC

By:                    /s/ RICHARD P. SERGEL
              ---------------------------------------
Its:               GROUP DIRECTOR, NORTH AMERICA

NIAGARA MOHAWK HOLDINGS, INC.

By:                    /s/ WILLIAM E. DAVIS
              ---------------------------------------
Its:           CHAIRMAN AND CHIEF EXECUTIVE OFFICER

NEW NATIONAL GRID LIMITED

By:                    /s/ RICHARD P. SERGEL
              ---------------------------------------
Its:                         DIRECTOR

GRID DELAWARE, INC.

By:                    /s/ RICHARD P. SERGEL
              ---------------------------------------
Its:                         PRESIDENT

                                                                         ANNEX B

                                     [LOGO]

                                                               September 4, 2000

Board of Directors
Niagara Mohawk Holdings, Inc.
300 Erie Boulevard, West
Syracuse, NY 13202

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to the stockholders of Niagara Mohawk Holdings, Inc. (the "Company") of the consideration to be received by the Company's stockholders pursuant to the terms of the Agreement and Plan of Merger and Scheme of Arrangement (the "Agreement"), by and among The National Grid Group plc. ("National Grid"), the Company, New National Grid Limited, a newly formed holding company ("Newco"), and Grid Delaware Inc. a newly formed corporation and wholly-owned subsidiary of Newco ("Merger Sub"). Pursuant to the Agreement, subject to the terms and conditions of the Agreement, Newco will become a new holding company for National Grid in a scheme of arrangement (the "Scheme") and Merger Sub will merge (the "Merger") with and into the Company pursuant to which the Company become a wholly-owned subsidiary of Newco.

    Pursuant to the Agreement, each share of common stock of the Company, par value $0.01 per share (the "Company Common Stock"), other than shares cancelled pursuant to the Agreement, will be converted into the right to receive, subject to the pro ration provisions of the Agreement, the Per Share Amount (as defined below) in the form of: (x) cash (the "Cash Consideration"); (y) a number of Newco American Depositary Shares ("Newco ADSs") equal to the Exchange Ratio (as described below) (the "ADS Consideration"); or (z) a combination of Cash Consideration and ADS Consideration determined in accordance with the Agreement (collectively, the "Consideration").

    The Per Share Amount shall be determined as follows: (i) if the Average Price (1) is greater than or equal to $32.50 and less than or equal to $51.00, the Per Share Amount shall be $19.00 (ii) if the Average Price is less than $32.50, the Per Share Amount shall be: (a) $19.00 less (b) the product of: (x) 66 2/3% of $19.00 and (y) the percentage decrease in the Average Price below $32.50; (iii) if the Average Price is greater than $51.00, the Per Share Amount shall be: (a) $19.00 plus (b) the product of: (x) 66 2/3% of $19.00 and (y) the percentage increase in the Average Price above $51.00. The Exchange Ratio shall be equal to the Per Share Amount as determined above divided by the Average Price.

(1) The Average Price of National Grid shares is defined in general in the Agreement as the product of: (i) the average of the closing prices of National Grid Shares on the London Stock Exchange for 20 trading days selected at random in a period of 40 consecutive trading days ending on the tenth day prior to the election deadline; (ii) the respective exchange rates for USD:GBP for those days; and (iii) five.

    In arriving at our opinion, we have reviewed a draft of the Agreement dated September 2, 2000 and the exhibits thereto and we have assumed the final form of the Agreement would not vary in any respect material to our analysis. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and National Grid including information provided during discussions with their respective management teams. Included in the information provided during discussions with management were certain financial projections of the Company for the period beginning January 1, 2000 and ending December 31, 2007 prepared by the management of the Company. We also reviewed financial projections of National Grid for the period beginning April 1, 2000 and ending March 31, 2006 prepared by the management of National Grid. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, National Grid or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and National Grid as to the future operating and financial performance of the Company and National Grid, respectively. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Company Common Stock, National Grid Ordinary Shares or National Grid American Depositary Shares or Newco Ordinary Shares or Newco ADSs (each as defined in the Agreement) will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services.

    DLJ has represented the Company in many advisory or underwriting transactions, including: (i) lead-managing $200 million of 8 7/8% Senior Notes due 2007; (ii) advising on the sale of various of the Company's fossil generating assets for approximately $900 million; (iii) advising on the restructuring and termination of various of the Company's power purchase agreements with certain of its independent power producers for approximately $3.6 billion in cash and 42.9 million shares of Company Common Stock; (iv) lead-managing $3.45 billion of Senior Notes of various maturities and $316 million of Company Common Stock.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Consideration to be received by the stockholders of the Company pursuant to the Agreement is fair to such stockholders from a financial point of view.

                                                       Very truly yours,

                                                       DONALDSON, LUFKIN & JENRETTE
                                                       SECURITIES CORPORATION

                                                       By:
                                                             [/S/ MICHAEL W. RANGER]
                                                             Michael W. Ranger
                                                             Managing Director

                  Niagara Mohawk
                  Holdings, Inc.

                                                 IF YOU WISH TO VOTE BY
                                                  TELEPHONE OR INTERNET,
                                          PLEASE READ THE INSTRUCTIONS BELOW.


                                        Niagara Mohawk Holdings, Inc. encourages you to take advantage of voting your shares electronically on matters to be covered at the Special Meeting of Shareholders on January 19, 2001.

                                        Please take the opportunity to use one
                                        of the three voting methods outlined
                                        below to cast your ballot.

                                        VOTE BY PHONE - (800) 250-9081
                                        Use any touch-tone telephone to vote
                                        your proxy 24 hours a day, 7 days a
                                        week. Have your proxy card in hand when
                                        you call. You will be prompted to enter
                                        your Control Number, which is located
                                        below, and then follow the simple
                                        prompts that will be presented to you to record your vote.

                                        VOTE BY INTERNET -
                                        HTTP://WWW.VOTEFAST.COM
                                        Use the Internet to vote your proxy 24
                                        hours a day, 7 days a week. Have your
                                        proxy card in hand when you access the
                                        web site. You will be prompted to enter
                                        your Control Number, and then you can
                                        follow the simple prompts that will be
                                        presented to you to record your vote.

                                        VOTE BY MAIL
                                        Mark, sign and date your proxy card and
                                        return it in the enclosed postage-paid
                                        envelope or return to: Corporate
                                        Election Services, P.O. Box 1150,
                                        Pittsburgh, PA 15230-9954.

  IF YOU VOTE BY PHONE OR BY USING THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY.

                                                       THANK YOU FOR VOTING.
                                CONTROL NUMBER:

                PLEASE FOLD AND DETACH HERE   Please mark your votes as this /X/
--------------------------------------------------------------------------------

NIAGARA MOHAWK HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT:

      Adoption of the Merger Agreement, dated as of September 4, 2000, as amended on December 1, 2000, pursuant to which Niagara Mohawk Holdings, Inc. will become a wholly-owned subsidiary of a successor to National Grid Group plc:

         For /_/      Against /_/      Abstain /_/


/_/ Please check this box if you plan to attend the Special Meeting of Shareholders.

                                          --------------------------------------
                                          SIGNATURE                         DATE


                                          --------------------------------------
                                          SIGNATURE (JOINT OWNERS)          DATE

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

========================== A D M I S S I O N  C A R D ==========================

         NIAGARA MOHAWK HOLDINGS, INC. SPECIAL MEETING OF SHAREHOLDERS
                        - JANUARY 19, 2001 - 10:30 A.M.


             PLEASE BRING THIS CARD TO THE SPECIAL MEETING. IT WILL EXPEDITE YOUR ADMITTANCE WHEN PRESENTED UPON YOUR ARRIVAL.

         /_/ Company employee
         /_/ Company retiree
         /_/ Invited guest representing:
                                        --------------------------------
                                         (Company, organization, etc.)


                     THE ONONDAGA COUNTY CONVENTION CENTER
                              800 SO. STATE STREET
                         SYRACUSE, NEW YORK 13202-3017

================================================================================

                           PLEASE FOLD AND DETACH HERE













                           PLEASE FOLD AND DETACH HERE

                          NIAGARA MOHAWK HOLDINGS, INC.
                300 Erie Boulevard West, Syracuse, New York 13202

The undersigned hereby appoints William F. Allyn, William E. Davis, Henry A. Panasci, Jr., and Patti McGill Peterson and each or any of them, proxies of the undersigned, with full power of substitution to represent and to vote, as designated on the reverse side, and on any other business that may come before the meeting, all the shares of Common Stock of the Corporation held of record by the undersigned on November 29, 2000 at the Special Meeting of Shareholders to be held on January 19, 2001 and at any adjournment(s) thereof. Said proxies are instructed to vote as indicated by the undersigned, and in such proxies' discretion on any other business that may come before the meeting. If no instructions are given, said proxies will vote FOR adoption of the merger agreement.

If voting by mail, please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign.

                (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE)